UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

Schedule 14A

_________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under § 240.14a-12

EnLink Midstream, LLC
(Name of Registrant as Specified In Its Charter)

N/A

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

Dear Unitholder of EnLink Midstream, LLC:

On November 24, 2024, EnLink Midstream, LLC (“EnLink”) and ONEOK, Inc. (“ONEOK”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Elk Merger Sub I, L.L.C., a direct, wholly-owned subsidiary of ONEOK (“Merger Sub I”), Elk Merger Sub II, L.L.C., a direct, wholly-owned subsidiary of ONEOK (“Merger Sub II”), and EnLink Midstream Manager, LLC, the managing member of EnLink (the “Manager”), pursuant to which (i) Merger Sub I will merge with and into EnLink (the “First Merger”), with EnLink as the surviving company and (ii) promptly following the First Merger, but in any event on the same day as the First Merger and as part of the same overall transaction as the First Merger, at the effective time of the Second Merger (as defined below), EnLink, as the surviving entity in the First Merger, will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a direct, wholly-owned subsidiary of ONEOK.

In the Mergers, the holders of common units representing limited liability company interests in EnLink (each such common unit, an “EnLink Unit,” and each such holder, an “EnLink unitholder”) will receive, for each EnLink Unit that they own as of immediately prior to the effective time of the First Merger (the “First Merger Effective Time”), 0.1412 shares of common stock of ONEOK, par value $0.01 per share (“ONEOK Common Stock”; such consideration, the “Merger Consideration” and such ratio, the “Exchange Ratio”). As of the effective time of the Mergers, the limited liability company interests in the Manager, and any EnLink Units that are owned immediately prior to the First Merger Effective Time by the Manager, ONEOK, Merger Sub I or Merger Sub II, will remain unchanged and outstanding until the effective time of the Second Merger and the Manager, as the holder of such managing member interests, will continue as the sole manager of EnLink. Prior to the First Merger Effective Time, each Series B Preferred Unit of EnLink Midstream Partners, LP (“EnLink Partners”) will be redeemed for cash or converted into EnLink Units pursuant to the terms of the EnLink Partners partnership agreement.

EnLink equity awards that are outstanding immediately prior to the First Merger Effective Time will be subject to the following treatment at the First Merger Effective Time:

•        each award of restricted incentive units of EnLink (each, an “EnLink RIU” and such award, an “EnLink RIU Award”), whether vested or unvested, that is outstanding immediately prior to the First Merger Effective Time, will, as of the First Merger Effective Time, be assumed by ONEOK and converted into a time-based restricted stock unit award with respect to ONEOK Common Stock relating to a number of shares of ONEOK Common Stock equal to the number of EnLink Units subject to such EnLink RIU Award immediately prior to the First Merger Effective Time multiplied by the Exchange Ratio, rounded up or down to the nearest whole share of ONEOK Common Stock and otherwise subject to the same terms and conditions (including as to vesting and forfeiture) as were applicable to such EnLink RIU Award immediately prior to the First Merger Effective Time; and

•        each award of performance units of EnLink (each, an “EnLink PU” and such award, an “EnLink PU Award”), whether vested or unvested, that is outstanding immediately prior to the First Merger Effective Time, will, as of the First Merger Effective Time, be assumed by ONEOK and converted into a time-based restricted stock unit award with respect to ONEOK Common Stock relating to a number of shares of ONEOK Common Stock with respect to each tranche of the EnLink PU Award as identified in the applicable award agreement (an “EnLink PU Tranche”) equal to the number of EnLink Units subject to such EnLink PU Tranche immediately prior to the First Merger Effective Time (determined as set forth below and, for those individuals who experienced a “Qualifying Termination” or “Retirement” (as such terms are defined in the applicable award agreement) prior to the transactions contemplated by the Purchase Agreement, dated as of August 28, 2024, by and among ONEOK, GIP III Stetson I, L.P., GIP III Stetson II, L.P. and Manager, acting solely in its individual capacity and not in its capacity as managing member of EnLink, taking into account any applicable proration provisions) multiplied by the Exchange Ratio, rounded up or down to the nearest whole share of ONEOK Common Stock and otherwise subject to the same terms and conditions (including as to vesting and forfeiture, except any performance-based vesting condition will not apply) as were applicable to such EnLink PU Award immediately prior to the First Merger Effective Time. For purposes of determining the number of EnLink Units subject to each EnLink PU Tranche, the following shall apply:

•        for each EnLink PU Tranche that vests based on performance metrics tied to the relative total shareholder return of EnLink (each, an “EnLink PU TSR Tranche”) and each EnLink PU Tranche that vests based on performance metrics tied to the cash flow of EnLink (each, an “EnLink PU DCF Tranche”) for which the performance period has closed prior to the date on which the closing of the Mergers actually occurs (such date, the “closing date”), the number of EnLink Units shall be determined based on the actual achievement of the performance criteria attained through the end of the performance period, as previously certified by the EnLink Board (as defined below) or a committee thereof or, if not yet certified, as determined by the EnLink Board in good faith in the ordinary course of business consistent with past practice;

•        for each EnLink PU TSR Tranche and EnLink PU DCF Tranche for which the performance period has commenced but not closed as of the closing date, the number of EnLink Units shall be determined based on the “target” level of performance; and

•        for each EnLink PU TSR Tranche and EnLink PU DCF Tranche for which the performance period has not yet commenced as of the closing date, the number of EnLink Units shall be determined based on the “target” level of performance.

Shares of ONEOK Common Stock are currently traded on the New York Stock Exchange (the “NYSE”) under the symbol “OKE,” and EnLink Units are currently traded on the NYSE under the symbol “ENLC.”

The conflicts committee (the “EnLink Conflicts Committee”) of the board of directors of the Manager (the “EnLink Board”) unanimously (i) determined that the Mergers, on the terms and conditions set forth in the Merger Agreement and the Support Agreement (as defined below), were in the best interests of EnLink and the EnLink unitholders other than ONEOK, Manager and their respective affiliates (the “EnLink Unaffiliated Unitholders”), (ii) approved the Merger Agreement and the Support Agreement and the transactions contemplated thereby and the execution, delivery, and performance of such agreements and the transactions contemplated thereby, (iii) recommended that the EnLink Board approve the Merger Agreement and the Support Agreement and the transactions contemplated thereby and the execution, delivery, and performance of such agreements and the transactions contemplated thereby, and (iv) recommended (A) that the EnLink Board resolve to direct that the Merger Agreement and the approval of the Mergers be submitted to a vote of the EnLink unitholders and (B) that the EnLink unitholders approve the Merger Agreement and the Mergers.

The EnLink Board (acting based in part upon the recommendation of the EnLink Conflicts Committee) unanimously (i) determined that the Mergers are in the best interests of EnLink and the EnLink unitholders, (ii) approved the Merger Agreement and the Support Agreement, the execution, delivery, and performance of such agreements and the transactions contemplated thereby, (iii) directed that the Merger Agreement and the approval of the Mergers be submitted to a vote of the EnLink unitholders, and (iv) recommended that the EnLink unitholders approve the Merger Agreement.

In connection with the proposed Mergers, EnLink will hold a special meeting of its unitholders (the “EnLink Special Meeting”).

At the EnLink Special Meeting, EnLink unitholders will be asked to consider and vote on proposals to (i) approve the Merger Agreement and the Mergers contemplated thereby (the “Merger Proposal”) and (ii) approve, on a non-binding advisory basis, the compensation that may be paid or become payable to EnLink’s named executive officers that is based on or otherwise relates to the Mergers (the “Non-Binding Advisory Compensation Proposal”). The affirmative vote of the holders of a majority of the outstanding EnLink Units entitled to vote thereon is required to approve the Merger Proposal and the Non-Binding Advisory Compensation Proposal. Pursuant to the terms of a Support Agreement, dated as of November 24, 2024 (the “Support Agreement”), by and between ONEOK and EnLink, ONEOK, which as of November 24, 2024 beneficially owned 200,340,753 EnLink Units representing approximately 43.8% of the EnLink Units outstanding as of December 23, 2024, the record date for the EnLink

Special Meeting, has irrevocably agreed to vote in favor of the Merger Proposal and the Non-Binding Advisory Compensation Proposal. Virtual attendance at the EnLink Special Meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the EnLink Special Meeting.

The EnLink Special Meeting will be held virtually on January 30, 2025, at 10:00 a.m., Central Time. EnLink unitholders of record as of December 23, 2024 are entitled to vote at the EnLink Special Meeting. The EnLink Conflicts Committee and the EnLink Board have each unanimously approved the Merger Agreement and recommend that EnLink unitholders vote “FOR” the Merger Proposal. The EnLink Board unanimously recommends that EnLink unitholders vote “FOR” the Non-Binding Advisory Compensation Proposal.

If the Mergers are completed, at the First Merger Effective Time, each EnLink Unit issued and outstanding as of immediately prior to the First Merger Effective Time (except for any EnLink Units that are owned immediately prior to the First Merger Effective Time by EnLink as treasury units, if any, or by the Manager, ONEOK, Merger Sub I, or Merger Sub II) will convert automatically into the right to receive 0.1412 shares of ONEOK Common Stock, with cash paid in lieu of the issuance of fractional shares, if any. Although the number of shares of ONEOK Common Stock that EnLink unitholders will receive in exchange for their EnLink Units is fixed (subject to adjustments in accordance with the terms of the Merger Agreement), the market value of the Merger Consideration will fluctuate with the market price of ONEOK Common Stock and will not be known at the time EnLink unitholders vote to approve the Merger Agreement and the Mergers contemplated thereby. Based on the closing price of ONEOK Common Stock on the NYSE on November 22, 2024, the last trading day before the public announcement of the parties entering into the Merger Agreement, the Exchange Ratio represented approximately $16.53 in value for each EnLink Unit. Based on the closing price of ONEOK Common Stock on the NYSE on December 30, 2024, the last practicable trading day before the date of the accompanying proxy statement/prospectus, the Exchange Ratio represented approximately $14.23 in value for each EnLink Unit. Based on the estimated number of shares of ONEOK Common Stock and estimated number of EnLink Units, as well as the outstanding equity awards of the parties, that will be outstanding immediately prior to the consummation of the Mergers, we estimate that, upon consummation of the Mergers, current ONEOK shareholders will hold approximately 94.1%, and current EnLink unitholders will hold approximately 5.9%, of the issued and outstanding shares of ONEOK Common Stock (in each case based on fully diluted shares or units, as applicable, outstanding of each company). We urge you to obtain current market quotations for ONEOK Common Stock (trading symbol “OKE”) and EnLink Units (trading symbol “ENLC”).

The obligations of ONEOK and EnLink to complete the Mergers are subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, a copy of which is attached as Annex A to the accompanying proxy statement/prospectus. The accompanying proxy statement/prospectus describes the EnLink Special Meeting and the proposals to be considered thereat, the Mergers and the documents and agreements related to the Mergers. It also contains or references information about ONEOK and EnLink and certain related agreements and matters. Please carefully read the entire accompanying proxy statement/prospectus, including “Risk Factors” beginning on page 13, for a discussion of the risks relating to the proposed Mergers. You also can obtain information about ONEOK and EnLink from documents that each has filed with the U.S. Securities and Exchange Commission. Please see the section entitled “Where You Can Find More Information” beginning on page 115 of the accompanying proxy statement/prospectus for how you may obtain such information.

Sincerely,
Pierce H. Norton II Chairman of the Board EnLink Midstream Manager, LLC, Managing Member of EnLink Midstream LLC

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the Mergers described in the accompanying proxy statement/prospectus or determined that the accompanying proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated December 30, 2024 and is first being mailed to EnLink unitholders on or about December 31, 2024.

NOTICE OF SPECIAL MEETING OF UNITHOLDERS
OF
Enlink midstream, llc
TO BE HELD ON JANUARY 30, 2025

Dear Unitholder of EnLink Midstream, LLC:

On January 30, 2025, EnLink Midstream, LLC (“EnLink”) will hold a special meeting of unitholders (the “EnLink Special Meeting”) virtually at www.virtualshareholdermeeting.com/ENLC2025SM, at 10:00 a.m., Central Time. Only holders of common units representing limited liability company interests of EnLink (each such common unit, an “EnLink Unit,” and each such holder, an “EnLink unitholder”) of record as of December 23, 2024 (the “Record Date”) are entitled to receive this notice and to vote at the EnLink Special Meeting or any adjournment or postponement of that meeting. The EnLink Special Meeting has been called for the following purposes:

1.      To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of November 24, 2024 (the “Merger Agreement”), by and among EnLink, ONEOK, Inc. (“ONEOK”), Elk Merger Sub I, L.L.C., a direct, wholly-owned subsidiary of ONEOK (“Merger Sub I”), Elk Merger Sub II, L.L.C., a direct, wholly-owned subsidiary of ONEOK (“Merger Sub II”), and EnLink Midstream Manager, LLC, the managing member of EnLink (the “Manager”), as it may be amended from time to time, a copy of which is attached as Annex A to the proxy statement/prospectus, and the Mergers (as defined below) contemplated by the Merger Agreement (the “Merger Proposal”); and

2.      To consider and vote upon a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to EnLink’s named executive officers that is based on or otherwise relates to the Mergers (the “Non-Binding Advisory Compensation Proposal”).

EnLink does not intend to transact any other business at the EnLink Special Meeting or any adjournment or postponement thereof, except such business as may properly be brought before the EnLink Special Meeting by or at the direction of the board of directors of the Manager (the “EnLink Board”) in accordance with the Third Amended and Restated Operating Agreement of EnLink, dated as of October 15, 2024, as amended or supplemented from time to time. These items of business are described in the enclosed proxy statement/prospectus. Please refer to the attached documents, including the Merger Agreement and all other annexes and any documents incorporated by reference, for further information with respect to the business to be transacted at the EnLink Special Meeting. You are encouraged to read the entire document carefully before voting. In particular, please see the sections entitled “The Mergers” beginning on page 35 for a description of the transactions contemplated by the Merger Agreement and “Risk Factors” beginning on page 13 for an explanation of the risks associated with the Mergers and the other transactions contemplated by the Merger Agreement.

Approval of the Merger Proposal by the affirmative vote of the holders of a majority of the outstanding EnLink Units entitled to vote thereon is required to complete the Mergers, as contemplated by the Merger Agreement. EnLink unitholders will also be asked to approve the Non-Binding Advisory Compensation Proposal.

The EnLink Board has designated the close of business on December 23, 2024 as the Record Date for the purpose of determining the EnLink unitholders who are entitled to receive notice of, and to vote at, the EnLink Special Meeting and any adjournment or postponement of the meeting, unless a new record date is fixed in connection with any adjournment or postponement of the meeting. Only holders of record of EnLink Units at the close of business on the Record Date are entitled to notice of, and to vote at, the EnLink Special Meeting and at any adjournment or postponement of the meeting. For additional information regarding the EnLink Special Meeting, see the section entitled “Special Meeting of EnLink Unitholders” beginning on page 27 of the proxy statement/prospectus accompanying this notice.

Pursuant to the Merger Agreement, (i) Merger Sub I will merge with and into EnLink (the “First Merger”), with EnLink as the surviving company and (ii) promptly following the First Merger, but in any event on the same day as the First Merger and as part of the same overall transaction as the First Merger, at the effective time of the Second Merger (as defined below), EnLink, as the surviving entity in the First Merger, will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a direct, wholly-owned subsidiary of ONEOK.

The conflicts committee (the “EnLink Conflicts Committee”) of the EnLink Board unanimously (i) determined that the Mergers, on the terms and conditions set forth in the Merger Agreement and the Support Agreement (as defined below), were in the best interests of EnLink and the EnLink unitholders other than ONEOK, Manager and their respective affiliates (the “EnLink Unaffiliated Unitholders”), (ii) approved the Merger Agreement and the Support Agreement and the transactions contemplated thereby, and the execution, delivery, and performance of such agreements and the transactions contemplated thereby, (iii) recommended that the EnLink Board approve the Merger Agreement and the Support Agreement and the transactions contemplated thereby, and the execution, delivery, and performance of such agreements and the transactions contemplated thereby, and (iv) recommended (A) that the EnLink Board resolve to direct that the Merger Agreement and the approval of the Mergers be submitted to a vote of the EnLink unitholders and (B) that the EnLink unitholders approve the Merger Agreement and the Mergers.

The EnLink Board (acting based in part upon the recommendation of the EnLink Conflicts Committee) unanimously (i) determined that the Mergers are in the best interests of EnLink and the EnLink unitholders, (ii) approved the Merger Agreement and the Support Agreement, the execution, delivery, and performance of such agreements and the transactions contemplated thereby, (iii) directed that the Merger Agreement and the approval of the Mergers be submitted to a vote of the EnLink unitholders, and (iv) recommended that the EnLink unitholders approve the Merger Agreement. The EnLink Conflicts Committee and the EnLink Board each recommend that EnLink unitholders vote “FOR” the Merger Proposal. The EnLink Board unanimously recommends that EnLink unitholders vote “FOR” the Non-Binding Advisory Compensation Proposal.

Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the Merger Proposal and “FOR” the Non-Binding Advisory Compensation Proposal. The presence, in person or by proxy, of EnLink unitholders as of the Record Date representing a majority of outstanding EnLink Units is necessary to constitute a quorum for purposes of voting on the proposals during the EnLink Special Meeting. Abstention votes will count as present for purposes of establishing a quorum during the EnLink Special Meeting. Virtual attendance at the EnLink Special Meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the EnLink Special Meeting. Even if you plan to attend the EnLink Special Meeting virtually, EnLink requests that you vote by Internet or telephone or complete, sign, date and return the enclosed proxy card in the accompanying envelope as promptly as possible to ensure that your EnLink Units will be represented and voted at the EnLink Special Meeting if you later decide not to or become unable to attend virtually.

Please vote as promptly as possible, whether or not you plan to attend the EnLink Special Meeting virtually. If your EnLink Units are held in the name of a broker, bank, or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank, or other nominee. If you hold your EnLink Units in your own name, submit a proxy to vote your EnLink Units as promptly as possible by (i) visiting the Internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually, but it will help to secure a quorum and avoid added solicitation costs. Any eligible EnLink unitholder entitled to vote thereon and who is virtually present at the EnLink Special Meeting may vote, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the EnLink Special Meeting in the manner described in the accompanying proxy statement/prospectus.

Your vote is very important. Approval of the Merger Proposal by the EnLink unitholders is a condition to the consummation of the Mergers and requires the affirmative vote of a majority of the outstanding EnLink Units entitled to vote on the proposal. Approval of the Non-Binding Advisory Compensation Proposal requires the affirmative vote of a majority of the outstanding EnLink Units entitled to vote on the proposal. EnLink unitholders are requested to complete, date, sign and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States, or to submit their votes by phone or the Internet. Simply follow the instructions provided on the enclosed proxy card. Abstentions or failure to submit a proxy or vote via the EnLink Special Meeting website will have the same effect as a vote “against” the Merger Proposal and the Non-Binding Advisory Compensation Proposal. Broker non-votes will have the same effect as a vote “against” the Merger Proposal and the Non-Binding Advisory Compensation Proposal.

If you have any questions concerning the Merger Proposal, the Non-Binding Advisory Compensation Proposal, the Mergers or the proxy statement/prospectus, would like additional copies or need help voting your EnLink Units, please contact EnLink’s proxy solicitor:

Innisfree M&A Incorporated
Unitholders may call toll free: (866) 239-1762
Banks and Brokers may call collect: (212) 750-5833

By Order of the Board of Directors EnLink Midstream Manager, LLC, Managing Member of EnLink Midstream, LLC,
Adam Forman Secretary

Dallas, Texas
December 30, 2024

ABOUT THIS PROXY STATEMENT/PROSPECTUS; ADDITIONAL INFORMATION

This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by ONEOK, constitutes a prospectus of ONEOK under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of ONEOK Common Stock to be issued to EnLink unitholders pursuant to the Merger Agreement. This document also constitutes a proxy statement of EnLink under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a notice of meeting with respect to the EnLink Special Meeting.

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. ONEOK and EnLink have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this proxy statement/prospectus. This proxy statement/prospectus is dated December 30, 2024. The information contained in this proxy statement/prospectus is accurate only as of that date or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. Neither the mailing of this proxy statement/prospectus to EnLink unitholders nor the issuance by ONEOK of shares of ONEOK Common Stock pursuant to the Merger Agreement will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. ONEOK has supplied all information contained in this proxy statement/prospectus relating to ONEOK, and EnLink has supplied all such information relating to EnLink. ONEOK and EnLink have both contributed to the information related to the Mergers contained in this proxy statement/prospectus.

Except as otherwise specifically noted, or the context otherwise requires, as used in this proxy statement/prospectus:

•        “Effective Time” means the effective time of the Second Merger and as set forth in the Merger Agreement.

•        “EnLink” refers to EnLink Midstream, LLC, a Delaware limited liability company;

•        “EnLink Board” refers to the board of directors of Manager;

•        “EnLink Conflicts Committee” refers to the conflicts committee of the EnLink Board;

•        “EnLink Special Meeting” refers to the special meeting of EnLink unitholders;

•        “EnLink Units” refers to the common units representing limited liability company interests of EnLink;

•        “EnLink unitholders” refers to the holders of EnLink Units;

•        “First Merger” refers to the merger, pursuant to the Merger Agreement, of Merger Sub I with and into EnLink, with EnLink as the surviving company;

•        “Manager” refers to EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of EnLink;

•        “Merger Agreement” refers to the Agreement and Plan of Merger, dated as of November 24, 2024, by and among ONEOK, EnLink, Merger Sub I, Merger Sub II, and Manager, as it may be amended from time to time;

•        “Merger Consideration” refers to the 0.1412 shares of ONEOK Common Stock per outstanding EnLink Unit that will be issued to EnLink unitholders in connection with the Mergers;

•        “Merger Sub I” refers to Elk Merger Sub I, L.L.C., a Delaware limited liability company and direct, wholly-owned subsidiary of ONEOK;

•        “Merger Sub II” refers to Elk Merger Sub II, L.L.C., a Delaware limited liability company and direct, wholly-owned subsidiary of ONEOK;

•        “Merger Subs” refers to, collectively, Merger Sub I and Merger Sub II;

•        “Mergers” refers to, collectively, the First Merger and the Second Merger;

•        “ONEOK” refers to ONEOK, Inc., an Oklahoma corporation;

•        “ONEOK Board” refers to the board of directors of ONEOK;

•        “ONEOK Common Stock” refers to the common stock of ONEOK, par value $0.01 per share;

•        “Second Merger” refers to the merger, pursuant to the Merger Agreement and promptly following the First Merger, but in any event on the same day as the First Merger and as part of the same overall transaction as the First Merger, at the Effective Time, of EnLink, as the surviving entity in the First Merger, with and into Merger Sub II, with Merger Sub II surviving the Second Merger as a direct, wholly-owned subsidiary of ONEOK; and

•        references to directors and executive officers of EnLink refer to the directors and executive officers of Manager, the managing member of EnLink.

As permitted under the rules of the SEC, this document incorporates by reference important business and financial information about ONEOK and EnLink from other documents filed with the SEC that are not included in or delivered with this document. Please read the section titled “Where You Can Find More Information.” You can obtain any of the documents incorporated by reference into this document from the SEC’s website at www.sec.gov. This information is also available to you without charge upon your request in writing or by telephone from ONEOK or EnLink at the following addresses and telephone numbers:

ONEOK, Inc. 100 West Fifth Street Tulsa, Oklahoma 74103 Attn: Investor Relations (918) 588-7000	EnLink Midstream, LLC 1722 Routh Street, Suite 1300 Dallas, Texas 75201 Attn: Investor Relations (214) 953-9500

Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference into the documents or this document.

To obtain timely delivery of these documents before the EnLink Special Meeting, EnLink unitholders must request the information no later than January 23, 2025 (which is five business days before the date of the EnLink Special Meeting).

You may also obtain certain of these documents at ONEOK’s website, www.oneok.com, and at EnLink’s website, www.enlink.com. Except as expressly provided herein, none of the information contained on or accessible through the websites of ONEOK or EnLink is incorporated by reference into this document.

In addition, if you have questions about the Mergers or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need to obtain letters of transmittal (which are being mailed to EnLink unitholders) or other information related to the proxy solicitation, contact: Innisfree M&A Incorporated, the proxy solicitor for EnLink, toll-free at (866) 239-1762 or, for brokers and banks, collect at (212) 750-5833. You will not be charged for any of these documents that you request.

i

QUESTIONS AND ANSWERS ABOUT THE MERGERS AND THE ENLINK SPECIAL MEETING

The following questions and answers briefly address some commonly asked questions about the Mergers and the EnLink Special Meeting. You are urged to read the remainder of this document carefully because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the annexes to, and the documents incorporated by reference in, this document.

Q:     Why am I receiving these materials?

A:     You are receiving this proxy statement/prospectus because ONEOK and EnLink have entered into the Merger Agreement, pursuant to which, on the terms and subject to the fulfillment or, to the extent permissible under applicable law, waiver of the conditions included in the Merger Agreement, (i) in the First Merger, Merger Sub I will merge with and into EnLink, the separate existence of Merger Sub I will cease and EnLink will survive and continue to exist and (ii) in the Second Merger, promptly following the First Merger, but in any event on the same day as the First Merger and as part of the same overall transaction as the First Merger, at the Effective Time (as defined below), EnLink, as the surviving entity in the First Merger, will merge with and into Merger Sub II, the separate existence of EnLink will cease and Merger Sub II shall survive and continue to exist as a direct, wholly-owned subsidiary of ONEOK. As referred to in this proxy statement/prospectus, the “First Merger Effective Time” means the effective time of the First Merger and as set forth in the Merger Agreement. As referred to in this proxy statement/prospectus, the “Effective Time” means the effective time of the Second Merger and as set forth in the Merger Agreement. The Merger Agreement governs the terms of the Mergers and is attached to this proxy statement/prospectus as Annex A.

In order to complete the Mergers, among other things, EnLink unitholders must approve the Merger Agreement and the Mergers contemplated thereby in accordance with Delaware law.

This proxy statement/prospectus serves as both the proxy statement through which EnLink will solicit proxies to obtain the necessary unitholder approvals for the Mergers and the prospectus by which ONEOK will issue shares of ONEOK Common Stock as consideration in the Mergers. This proxy statement/prospectus, which you should carefully read in its entirety, contains important information about the EnLink Special Meeting, the Mergers and other matters.

Q:     What will happen in the Mergers?

A:     The Merger Agreement sets forth the terms and conditions of the proposed Mergers. Under the Merger Agreement, (i) in the First Merger, Merger Sub I will merge with and into EnLink, the separate existence of Merger Sub I will cease and EnLink will survive and continue to exist and (ii) in the Second Merger, promptly following the First Merger, but in any event on the same day as the First Merger and as part of the same overall transaction as the First Merger, at the Effective Time, EnLink, as the surviving entity in the First Merger, will merge with and into Merger Sub II, the separate existence of EnLink will cease and Merger Sub II shall survive and continue to exist as a direct, wholly-owned subsidiary of ONEOK.

The Merger Agreement is attached to this proxy statement/prospectus as Annex A. For additional information regarding the proposed Mergers, their effects and the other transactions contemplated by the Merger Agreement, please see the section entitled “The Mergers.”

Q:     When and where is the EnLink Special Meeting? How can I attend the EnLink Special Meeting?

A:     The EnLink Special Meeting will be held virtually at www.virtualshareholdermeeting.com/ENLC2025SM, on January 30, 2025, at 10:00 a.m., Central Time. Online access will begin at 9:45 a.m., Central Time, and EnLink encourages its unitholders to access the meeting prior to the start time. The EnLink Special Meeting will be held in a virtual meeting format only, via live webcast, and there will not be a physical meeting location.

EnLink unitholders as of close of business on December 23, 2024 (the “Record Date”) may attend, vote and submit questions virtually at the EnLink Special Meeting by logging in at www.virtualshareholdermeeting.com/ENLC2025SM. To log in, EnLink unitholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or notice. If you are not an EnLink unitholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.

Even if you plan to attend the EnLink Special Meeting virtually, EnLink recommends that you submit a proxy with respect to your units in advance as described above so that your vote will be counted if you later decide not to or become unable to attend the EnLink Special Meeting.

Q:     Who is entitled to vote at the EnLink Special Meeting?

A:     The Record Date for the EnLink Special Meeting is December 23, 2024. All EnLink unitholders who held EnLink Units at the close of business on the Record Date are entitled to receive notice of, and to vote at, the EnLink Special Meeting. Each such EnLink unitholder is entitled to cast one vote on each matter properly brought before the EnLink Special Meeting for each EnLink Unit that such holder owned of record as of the Record Date. Attendance at the EnLink Special Meeting, which will be held virtually, is not required for an EnLink unitholder’s units to be voted. For additional information on how to submit a proxy for your EnLink Units without attending the EnLink Special Meeting, please see the section entitled “Special Meeting of EnLink Unitholders — Voting at the EnLink Special Meeting.”

Q:     What are EnLink unitholders being asked to vote on?

A:     The EnLink unitholders are being asked to consider and vote on proposals to (i) approve the Merger Agreement and the Mergers contemplated thereby (the “Merger Proposal”), pursuant to which EnLink unitholders will receive, for each EnLink Unit that they own as of immediately prior to the First Merger Effective Time (except for any EnLink Units that are owned immediately prior to the First Merger Effective Time by EnLink as treasury units, if any, or by the Manager, ONEOK, Merger Sub I, or Merger Sub II (collectively, the “Excluded Units”)), 0.1412 shares of ONEOK Common Stock, and (ii) approve, on a non-binding advisory basis, the compensation that may be paid or become payable to EnLink’s named executive officers that is based on or otherwise relates to the Mergers (the “Non-Binding Advisory Compensation Proposal”).

Q:     How important is my vote as an EnLink unitholder?

A:     Your vote is very important. The proposed Mergers between ONEOK and EnLink cannot be completed without the approval of the Merger Proposal by the affirmative vote of a majority of the outstanding EnLink Units entitled to vote at the EnLink Special Meeting. The EnLink Conflicts Committee and the EnLink Board each unanimously recommends that EnLink unitholders vote “FOR” the Merger Proposal. The EnLink Board unanimously recommends that EnLink unitholders vote “FOR” the Non-Binding Advisory Compensation Proposal. You are encouraged to submit a proxy as soon as possible. Approval of the Non-Binding Advisory Compensation Proposal is not a condition to the consummation of the Mergers.

Q:     What constitutes a quorum and what vote is required to approve each proposal at the EnLink Special Meeting?

A:     EnLink unitholders holding a majority of the outstanding EnLink Units entitled to vote at the EnLink Special Meeting must be represented at the EnLink Special Meeting in person or by proxy in order to constitute a quorum. Virtual attendance at the EnLink Special Meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the EnLink Special Meeting.

The Merger Proposal.    Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding EnLink Units entitled to vote on the proposal. Accordingly, an EnLink unitholder’s abstention from voting or the failure of an EnLink unitholder to vote (including the failure of an EnLink unitholder who holds EnLink Units in “street name” through a bank, broker or other nominee to give voting instructions to the bank, broker or other nominee) will have the same effect as a vote “against” the Merger Proposal.

The Non-Binding Advisory Compensation Proposal.    Approval of the Non-Binding Advisory Compensation Proposal requires the affirmative vote of holders of a majority of the outstanding EnLink Units entitled to vote on the proposal. Accordingly, an EnLink unitholder’s abstention from voting or the failure of an EnLink

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unitholder to vote (including the failure of an EnLink unitholder who holds EnLink Units in “street name” through a bank, broker or other nominee to give voting instructions to the bank, broker or other nominee) will have the same effect as a vote “against” the Non-Binding Advisory Compensation Proposal. As an advisory vote, this proposal is not binding upon EnLink, the EnLink Board, ONEOK or the ONEOK Board, and approval of this proposal is not a condition to completion of the Mergers.

Q:     Have any EnLink unitholders agreed to vote their units in favor of the Merger Proposal or the Non-Binding Advisory Compensation Proposal?

A:     Yes. At the close of business on December 23, 2024, the Record Date, ONEOK beneficially owned and is entitled to vote approximately 200,340,753 EnLink Units, representing approximately 43.8% of the EnLink Units outstanding on that date. Pursuant to the terms of a Support Agreement, dated as of November 24, 2024, by and between ONEOK and EnLink (the “Support Agreement”), ONEOK has irrevocably agreed to vote such units in favor of the Merger Proposal and the Non-Binding Advisory Compensation Proposal. For additional information regarding the Support Agreement, please see the section entitled “The Mergers — Support Agreement.”

Q:     What will EnLink unitholders receive if the Mergers are completed?

A:     If the Mergers are completed, each eligible EnLink Unit outstanding at the First Merger Effective Time will automatically be converted into the right to receive 0.1412 duly authorized and validly issued shares of ONEOK Common Stock (such ratio, the “Exchange Ratio”). Each EnLink unitholder will receive cash in lieu of any fractional share of ONEOK Common Stock that such EnLink unitholder would otherwise be entitled to receive in the Mergers.

Because ONEOK will issue a fixed number of shares of ONEOK Common Stock in exchange for each EnLink Unit, the value of the Merger Consideration that EnLink unitholders will receive in the Mergers will depend on the market price of shares of ONEOK Common Stock at the First Merger Effective Time. The market price of shares of ONEOK Common Stock that EnLink unitholders receive at the First Merger Effective Time could be greater than, less than or the same as the market price of shares of ONEOK Common Stock on the date of this proxy statement/prospectus or at the time of the EnLink Special Meeting. Accordingly, you should obtain current market quotations for ONEOK Common Stock and EnLink Units before deciding how to vote with respect to the Merger Proposal. ONEOK Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “OKE.” EnLink Units are traded on the NYSE under the symbol “ENLC.”

For additional information regarding the Merger Consideration to be received by EnLink unitholders if the Mergers are completed, please see the section entitled “The Merger Agreement — Merger Consideration.”

Q:     What equity stake will EnLink unitholders hold in ONEOK immediately following the Mergers?

A:     Based on the number of issued and outstanding shares of ONEOK Common Stock and EnLink Units as of December 23, 2024, and the Exchange Ratio of 0.1412 shares of ONEOK Common Stock for each EnLink Unit, holders of EnLink Units as of immediately prior to the First Merger Effective Time would hold, in the aggregate, approximately 5.9% of the issued and outstanding shares of ONEOK Common Stock immediately following the First Merger Effective Time. The exact equity stake of EnLink unitholders in ONEOK immediately following the First Merger Effective Time will depend on the number of shares of ONEOK Common Stock and EnLink Units issued and outstanding immediately prior to the First Merger Effective Time.

For additional information regarding the equity stake of EnLink unitholders in ONEOK following the Mergers, please see the sections entitled “The Merger Agreement — Merger Consideration” and “The Merger Agreement — Exchange of Units.”

Q:     Will EnLink equity and other long-term incentive awards be affected by the Mergers?

A:     Upon the completion of the Mergers, outstanding EnLink equity awards will be affected as described below.

EnLink equity awards that are outstanding immediately prior to the First Merger Effective Time will be subject to the following treatment at the First Merger Effective Time:

•        each award of restricted incentive units of EnLink (each, an “EnLink RIU” and such award, an “EnLink RIU Award”), whether vested or unvested, that is outstanding immediately prior to the First Merger Effective Time, will, as of the First Merger Effective Time, be assumed by ONEOK and converted into a time-based restricted stock unit award with respect to ONEOK Common Stock relating to a number of shares of ONEOK Common Stock equal to the number of EnLink Units subject to such EnLink RIU Award immediately prior to the First Merger Effective Time multiplied by the Exchange Ratio, rounded up or down to the nearest whole share of ONEOK Common Stock and otherwise subject to the same terms and conditions (including as to vesting and forfeiture) as were applicable to such EnLink RIU Award immediately prior to the First Merger Effective Time; and

•        each award of performance units of EnLink (each, an “EnLink PU” and such award, an “EnLink PU Award”), whether vested or unvested, that is outstanding immediately prior to the First Merger Effective Time, will, as of the First Merger Effective Time, be assumed by ONEOK and converted into a time-based restricted stock unit award with respect to ONEOK Common Stock relating to a number of shares of ONEOK Common Stock with respect to each tranche of the EnLink PU Award as identified in the applicable award agreement (an “EnLink PU Tranche”) equal to the number of EnLink Units subject to such EnLink PU Tranche immediately prior to the First Merger Effective Time (determined as set forth below and, for those individuals who experienced a “Qualifying Termination” or “Retirement” (as such terms are defined in the applicable award agreement) prior to the GIP Interest Acquisition (as defined below), taking into account any applicable proration provisions) multiplied by the Exchange Ratio, rounded up or down to the nearest whole share of ONEOK Common Stock and otherwise subject to the same terms and conditions (including as to vesting and forfeiture, except any performance-based vesting condition will not apply) as were applicable to such EnLink PU Award immediately prior to the First Merger Effective Time. For purposes of determining the number of EnLink Units subject to each EnLink PU Tranche, the following shall apply:

•        for each EnLink PU Tranche that vests based on performance metrics tied to the relative total shareholder return of EnLink (each, an “EnLink PU TSR Tranche”) and each EnLink PU Tranche that vests based on performance metrics tied to the cash flow of EnLink (each, an “EnLink PU DCF Tranche”) for which the performance period has closed prior to the date on which the closing of the Mergers (the “closing”) actually occurs (such date, the “closing date”), the number of EnLink Units shall be determined based on the actual achievement of the performance criteria attained through the end of the performance period, as previously certified by the EnLink Board or a committee thereof or, if not yet certified, as determined by the EnLink Board in good faith in the ordinary course of business consistent with past practice;

•        for each EnLink PU TSR Tranche and EnLink PU DCF Tranche for which the performance period has commenced but not closed as of the closing date, the number of EnLink Units shall be determined based on the “target” level of performance; and

•        for each EnLink PU TSR Tranche and EnLink PU DCF Tranche for which the performance period has not yet commenced as of the closing date, the number of EnLink Units shall be determined based on the “target” level of performance.

For additional information regarding the EnLink equity and other long-term incentive awards, please see the section entitled “The Mergers — Interests of Certain EnLink Directors and Executive Officers in the Mergers — Treatment of EnLink Equity Awards.”

Q:     How do the EnLink Conflicts Committee and the EnLink Board recommend that I vote at the EnLink Special Meeting?

A:     The EnLink Conflicts Committee and the EnLink Board each unanimously recommends that you vote “FOR” the Merger Proposal. The EnLink Board unanimously recommends that EnLink Unitholders vote “FOR” the Non-Binding Advisory Compensation Proposal. For additional information regarding the recommendation of the EnLink Conflicts Committee and the EnLink Board, please see the section entitled “The Mergers — Recommendation of the EnLink Conflicts Committee and the EnLink Board and their Reasons for the Mergers.”

Q:     How many votes do I have for the EnLink Special Meeting?

A:     Each EnLink unitholder is entitled to one vote for each EnLink Unit held of record as of the close of business on the Record Date for each proposal. As of the close of business on the Record Date, there were 457,079,545 outstanding EnLink Units.

Q:     What happens if the Mergers are not completed?

A:     If the EnLink unitholders do not approve the Merger Proposal or if the Mergers are not completed for any other reason, EnLink unitholders will not receive any Merger Consideration for their EnLink Units in connection with the Mergers. Instead, ONEOK and EnLink will each remain independent public companies. The ONEOK Common Stock will continue to be listed and traded on the NYSE, and the EnLink Units will continue to be listed and traded on the NYSE. Additionally, if the Merger Proposal is not approved by EnLink unitholders or if the Mergers are not completed for any other reason, ONEOK will not issue shares of ONEOK Common Stock to EnLink unitholders. If the Merger Agreement is terminated under certain specified circumstances, EnLink may be required to pay ONEOK a termination fee of $143,978,000 or to reimburse ONEOK’s expenses up to $10.0 million, and ONEOK may be required to reimburse EnLink’s expenses up to $10.0 million. For additional information regarding termination fees, please see the section entitled “The Merger Agreement — Termination Fee.”

Q:     What happens if the Non-Binding Advisory Compensation Proposal is not approved by EnLink unitholders?

A:     This vote is advisory and non-binding, and the Mergers are not conditioned or dependent upon the approval of the Non-Binding Advisory Compensation Proposal by EnLink unitholders. However, EnLink and ONEOK value the opinions of EnLink unitholders, and ONEOK expects to consider the outcome of the vote, along with other relevant factors, when considering future executive compensation, assuming the Mergers are completed. Because the executive compensation to be paid in connection with the Mergers is based on the terms of the Merger Agreement as well as the contractual arrangements between Manager and its named executive officers, subject to the contractual conditions applicable thereto, such compensation will be payable, regardless of the outcome of this advisory vote if the Merger Proposal is approved. However, EnLink seeks the support of its unitholders and believes that unitholder support is appropriate because Manager has a comprehensive executive compensation program designed to link the compensation of its named executive officers with EnLink’s performance and the interests of EnLink unitholders.

Q:     What is a proxy?

A:     A unitholder’s legal designation of another person to vote shares or units of such unitholder’s units at a special or annual meeting is referred to as a proxy. The document used to designate a proxy to vote your units is called a proxy card.

Q:     How can I vote my EnLink Units and participate at the EnLink Special Meeting?

A:     If you are an EnLink unitholder of record as of the close of business on the Record Date, you may submit your proxy before the EnLink Special Meeting in one of the following ways:

•        Telephone-use the toll-free number shown on your proxy card;

•        Internet-visit the website shown on your proxy card to vote via the Internet; or

•        Mail-complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you are an EnLink unitholder of record, you may also cast your vote virtually at the EnLink Special Meeting by following the instructions at www.virtualshareholdermeeting.com/ENLC2025SM. If you decide to attend the EnLink Special Meeting virtually and vote at the meeting, your vote will revoke any proxy previously submitted.

The EnLink Special Meeting will begin promptly at 10:00 a.m., Central Time, on January 30, 2025. EnLink encourages its unitholders to access the meeting prior to the start time leaving ample time for check-in. Please follow the instructions as outlined in this proxy statement/prospectus.

Even if you plan to attend the EnLink Special Meeting virtually, EnLink recommends that you submit your proxy with respect to your EnLink Units in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the EnLink Special Meeting.

Q:     How can I vote my EnLink Units without attending the EnLink Special Meeting?

A:     Whether you hold your EnLink Units directly as a unitholder of record of EnLink or beneficially in “street name,” you may direct your vote by proxy without attending the EnLink Special Meeting. You can submit your proxy by mail, over the Internet or by telephone by following the instructions provided in the enclosed proxy card. Please note that if you hold EnLink Units beneficially in “street name,” you should follow the voting instructions provided by your bank, broker or other nominee.

For additional information regarding voting procedures, please see the section entitled “EnLink Special Meeting.”

Q:     What is the difference between holding units as a unitholder of record and as a beneficial owner of units held in “street name?”

A:     If your units are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide the record holder of your units with instructions on how to vote your units. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote units held in street name by returning a proxy card directly to EnLink or by voting virtually at the EnLink Special Meeting, unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee.

Q:     If my EnLink Units are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee automatically vote those units for me?

A:     Under the rules of the NYSE, your bank, broker or other nominee will only be permitted to vote your EnLink Units on “non-routine” matters if you instruct your bank, broker or other nominee how to vote. All of the proposals scheduled for consideration at the EnLink Special Meeting are “non-routine” matters. As a result, if you fail to provide voting instructions to your broker, bank or other nominee, your units will not be counted as present at the EnLink Special Meeting for purposes of determining a quorum and will not be voted on any of the proposals. To make sure that your units are voted on each of the proposals, you should instruct your bank, broker or other nominee how you wish to vote your units in accordance with the procedures provided by your bank, broker or other nominee regarding the voting of your units.

The effect of an EnLink unitholder not instructing its, his or her bank, broker or other nominee how such unitholder wishes to vote its, his or her units will be the same as a vote “against” the Merger Proposal and “against” the Non-Binding Advisory Compensation Proposal.

Q:     What should I do if I receive more than one set of voting materials for the EnLink Special Meeting?

A:     If you hold EnLink Units in “street name” and also directly in your name as a unitholder of record or otherwise, or if you hold EnLink Units in more than one brokerage account, you may receive more than one set of voting materials relating to the EnLink Special Meeting.

Record Holders.    For units held directly, please complete, sign, date and return each proxy card, or you may cast your vote by telephone or Internet as provided on each proxy card, or otherwise follow the voting instructions provided in this proxy statement/prospectus in order to ensure that all of your EnLink Units are voted.

“Street name” Holders.    For units held in “street name” through a bank, broker or other nominee, you should follow the procedures provided by your bank, broker or other nominee to vote your units.

Q:     If an EnLink unitholder gives a proxy, how are the EnLink Units voted?

A:     Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your EnLink Units in the way that you indicate. When completing the proxy card or the Internet or telephone processes, you may specify whether your EnLink Units should be voted for or against, or abstain from voting on, all, some or none of the specific items of business to come before the EnLink Special Meeting.

Q:     How will my EnLink Units be voted if I return a blank proxy?

A:     If you sign, date and return your proxy card and do not indicate how you want your EnLink Units to be voted, then your EnLink Units will be voted “FOR” the Merger Proposal and “FOR” the Non-Binding Advisory Compensation Proposal.

Q:     Can I change my vote of EnLink Units after I have submitted my proxy?

A:     Any EnLink unitholder giving a proxy has the right to revoke it before the proxy is voted at the EnLink Special Meeting by:

•        subsequently submitting a new proxy, whether by submitting a new proxy card or by submitting a proxy via the Internet or telephone, that is received by the deadline specified on the accompanying proxy card;

•        giving written notice of your revocation to EnLink’s Secretary;

•        voting virtually at the EnLink Special Meeting; or

•        revoking your proxy and voting at the EnLink Special Meeting.

Your attendance at the EnLink Special Meeting will not revoke your proxy unless you give written notice of revocation to EnLink’s Secretary before your proxy is exercised or unless you vote your units in person at the EnLink Special Meeting.

Execution or revocation of a proxy will not in any way affect your right to attend the EnLink Special Meeting and vote. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

EnLink Midstream, LLC
Attn: Secretary
1722 Routh Street, Suite 1300
Dallas, Texas 75201
(214) 953-9500

For additional information regarding revoking your proxy prior to the EnLink Special Meeting, please see the section entitled “Special Meeting of EnLink Unitholders — Revocation of Proxies.”

Q:     If I hold my EnLink Units in “street name,” can I change my voting instructions after I have submitted voting instructions to my bank, broker or other nominee?

A:     If your EnLink Units are held in the name of a bank, broker or other nominee and you previously provided voting instructions to your bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee to revoke or change your voting instructions.

Q:     Where can I find the voting results of the EnLink Special Meeting?

A:     The preliminary voting results for the EnLink Special Meeting will be announced at the EnLink Special Meeting. In addition, within four business days of the EnLink Special Meeting, EnLink intends to file the final voting results of its meeting with the SEC on a Current Report on Form 8-K.

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Q:     Do EnLink unitholders have appraisal rights or dissenters’ rights?

A:     No. Under the Delaware Limited Liability Company Act (the “DLLCA”), EnLink unitholders are not entitled to appraisal or dissenters’ rights in connection with the Mergers.

Q:     As an EnLink unitholder, are there any risks that I should consider in deciding whether to vote for the approval of the Merger Proposal?

A:     Yes. You should read and carefully consider the risk factors set forth in “Risk Factors.” You also should read and carefully consider the risk factors of ONEOK and EnLink contained in the reports of ONEOK and EnLink which are incorporated by reference into this proxy statement/prospectus.

Q:     Do any of the officers or directors of EnLink have interests in the Mergers that may differ from or be in addition to my interests as an EnLink unitholder?

A:     Yes. In considering the recommendation of the EnLink Board and the EnLink Conflicts Committee that EnLink unitholders vote to approve the Merger Proposal, EnLink unitholders should be aware that certain of EnLink’s directors and executive officers have interests in the Mergers that are different from, or in addition to, the interests of EnLink unitholders generally. The EnLink Board and the EnLink Conflicts Committee were aware of and considered these differing interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the terms and conditions of the Merger Agreement and the Mergers and each unanimously recommended that the Merger Agreement be approved by EnLink unitholders. For additional information regarding the interests of EnLink’s directors and officers in the Mergers, please see the section entitled “The Mergers — Interests of Certain EnLink Directors and Executive Officers in the Mergers.”

Q:     What happens if I sell my EnLink Units after the Record Date but before the EnLink Special Meeting?

A:     The Record Date is earlier than the date of the EnLink Special Meeting. If you transfer your EnLink Units after the Record Date but before the EnLink Special Meeting, you will, unless special arrangements are made, retain your right to vote at the EnLink Special Meeting.

Q:     Who will solicit and pay the cost of soliciting proxies in connection with the EnLink Special Meeting?

A:     The EnLink Board is soliciting your proxy in connection with the EnLink Special Meeting, and EnLink will bear the cost of soliciting such proxies, however ONEOK and EnLink will each bear and pay one half of the expenses incurred in connection with the filing, printing and mailing this proxy statement/prospectus. EnLink has retained Innisfree M&A Incorporated as proxy solicitor to assist with the solicitation of proxies in connection with the EnLink Special Meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through banks, brokers and other nominees to the beneficial owners of EnLink Units, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of EnLink’s directors, officers and employees, as applicable, without additional compensation.

EnLink also may be required to reimburse banks, brokers and other custodians, nominees and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of EnLink Units. EnLink’s directors, officers and employees also may solicit proxies by telephone, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies.

Q:     Will ONEOK hold a special meeting of shareholders to approve the Mergers?

A:     No. No action by any ONEOK shareholder is required under applicable law or otherwise to adopt the Merger Agreement or issue the Merger Consideration. ONEOK will not solicit the vote or call a special meeting of ONEOK shareholders for the adoption of the Merger Agreement or issuance of the Merger Consideration. ONEOK shareholders are not being asked for a proxy and ONEOK shareholders are requested not to send ONEOK a proxy.

Q:     What are the expected U.S. federal income tax consequences of the Mergers to EnLink’s U.S. unitholders?

A:     The parties intend for the Mergers, taken together, to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). ONEOK and EnLink intend to report the Mergers, taken together, consistent with such treatment. Assuming the Mergers are so treated, a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences”) generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of EnLink Units for shares of ONEOK Common Stock pursuant to the First Merger, except with respect to any cash received in lieu of fractional shares of ONEOK Common Stock.

It is a condition to EnLink’s and ONEOK’s obligations to complete the Mergers that EnLink receive an opinion from Baker Botts L.L.P., counsel to EnLink, or another nationally recognized tax counsel reasonably acceptable to EnLink and ONEOK (or if any such counsel is unable to deliver such opinion, Kirkland & Ellis LLP, counsel to ONEOK) that the Mergers, taken together, should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. However, none of the parties to the Merger Agreement have sought or intend to seek any ruling from the Internal Revenue Service (the “IRS”) regarding the qualification of the Mergers, taken together, as a reorganization within the meaning of Section 368(a) of the Code, and there can be no assurances that the IRS will agree with the opinion from counsel.

For additional information regarding the U.S. federal income tax consequences of the Mergers, please see the section entitled “Material U.S. Federal Income Tax Consequences.” Each EnLink unitholder is strongly urged to consult with a tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences of the Mergers.

Q:     What are the expected U.S. federal income tax consequences for EnLink’s U.S. unitholders of the ownership of shares of ONEOK Common Stock after the Mergers are completed?

A:     ONEOK is classified as a corporation for U.S. federal income tax purposes and is subject to U.S. federal income tax on its taxable income. A distribution of cash by ONEOK to a shareholder that is a U.S. holder will generally be included in such U.S. holder’s income as dividend income to the extent of ONEOK’s current or accumulated “earnings and profits” as determined under U.S. federal income tax principles. Distributions of cash in excess of ONEOK’s current and accumulated earnings and profits will be treated as a non-taxable return of capital reducing a U.S. holder’s adjusted tax basis in such U.S. holder’s shares of ONEOK Common Stock and, to the extent the distribution exceeds such U.S. holder’s adjusted tax basis, as capital gain from the sale or exchange of such shares of ONEOK Common Stock.

Upon the sale, exchange, certain redemptions or other taxable dispositions of shares of ONEOK Common Stock received in the Mergers, a U.S. holder will generally recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any other property received upon such taxable disposition of shares of ONEOK Common Stock and (ii) the U.S. holder’s adjusted tax basis in such shares of ONEOK Common Stock.

For additional information regarding the U.S. federal income tax consequences of owning and disposing of ONEOK Common Stock received in the Mergers, see the section entitled “Material U.S. Federal Income Tax Consequences.”

Q:     When are the Mergers expected to be completed?

A:     Subject to the satisfaction or, to the extent permissible under applicable law, waiver of the closing conditions described under “The Merger Agreement — Conditions to the Completion of the Mergers,” including the approval of the Merger Proposal, the Mergers are expected to close in the first quarter of 2025. However, neither ONEOK nor EnLink can predict the actual date on which the Mergers will be completed, or if the Mergers will be completed at all, because completion of the Mergers are subject to conditions and factors outside the control of either company. ONEOK and EnLink hope to complete the Mergers as soon as reasonably practicable. In addition, if the Mergers are not completed by May 23, 2025, either ONEOK or EnLink may choose not to proceed with the Mergers by terminating the Merger Agreement.

Q:     What are the conditions to completion of the Mergers?

A:     The Mergers are subject to a number of conditions to closing as specified in the Merger Agreement. These closing conditions include, among others, (i) the approval of the Merger Proposal by the EnLink unitholders; (ii) no applicable law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by the Merger Agreement or making the consummation of the transactions contemplated by the Merger Agreement illegal; (iii) the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, has become effective under the Securities Act and no stop order suspending the effectiveness of the registration statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC; (iv) the shares of ONEOK Common Stock deliverable to the EnLink unitholders as contemplated by the Merger Agreement have been approved for listing on the NYSE, subject to official notice of issuance; and (v) the receipt by EnLink, on the closing date, but before the First Merger Effective Time, of an opinion from nationally recognized tax counsel concluding that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income tax purposes, the Mergers, taken together, should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. For additional information regarding the conditions to completion of the Mergers, please see the section entitled “The Merger Agreement — Conditions to the Completion of the Mergers.”

Q:     How will I receive the Merger Consideration to which I am entitled?

A:     If you hold your EnLink Units through The Depository Trust Company (“DTC”), you will not be required to take any specific actions to exchange your EnLink Units for shares of ONEOK Common Stock. After the completion of the Mergers, EnLink Units held through DTC in book-entry form will be automatically exchanged for shares of ONEOK Common Stock in book-entry form and an exchange agent (the “Exchange Agent”) selected by the parties will deliver to you a check in the aggregate amount of cash to be paid in lieu of any fractional share of ONEOK Common Stock to which you would otherwise be entitled immediately prior to the First Merger Effective Time. If you hold your EnLink Units in certificated form, or in book-entry form but not through DTC, after receiving the proper documentation from you, following the First Merger Effective Time, the Exchange Agent will deliver to you the ONEOK Common Stock and a check in the aggregate amount of cash to be paid in lieu of any fractional share of ONEOK Common Stock to which you would otherwise be entitled immediately prior to the First Merger Effective Time. For additional information, please see the section entitled “The Merger Agreement — Exchange of Units.”

Q:     What should I do now?

A:     You should read this proxy statement/prospectus carefully and in its entirety, including the annexes, and return your completed, signed and dated proxy card by mail in the enclosed postage-paid envelope, or you may submit your voting instructions by telephone or over the Internet as soon as possible so that your EnLink Units will be voted in accordance with your instructions.

Q:     Whom do I call if I have questions about the EnLink Special Meeting or the Mergers?

A:     If you are an EnLink unitholder and have questions about the EnLink Special Meeting or the Mergers, or desire additional copies of this proxy statement/prospectus or additional proxy cards, you may contact:

Innisfree M&A Incorporated
Unitholders may call toll free: (866) 239-1762
Banks and Brokers may call collect: (212) 750-5833

SUMMARY

For your convenience, provided below is a brief summary of certain information contained in this proxy statement/prospectus. This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that may be important to you as a ONEOK shareholder or EnLink unitholder. To understand the Mergers fully and for a more complete description of the terms of the Mergers, you should read this entire proxy statement/prospectus carefully, including its annexes and the other documents to which you are referred. Additionally, important information, which you are urged to read, is contained in the documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 115. Items in this summary include a page reference directing you to a more complete description of those items.

Parties to the Mergers (See page 25)

ONEOK, Inc.

ONEOK is an Oklahoma corporation, and its common stock is listed on the NYSE under the ticker symbol “OKE.” ONEOK delivers energy products and services vital to an advancing world. ONEOK is a leading midstream service provider of gathering, processing, fractionation, transportation, storage and marine exports. As one of the largest diversified energy infrastructure companies in North America, ONEOK delivers energy that makes a difference in the lives of people in the U.S. and around the world. Through its more than 50,000-mile pipeline network, it transports natural gas, natural gas liquids (“NGLs”), the output from crude oil refineries, including products such as gasoline, diesel fuel, aviation fuel, kerosene and heating oil (“Refined Products”) and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future.

On October 15, 2024, pursuant to the Purchase Agreement, dated as of August 28, 2024 (the “GIP Interest Purchase Agreement” and, the transactions contemplated thereby, the “GIP Interest Acquisition”), by and among ONEOK, GIP III Stetson I, L.P., a Delaware limited partnership, GIP III Stetson II, L.P., a Delaware limited partnership, and Manager, acting solely in its individual capacity and not in its capacity as managing member of EnLink, ONEOK acquired 200,340,753 EnLink Units, representing approximately 43.8% of the EnLink Units outstanding as of the Record Date. Pursuant to the terms of the Support Agreement, ONEOK has irrevocably agreed to vote such EnLink Units in favor of the Merger Proposal and the Non-Binding Advisory Compensation Proposal. For additional information regarding the GIP Interest Acquisition and the Support Agreement, please see the sections entitled “The Mergers — Background of the Mergers” and “The Mergers — Support Agreement.”

ONEOK has its executive offices located at 100 West Fifth Street, Tulsa, Oklahoma 74103, and can be reached by phone at (918) 588-7000.

EnLink Midstream, LLC

EnLink is a publicly traded Delaware limited liability company formed in October 2013. Its assets consist of all of the outstanding common units of EnLink Midstream Partners, LP (“ENLK”) and all of the membership interests of EnLink Midstream GP, LLC, a Delaware limited liability company and the general partner of ENLK (“ENLK GP”). All of its midstream energy assets are owned and operated by ENLK and its subsidiaries. EnLink primarily focuses on owning, operating, investing in, and developing midstream energy infrastructure assets to provide midstream energy services, including (i) gathering, compressing, treating, processing, transporting, storing, and selling natural gas; (ii) fractionating, transporting, storing, and selling NGLs; and (iii) gathering, transporting, storing, trans-loading, and selling crude oil and condensate.

EnLink Units are listed on the NYSE under the ticker symbol “ENLC.” The executive offices of ENLC and ENLK are located at 1722 Routh Street, Suite 1300, Dallas, Texas 75201, and its telephone number is (214) 953-9500.

Elk Merger Sub I, L.L.C.

Merger Sub I is a Delaware limited liability company and direct, wholly-owned subsidiary of ONEOK. Merger Sub I has not carried on any activities to date, other than activities incidental to its formation or undertaken in connection with the transactions contemplated by the Merger Agreement.

Elk Merger Sub II, L.L.C.

Merger Sub II is a Delaware limited liability company and direct, wholly-owned subsidiary of ONEOK. Merger Sub II has not carried on any activities to date, other than activities incidental to its formation or undertaken in connection with the transactions contemplated by the Merger Agreement.

EnLink Midstream Manager, LLC

Manager is a Delaware limited liability company and sole managing member of EnLink. Manager is responsible for conducting the business and managing the operations of EnLink. As of the consummation of the GIP Interest Acquisition on October 15, 2024, ONEOK owns all limited liability company interests in Manager. For additional information regarding the GIP Interest Acquisition, please see the section entitled “The Mergers — Background of the Mergers.”

The Mergers and the Merger Agreement (See pages 35 and 63)

The terms and conditions of the Mergers are contained in the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. You are encouraged to read the Merger Agreement carefully and in its entirety, as it is the primary legal document that governs the Mergers.

Pursuant to the Merger Agreement, (i) Merger Sub I will merge with and into EnLink, with EnLink as the surviving company and (ii) promptly following the First Merger, but in any event on the same day as the First Merger and as part of the same overall transaction as the First Merger, at the Effective Time, EnLink, as the surviving entity in the First Merger, will merge with and into Merger Sub II, with Merger Sub II surviving the Second Merger as a direct, wholly-owned subsidiary of ONEOK. Following the Mergers, EnLink Units will be delisted from the NYSE, will be deregistered under the Exchange Act and will cease to be publicly traded.

Support Agreement (See page 35)

In connection with the entry into the Merger Agreement, ONEOK and EnLink entered into the Support Agreement. Pursuant to the Support Agreement, ONEOK, which beneficially owns 200,340,753 EnLink Units, representing approximately 43.8% of the EnLink Units outstanding as of the Record Date, has irrevocably agreed to vote such units (i) in favor of the Merger Proposal and the Non-Binding Advisory Compensation Proposal; and (ii) against any action, agreement or transaction that would reasonably be expected to impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Mergers or the other transactions contemplated by the Merger Agreement. The Support Agreement will terminate automatically upon the earliest to occur of (i) the First Merger Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms, other than as a result of a breach by ONEOK of the terms of the Support Agreement; or (iii) the mutual agreement of the parties thereto.

The foregoing description of the Support Agreement is qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is attached as Annex C to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference.

Merger Consideration (See page 64)

At the First Merger Effective Time, each EnLink Unit issued and outstanding as of immediately prior to the First Merger Effective Time (other than the Excluded Units) will automatically be converted into the right to receive 0.1412 duly authorized and validly issued shares of ONEOK Common Stock.

Without limiting the parties’ respective obligations under certain parts of the Merger Agreement, if, during the period between the date of the Merger Agreement and the First Merger Effective Time, any change in the outstanding EnLink Units or shares of ONEOK Common Stock occurs as a result of any unit or share dividend, subdivision, reclassification, recapitalization, split, split-up, unit or share distribution, combination, exchange of units or shares or similar transaction, the Merger Consideration and any other similar dependent item will be equitably adjusted to eliminate the effect of such event on the Merger Consideration or any such other amounts payable pursuant to the Merger Agreement and provide ONEOK, Merger Subs and the EnLink unitholders the same economic effect as contemplated by the Merger Agreement prior to such action.

No certificates or scrip of ONEOK Common Stock representing fractional shares of ONEOK Common Stock or book-entry credit of the same will be issued upon the surrender of EnLink Units, and such fractional interests will not entitle the owner thereof to vote or to have any rights as a holder of ONEOK Common Stock. The Exchange Ratio is fixed (subject to adjustments in accordance with the terms of the Merger Agreement), which means that it will not change between now and the First Merger Effective Time, regardless of changes in the market price of ONEOK Common Stock and EnLink Units. Any EnLink unitholder who would otherwise be entitled to receive a fraction of a share of ONEOK Common Stock pursuant to the Mergers (after taking into account all EnLink Units held immediately prior to the First Merger Effective Time by such holder) will, in lieu of such fraction of a share and upon surrender of such holder’s certificate (an “EnLink Unit Certificate”) formerly representing any EnLink Unit (other than Excluded Units) or each uncertificated EnLink Unit (“Book-Entry Common Units”), be paid in cash the dollar amount as specified in the Merger Agreement.

ONEOK shareholders will continue to own their existing shares of ONEOK Common Stock, and it is expected that current ONEOK shareholders will own approximately 94.1% of the ONEOK Common Stock and current EnLink unitholders will own approximately 5.9% of the ONEOK Common Stock immediately following the First Merger Effective Time (in each case based on fully diluted shares or units, as applicable, outstanding of each company).

Special Meeting of EnLink Unitholders (See page 27)

The EnLink Special Meeting will be held virtually at www.virtualshareholdermeeting.com/ENLC2025SM, on January 30, 2025, at 10:00 a.m., Central Time. The EnLink Special Meeting is being held to consider and vote on the following proposals:

•        the Merger Proposal; and

•        the Non-Binding Advisory Compensation Proposal.

Completion of the Mergers is conditioned on, among other things, the approval of the Merger Proposal by EnLink unitholders. Approval of the Non-Binding Advisory Compensation Proposal is not a condition to the obligation of either EnLink or ONEOK to complete the Mergers.

Only holders of record of outstanding EnLink Units as of the close of business on December 23, 2024, the Record Date, are entitled to notice of, and to vote at, the EnLink Special Meeting or any adjournment or postponement of the EnLink Special Meeting. EnLink unitholders may cast one vote for each EnLink Unit owned as of the Record Date for each proposal.

Assuming holders of a majority of the outstanding EnLink Units entitled to vote at the EnLink Special Meeting (a “quorum”) are present in person or represented by proxy at the EnLink Special Meeting, approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding EnLink Units entitled to vote on the proposal. Accordingly, an EnLink unitholder’s abstention from voting or the failure of an EnLink unitholder to vote (including the failure of an EnLink unitholder who holds EnLink Units in “street name” through a bank, broker or other nominee to give voting instructions to the bank, broker or other nominee) will have the same effect as a vote “against” the Merger Proposal.

Assuming a quorum is present, approval of the Non-Binding Advisory Compensation Proposal requires the affirmative vote of holders of a majority of the outstanding EnLink Units entitled to vote on the proposal. Accordingly, an EnLink unitholder’s abstention from voting or the failure of an EnLink unitholder to vote (including the failure of an EnLink unitholder who holds EnLink Units in “street name” through a bank, broker or other nominee to give voting instructions to the bank, broker or other nominee) will have the same effect as a vote “against” the Non-Binding Advisory Compensation Proposal. As an advisory vote, this proposal is not binding upon EnLink, the EnLink Board, ONEOK or the ONEOK Board, and approval of this proposal is not a condition to completion of the Mergers.

Virtual attendance at the EnLink Special Meeting constitutes presence in-person for purposes of the vote required.

Recommendation of the EnLink Conflicts Committee and the EnLink Board and their Reasons for the Mergers (See page 40)

The EnLink Conflicts Committee unanimously (i) determined that the Mergers, on the terms and conditions set forth in the Merger Agreement and the Support Agreement, were in the best interests of EnLink and the EnLink Unaffiliated Unitholders, (ii) approved the Merger Agreement and the Support Agreement and the transactions contemplated thereby, including the Mergers, with such approval constituting “Special Approval” for all purposes under the Second Amended and Restated Operating Agreement of EnLink, dated as of January 25, 2019 (as amended or supplemented, the “EnLink Operating Agreement”), including, but not limited to, Section 7.9(d) thereof, and the execution, delivery, and performance of the Merger Agreement and the Support Agreement and the transactions contemplated thereby, (iii) recommended that the EnLink Board approve the Merger Agreement and the Support Agreement and the transactions contemplated thereby, including the Mergers, and the execution, delivery, and performance of the Merger Agreement and the Support Agreement and the transactions contemplated thereby, including the Mergers, and (iv) recommended (A) that the EnLink Board resolve to direct that the Merger Agreement and the approval of the Mergers be submitted to a vote of the EnLink unitholders and (B) that the EnLink unitholders approve the Merger Agreement and the Mergers.

The EnLink Board (acting based in part upon the recommendation of the EnLink Conflicts Committee) unanimously (i) determined that the Mergers, on the terms and conditions set forth in the Merger Agreement and the Support Agreement (as defined below), are in the best interests of EnLink and the EnLink unitholders, (ii) approved the Merger Agreement and the Support Agreement, the execution, delivery, and performance of the Merger Agreement and the Support Agreement and the transactions contemplated thereby, (iii) directed that the Merger Agreement and the approval of the Mergers be submitted to a vote of the EnLink unitholders, and (iv) recommended that the EnLink unitholders approve the Merger Agreement.

The EnLink Conflicts Committee and the EnLink Board each unanimously recommends that EnLink unitholders vote “FOR” the Merger Proposal. The EnLink Board unanimously recommends that EnLink Unitholders vote “FOR” the Non-Binding Advisory Compensation Proposal.

For additional information on the factors considered by the EnLink Conflicts Committee and the EnLink Board in reaching this decision and the recommendation of the EnLink Conflicts Committee and the EnLink Board, please see “The Mergers — Recommendation of the EnLink Conflicts Committee and the EnLink Board and their Reasons for the Mergers.”

Opinion of the EnLink Conflicts Committee’s Financial Advisor (See page 46)

Evercore Group L.L.C. (“Evercore”) was retained by the EnLink Conflicts Committee to act as its financial advisor in connection with evaluating the proposed Mergers. On November 24, 2024, at a meeting of the EnLink Conflicts Committee and at the request of the EnLink Conflicts Committee, Evercore rendered its oral opinion to the EnLink Conflicts Committee to the effect that, as of November 24, 2024 and based upon and subject to the assumptions, qualifications, limitations and other matters set forth in its opinion, the Exchange Ratio is fair, from a financial point of view, to the EnLink unitholders other than ONEOK, Manager and their respective affiliates (the “EnLink Unaffiliated Unitholders”) as of the date of its opinion.

The full text of Evercore’s written opinion to the EnLink Conflicts Committee, dated November 24, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Evercore in rendering its opinion, is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. The foregoing summary of Evercore’s opinion is qualified in its entirety by reference to the full text of the opinion included as Annex B. You are urged to read Evercore’s opinion and the summary of Evercore’s opinion below carefully and in their entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the EnLink Conflicts Committee in connection with its evaluation of the fairness of the Exchange Ratio, from a financial point of view, to the EnLink Unaffiliated Unitholders, and did not address any other aspects or implications of the Mergers. Evercore’s opinion should not be construed as creating any fiduciary duty on Evercore’s part to any party and such opinion was not intended to be, and does not constitute, a recommendation to the EnLink Conflicts Committee or to any other persons in respect of the Mergers, including as to how the EnLink Unaffiliated Unitholders should act or vote in respect of the Mergers.

Interests of Certain EnLink Directors and Executive Officers in the Mergers (See page 55)

When considering the recommendations of the EnLink Conflicts Committee and the EnLink Board that EnLink unitholders vote “FOR” each of the Merger Proposal and the Non-Binding Advisory Compensation Proposal, EnLink unitholders should be aware that, aside from their interests as EnLink unitholders, certain of EnLink’s directors and executive officers have interests in the Mergers that are different from, or in addition to, the interests of other EnLink unitholders generally. Each of the EnLink Conflicts Committee and the EnLink Board was aware of such interests during its deliberations on the merits of the Mergers and in deciding to recommend that EnLink unitholders vote “FOR” the Merger Proposal and “FOR” the Non-Binding Advisory Compensation Proposal at the EnLink Special Meeting on January 30, 2025.

These interests include the following:

•        each director who is a member of the EnLink Conflicts Committee will receive a fee in connection with his or her services to EnLink with respect to the Mergers (which fee is not conditioned on the consummation of the Mergers);

•        executive officers and directors of EnLink hold EnLink equity awards that will be afforded the treatment described in the section entitled “The Merger Agreement — Treatment of EnLink Equity Awards”;

•        executive officers of EnLink are entitled to certain severance payments and benefits pursuant to their Change in Control Agreements, annual bonus payments in accordance with the applicable annual bonus plan, and certain Code Section 280G mitigation actions, including 280G Gross-Up Payments (as defined below) for certain executive officers from the selling entities in the GIP Interest Acquisition; and

•        executive officers and directors of EnLink have rights to indemnification, advancement of expenses and directors’ and officers’ liability insurance that will survive the completion of the Mergers.

Each of the EnLink Conflicts Committee and the EnLink Board was aware of these additional interests of its directors and executive officers and considered these potential interests, among other matters, in evaluating (and, in the case of the EnLink Conflicts Committee, negotiating) the Merger Agreement and the Mergers, in approving the Merger Agreement and in recommending the applicable merger-related proposals. For a further discussion of the interests of EnLink’s directors and executive officers in the Mergers, please see the section entitled “The Mergers — Interests of Certain EnLink Directors and Executive Officers in the Mergers.”

Treatment of EnLink Equity Awards (See page 65)

EnLink equity awards that are outstanding immediately prior to the First Merger Effective Time will be subject to the following treatment at the First Merger Effective Time:

•        each EnLink RIU Award, whether vested or unvested, that is outstanding immediately prior to the First Merger Effective Time, will, as of the First Merger Effective Time, be assumed by ONEOK and converted into a time-based restricted stock unit award with respect to ONEOK Common Stock relating to a number of shares of ONEOK Common Stock equal to the number of EnLink Units subject to such EnLink RIU Award immediately prior to the First Merger Effective Time multiplied by the Exchange Ratio, rounded up or down to the nearest whole share of ONEOK Common Stock and otherwise subject to the same terms and conditions (including as to vesting and forfeiture) as were applicable to such EnLink RIU Award immediately prior to the First Merger Effective Time; and

•        each EnLink PU Award, whether vested or unvested, that is outstanding immediately prior to the First Merger Effective Time, will, as of the First Merger Effective Time, be assumed by ONEOK and converted into a time-based restricted stock unit award with respect to ONEOK Common Stock relating to a number of shares of ONEOK Common Stock with respect to each EnLink PU Tranche as identified in the applicable award agreement equal to the number of EnLink Units subject to such EnLink PU Tranche immediately prior to the First Merger Effective Time (determined as set forth below and, for those individuals who experienced a “Qualifying Termination” or “Retirement” (as such terms are defined in the applicable award agreement) prior to the GIP Interest Acquisition, taking into account any applicable proration provisions) multiplied by the Exchange Ratio, rounded up or down to the nearest whole share of ONEOK Common Stock and otherwise subject to the same terms and conditions (including as to vesting and forfeiture, except any performance-based vesting condition will not apply) as were applicable to such EnLink PU Award immediately prior to the First Merger Effective Time. For purposes of determining the number of EnLink Units subject to each EnLink PU Tranche, the following shall apply:

•        for each EnLink PU TSR Tranche and each EnLink PU DCF Tranche for which the performance period has closed prior to the closing date, the number of EnLink Units shall be determined based on the actual achievement of the performance criteria attained through the end of the performance period, as previously certified by the EnLink Board or a committee thereof or, if not yet certified, as determined by the EnLink Board in good faith in the ordinary course of business consistent with past practice;

•        for each EnLink PU TSR Tranche and EnLink PU DCF Tranche for which the performance period has commenced but not closed as of the closing date, the number of EnLink Units shall be determined based on the “target” level of performance; and

•        for each EnLink PU TSR Tranche and EnLink PU DCF Tranche for which the performance period has not yet commenced as of the closing date, the number of EnLink Units shall be determined based on the “target” level of performance.

The Merger Agreement further provides that EnLink and ONEOK will take any and all actions reasonably necessary to effectuate the above. This includes ONEOK taking all actions necessary for the reservation, issuance and listing of shares of ONEOK Common Stock as are necessary to effectuate the transactions contemplated by the above.

Treatment of Indebtedness (See page 78)

As of September 30, 2024, EnLink had no borrowings outstanding and $14.6 million in outstanding letters of credit under that certain Amended and Restated Revolving Credit Agreement, dated as of June 3, 2022, by and among EnLink, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and each of the lenders and other letter of credit issuers party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “EnLink Revolving Facility”).

As of September 30, 2024, EnLink had $260.0 million in outstanding borrowings under that certain Receivables Financing Agreement, dated as of October 21, 2020, by and among EnLink Midstream Funding, LLC, as borrower, EnLink Midstream Operating, LP, as initial servicer, PNC Bank, National Association, as administrative agent and lender, the lenders party thereto, and PNC Capital Markets, LLC, as structuring agent (as amended, restated, supplemented or otherwise modified from time to time, the “EnLink AR Facility”).

Unless the EnLink Revolving Facility or the EnLink AR Facility are terminated or amended prior to or at the Effective Time, consummation of the Mergers would constitute a covenant breach and result in an event of default under the EnLink Revolving Facility and the EnLink AR Facility. The Merger Agreement requires Manager to cause EnLink and any of its applicable subsidiaries to deliver to ONEOK, at least one business day prior to the closing, (i) the fully executed customary payoff letters in form reasonably acceptable to ONEOK and (ii) the final forms of all other payoff documentation in authorized form, to the extent applicable. In connection with the Mergers, ONEOK shall pay or cause to be paid the amounts set forth in such payoff letter.

As of September 30, 2024, EnLink had approximately $2.5 billion in aggregate principal amount of senior notes outstanding and ENLK had approximately $2.1 billion in aggregate principal amount of senior notes outstanding. In connection with and following the completion of the Mergers, ONEOK will assume EnLink’s and ENLK’s outstanding senior notes.

For a description of the EnLink Revolving Facility, EnLink AR Facility, EnLink’s senior notes and ENLK’s senior notes, see EnLink’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed with the SEC on November 8, 2024, which is incorporated by reference into this proxy statement/prospectus.

Certain Beneficial Owners of EnLink Units (See page 111)

At the close of business on December 23, 2024, the Record Date, EnLink’s directors and executive officers and their affiliates, as a group, beneficially owned and were entitled to vote 1,949,693 EnLink Units, collectively representing approximately 0.4% of the EnLink Units outstanding on that date, and ONEOK beneficially owned and is entitled to vote 200,340,753 EnLink Units, representing approximately 43.8% of the EnLink Units outstanding on that date. EnLink currently expects that all of EnLink’s directors and executive officers will vote their units “FOR” the Merger Proposal and “FOR” the Non-Binding Advisory Compensation Proposal. Pursuant to the terms of the Support Agreement, ONEOK has irrevocably agreed to vote in favor of the Merger Proposal and the Non-Binding Advisory Compensation Proposal. For more information regarding the security ownership of EnLink directors and executive officers, please see the section entitled “The Mergers — Interests of Certain EnLink Directors and Executive Officers in the Mergers.”

Conditions to the Completion of the Mergers (See page 78)

Each party’s obligation to effect the Mergers is subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the closing date of the following conditions:

•        the approval of the Merger Proposal in accordance with applicable law and the organizational documents of EnLink by the EnLink unitholders;

•        no applicable law injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by the Merger Agreement or making the consummation of the transactions contemplated by the Merger Agreement illegal;

•        the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, has become effective under the Securities Act and no stop order suspending the effectiveness of the registration statement has been issued by the SEC, and no proceedings for that purpose have been initiated or threatened by the SEC;

•        the shares of ONEOK Common Stock deliverable to the EnLink unitholders as contemplated by the Merger Agreement have been approved for listing on the NYSE, subject to official notice of issuance; and

•        the receipt by EnLink on the closing date, but before the First Merger Effective Time, of an opinion, in form and substance reasonably satisfactory to EnLink and ONEOK, from nationally recognized tax counsel, dated as of the closing date, concluding that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income tax purposes, the Mergers, taken together, should qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

In addition, ONEOK’s, Merger Sub I’s and Merger Sub II’s obligation to effect the Mergers is subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the closing date of the following conditions:

•        the representations and warranties of EnLink and Manager as follows:

•        the representations and warranties of EnLink and Manager regarding capitalization and certain representations regarding authority and voting requirements (as set forth in Sections 4.2, 4.3(a) and 4.3(c) of the Merger Agreement) will be true and correct in all respects as of the date of the Merger Agreement and at and as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for any de minimis breaches; and

•        all other representations and warranties of EnLink and Manager will be true and correct at and as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for where the failure of such representations and warranties to be true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on EnLink.

•        EnLink and Manager’s performance in all material respects with all obligations required to be performed by them under the Merger Agreement at or prior to the closing date; and

•        ONEOK having received a certificate signed on behalf of EnLink and Manager by an executive officer of Manager certifying the matters of the immediately preceding bullets.

EnLink’s obligation to effect the Mergers is subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the closing date, of the following conditions:

•        the representations and warranties of ONEOK and Merger Subs as follows:

•        the representations and warranties of ONEOK regarding capitalization and certain representations regarding authority and ONEOK Board approval (as set forth in Sections 5.2, 5.3(a) and 5.3(c) of the Merger Agreement) will be true and correct in all respects as of the date of the Merger Agreement and at and as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for any de minimis breaches; and

•        all other representations and warranties of ONEOK will be true and correct at and as of the closing date, as if made at and as of such time, except for where the failure of such representations or warranties to be true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on ONEOK.

•        ONEOK’s and Merger Subs’ performance in all material respects with all obligations required to be performed by them under the Merger Agreement at or prior to the closing date; and

•        EnLink having received a certificate signed on behalf of ONEOK by an executive officer of ONEOK certifying the matters of the immediately preceding bullets.

No Change of Recommendation by EnLink (See page 74)

The EnLink Board or EnLink Conflicts Committee may at any time prior to obtaining the approval of the Merger Proposal by EnLink unitholders, withdraw, modify or qualify, or propose to publicly withdraw, modify or qualify, in a manner adverse to ONEOK, its recommendation with respect to the Merger Proposal (an “EnLink adverse recommendation change”) if (and only if):

•        the EnLink Board or EnLink Conflicts Committee, after consultation with EnLink’s financial advisors and outside legal counsel, determines in good faith that a failure to take such action would be inconsistent with its duties under the EnLink Operating Agreement and applicable law;

•        the EnLink Board or the EnLink Conflicts Committee provides ONEOK at least three days’ prior written notice specifying in reasonable detail the material events giving rise to its intention to take such action with respect to an EnLink adverse recommendation change; and

•        after providing such notice and prior to making such EnLink adverse recommendation change, the EnLink Board or the EnLink Conflicts Committee shall negotiate in good faith with ONEOK during the notice period (to the extent that ONEOK desires to negotiate) to make such revisions to the terms of the Merger Agreement, so that the failure to effect such EnLink adverse recommendation change would not be inconsistent with EnLink’s duties under the EnLink Operating Agreement and applicable law.

Termination of the Merger Agreement (See page 79)

The Merger Agreement can be terminated in the following circumstances:

•        Mutual Agreement.    Mutual agreement of ONEOK and EnLink, authorized by the EnLink Conflicts Committee and ONEOK Board.

•        Outside Date.    Termination by either party, if the Mergers have not closed by May 23, 2025 (such date, the “Outside Date”).

•        Final Injunction or Other Law.    Termination by either party, if a permanent injunction has been issued or other law has been enacted prohibiting or making illegal the Mergers.

•        Unitholder Rejection.    Termination by either party, if EnLink unitholders fail to approve the Merger Proposal at the EnLink Special Meeting.

•        Change of Recommendation.    Termination by ONEOK, prior to EnLink unitholder approval of the Merger Proposal, if the EnLink Conflicts Committee changes its recommendation to the EnLink unitholders to vote for the Merger Proposal pursuant to an EnLink adverse recommendation change.

•        Breach of Representations or Covenants.    Termination by either party, if the other party has breached its representations or covenants in a way that causes a closing condition to fail.

Payment of Expenses (See page 80)

In the event of termination of the Merger Agreement by ONEOK due to an uncured breach by EnLink or Manager, EnLink has agreed to reimburse ONEOK for all of its reasonable documented out-of-pocket expenses in connection with the Merger Agreement and the transactions contemplated thereby, up to $10.0 million. In the event of termination of the Merger Agreement by EnLink due to an uncured breach by ONEOK or the Merger Subs, ONEOK has agreed to reimburse EnLink for all of its reasonable documented out-of-pocket expenses in connection with the Merger Agreement and the transactions contemplated thereby, up to $10.0 million.

Termination Fee (See page 80)

EnLink has agreed to pay ONEOK $143,978,000 if ONEOK validly terminates the Merger Agreement prior to the approval of the Merger Proposal by EnLink unitholders because the EnLink Conflicts Committee has made an EnLink adverse recommendation change.

Accounting Treatment (See page 61)

In accordance with accounting principles generally accepted in the United States and in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 810 — Consolidation, ONEOK will account for the Mergers as an equity transaction, as ONEOK controls EnLink both before and after the Mergers. Therefore, no gain or loss will be recognized in ONEOK’s consolidated income statement. In addition, the tax effects of the Mergers are reported as balance sheet adjustments consistent with ASC 740 — Income Taxes.

Material U.S. Federal Income Tax Consequences (See page 85)

The Mergers, taken together, are intended to be treated as a tax-free reorganization under Section 368(a) of the Code. ONEOK and EnLink intend to report the Mergers, taken together, consistent with such treatment. Assuming the Mergers are so treated, a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences”) generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of EnLink Units for shares of ONEOK Common Stock pursuant to the First Merger, except with respect to any cash received in lieu of fractional shares of ONEOK Common Stock.

It is a condition to EnLink’s and ONEOK’s obligations to complete the transactions that EnLink receive an opinion from Baker Botts L.L.P., counsel to EnLink, or another nationally recognized tax counsel reasonably acceptable to EnLink and ONEOK (or if any such counsel is unable to deliver such opinion, Kirkland & Ellis LLP, counsel to ONEOK) that the Mergers, taken together, should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. However, none of the parties to the Merger Agreement have sought or intend to seek any ruling from the IRS regarding the qualification of the Mergers, taken together, as a reorganization within the meaning of Section 368(a) of the Code, and there can be no assurances that the IRS will agree with the opinion from counsel.

The U.S. federal income tax consequences of the Mergers to a U.S. holder will depend on such U.S. holder’s own particular circumstances. Accordingly, U.S. holders are strongly urged to consult with a tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences of the Mergers.

For a more complete discussion of the U.S. federal income tax consequences of the Mergers, see the section entitled “Material U.S. Federal Income Tax Consequences.”

Exchange of Units (See page 66)

Prior to the closing date, ONEOK will select an exchange agent reasonably acceptable to EnLink for the purpose of exchanging EnLink Unit Certificates and Book-Entry Common Units for the Merger Consideration and paying any dividends or other distributions to which a holder of EnLink Units is entitled and any cash in lieu of any fractional shares to which such holder is entitled. On or prior to the closing date, ONEOK will deposit with the Exchange Agent, in trust for the benefit of the EnLink unitholders whose EnLink Units are converting into the right to receive the Merger Consideration at the First Merger Effective Time, ONEOK Common Stock (which will be uncertificated and registered in book-entry form), payable upon due surrender of the EnLink Unit Certificates (or affidavits of loss in lieu thereof with respect to such EnLink Unit Certificate) or Book-Entry Common Units. The shares of ONEOK Common Stock so deposited with the Exchange Agent, together with (i) any dividends or distributions received by the Exchange Agent with respect to such shares and (ii) cash to be paid in lieu of any fractional shares of ONEOK Common Stock, are referred to collectively as the “Exchange Fund.” The Exchange Agent will, pursuant to irrevocable instructions delivered by ONEOK at or prior to the First Merger Effective Time, deliver the Merger Consideration contemplated to be issued or paid pursuant to the terms of the Merger Agreement out of the Exchange Fund. Please see the section entitled “Merger Agreement — Exchange of Units.”

Comparison of Rights of EnLink Unitholders and ONEOK Shareholders (See page 90)

Upon the completion of the Mergers, EnLink unitholders receiving shares of ONEOK Common Stock will become shareholders of ONEOK, and their rights will be governed by Oklahoma law and the governing corporate documents of ONEOK in effect at the First Merger Effective Time. EnLink unitholders will have different rights once they become shareholders of ONEOK due to differences in applicable law and differences between the governing corporate documents of EnLink and ONEOK, as further described in “Comparison of Rights of EnLink Unitholders and ONEOK Shareholders.”

Listing of ONEOK Common Stock; Delisting and Deregistration of EnLink Units (See page 62)

Prior to the completion of the Mergers, ONEOK will cause the shares of ONEOK Common Stock issued pursuant to and in accordance with the Merger Agreement to be approved for listing (subject, if applicable, to notice of issuance) for trading on the NYSE. If the Mergers are completed, the EnLink Units will cease to be listed on the NYSE and will be deregistered under the Exchange Act as promptly as practicable after the First Merger Effective Time, and EnLink will no longer be required to file periodic reports with the SEC pursuant to the Exchange Act.

Regulatory Approvals (See page 62)

The completion of the Mergers is subject to antitrust review in the United States. In connection with the GIP Interest Acquisition, ONEOK filed under the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”) and any applicable waiting periods for the Mergers have been completed. The expiration or early termination of any HSR Act waiting period would not preclude the Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”) from challenging the Mergers on antitrust grounds or from seeking to preliminarily or permanently enjoin the proposed Mergers.

No Appraisal Rights (See page 62)

Under the DLLCA, EnLink unitholders are not entitled to appraisal rights or dissenters’ rights in connection with the Mergers. For more information, please see the section entitled “The Mergers — No Appraisal Rights.”

Risk Factors (See page 13)

The transactions contemplated by the Merger Agreement, including the Mergers, involve risks. In considering the Mergers, including whether to vote for the Merger Proposal and the Non-Binding Advisory Compensation Proposal, you should carefully consider the information about these risks set forth under the section entitled “Risk Factors” on page 13, together with the other information included or incorporated by reference in this proxy statement/prospectus.

Comparative Market Price Information

The following table sets forth the closing sales prices per share of ONEOK Common Stock and per EnLink Unit, respectively, on the NYSE on November 22, 2024, the last trading day prior to the public announcement of the Mergers, and on December 30, 2024, the last practicable trading day prior to the mailing of this proxy statement/prospectus. The table also shows the estimated implied value of the Merger Consideration proposed for each EnLink Unit as of the same two dates. The implied value for Merger Consideration was calculated by multiplying the closing sales price of a share of ONEOK Common Stock on the relevant date by the Exchange Ratio of 0.1412 shares of ONEOK Common Stock for each EnLink Unit.

	ONEOK Common Stock	EnLink Units	Implied Per Share Value of Merger Consideration
November 22, 2024	$117.05	$15.75	$16.53
December 30, 2024	$100.78	$14.20	$14.23

Shares of ONEOK Common Stock are currently listed on the NYSE under the ticker symbol “OKE.” EnLink Units are currently listed on the NYSE under the ticker symbol “ENLC.”

Although the Exchange Ratio is fixed (subject to adjustments in accordance with the terms of the Merger Agreement), the market prices of ONEOK Common Stock and EnLink Units will fluctuate before the Mergers are completed and the market value of the Merger Consideration ultimately received by EnLink unitholders will depend on the closing price of ONEOK Common Stock on the day the Mergers are consummated. Thus, EnLink unitholders will not know the exact value of the Merger Consideration they will receive until the closing of the Mergers. We urge you to obtain current market quotations for ONEOK Common Stock and EnLink Units and to review carefully the other information contained in this proxy statement/prospectus. Please see the section entitled “Risk Factors — Risk Factors Related to the Mergers — Because the market price of ONEOK Common Stock will fluctuate prior to the consummation of the Mergers, EnLink unitholders cannot be sure of the market value of ONEOK Common Stock that they will receive in the Mergers. In addition, because the Exchange Ratio is fixed (subject to adjustments in accordance with the terms of the Merger Agreement), the number of shares of ONEOK Common Stock to be received by EnLink unitholders in connection with the Mergers will not change between the date of this proxy statement/prospectus and the time the Mergers are completed to reflect changes in the trading prices of ONEOK Common Stock or EnLink Units.”

Dividend and Distribution Information

The table below summarizes the dividends ONEOK paid on the ONEOK Common Stock and distributions EnLink paid on the EnLink Units during the periods indicated:

	ONEOK Dividends per share	EnLink Distributions per unit
Year Ended 2024:
First quarter	$0.990	$0.1325
Second quarter	0.990	0.1325
Third quarter	0.990	0.1325
Total year-to-date	$2.970	$0.3975

Year Ended 2023:
First quarter	$0.955	$0.1250
Second quarter	0.955	0.1250
Third quarter	0.955	0.1250
Fourth quarter	0.955	0.1325
Total year-to-date	$3.820	$0.5075

Year Ended 2022:
First quarter	$0.935	$0.1125
Second quarter	0.935	0.1125
Third quarter	0.935	0.1125
Fourth quarter	0.935	0.1250
Total year-to-date	$3.740	$0.4500

Year Ended 2021:
First quarter	$0.935	$0.09375
Second quarter	0.935	0.09375
Third quarter	0.935	0.09375
Fourth quarter	0.935	0.11250
Total year-to-date	$3.740	$0.39375

The terms of the Merger Agreement limit (i) the ability of ONEOK to declare, authorize, set aside or pay any additional dividends or distributions other than regular quarterly cash dividends on ONEOK Common Stock and (ii) the ability of EnLink to declare, authorize, set aside or pay any additional dividends or distributions other than (A) the declaration and payment of regular quarterly distributions not to exceed $0.1325 per unit, prior to the completion of the Mergers, (B) the declaration and payment of distributions in cash or in kind to the holders of the Series B Preferred Units of ENLK (the “ENLK Series B Units”), in accordance with the Eleventh Amended and Restated Agreement of Limited Partnership of ENLK (as amended, the “ENLK Partnership Agreement”), and as approved by the board of directors of the ENLK GP, and (C) any distributions paid by EnLink or its subsidiaries to EnLink or another subsidiary of EnLink in the ordinary course of business. Prior to the First Merger Effective Time, each outstanding ENLK Series B Unit will be redeemed for cash or converted into EnLink Units pursuant to the terms of the ENLK Partnership Agreement.

RISK FACTORS

In deciding how to vote, EnLink unitholders should carefully consider the following risk factors, all of the information contained in or incorporated by reference herein, including but not limited to, the matters addressed in the section titled “Cautionary Statement Regarding Forward-Looking Statements” and the risks associated with each of the businesses of ONEOK and EnLink included in their respective Annual Reports on Form 10-K for the year ended December 31, 2023, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. Realization of any of the risks described below, any of the events described under “Cautionary Statement Regarding Forward-Looking Statements” or any of the risks or events described in the documents incorporated by reference could have a material adverse effect on ONEOK’s or EnLink’s business, financial condition, cash flows and results of operations and could result in a decline in the trading prices of their respective common stock or common units.

Risks Factors Related to the Mergers

Because the market price of ONEOK Common Stock will fluctuate prior to the consummation of the Mergers, EnLink unitholders cannot be sure of the market value of ONEOK Common Stock that they will receive in the Mergers. In addition, because the Exchange Ratio is fixed, the number of shares of ONEOK Common Stock to be received by EnLink unitholders in connection with the Mergers will not change between the date of this proxy statement/prospectus and the time the Mergers are completed to reflect changes in the trading prices of ONEOK Common Stock or EnLink Units.

At the time the Mergers are completed, EnLink unitholders will receive, for each EnLink Unit they own as of immediately prior to the First Merger Effective Time, 0.1412 shares of ONEOK Common Stock. The Exchange Ratio is fixed (subject to adjustments in accordance with the terms of the Merger Agreement), which means that it will not change between the date of this proxy statement/prospectus and the closing date, regardless of whether the market price of either ONEOK Common Stock or EnLink Units changes. Therefore, the value of the Merger Consideration will depend on the market price of ONEOK Common Stock at the First Merger Effective Time. The respective market prices of both ONEOK Common Stock and EnLink Units have fluctuated since the date of the announcement of the parties’ entry into the Merger Agreement and will continue to fluctuate from the date of this proxy statement/prospectus to the date of the EnLink Special Meeting, the closing date and thereafter. As of November 22, 2024, the last trading day prior to the announcement of the parties’ entry into the Merger Agreement, the closing price of ONEOK Common Stock was $117.05 and the market price of EnLink Units was $15.75. The market price of ONEOK Common Stock, when received by EnLink unitholders after the Mergers are completed, could be greater than, less than or the same as the market price of ONEOK Common Stock on the date of this proxy statement/prospectus or at the time of the EnLink Special Meeting. Accordingly, you should obtain current stock and unit price quotations, respectively, for ONEOK Common Stock and EnLink Units before deciding how to vote or abstain from voting on any of the proposals described in this proxy statement/prospectus.

Completion of the Mergers is subject to a number of conditions, including certain conditions that may not be satisfied or completed on a timely basis or at all.

Completion of the Mergers is subject to a number of conditions, which may be beyond the parties’ control and may prevent, delay or otherwise materially adversely affect the completion of the Mergers. These conditions include, among other things, EnLink unitholder approval of the Merger Agreement and the Mergers contemplated thereby. ONEOK and EnLink cannot predict with certainty whether and when any of these conditions will be satisfied. Any delay in completing the Mergers could cause ONEOK not to realize, or delay the realization, of some or all of the benefits that the companies expect to achieve from the Mergers. In such context, the date on which EnLink’s unitholders will receive the Merger Consideration is also uncertain. For additional information regarding the conditions to completion of the Mergers, please see the section entitled “The Merger Agreement — Conditions to the Completion of the Mergers.”

The Merger Agreement limits EnLink’s ability to pursue alternatives to the Mergers, which may discourage other companies from making a favorable alternative transaction proposal and, in specified circumstances, could require EnLink to pay ONEOK a termination fee.

The EnLink Board, based in part on the EnLink Conflicts Committee’s recommendation, has recommended that the EnLink unitholders vote in favor of the Merger Agreement and the Mergers. Under the Merger Agreement, if the EnLink Board or the EnLink Conflicts Committee, withdraws, modifies or qualifies, or proposes publicly to withdraw, modify or qualify its recommendation with respect to the Merger Proposal, unless the Merger Agreement has been terminated in accordance with its terms, EnLink will still be required to submit the Merger Proposal to a vote at the EnLink Special Meeting. For more information, please see the section entitled “The Merger Agreement — No Change of Recommendation by EnLink.” The Merger Agreement further provides that, if ONEOK terminates the Merger Agreement in response to an adverse recommendation change by the EnLink Conflicts Committee, EnLink will be required to pay ONEOK a termination payment of $143,978,000. In the event of termination of the Merger Agreement by ONEOK due to an uncured breach by EnLink or Manager, EnLink has agreed to reimburse ONEOK for all of its reasonable documented out-of-pocket expenses in connection with the Mergers, up to $10.0 million. In the event of termination of the Merger Agreement by EnLink due to an uncured breach by ONEOK or the Merger Subs, ONEOK has agreed to reimburse EnLink for all of its reasonable documented out-of-pocket expenses in connection with the Mergers, up to $10.0 million. Pease see the section entitled “The Merger Agreement — Termination Fee” for additional details.

These provisions regarding an EnLink adverse recommendation change could discourage a potential third-party acquirer or other strategic transaction partner that might have an interest in EnLink from considering or pursuing an alternative transaction with EnLink. These provisions might also result in a potential third-party acquirer or other strategic transaction partner proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances.

ONEOK or EnLink may waive or modify the Merger Agreement, including one or more of the closing conditions, without re-soliciting unitholder approval or without consent of the ONEOK shareholders.

ONEOK or EnLink may determine to waive, in whole or part, one or more of the conditions to closing the Mergers prior to ONEOK or EnLink, as the case may be, being obligated to consummate the Mergers. Each of ONEOK and EnLink currently expects to evaluate the materiality of any waiver and its effect on its respective shareholders or unitholders in light of the facts and circumstances at the time, to determine whether any amendment of this proxy statement/prospectus or any re-solicitation of proxies of the EnLink unitholders is required in light of such waiver. Any determination whether to waive any condition to the Mergers or to re-solicit EnLink unitholder approval or amending or supplementing this proxy statement/prospectus as a result of a waiver will be made by ONEOK or EnLink at the time of such waiver based on the facts and circumstances as they exist at that time. Additionally, prior to the consummation of the Mergers, the parties to the Merger Agreement or other related transaction document may agree to modify or waive the terms or conditions of such documents without consent from the EnLink unitholders or the ONEOK shareholders.

The market price for ONEOK Common Stock following the closing may be affected by factors different from those that historically have affected or currently affect ONEOK Common Stock and EnLink Units.

Upon completion of the Mergers, EnLink unitholders who receive ONEOK Common Stock will become shareholders of ONEOK. ONEOK’s financial position may differ from its financial position before the completion of the Mergers, and the results of operations of ONEOK following the Mergers may be affected by some factors that are different from those currently affecting the results of operations of ONEOK and those currently affecting the results of operations of EnLink. Accordingly, the market price and performance of ONEOK Common Stock is likely to be different from the performance of EnLink Units, or ONEOK Common Stock in the absence of the Mergers. In addition, general fluctuations in stock markets could have a material adverse effect on the market for, or liquidity of, ONEOK Common Stock, regardless of ONEOK’s actual operating performance. For a discussion of the businesses of ONEOK and EnLink, and important factors to consider in connection with those businesses, see the documents attached hereto or incorporated by reference and referred to in “Where You Can Find More Information.”

Following the Mergers, current ONEOK shareholders and current EnLink unitholders will have reduced ownership and voting interest in ONEOK and will exercise less influence over ONEOK’s management.

As of the date of this proxy statement/prospectus, based on the Exchange Ratio, the number of outstanding EnLink Units and the number of outstanding shares of ONEOK Common Stock, it is expected that immediately following the First Merger Effective Time, current EnLink unitholders would own approximately 5.9% of the issued and outstanding shares of ONEOK Common Stock and current ONEOK shareholders would own approximately 94.1% of the issued and outstanding shares of ONEOK Common Stock, in each case on a fully diluted basis. As a result, ONEOK’s current shareholders and EnLink’s current unitholders will have less influence on the policies of ONEOK following the Mergers than they currently have on the policies of ONEOK and EnLink, respectively.

ONEOK Common Stock to be received by EnLink unitholders as a result of the Mergers will have different rights from EnLink Units.

Following completion of the Mergers, EnLink unitholders will no longer hold EnLink Units but will instead be shareholders of ONEOK. There are important differences between the rights of EnLink unitholders and the rights of ONEOK shareholders. For a discussion of the different rights associated with EnLink Units and ONEOK Common Stock, please see the section entitled “Comparison of Rights of EnLink Unitholders and ONEOK Shareholders.”

Completion of the Mergers may trigger change in control or other provisions in certain agreements to which EnLink or any of its subsidiaries or joint ventures is a party.

The completion of the Mergers may trigger change in control or other provisions in certain agreements to which EnLink or any of its subsidiaries or joint ventures is a party. If EnLink is unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under such agreements, potentially terminate such agreements, or seek monetary damages. Even if EnLink is able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate such agreements on terms less favorable to EnLink or the applicable subsidiary or joint venture. Further, it may not be practicable to obtain waivers for certain change of control provisions and the conditions to such provisions may be subject to factors beyond ONEOK’s control. For example, the Mergers will constitute a change of control under the indentures governing EnLink’s 5.625% Senior Notes due 2028 and 6.500% Senior Notes due 2030 and, if such change of control were to be accompanied by certain ratings events, EnLink would be required to offer to repurchase such notes at a price set forth in the applicable indenture.

ONEOK and EnLink are expected to incur significant transaction costs in connection with the Mergers, which may be in excess of those anticipated by them.

ONEOK and EnLink have incurred and are expected to continue to incur a number of non-recurring costs associated with negotiating and completing the Mergers, combining the operations of the two companies and achieving desired synergies. These costs have been, and will continue to be, substantial and, in many cases, will be borne by ONEOK and EnLink whether or not the Mergers are completed. A substantial majority of non-recurring expenses will consist of transaction costs and include, among others, fees paid to financial, legal, accounting and other advisors, employee retention, severance and benefit costs, and filing fees. ONEOK will also incur costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and other employment-related costs. ONEOK and EnLink will continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in connection with the Mergers and the integration of the two companies’ businesses. While ONEOK and EnLink have assumed that a certain level of expenses would be incurred, there are many factors beyond their control that could affect the total amount or the timing of the expenses. The elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may not offset integration-related costs and achieve a net benefit in the near term, or at all. The costs described above and any unanticipated costs and expenses, many of which will be borne by ONEOK or EnLink even if the Mergers are not completed, could have an adverse effect on ONEOK’s or EnLink’s financial condition and operating results.

If the Merger Agreement is terminated, under certain circumstances, EnLink may be obligated to pay a termination fee to ONEOK. This fee could require EnLink to seek loans or use its available cash that would have otherwise been available for operations, dividends or other general corporate purposes.

Upon termination of the Merger Agreement under certain circumstances, EnLink may be required to pay ONEOK a termination fee equal to $143,978,000 or to reimburse ONEOK’s expenses up to $10.0 million, and ONEOK may be required to reimburse EnLink’s expenses up to $10.0 million. If the Merger Agreement is terminated, the termination fee or reimbursement of expenses required to be paid, if any, by EnLink under the Merger Agreement may require EnLink to seek loans or borrow amounts to enable it to pay the fee to ONEOK. Payment of these amounts would reduce the cash EnLink has available for operations, distributions or other general corporate purposes. Please see the sections entitled “The Merger Agreement — Payment of Expenses” and “The Merger Agreement — Termination Fee.”

ONEOK may be unable to integrate the businesses of ONEOK and EnLink successfully or realize the anticipated benefits of the Mergers, which may adversely affect the value of the ONEOK Common Stock that EnLink unitholders would receive in the Mergers.

ONEOK’s ability to achieve the anticipated benefits of the Mergers will depend in part upon whether ONEOK can integrate EnLink’s business into its existing business in an efficient and effective manner. ONEOK may not be able to accomplish the integration process successfully. Potential difficulties that may be encountered as part of the integration process include the following:

•        the inability to successfully combine EnLink’s business into ONEOK’s existing business in a manner that permits it to achieve, on a timely basis, or at all, the enhanced revenue opportunities and cost savings and other benefits anticipated to result from the Mergers;

•        complexities associated with managing the combined business, including difficulty addressing possible differences in operational philosophies and the challenge of integrating complex systems, technology, networks and other assets of each of the companies in a seamless manner that minimizes any adverse impact on customers, suppliers, employees and other constituencies;

•        the assumption of contractual obligations with less favorable or more restrictive terms; and

•        potential unknown liabilities and unforeseen increased expenses or delays associated with the Mergers.

In addition, ONEOK and EnLink have operated and, until the completion of the Mergers, will continue to operate, independently. It is possible that the integration process could result in the disruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies.

Any of these issues could adversely affect each company’s ability to maintain relationships with customers, suppliers, employees and other constituencies or achieve the anticipated benefits of the Mergers or could reduce each company’s earnings or otherwise adversely affect ONEOK’s business and financial results following the Mergers, including the value of the ONEOK Common Stock that EnLink unitholders will receive as Merger Consideration.

The Merger Agreement subjects ONEOK and EnLink to restrictions on their respective business activities prior to the First Merger Effective Time.

The Merger Agreement subjects ONEOK and EnLink to restrictions on their respective business activities prior to the First Merger Effective Time. The Merger Agreement obligates EnLink to conduct its business (i) in the ordinary course of business consistent with past practice and (ii) in compliance with the EnLink Midstream Interim Period Restricted Actions, dated as of October 15, 2024 (as may be amended or supplemented, or as any actions thereunder may be waived or approved by the applicable representative of ONEOK, from time to time, the “EnLink Midstream Interim Period Restricted Actions”). The Merger Agreement restricts EnLink’s ability to (i) declare additional dividends (subject to certain exceptions), (ii) adopt a plan of liquidation, dissolution or restructuring, (iii) fail to consistently maintain material rights-of-way and real property, (iv) split or otherwise recapitalize EnLink Units or effect any other similar transaction, or (v) agree, in writing or otherwise, to take any of the foregoing actions or any action that would reasonably be expected to prevent or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Mergers. The EnLink Midstream Interim Period Restricted Actions restricts EnLink’s ability to take certain actions, including, among other things, (i) make capital expenditures,

(ii) create or incur indebtedness, (iii) merge or consolidate with other businesses, and (iv) enter into or amend rights under material contracts. These restrictions could prevent EnLink from pursuing certain business opportunities that arise prior to the First Merger Effective Time and are outside the ordinary course of business. The Merger Agreement also restricts ONEOK’s ability to (i) amend its organizational documents in a way that would prevent the consummation of the Mergers, (ii) declare additional dividends (subject to certain exceptions), (iii) split or otherwise recapitalize ONEOK Common Stock or effect any other similar transaction, (iv) adopt a plan of liquidation, dissolution or restructuring, (v) directly or indirectly purchase or acquire any additional EnLink Units, or (vi) agree, in writing or otherwise, to take any of the foregoing actions or any action that would reasonably be expected to prevent or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Mergers. Please see the section entitled “The Merger Agreement — Covenants — Conduct of Business Pending the Mergers” for additional details.

Uncertainties associated with the Mergers may cause a loss of management personnel and other key employees of ONEOK and EnLink, which could adversely affect the future business and operations of ONEOK following the Mergers.

ONEOK and EnLink are dependent on the experience and industry knowledge of their respective officers and other key employees to execute their business plans. ONEOK’s success after the Mergers will depend in part upon its ability to retain key management personnel and other key employees of both ONEOK and EnLink. Current and prospective employees of ONEOK and EnLink may experience uncertainty about their roles within ONEOK following the Mergers or other concerns regarding the timing and completion of the Mergers or the operations of ONEOK following the Mergers, any of which may have an adverse effect on the ability of ONEOK and EnLink to retain or attract key management and other key personnel. If ONEOK and EnLink are unable to retain personnel, including key management, who are critical to the future operations of the companies, ONEOK and EnLink could face disruptions in their operations, loss of existing customers, loss of key information, expertise or know-how and unanticipated additional recruitment and training costs. In addition, the loss of key personnel could diminish the anticipated benefits of the Mergers. No assurance can be given that ONEOK, following the Mergers, will be able to retain or attract key management personnel and other key employees to the same extent that ONEOK and EnLink have previously been able to retain or attract their own employees.

The Mergers may not be completed and the Merger Agreement may be terminated in accordance with its terms. Failure to complete the Mergers could negatively impact the price of ONEOK Common Stock and EnLink Units and have a material adverse effect on their results of operations, cash flows and financial position.

ONEOK or EnLink may elect to terminate the Merger Agreement in accordance with its terms in certain circumstances, as further detailed in the section entitled “The Merger Agreement — Termination of the Merger Agreement.” If the Mergers are not completed for any reason, including as a result of the EnLink unitholders’ failure to approve the Merger Proposal, the ongoing businesses of ONEOK and EnLink may be materially adversely affected and, without realizing any of the benefits of having completed the Mergers, ONEOK and EnLink would be subject to a number of risks, including the following:

•        ONEOK and EnLink may experience negative reactions from the financial markets, including negative impacts on their respective stock and unit prices;

•        ONEOK and EnLink and their respective subsidiaries may experience negative reactions from their respective customers, suppliers, vendors, landlords, joint venture partners and other business partners;

•        ONEOK and EnLink will still be required to pay certain significant costs relating to the Mergers, such as legal, accounting, financial advisor and printing fees;

•        matters relating to the Mergers (including integration planning) require substantial commitments of time and resources by each company’s management, which may have resulted in the distraction of each company’s management from ongoing business operations and pursuing other opportunities that could have been beneficial to the companies; and

•        litigation related to any failure to complete the Mergers or related to any enforcement proceeding commenced against ONEOK or EnLink to perform their respective obligations pursuant to the Merger Agreement.

If the Mergers are not completed, the risks described above may materialize and they may have a material adverse effect on ONEOK’s or EnLink’s results of operations, cash flows, financial position and stock prices. In addition to the above risks, if the Merger Agreement is terminated or the Mergers are otherwise not completed for any reason, there can be no assurances that either ONEOK or EnLink will be able to find a party willing to enter into an alternative transaction as attractive as the Mergers.

EnLink’s directors and executive officers have interests in the Mergers that may be different from, or in addition to, the interests of the EnLink unitholders generally.

In considering the recommendations of the EnLink Conflicts Committee and the EnLink Board that EnLink unitholders vote in favor of the Merger Proposal and the Non-Binding Advisory Compensation Proposal, EnLink unitholders should be aware of and take into account the fact that, aside from their interests as EnLink unitholders, certain of EnLink’s directors and executive officers have interests in the Mergers that may be different from, or in addition to, the interests of EnLink unitholders generally. These interests include, among others, rights to continuing indemnification and directors’ and officers’ liability insurance. For a more detailed description of these interests, please see the section entitled “The Mergers — Interests of Certain EnLink Directors and Executive Officers in the Mergers.” The EnLink Conflicts Committee and the EnLink Board were aware of and considered these potential interests, among other matters, in evaluating and negotiating the Merger Agreement and the transactions contemplated therein, in approving the Mergers and in recommending that EnLink unitholders approve the Merger Proposal and the Non-Binding Advisory Compensation Proposal.

Litigation relating to the Mergers could result in an injunction preventing completion of the Mergers, substantial costs to ONEOK and EnLink and/or may adversely affect ONEOK’s business, financial condition or results of operations following the Mergers.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition, merger or other business combination agreements. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on ONEOK’s and EnLink’s respective liquidity and financial condition.

Lawsuits that may be brought against ONEOK, EnLink or their respective directors could also seek, among other things, injunctive relief or other equitable relief, including a request to rescind parts of the Merger Agreement already implemented and to otherwise enjoin the parties from consummating the Mergers. One of the conditions to the closing of the Mergers is that no injunction by any court or other tribunal of competent jurisdiction has been entered and continues to be in effect and no law has been adopted or is effective, in either case that prohibits or makes illegal the closing of the Mergers. Consequently, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Mergers, that injunction may delay or prevent the Mergers from being completed within the expected timeframe or at all, which may adversely affect ONEOK’s and EnLink’s respective business, financial position and results of operation.

There can be no assurance that any of the defendants will be successful in the outcome of any pending or any potential future lawsuits. The defense or settlement of any lawsuit or claim that remains unresolved at the time the Mergers are completed may adversely affect ONEOK’s and EnLink’s business, financial condition, results of operations and cash flows.

EnLink unitholders will not be entitled to appraisal rights in the Mergers.

Appraisal rights are statutory rights that enable security holders to dissent from certain extraordinary transactions, such as certain mergers, and to demand that the company pay the fair value for their securities as determined by a court in a judicial proceeding instead of receiving the consideration offered to security holders in connection with the applicable transaction. Under the DLLCA and the EnLink Operating Agreement, EnLink unitholders do not have appraisal rights in connection with the Mergers, as more fully described in “The Mergers — No Appraisal Rights.”

Declaration, payment and amounts of dividends, if any, distributed to ONEOK shareholders following the Mergers will be uncertain.

Although ONEOK has paid cash dividends on ONEOK Common Stock in the past, ONEOK may determine not to declare dividends in the future or may reduce the amount of dividends paid in the future. Any payment of future dividends will be at the discretion of the ONEOK Board and will depend on ONEOK’s results of operations, financial condition, cash requirements, future prospects and other considerations that the ONEOK Board deems relevant, including, but not limited to:

•        ONEOK may not have enough cash to pay such dividends or to repurchase shares due to its cash requirements, capital spending plans, cash flow or financial position;

•        decisions on whether, when and in which amounts to make any future distributions will remain at all times entirely at the discretion of the ONEOK Board, which could change its dividend practices at any time and for any reason;

•        ONEOK’s desire to maintain or improve the credit ratings on its debt;

•        the amount of dividends that ONEOK may distribute to its shareholders is subject to restrictions under Oklahoma law; and

•        the agreements governing ONEOK’s indebtedness.

Shareholders should be aware that they have no contractual or other legal right to dividends that have not been declared.

The trading price and volume of ONEOK Common Stock may be volatile following the Mergers.

The trading price and volume of ONEOK Common Stock may be volatile following completion of the Mergers. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of ONEOK Common Stock. As a result, ONEOK shareholders and EnLink unitholders who receive ONEOK Common Stock may suffer a loss on their investment. Many factors may impair the market for ONEOK Common Stock and the ability of investors to sell shares at an attractive price and could also cause the market price and demand for ONEOK Common Stock to fluctuate substantially, which may negatively affect the price and liquidity of ONEOK Common Stock. Many of these factors and conditions are beyond the control of ONEOK or its shareholders.

Following the consummation of the Mergers, the market price of ONEOK Common Stock may be depressed by the perception that former EnLink unitholders may sell the shares of ONEOK Common Stock they will acquire at closing and for other reasons related to the Mergers.

Subject to applicable securities laws, former EnLink unitholders may seek to sell shares of ONEOK Common Stock held by them immediately following the consummation of the Mergers. The Merger Agreement contains no restriction on their ability to sell such shares of ONEOK Common Stock. These sales (or the perception that these sales may occur), coupled with the increase in the outstanding number of shares of ONEOK Common Stock, may affect the market for, and the market price of, shares of ONEOK Common Stock in an adverse manner.

The financial forecasts are based on various assumptions that may not be realized.

The financial estimates set forth in the forecasts included under the section entitled “The Mergers — Certain Unaudited Forecasted Financial Information of EnLink” were based on assumptions of, and information available to, EnLink management when prepared, and these estimates and assumptions are subject to uncertainties, many of which are beyond ONEOK’s and EnLink’s control and may not be realized. Many factors mentioned in this proxy statement/prospectus, including the risks outlined in this “Risk Factors” section and the events or circumstances described under “Cautionary Statement Regarding Forward-Looking Statements,” will be important in determining ONEOK’s future results. As a result of these contingencies, actual future results may vary materially from EnLink’s estimates. In view of these uncertainties, the inclusion of financial estimates in this proxy statement/prospectus is not and should not be viewed as a representation that the forecasted results will necessarily reflect actual future results.

EnLink’s financial estimates were not prepared with a view toward public disclosure, and such financial estimates were not prepared with a view toward compliance with published guidelines of any regulatory or professional body. Further, any forward-looking statement speaks only as of the date on which it is made, and neither ONEOK nor EnLink undertakes any obligation, other than as required by applicable law, to update the financial estimates herein to reflect events or circumstances after the date those financial estimates were prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances.

The prospective financial information included in this document has been prepared by, and is the responsibility of, EnLink’s management. Neither KPMG LLP nor PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, neither KPMG LLP nor PricewaterhouseCoopers LLP express an opinion or any other form of assurance with respect thereto. The report of KPMG LLP contained in EnLink’s Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this proxy statement/prospectus, relates to historical financial information of EnLink, and such report does not extend to the Forecasted Financial Information and should not be read to do so. In addition, the PricewaterhouseCoopers LLP report incorporated by reference in this document relates to ONEOK’s previously issued financial statements. It does not extend to the prospective financial information and should not be read to do so. For more information, please see the section entitled “The Mergers — Certain Unaudited Forecasted Financial Information of EnLink.”

The opinion of Evercore, the financial advisor to the EnLink Conflicts Committee, speaks only as of the date rendered based on circumstances and conditions existing as of the signing of the Merger Agreement and will not reflect changes in circumstances between the signing of the Merger Agreement and the completion of the Mergers.

The EnLink Conflicts Committee has received an opinion from its financial advisor, Evercore, in connection with the signing of the Merger Agreement based on circumstances and conditions existing at that time but has not obtained any updated opinion from its financial advisor as of the date of this proxy statement/prospectus. Changes in the operations and prospects of ONEOK or EnLink, general market and economic conditions and other factors that may be beyond the control of ONEOK or EnLink, and on which the EnLink Conflicts Committee’s financial advisor’s opinion was based, may significantly alter the value of ONEOK or EnLink or the prices of the shares of ONEOK Common Stock or EnLink Units by the time the Mergers are completed. The opinion does not speak as of the time the Mergers will be completed or as of any date other than the date of the opinion. Because the EnLink Conflicts Committee currently does not anticipate asking its financial advisor to update its opinion, the opinion will not address the fairness of the Merger Consideration from a financial point of view at the time the Mergers are completed. The EnLink Conflicts Committee’s recommendation that EnLink unitholders vote in favor of the Merger Proposal and the Non-Binding Advisory Compensation Proposal, however, is made as of the date of this proxy statement/prospectus.

The synergies attributable to the Mergers may vary from expectations.

ONEOK may fail to realize the anticipated benefits and synergies expected from the Mergers, which could adversely affect its business, financial condition and operating results. The success of the Mergers will depend, in significant part, on ONEOK’s ability to successfully integrate EnLink’s business, grow its revenue and realize the anticipated strategic benefits and synergies from the Mergers. ONEOK believes that the Mergers will provide operational and financial scale, increasing free cash flow, and enhancing its corporate rate of return. However, achieving these goals requires, among other things, realization of the targeted cost and commercial synergies expected from the Mergers. This growth and the anticipated benefits of the Mergers may not be realized fully or at all or may take longer to realize than expected. Actual operating, technological, strategic and revenue opportunities, if achieved at all, may be less significant than expected or may take longer to achieve than anticipated. If ONEOK is not able to achieve these objectives and realize the anticipated benefits and synergies expected from the Mergers within the anticipated timing or at all, ONEOK’s business, financial condition and operating results may be adversely affected, its earnings per share may be diluted, the accretive effect of the Mergers may decrease or be delayed and its share price may be negatively impacted.

The future results of ONEOK following the Mergers will suffer if it does not effectively manage its expanded operations.

Following the Mergers, the size of the business of ONEOK will increase. ONEOK’s future success will depend, in part, upon its ability to manage this expanded business, which may pose challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. ONEOK may also face increased scrutiny from governmental authorities as a result of the increase in the size of its business. There can be no assurances that ONEOK will be successful or that it will realize the expected operating efficiencies, cost savings, revenue enhancements or other benefits currently anticipated from the Mergers.

The pendency of the Mergers and/or the completion of the Mergers may result in a loss of customers, suppliers, vendors, landlords, joint venture partners and other business partners and may result in the termination of existing contracts.

In connection with the pending Mergers, some of the customers, suppliers, vendors, landlords, joint venture partners and other business partners of each of ONEOK and EnLink may delay or defer decisions, which could adversely affect the revenues, earnings, funds from operations, cash flows and expenses of ONEOK and EnLink, regardless of whether the Mergers are completed, and of the combined company, if the Mergers are completed.

Following the Mergers, some of the customers, suppliers, vendors, landlords, joint venture partners and other business partners of ONEOK or EnLink may terminate or scale back their current or prospective business relationships with ONEOK. Some customers may not wish to source a larger percentage of their needs from a single company or may feel that ONEOK is too closely allied with one of their competitors. In addition, EnLink has contracts with customers, suppliers, vendors, landlords, joint venture partners and other business partners that may require EnLink to obtain consents from these other parties in connection with the Mergers, which may not be obtained on favorable terms or at all. If relationships with customers, suppliers, vendors, landlords, joint venture partners and other business partners are adversely affected by the Mergers, or if ONEOK, following the Mergers, loses the benefits of the contracts of EnLink, ONEOK’s business and financial performance could suffer.

ONEOK shareholders may experience dilution in the future.

The percentage ownership of ONEOK shareholders may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including, without limitation, equity awards that ONEOK may grant to its directors, officers and employees and pursuant to ONEOK “at-the-market” offerings of ONEOK Common Stock. Such issuances may have a dilutive effect on ONEOK’s earnings per share, which could adversely affect the market price of ONEOK Common Stock.

Certain employees of EnLink will have rights to purchase or receive shares of ONEOK Common Stock after the Mergers as a result of the conversion of their EnLink equity awards into ONEOK equity awards. The conversion of these EnLink equity awards into ONEOK equity awards is described in further detail in the section entitled “The Merger Agreement — Treatment of EnLink Equity Awards.” The issuance of shares of ONEOK Common Stock pursuant to these awards will dilute the percentage ownership of ONEOK shareholders. It is also expected that, from time to time after the closing of the Mergers, the Executive Compensation Committee of the ONEOK Board will grant additional equity awards to employees and directors under ONEOK’s compensation and employee benefit plans. These additional equity awards will have a dilutive effect on ONEOK’s earnings per share, which could adversely affect the market price of ONEOK Common Stock.

Further, pursuant to ONEOK’s “at-the-market” equity program, it can, but is under no obligation to, offer and sell ONEOK Common Stock up to an aggregate offering price of $1.0 billion. The program allows ONEOK to offer and sell ONEOK Common Stock at prices it deems appropriate through a sales agent, in forward sales transactions through a forward seller or directly to one or more of the program’s managers acting as principals. Sales of ONEOK Common Stock may be made by means of ordinary brokers’ transactions on the NYSE, in block transactions or as otherwise agreed to between ONEOK and the sales agent. As of September 30, 2024, no sales have been made under ONEOK’s “at-the-market” program.

In addition, the Amended and Restated Certificate of Incorporation of ONEOK, as amended (the “ONEOK Charter”), authorizes ONEOK to issue, without the approval of ONEOK shareholders, one or more classes or series of preferred stock having such designations, powers, preferences and relative, participating, optional and other special rights, including preferences over ONEOK Common Stock with respect to dividends and distributions, as the ONEOK Board generally may determine. The terms of one or more classes or series of preferred stock could dilute the voting power or reduce the value of ONEOK Common Stock. For example, the repurchase or redemption rights or liquidation preferences that could be assigned to holders of preferred stock could affect the residual value of ONEOK Common Stock. For more information, please see the section entitled “Comparison of Rights of EnLink Unitholders and ONEOK Shareholders.”

ONEOK has a significant amount of indebtedness, which will limit its liquidity and financial flexibility, and any downgrade of its credit rating could adversely impact ONEOK. ONEOK may also incur additional indebtedness in the future.

As of September 30, 2024, ONEOK and EnLink had total indebtedness of approximately $28.1 billion and $4.9 billion, respectively. Accordingly, ONEOK will have substantial indebtedness following completion of the Mergers. In addition, subject to the limits contained in the documents governing such indebtedness, ONEOK may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions or for other purposes. ONEOK’s indebtedness and other financial commitments have important consequences to its business, including, but not limited to:

•        making it more difficult for ONEOK to satisfy its obligations with respect to senior notes and other indebtedness due to the increased debt-service obligations, which could, in turn, result in an event of default on such other indebtedness or the senior notes;

•        requiring ONEOK to dedicate a substantial portion of its cash flows from operations to debt service payments, thereby limiting its ability to fund working capital, capital expenditures, investments or acquisitions and other general corporate purposes;

•        increasing ONEOK’s vulnerability to general adverse economic and industry conditions, including low commodity price environments;

•        limiting ONEOK’s ability to obtain additional financing due to higher costs and more restrictive covenants;

•        limiting ONEOK’s flexibility in planning for, or reacting to, changes in its business and the industry in which it operates; and

•        placing ONEOK at a competitive disadvantage compared with its competitors that have proportionately less debt and fewer guarantee obligations.

In addition, ONEOK and EnLink receive credit ratings from rating agencies in the U.S. with respect to their indebtedness. Any credit downgrades resulting from the Mergers or otherwise could adversely impact ONEOK’s ability to access financing and trade credit, require ONEOK to offer to repurchase certain of EnLink’s outstanding senior notes, require ONEOK to provide additional letters of credit or other assurances under contractual arrangements and increase ONEOK’s interest rate under any credit facility borrowing as well as the cost of any other future debt.

Other Risk Factors Relating to ONEOK and EnLink

As a result of entering into the Merger Agreement, ONEOK’s and EnLink’s businesses are and will be subject to the risks described above. In addition, ONEOK and EnLink are, and following completion of the Mergers, ONEOK will be, subject to the risks described in ONEOK’s and EnLink’s most recent Annual Report on Form 10-K (as amended) as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” for the location of information incorporated by reference into this proxy statement/prospectus.

Tax Risks Related to the Mergers and the Ownership of ONEOK Common Stock Received in the Mergers

In addition to reading the following risk factors, you are strongly urged to read “Material U.S. Federal Income Tax Consequences” for a more complete discussion of the expected U.S. federal income tax consequences of the Mergers and owning and disposing of shares of ONEOK Common Stock received in the Mergers.

There could be limitations on the utilization of the historic U.S. net operating loss carryforwards of EnLink.

ONEOK’s ability to utilize EnLink’s historic U.S. net operating loss carryforwards to reduce future taxable income following the consummation of the Mergers is expected to be subject to various limitations under the Code.

In general, Section 382 of the Code imposes such a limitation upon the occurrence of ownership changes resulting from issuances of a company’s stock or the sale or exchange of such company’s stock by certain shareholders if, as a result, there is an aggregate change of more than 50% in the beneficial ownership of such company’s stock by such shareholders during any three-year period. The limitation (a “Section 382 limitation”) with respect to the loss carryforwards of a company that has undergone such an ownership change generally is equal to (i) the fair market value of such company’s equity multiplied by (ii) a percentage approximately equivalent to the yield on long-term tax-exempt bonds during the month in which the ownership change occurs. In addition, the Section 382 limitation is increased if there are recognized built-in gains during the five-year post-change period, but only to the extent of any net unrealized built-in gain existing on the date of the ownership change. If a corporation that is already subject to a Section 382 limitation as a result of an ownership change undergoes a second ownership change, net operating losses attributable to the period preceding the earlier ownership change are treated as pre-change losses with respect to both ownership changes. The second ownership change may result in a lesser, but never a greater, Section 382 limitation following such ownership change.

ONEOK and EnLink believe that the transactions in connection with the Mergers, if consummated, will result in an ownership change under Section 382 of the Code with respect to EnLink. As a result, ONEOK could be subject to the Section 382 limitation with respect to EnLink’s loss carryforwards that exist on the date of the Mergers.

For a more complete discussion of the U.S. federal income tax consequences of the Mergers, see the section entitled “Material U.S. Federal Income Tax Consequences.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this document may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this document that address activities, events or developments that ONEOK or EnLink expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “opportunity,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “target,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the Mergers, the expected closing of the Mergers and the timing thereof, and descriptions of ONEOK following the consummation of the Mergers and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, synergies, opportunities and anticipated future performance, including maintaining current ONEOK management, enhancements to investment-grade credit profile, an expected accretion to earnings and free cash flow, dividend payments and potential share repurchases, increase in value of tax attributes and expected impact on EBITDA after giving effect to the Mergers. Information adjusted for the Mergers should not be considered a forecast of future results. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this proxy statement/prospectus. These include the risk that ONEOK will not be able to successfully integrate EnLink’s business; the risk that cost savings, synergies and growth from the Mergers may not be fully realized or may take longer to realize than expected; the risk that the credit ratings following the Mergers may be different from what the companies expect; the risk that a condition to closing of the Mergers may not be satisfied, that a party may terminate the Merger Agreement or that the closing of the Mergers might be delayed or not occur at all; the possibility that the EnLink unitholders may not approve the Merger Proposal; the risk of potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Mergers; risks related to the occurrence of any other event, change or circumstance that could give rise to the termination of the Merger Agreement; the risk that changes in ONEOK’s capital structure could have adverse effects on the market value of its securities; risks related to the ability of ONEOK and EnLink to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on ONEOK’s and EnLink’s operating results and business generally; the risk that the Mergers could distract ONEOK’s and EnLink’s respective management teams from ongoing business operations or cause ONEOK and/or EnLink to incur substantial costs; the risk of any litigation relating to the Mergers; risks related to the impact of any economic downturn and any substantial decline in commodity prices; the risk of changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond ONEOK’s or EnLink’s control, including those detailed in ONEOK’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on ONEOK’s website at www.oneok.com and on the website of the SEC at www.sec.gov, and those detailed in EnLink’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on EnLink’s website at www.enlink.com and on the website of the SEC. All forward-looking statements are based on assumptions that ONEOK and EnLink believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and neither ONEOK nor EnLink undertakes any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

PARTIES TO THE MERGERS

ONEOK, Inc.

100 West Fifth Street
Tulsa, Oklahoma 74103
(918) 588-7000

ONEOK is an Oklahoma corporation, and its common stock is listed on the NYSE under the ticker symbol “OKE.” ONEOK delivers energy products and services vital to an advancing world. ONEOK is a leading midstream service provider of gathering, processing, fractionation, transportation, storage and marine exports. As one of the largest diversified energy infrastructure companies in North America, ONEOK delivers energy that makes a difference in the lives of people in the U.S. and around the world. Through its more than 50,000-mile pipeline network, ONEOK transports natural gas, NGLs, the output from crude oil refineries, including products such as gasoline, diesel fuel, aviation fuel, kerosene and heating oil and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future.

On October 15, 2024, pursuant to the GIP Interest Purchase Agreement, ONEOK acquired 200,340,753 EnLink Units, representing approximately 43.8% of the EnLink Units outstanding as of the Record Date. Pursuant to the terms of the Support Agreement, ONEOK has irrevocably agreed to vote such EnLink Units in favor of the Merger Proposal and the Non-Binding Advisory Compensation Proposal. For additional information regarding the GIP Interest Acquisition and the Support Agreement, please see the sections entitled “The Mergers — Background of the Mergers” and “The Mergers — Support Agreement.”

Additional information about ONEOK and its subsidiaries, including, but not limited to, information regarding its business, properties, legal proceedings, financial statements, financial condition and results of operations, market risk, executive compensation and related party transactions is set forth in ONEOK’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and ONEOK’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, which are each incorporated by reference into this document.

For more information about ONEOK, please visit ONEOK’s website at www.oneok.com. The information contained on ONEOK’s website or accessible through it does not constitute a part of this document.

EnLink Midstream, LLC

1722 Routh Street, Suite 1300
Dallas, Texas 75201
(214) 953-9500

EnLink is a publicly traded Delaware limited liability company formed in October 2013. Its assets consist of all of the outstanding common units of ENLK and all of the membership interests of ENLK GP. All of EnLink’s midstream energy assets are owned and operated by ENLK and its subsidiaries. EnLink primarily focuses on owning, operating, investing in, and developing midstream energy infrastructure assets to provide midstream energy services, including (i) gathering, compressing, treating, processing, transporting, storing, and selling natural gas; (ii) fractionating, transporting, storing, and selling NGLs; and (iii) gathering, transporting, storing, trans-loading, and selling crude oil and condensate. EnLink Units are listed on the NYSE under the ticker symbol “ENLC.”

Additional information about EnLink and its subsidiaries, including, but not limited to, information regarding its business, properties, legal proceedings, financial statements, financial condition and results of operations, executive compensation and related party transactions is set forth in EnLink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and EnLink’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, which are each incorporated by reference into this document.

For more information about EnLink, please visit EnLink’s website at www.enlink.com. The information contained on EnLink’s website or accessible through it does not constitute a part of this document.

Elk Merger Sub I, L.L.C.

100 West Fifth Street
Tulsa, Oklahoma 74103
(918) 588-7000

Merger Sub I is a Delaware limited liability company and direct, wholly-owned subsidiary of ONEOK. Merger Sub I has not carried on any activities to date, other than activities incidental to its formation or undertaken in connection with the transactions contemplated by the Merger Agreement.

Elk Merger Sub II, L.L.C.

100 West Fifth Street
Tulsa, Oklahoma 74103
(918) 588-7000

Merger Sub II is a Delaware limited liability company and direct, wholly-owned subsidiary of ONEOK. Merger Sub II has not carried on any activities to date, other than activities incidental to its formation or undertaken in connection with the transactions contemplated by the Merger Agreement.

EnLink Midstream Manager, LLC

100 West Fifth Street
Tulsa, Oklahoma 74103
(918) 588-7000

Manager is a Delaware limited liability company and sole managing member of EnLink. Manager is responsible for conducting the business and managing the operations of EnLink. As of the consummation of the GIP Interest Acquisition on October 15, 2024, ONEOK owns all limited liability company interests in Manager.

SPECIAL MEETING OF ENLINK UNITHOLDERS

General

This proxy statement/prospectus is first being mailed on or about December 31, 2024 and constitutes notice of the EnLink Special Meeting in conformity with the requirements of the EnLink Operating Agreement.

This proxy statement/prospectus is being provided to EnLink unitholders as part of a solicitation of proxies by the EnLink Board for use at the EnLink Special Meeting, including any adjournment or postponement of the EnLink Special Meeting. EnLink unitholders are encouraged to read the entire document carefully, including the annexes to this document, for more detailed information regarding the Merger Agreement and the transactions contemplated by the Merger Agreement.

Date, Time and Place

The EnLink Special Meeting will be held virtually at www.virtualshareholdermeeting.com/ENLC2025SM, on January 30, 2025, at 10:00 a.m., Central Time. The EnLink Special Meeting can be accessed by visiting www.virtualshareholdermeeting.com/ENLC2025SM, where EnLink unitholders will be able to participate and vote online. This proxy statement/prospectus is first being furnished to EnLink’s unitholders on or about December 31, 2024.

Purpose of the EnLink Special Meeting

At the EnLink Special Meeting, EnLink unitholders will be asked to consider and vote on the following:

1.      the Merger Proposal; and

2.      the Non-Binding Advisory Compensation Proposal.

EnLink does not intend to transact any other business at the EnLink Special Meeting or any adjournment or postponement thereof, except such business as may properly be brought before the EnLink Special Meeting by or at the direction of the EnLink Board in accordance with the EnLink Operating Agreement. This proxy statement/prospectus, including the Merger Agreement attached thereto as Annex A, contains further information with respect to these matters.

Recommendation of the EnLink Conflicts Committee and the EnLink Board

The EnLink Conflicts Committee unanimously (i) determined that the Mergers, on the terms and conditions set forth in the Merger Agreement and the Support Agreement, were in the best interests of EnLink and the EnLink Unaffiliated Unitholders, (ii) approved the Merger Agreement and the Support Agreement and the transactions contemplated thereby, including the Mergers, with such approval constituting “Special Approval” for all purposes under the EnLink Operating Agreement, including, but not limited to, Section 7.9(d) thereof, and the execution, delivery, and performance of the Merger Agreement and the Support Agreement and the transactions contemplated thereby, (iii) recommended that the EnLink Board approve the Merger Agreement and the Support Agreement and the transactions contemplated thereby, including the Mergers, and the execution, delivery, and performance of the Merger Agreement and the Support Agreement and the transactions contemplated thereby, including the Mergers, and (iv) recommended (A) that the EnLink Board resolve to direct that the Merger Agreement and the approval of the Mergers be submitted to a vote of the EnLink unitholders and (B) that the EnLink unitholders approve the Merger Agreement and the Mergers.

The EnLink Board (acting based in part upon the recommendation of the EnLink Conflicts Committee) unanimously (i) determined that the Mergers, on the terms and conditions set forth in the Merger Agreement and the Support Agreement, are in the best interests of EnLink and the EnLink unitholders, (ii) approved the Merger Agreement and the Support Agreement, the execution, delivery, and performance of the Merger Agreement and the Support Agreement and the transactions contemplated thereby, (iii) directed that the Merger Agreement and the approval of the Mergers be submitted to a vote of the EnLink unitholders, and (iv) recommended that the EnLink unitholders approve the Merger Agreement.

For a description of factors considered by the EnLink Conflicts Committee in reaching its decision to approve and declare advisable the foregoing proposals, please see the section entitled “The Mergers — Recommendation of the EnLink Conflicts Committee and the EnLink Board and their Reasons for the Mergers” beginning on page 40.

The EnLink Conflicts Committee and the EnLink Board each unanimously recommends that EnLink unitholders vote “FOR” the Merger Proposal. The EnLink Board unanimously recommends that EnLink unitholders vote “FOR” the Non-Binding Advisory Compensation Proposal.

EnLink unitholders’ approval of the Merger Proposal is a condition for the Mergers to occur. If EnLink unitholders fail to approve the Merger Proposal by the requisite vote, the Mergers will not occur. The Non-Binding Advisory Compensation Proposal is not a condition to the consummation of the Mergers.

Record Date; Unitholders Entitled to Vote

Only EnLink unitholders at the close of business on December 23, 2024, the Record Date for the EnLink Special Meeting, will be entitled to notice of, and to vote at, the EnLink Special Meeting or any adjournment or postponement of the EnLink Special Meeting. At the close of business on the Record Date, 457,079,545 EnLink Units were issued and outstanding.

EnLink unitholders are entitled to one vote for each EnLink Unit they own at the close of business on the Record Date.

Quorum; Adjournment

The presence at the EnLink Special Meeting of the holders of a majority of the outstanding EnLink Units entitled to vote at the meeting as of the close of business on the Record Date, represented in person or by proxy, will constitute a quorum. As a result, there must be 228,539,774 EnLink Units represented by proxy or by unitholders present and entitled to vote at the EnLink Special Meeting in order to have a quorum and, for business to be conducted at the EnLink Special Meeting, a quorum must be present. Virtual attendance at the EnLink Special Meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the EnLink Special Meeting.

The Manager may adjourn the meeting from time to time, whether or not there is a quorum. Failure of a quorum to be represented at the EnLink Special Meeting will result in an adjournment of the EnLink Special Meeting and may subject EnLink to additional expense. Even if a quorum is present, the EnLink Special Meeting may also be adjourned in order to provide more time to solicit additional proxies in favor of approval of the Merger Proposal if the Manager determines such adjournment is necessary.

Notice need not be given of the adjourned meeting and a new record date need not be fixed if the time and place thereof are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 45 days, in which case a notice of the adjourned meeting will be given to each unitholder of record entitled to vote at the meeting. If after the adjournment a new record date for the unitholders entitled to vote is fixed for the adjourned meeting, the EnLink Board must fix a record date for the adjourned meeting in accordance with the DLLCA and provide a new notice of the adjourned meeting to each unitholder of record entitled to vote at the meeting. In addition, prior to the date of the EnLink Special Meeting, the Manager may postpone the EnLink Special Meeting one or more times for any reason by giving at least two days’ prior notice to the EnLink unitholders entitled to vote at such meeting in accordance with the EnLink Operating Agreement.

If the EnLink Special Meeting is adjourned or postponed for the purpose of soliciting additional votes, unitholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you submit your proxy over the Internet or by telephone or submit a properly executed proxy card, even if you abstain from voting, your units will be counted as present for purposes of determining whether a quorum exists at the EnLink Special Meeting.

Required Vote

Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding EnLink Units entitled to vote on the proposal. Accordingly, with respect to an EnLink unitholder who is present in person or represented by proxy at the EnLink Special Meeting, such unitholder’s abstention from voting will have the same effect as a vote “against” the Merger Proposal. Additionally, the failure of an EnLink unitholder who holds EnLink Units in “street name” through a bank, broker or other nominee to give voting instructions to the bank, broker or other nominee will have the same effect as a vote “against” the Merger Proposal.

Approval of the Non-Binding Advisory Compensation Proposal requires the affirmative vote of holders of a majority of the outstanding EnLink Units entitled to vote on the proposal. Accordingly, with respect to an EnLink unitholder who is present in person or represented by proxy at the EnLink Special Meeting, such unitholder’s abstention from voting will have the same effect as a vote “against” the Non-Binding Advisory Compensation Proposal. Additionally, the failure of an EnLink unitholder who holds EnLink Units in “street name” through a bank, broker or other nominee to give voting instructions to the bank, broker or other nominee will have the same effect as a vote “against” the Non-Binding Advisory Compensation Proposal. As an advisory vote, this proposal is not binding upon EnLink, the EnLink Board, ONEOK or the ONEOK Board, and approval of this proposal is not a condition to completion of the Mergers.

The Mergers are conditioned on, among other things, the approval of the Merger Proposal at the EnLink Special Meeting. The Non-Binding Advisory Compensation Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

Abstentions and Broker Non-Votes

An abstention occurs when a unitholder attends a meeting, either in person or by proxy, but abstains from voting. At the EnLink Special Meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as voting “against” the Merger Proposal and “against” the Non-Binding Advisory Compensation Proposal.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” the Merger Proposal and “FOR” the Non-Binding Advisory Compensation Proposal.

Broker non-votes occur when (i) a bank, broker or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of unitholders but is not permitted to vote on other proposals without instructions from the beneficial owner of the units and (ii) the beneficial owner fails to provide the bank, broker or other nominee with such instructions. Under NYSE rules, banks, brokers and other nominees holding units in “street name” do not have discretionary voting authority with respect to any of the EnLink proposals described in this proxy statement/prospectus. Accordingly, if a beneficial owner of EnLink Units held in “street name” does not give voting instructions to the bank, broker or other nominee, then those units will not be counted as present in person or by proxy at the EnLink Special Meeting and will have the same effect as voting “against” the Merger Proposal and “against” the Non-Binding Advisory Compensation Proposal.

Virtual attendance at the EnLink Special Meeting constitutes presence in person for purposes of the vote required.

Failure to Vote

If you are a unitholder of record and you do not sign and return your proxy card or submit your proxy over the Internet, by telephone or at the EnLink Special Meeting, your units will not be voted at the EnLink Special Meeting, will not be counted as present in person or by proxy at the EnLink Special Meeting and will not be counted as present for purposes of determining whether a quorum exists.

For purposes of the Merger Proposal and the Non-Binding Advisory Compensation Proposal, provided a quorum is present, a failure to vote, or a failure to instruct your bank, broker, trust or other nominee to vote, will have the same effect as a vote “against” the Merger Proposal and “against” the Non-Binding Advisory Compensation Proposal.

An abstention from voting will have the same effect as a vote “against” the Merger Proposal and “against” the Non-Binding Advisory Compensation Proposal.

If you sign, date and return your proxy card and do not indicate how you want your EnLink Units to be voted, then your EnLink Units will be voted “FOR” the Merger Proposal and “FOR” the Non-Binding Advisory Compensation Proposal.

Virtual attendance at the EnLink Special Meeting constitutes presence in person for purposes of the vote required.

Voting by EnLink’s Directors and Executive Officers

At the close of business on December 23, 2024, the Record Date, directors and executive officers of EnLink were entitled to vote 1,949,693 EnLink Units, or approximately 0.4% of the EnLink Units issued and outstanding on that date. EnLink currently expects that all of its directors and executive officers will vote their units in favor of the Merger Proposal and the Non-Binding Advisory Compensation Proposal, although none of the directors and executive officers are obligated to do so.

Voting by ONEOK

At the close of business on December 23, 2024, the Record Date, ONEOK was entitled to vote 200,340,753 EnLink Units, or approximately 43.8% of the EnLink Units issued and outstanding on that date. Pursuant to the terms of the Support Agreement, ONEOK has irrevocably agreed to vote such units in favor of the Merger Proposal and the Non-Binding Advisory Compensation Proposal.

Voting at the EnLink Special Meeting

The EnLink Special Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual EnLink Special Meeting will be held on January 30, 2025, at 10:00 a.m., Central Time. To participate in the EnLink Special Meeting and submit questions during the special meeting, visit www.virtualshareholdermeeting.com/ENLC2025SM and enter the control number on the proxy card, voting instruction form or notice you received. Online check-in will begin at 9:45 a.m., Central Time. Please allow time for online check-in procedures.

The virtual unitholder meeting format uses technology designed to increase unitholder access, save EnLink and EnLink unitholders time and money, and provide EnLink unitholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to online attendance, EnLink provides unitholders with an opportunity to hear all portions of the official meeting, submit written questions and comments during the meeting, and vote online during the open poll portion of the meeting. Although EnLink offers four different methods to submit a proxy, EnLink encourages you to submit a proxy either over the Internet or by telephone to ensure that your units are represented and voted at the EnLink Special Meeting.

•        To Submit a Proxy over the Internet:    To submit a proxy over the Internet, follow the instructions provided on your proxy card. You will need the number included on your proxy card to obtain your records and to create an electronic voting instruction form. If you submit your proxy over the Internet, you do not have to mail in a proxy card. If you choose to submit your proxy over the Internet, you must do so prior to 11:59 p.m., Eastern Time, on January 29, 2025.

•        To Submit a Proxy by Telephone:    Registered unitholders may submit a proxy by telephone by calling the toll-free number provided on your proxy card on a touch-tone telephone. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to submit your proxy by telephone. If you submit your proxy by telephone, you do not have to mail in a proxy card. If you choose to submit your proxy by telephone, you must do so prior to 11:59 p.m., Eastern Time, on January 29, 2025.

•        To Submit a Proxy by Mail:    To submit a proxy by mail, complete, sign and date the proxy card and return it promptly to the address indicated on the proxy card in the postage paid enveloped provided. If you sign and return your proxy card without indicating how you want your EnLink Units to be voted with regard to a particular proposal, your EnLink Units will be voted in favor of such proposal. If you return your proxy card without a signature, your units will not be counted as present at the EnLink Special Meeting and cannot be voted.

•        To Vote Virtually at the EnLink Special Meeting:    To vote virtually at the EnLink Special Meeting, follow the instructions at www.virtualshareholdermeeting.com/ENLC2025SM.

If your units are held by your bank, broker or other nominee, you are considered the beneficial owner of units held in “street name” and you will receive a vote instruction form from your bank, broker or other nominee seeking instruction from you as to how your units should be voted.

If you sign your proxy, but do not indicate how you wish to vote, your units will be voted “FOR” the Merger Proposal and “FOR” the Non-Binding Advisory Compensation Proposal.

Revocation of Proxies

You can change or revoke your proxy at any time before the final vote at the EnLink Special Meeting. If you are the unitholder of record of your EnLink Units, you may revoke your proxy by:

•        submitting another proxy over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on January 29, 2025;

•        timely delivering a written notice that you are revoking your proxy to EnLink’s Secretary;

•        timely delivering a valid, later-dated proxy; or

•        attending the EnLink Special Meeting and voting. Your virtual attendance at the EnLink Special Meeting will not revoke your proxy unless you give written notice of revocation to EnLink’s Secretary before your proxy is exercised or unless you vote your units in person at the EnLink Special Meeting.

If you are the beneficial owner of units held in “street name,” you should contact your bank, broker or other nominee with questions about how to change or revoke your voting instructions.

Solicitation of Proxies

The EnLink Board is soliciting your proxy in connection with the EnLink Special Meeting, and EnLink will bear the cost of soliciting such proxies, including the costs of printing and filing this proxy statement/prospectus. EnLink has retained Innisfree M&A Incorporated as proxy solicitor to assist with the solicitation of proxies in connection with the EnLink Special Meeting. In addition to the reimbursement of expenses, EnLink agreed to pay Innisfree M&A Incorporated a fee of up to $75,000 for these services. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through banks, brokers and other nominees to the beneficial owners of EnLink Units, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of EnLink’s directors, officers and employees, as applicable, without additional compensation.

Tabulation of Votes

Broadridge Financial Solutions, Inc. will tabulate the votes at the EnLink Special Meeting.

No Appraisal Rights

Under the DLLCA, EnLink unitholders are not entitled to appraisal or dissenters’ rights in connection with the Mergers. For additional information, please see the section entitled “The Mergers — No Appraisal Rights.”

Householding of EnLink Special Meeting Materials

Each registered EnLink unitholder will receive one copy of this proxy statement/prospectus per account, regardless of whether you have the same address as another unitholder of record. SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more unitholders sharing the same address by delivering a single proxy statement or a single notice addressed to those unitholders. This process, commonly called “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple unitholders sharing an address unless contrary instructions have been received from the affected unitholders. For more details, please see the section entitled “Householding of Proxy Materials.”

Questions

If you have more questions about the Mergers or how to submit your proxy, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card or voting instructions, please contact EnLink’s Secretary, at EnLink’s principal executive offices at 1722 Routh Street, Suite 1300, Dallas, Texas 75201.

Assistance

If you need assistance voting or in completing your proxy card or have questions regarding the EnLink Special Meeting, please contact EnLink’s Solicitation Agent:

Innisfree M&A Incorporated
Unitholders may call toll free: (866) 239-1762
Banks and Brokers may call collect: (212) 750-5833

ENLINK PROPOSAL 1 — THE MERGER PROPOSAL

This proxy statement/prospectus is being furnished to EnLink unitholders as part of the solicitation of proxies by the EnLink Board for use at the EnLink Special Meeting to consider and vote upon a proposal to approve the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus, and the transactions contemplated thereby, including the Mergers.

The EnLink Conflicts Committee unanimously (i) determined that the Mergers, on the terms and conditions set forth in the Merger Agreement and the Support Agreement, were in the best interests of EnLink and the EnLink Unaffiliated Unitholders, (ii) approved the Merger Agreement and the Support Agreement and the transactions contemplated thereby, including the Mergers, with such approval constituting “Special Approval” for all purposes under the EnLink Operating Agreement, including, but not limited to, Section 7.9(d) thereof, and the execution, delivery, and performance of the Merger Agreement and the Support Agreement and the transactions contemplated thereby, (iii) recommended that the EnLink Board approve the Merger Agreement and the Support Agreement and the transactions contemplated thereby, including the Mergers, and the execution, delivery, and performance of the Merger Agreement and the Support Agreement and the transactions contemplated thereby, including the Mergers, and (iv) recommended (A) that the EnLink Board resolve to direct that the Merger Agreement and the approval of the Mergers be submitted to a vote of the EnLink unitholders and (B) that the EnLink unitholders approve the Merger Agreement and the Mergers.

The EnLink Board (acting based in part upon the recommendation of the EnLink Conflicts Committee) unanimously (i) determined that the Mergers, on the terms and conditions set forth in the Merger Agreement and the Support Agreement, are in the best interests of EnLink and the EnLink unitholders, (ii) approved the Merger Agreement and the Support Agreement, the execution, delivery, and performance of the Merger Agreement and the Support Agreement and the transactions contemplated thereby, (iii) directed that the Merger Agreement and the approval of the Mergers be submitted to a vote of the EnLink unitholders, and (iv) recommended that the EnLink unitholders approve the Merger Agreement.

Required Vote of EnLink Unitholders

The EnLink Conflicts Committee and the EnLink Board accordingly each unanimously recommends that EnLink unitholders vote “FOR” the Merger Proposal to approve the Merger Agreement and the Mergers contemplated thereby, as disclosed in this proxy statement/prospectus, particularly the related narrative disclosures in the sections of this proxy statement/prospectus entitled “The Merger” and “The Merger Agreement” and as attached as Annex A to this proxy statement/prospectus.

Approval of the Merger Proposal is a condition to completion of the Mergers.

The vote on the Merger Proposal is a vote separate and apart from the vote to approve the Non-Binding Advisory Compensation Proposal. Accordingly, an EnLink unitholder may vote to approve the Merger Proposal and vote not to approve the Non-Binding Advisory Compensation Proposal, and vice versa.

Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding EnLink Units entitled to vote thereon. A failure to vote, a broker non-vote or an abstention will have the same effect as a vote “against” the Merger Proposal. Virtual attendance at the EnLink Special Meeting constitutes presence in person for purposes of the vote required.

THE ENLINK CONFLICTS COMMITTEE AND THE ENLINK BOARD EACH UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL.

ENLINK PROPOSAL 2 — THE NON-BINDING ADVISORY COMPENSATION PROPOSAL

EnLink is asking its unitholders to approve the Non-Binding Advisory Compensation Proposal.

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, EnLink is required to provide its unitholders the opportunity to vote to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to EnLink’s named executive officers that is based on or otherwise relates to the Mergers, as described in the section entitled “The Mergers — Interests of Certain EnLink Directors and Executive Officers in the Mergers — Quantification of Potential Payments to EnLink’s Named Executive Officers in Connection with the Mergers” beginning on page 59. Accordingly, EnLink unitholders are being provided the opportunity to cast an advisory vote on such payments.

As an advisory vote, this proposal is not binding upon EnLink, the EnLink Board, ONEOK or the ONEOK Board, and approval of this proposal is not a condition to completion of the Mergers and is a vote separate and apart from the vote to approve the Merger Proposal. Accordingly, an EnLink unitholder may vote to approve the Non-Binding Advisory Compensation Proposal and vote not to approve the Merger Proposal, and vice versa. Because the executive compensation to be paid in connection with the Mergers is based on the terms of the Merger Agreement as well as the contractual arrangements with EnLink’s named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, only if the Merger Proposal is approved (subject only to the contractual conditions applicable thereto). However, EnLink seeks the support of its unitholders and believes that unitholder support is appropriate because EnLink has a comprehensive executive compensation program designed to link the compensation of the executives of EnLink with EnLink’s performance and the interests of EnLink unitholders.

Accordingly, EnLink unitholders are being asked to vote on the following resolution:

RESOLVED, that the unitholders of EnLink Midstream, LLC approve, on an advisory, non-binding basis, certain compensation that may be paid or become payable to the named executive officers of EnLink Midstream Manager, LLC that is based on or otherwise relates to the Mergers, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Mergers — Interests of Certain EnLink Directors and Executive Officers in the Mergers — Quantification of Potential Payments to EnLink’s Named Executive Officers in Connection with the Mergers,” in the proxy statement/prospectus of EnLink Midstream, LLC with respect to the special meeting of unitholders to be held on January 30, 2025.

Required Vote of Unitholders

The EnLink Board unanimously recommends that EnLink unitholders vote “FOR” the Non-Binding Advisory Compensation Proposal.

Approval of the Non-Binding Advisory Compensation Proposal requires the affirmative vote of holders of a majority of the outstanding EnLink Units entitled to vote thereon. A failure to vote, a broker non-vote or an abstention will have the same effect as a vote “against” the Non-Binding Advisory Compensation Proposal. Virtual attendance at the EnLink Special Meeting constitutes presence in person for purposes of the vote required.

THE ENLINK BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NON-BINDING ADVISORY COMPENSATION PROPOSAL.

THE MERGERS

The following discussion contains certain information about the proposed Mergers. This discussion is subject, and qualified in its entirety by reference, to the Merger Agreement attached as Annex A to this proxy statement/prospectus. You are urged to carefully read this entire proxy statement/prospectus, including the Merger Agreement, before making any investment or voting decision.

Structure of the Mergers

Pursuant to the Merger Agreement, (i) at the First Merger Effective Time, Merger Sub I will merge with and into EnLink, the separate existence of Merger Sub I will cease and EnLink will survive and continue to exist and (ii) promptly following the First Merger, but in any event on the same day as the First Merger and as part of the same overall transaction as the First Merger, at the Effective Time, EnLink, as the surviving entity in the First Merger, will merge with and into Merger Sub II, the separate existence of EnLink will cease and Merger Sub II shall survive and continue to exist as a direct, wholly-owned subsidiary of ONEOK. Following the Mergers, EnLink Units will be delisted from the NYSE, will be deregistered under the Exchange Act as promptly as practicable after the First Merger Effective Time and will cease to be publicly traded.

Support Agreement

In connection with the entry into the Merger Agreement, ONEOK and EnLink entered into the Support Agreement. Pursuant to the Support Agreement, ONEOK, which beneficially owns 200,340,753 EnLink Units, representing approximately 43.8% of the EnLink Units outstanding as of the Record Date, has irrevocably agreed to vote such units (i) in favor of the Merger Proposal and the Non-Binding Advisory Compensation Proposal; and (ii) against any action, agreement or transaction that would reasonably be expected to impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the merger or the other transactions contemplated by the Merger Agreement. The Support Agreement will terminate automatically upon the earliest to occur of (i) the First Merger Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms, other than as a result of a breach by ONEOK of the terms of the Support Agreement; or (iii) the mutual agreement of the parties thereto.

The foregoing description of the Support Agreement is qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is attached as Annex C to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference.

Background of the Mergers

On August 28, 2024, ONEOK announced that it executed a definitive agreement with GIP III Stetson I, L.P. and GIP III Stetson II, L.P. to acquire Global Infrastructure Partners’ (“GIP”) entire interest in EnLink, consisting of 43% of the EnLink Units for $14.90 per unit, and 100% of the interests in the Manager for $300 million, for total cash consideration of approximately $3.3 billion. As part of that announcement, ONEOK also publicly stated that, after the closing of the GIP Interest Acquisition, ONEOK intended to pursue the acquisition of the publicly owned equity interest in EnLink (the “EnLink Unaffiliated Units”) in a tax-free transaction.

In light of ONEOK’s publicly stated intention to pursue the acquisition of the EnLink Unaffiliated Units following closing of the GIP Interest Acquisition, on September 6, 2024, the EnLink Conflicts Committee, a representative of Baker Botts L.L.P. (“Baker Botts”) and EnLink management participated on a call to discuss the role of the EnLink Conflicts Committee in connection with a future potential transaction with ONEOK, the process for evaluating such a potential transaction, the role of the legal counsel and financial advisor to the EnLink Conflicts Committee and recommendations with respect thereto, the independence of the members of the EnLink Conflicts Committee and an indicative timeline with respect to the potential transaction.

Between September 6, 2024 and October 14, 2024, the EnLink Conflicts Committee had a series of preliminary meetings to interview potential financial advisors and legal counsel. The EnLink Conflicts Committee interviewed potential legal advisors, including Richards, Layton & Finger, P.A. (“RLF”), and determined, based on RLF’s experience with public mergers and acquisitions, complex transactions involving publicly traded limited partnerships and limited liability companies, RLF’s familiarity with EnLink and its business and representations of conflicts committees generally, that RLF had the requisite expertise and was well qualified to advise the EnLink Conflicts Committee. On September 10, 2024, RLF was selected by the EnLink Conflicts Committee as legal counsel in connection with the potential transaction. The EnLink Conflicts Committee also interviewed potential financial advisors, including Evercore. Based on Evercore’s experience with public mergers and acquisitions, complex transactions involving publicly traded partnerships and limited liability companies, Evercore’s familiarity with EnLink and its business and representations of conflicts committees generally, the EnLink Conflicts Committee determined that Evercore had the requisite expertise and was well qualified to advise the EnLink Conflicts Committee.

On October 14, 2024, the EnLink Board delegated to the EnLink Conflicts Committee the power and authority (i) to make such investigation of the proposed transaction and the alternative of maintaining the status quo, as the EnLink Conflicts Committee deems necessary or appropriate; (ii) to review, evaluate and negotiate (or to supervise and direct the negotiations on behalf of EnLink with respect to) the terms and conditions, and determine the advisability, of the proposed transaction and related agreements and arrangements; (iii) to determine whether the proposed transaction is in, or not opposed to, the best interests of EnLink; (iv) to determine whether to approve the proposed transaction (with such approval constituting “Special Approval” for all purposes under the EnLink Operating Agreement, including, but not limited to, Section 7.9(d) thereof), and to make a recommendation to the EnLink Board whether to approve the proposed transaction and, if appropriate, to recommend that the EnLink unitholders approve the proposed transaction; and (v) to make any other recommendations to the EnLink Board and/or the EnLink unitholders regarding the proposed transaction as the EnLink Conflicts Committee determines to be appropriate.

On October 15, 2024, ONEOK and GIP closed the GIP Interest Acquisition, and Pierce H. Norton II, President and Chief Executive Officer of ONEOK, Walter S. Hulse III, Chief Financial Officer, Treasurer, and Executive Vice President, Investor Relations and Corporate Development of ONEOK, and Lyndon C. Taylor, Executive Vice President, Chief Legal Officer and Assistant Secretary of ONEOK, were appointed to serve as members of the EnLink Board, with Mr. Norton serving as the Chairman of the EnLink Board.

On October 17, 2024, the EnLink Conflicts Committee met with representatives of ONEOK and RLF. The ONEOK representatives informed the EnLink Conflicts Committee that ONEOK successfully closed the GIP Interest Acquisition and that an offer to acquire the EnLink Unaffiliated Units would be forthcoming the next day.

On October 18, 2024, ONEOK delivered an unsolicited, non-binding proposal (the “Initial ONEOK Offer”) to Tiffany Cepak, the Chair of the EnLink Conflicts Committee, setting forth certain terms of the proposed tax-free transaction, pursuant to which ONEOK would acquire all of the outstanding EnLink Unaffiliated Units in exchange for shares of ONEOK Common Stock equal to consideration of $14.70 per EnLink Unit. Accompanying the Initial ONEOK Offer was an initial draft of the Merger Agreement prepared by representatives of Kirkland & Ellis LLP (“K&E”), legal counsel to ONEOK. The initial draft of the Merger Agreement provided, among other terms, (i) that the EnLink Board or the EnLink Conflicts Committee could only effect an adverse recommendation change if an intervening event occurred and if the EnLink Board or the EnLink Conflicts Committee, as applicable, after consultation with its financial advisors and outside legal counsel, determined in good faith that failure to take such action would be inconsistent with its duties under the EnLink Operating Agreement and applicable law; (ii) for a “force the vote” provision that required EnLink to hold the EnLink Special Meeting even if the EnLink Board or the EnLink Conflicts Committee made an adverse recommendation change; (iii) for the approval of the Mergers by the holders of a majority of the EnLink Units held by all EnLink unitholders; and (iv) that EnLink would be liable for a termination fee payable to ONEOK if ONEOK terminated the Merger Agreement prior to the EnLink unitholder approval due to an adverse recommendation change. The Merger Agreement did not contemplate delivery of a support agreement whereby ONEOK would agree to vote the EnLink Units it holds in favor of the Mergers.

On October 21, 2024, Evercore’s engagement as financial advisor to the EnLink Conflicts Committee was finalized pursuant to an engagement letter agreed to by the EnLink Conflicts Committee, EnLink and Evercore, and Evercore provided a letter documenting Evercore’s lack of recent relationships with EnLink, the Manager and ONEOK.

On October 22, 2024, the EnLink Conflicts Committee met with representatives of Evercore and RLF. The EnLink Conflicts Committee and its advisors reviewed and discussed a preliminary due diligence request list prepared by Evercore and the process for evaluating the proposed transaction and the Initial ONEOK Offer from a financial point of view. The EnLink Conflicts Committee instructed Evercore to finalize the due diligence request list, requesting certain financial, legal and other due diligence information with respect to EnLink and ONEOK, as applicable. Following such meeting, Evercore sent an initial due diligence request list to the ONEOK management team, which the ONEOK management team sent to the EnLink management team to provide such requested information applicable to EnLink.

On October 28, 2024, the EnLink Conflicts Committee met with representatives of Evercore, RLF and management of EnLink. During the meeting, management of EnLink presented information on, among other things, the recent performance of EnLink, financial updates regarding EnLink and a business overview of EnLink and its assets. Following such meeting, the EnLink Conflicts Committee, representatives of Evercore and RLF and certain members of management of EnLink met with Mr. Hulse. Mr. Hulse presented the terms of, and the rationale for, the Initial ONEOK Offer. Mr. Hulse noted that, in connection with the GIP Interest Acquisition, ONEOK provided GIP with letters on June 24, 2024 and on July 11, 2024 proposing to acquire all of the equity interests in EnLink (collectively, the “GIP Offer Letters”). Mr. Hulse explained that GIP wanted to negotiate its sale of approximately 43% of the outstanding EnLink Units and all of the equity interests in the Manager separate from any negotiation regarding the acquisition of publicly held EnLink Units and, thus, ONEOK and GIP proceeded on that basis.

On October 29, 2024, the EnLink Conflicts Committee met with representatives of Evercore and RLF. The EnLink Conflicts Committee and its advisors discussed their reactions to the information presented by the representatives of management of EnLink and Mr. Hulse. During the meeting, the EnLink Conflicts Committee noted that they had not been aware of the existence of the GIP Offer Letters and instructed Evercore to request copies of those letters.

On October 30, 2024, Mr. Hulse provided copies of the GIP Offer Letters to the EnLink Conflicts Committee, Evercore and RLF.

On November 5, 2024, representatives of Baker Botts and RLF had a call with EnLink management to discuss the material terms of the initial draft of the Merger Agreement provided by K&E.

On November 7, 2024, the EnLink Conflicts Committee met with representatives of Evercore and RLF. During the meeting, representatives of RLF explained the duties of the EnLink Conflicts Committee in connection with the proposed transaction, provided an update on a proposed plan for negotiating the Merger Agreement, discussed legal implications of the GIP Offer Letters, and discussed legal matters and process issues relating to the potential transaction. Representatives of Evercore presented their preliminary financial analysis with respect to the proposed transaction. During its presentation, Evercore, among other things, reviewed the terms of the Initial ONEOK Offer, the capital structure of EnLink, historical trading prices of the EnLink Units and ONEOK Common Stock and Evercore’s diligence with management of EnLink and ONEOK, including EnLink’s financial forecasts and management’s responses to Evercore’s diligence questions. Evercore then presented its preliminary valuation of the EnLink Units. Following discussion, the EnLink Conflicts Committee directed Evercore to, on behalf of the EnLink Conflicts Committee, contact ONEOK and propose an exchange ratio implying that EnLink Unaffiliated Units be exchanged for shares of ONEOK Common Stock equal to consideration of $18.25 per EnLink Unit and that the proposed transaction be conditioned upon receiving (i) a support agreement from ONEOK, and (ii) the approval of holders of a majority of the EnLink Units held by the EnLink Unaffiliated Unitholders (a “Majority of the Minority” and such counterproposal, the “First EnLink Counterproposal”).

On November 8, 2024, representatives of Evercore communicated the First EnLink Counterproposal to Mr. Hulse. On the same day, Mr. Hulse contacted Evercore and rejected the First EnLink Counterproposal, proposing instead that the EnLink Unaffiliated Units be exchanged for shares of ONEOK Common Stock equal to consideration of $15.25 per EnLink Unit and noted that ONEOK would agree to provide a Support Agreement in connection with the proposed transaction (the “Second ONEOK Offer”). As part of the Second ONEOK Offer, ONEOK also rejected the EnLink Conflicts Committee’s proposal that the proposed transaction be conditioned upon receiving the approval of a Majority of the Minority.

On November 11, 2024, the EnLink Conflicts Committee held a meeting with representatives of Evercore and RLF. During the meeting, representatives of Evercore reported on the Second ONEOK Offer and presented Evercore’s revised financial analysis of the proposed transaction and the Second ONEOK Offer. The EnLink Conflicts Committee determined not to make a counteroffer at the meeting, and instructed Evercore to conduct additional diligence regarding EnLink’s business opportunities and growth projects with management of EnLink.

On November 12, 2024, representatives of Evercore met with EnLink management to discuss EnLink’s business opportunities and growth projects.

On November 12, 2024, the EnLink Conflicts Committee held a meeting with representatives of Evercore and RLF. Evercore presented additional financial analysis to the EnLink Conflicts Committee regarding the proposed transaction and the Second ONEOK Offer and discussed Evercore’s conversation with management of EnLink regarding EnLink’s business opportunities and growth projects. The EnLink Conflicts Committee and its advisors then discussed the Second ONEOK Offer and potential responses thereto. Following the discussion, the EnLink Conflicts Committee determined to propose that the EnLink Unaffiliated Units be exchanged for shares of ONEOK Common Stock equal to consideration of $17.00 per EnLink Unit and that the proposed transaction be conditioned upon receiving the approval of a Majority of the Minority (the “Second EnLink Counterproposal”). The EnLink Conflicts Committee instructed Evercore to, on behalf of the EnLink Conflicts Committee, communicate the Second EnLink Counterproposal to Mr. Hulse.

Later on November 12, 2024, representatives of Evercore communicated the Second EnLink Counterproposal to Mr. Hulse. Mr. Hulse rejected the Second EnLink Counterproposal, proposing instead that the EnLink Unaffiliated Units be exchanged for shares of ONEOK Common Stock equal to consideration of $15.50 per EnLink Unit (the “Third ONEOK Offer”). As part of the Third ONEOK Offer, ONEOK also rejected the EnLink Conflicts Committee’s proposal that the proposed transaction be conditioned upon receiving the approval of a Majority of the Minority.

On November 15, 2024, the EnLink Conflicts Committee held a meeting with representatives of Evercore and RLF. Evercore presented additional financial analysis to the EnLink Conflicts Committee regarding the proposed transaction and the Third ONEOK Offer. Following the discussion, the EnLink Conflicts Committee discussed proposing that the EnLink Unaffiliated Units be exchanged for shares of ONEOK Common Stock equal to consideration of at least a minimum of $16.75 per EnLink Unit and that the proposed transaction be conditioned upon receiving the approval of a Majority of the Minority (the “Third EnLink Counterproposal”). Further, during this meeting, representatives of RLF described to the EnLink Conflicts Committee the material terms of the initial draft of the Merger Agreement provided by K&E, the draft of Support Agreement provided by Baker Botts, and potential revisions to both the draft Merger Agreement and Support Agreement. Following discussion, the EnLink Conflicts Committee determined not to provide comments to the initial draft of the Merger Agreement or circulate the Support Agreement to K&E at that time.

On November 17, 2024, the EnLink Conflicts Committee instructed Evercore to, on behalf of the EnLink Conflicts Committee, communicate the Third EnLink Counterproposal to Mr. Hulse the following day.

On November 18, 2024, representatives of Evercore communicated the Third EnLink Counterproposal to Mr. Hulse. On the same day, Mr. Hulse contacted Evercore and rejected the Third EnLink Counterproposal, proposing instead that the EnLink Unaffiliated Units be exchanged for shares of ONEOK Common Stock equal to consideration of $15.60 per EnLink Unit (the “Fourth ONEOK Offer”). As part of the Fourth ONEOK Offer, ONEOK also rejected the EnLink Conflicts Committee’s proposal that the proposed transaction be conditioned upon receiving the approval of a Majority of the Minority.

On November 20, 2024, the EnLink Conflicts Committee held a meeting with representatives of Evercore and RLF. Evercore presented additional financial analysis to the EnLink Conflicts Committee regarding the proposed transaction and the Fourth ONEOK Offer. During its presentation, Evercore reviewed, among other things, ONEOK’s recent stock price appreciation. The EnLink Conflicts Committee determined not to make a counteroffer at the meeting but instructed Evercore to contact Mr. Hulse to reiterate the EnLink’s Conflicts Committee’s views as to the value of the EnLink Units.

On November 21, 2024, prior to representatives of Evercore contacting Mr. Hulse, Mr. Hulse contacted Evercore and suggested, contingent upon ONEOK Board approval, that the exchange ratio to be used in the proposed transaction be determined by dividing $15.75 (as the proposed value for the EnLink Units) by ONEOK’s 5-day volume-weighted average price (the “Fifth ONEOK Offer”). As part of the Fifth ONEOK Offer, ONEOK also clarified that the proposed transaction would not be conditioned upon receiving the approval of a Majority of the Minority.

Later on November 21, 2024, the EnLink Conflicts Committee held a meeting with representatives of Evercore and RLF. During the meeting, representatives of Evercore reported the terms of the Fifth ONEOK Offer to the EnLink Conflicts Committee, noting that the Fifth ONEOK Offer implied a $16.45 per EnLink Unit price based on ONEOK’s closing price on November 20, 2024. The representatives of Evercore presented their updated financial analysis of the proposed transaction and the Fifth ONEOK Offer. Following discussion of potential counteroffers to the Fifth ONEOK Offer, the EnLink Conflicts Committee directed Evercore to, on behalf of the EnLink Conflicts Committee, contact ONEOK and propose an exchange ratio be determined by dividing $15.75 (as the proposed value for the EnLink Units) by ONEOK’s 10-day volume-weighted average price (the “Final EnLink Counterproposal”). The EnLink Conflicts Committee further directed Evercore to, on behalf of the EnLink Conflicts Committee, inform ONEOK that the Final EnLink Counterproposal would not be conditioned upon the proposed transaction receiving the approval of a Majority of the Minority so long as ONEOK would agree to use ONEOK’s 10-day volume-weighted average price. Representatives of RLF then described to the EnLink Conflicts Committee proposed revisions to the initial draft of the Merger Agreement, including, among other things, the addition of (i) an ability for the EnLink’s Conflicts Committee to change its recommendation to the EnLink Unaffiliated Unitholders if it determines that the Mergers are no longer in the best interest of the EnLink Unaffiliated Unitholders irrespective of whether an intervening event had occurred; (ii) a mutual expense reimbursement provision payable upon termination of the Merger Agreement following a breach by the other party; (iii) a requirement that, if EnLink pays a distribution for any quarter, such distribution will be no less than $0.1325 per EnLink Unit; and (iv) a requirement that the EnLink Conflicts Committee approve any amendments or waivers to the Merger Agreement. Following such discussion, the EnLink’s Conflicts Committee instructed RLF to finalize the comments to the draft Merger Agreement and draft Support Agreement, and to send the documents to K&E.

Later on November 21, 2024, representatives of Evercore communicated the Final EnLink Counterproposal to Mr. Hulse, and RLF and Baker Botts provided comments to the draft Merger Agreement and an initial draft Support Agreement to K&E. Mr. Hulse informed Evercore that ONEOK would consider the Final EnLink Counterproposal and ONEOK would provide a response on November 22, 2024.

On November 22, 2024, Mr. Hulse contacted Evercore and accepted the Final EnLink Counterproposal, contingent upon ONEOK Board approval and negotiation of terms of the definitive Merger Agreement. On November 22, 2024, Baker Botts sent an initial draft of the EnLink disclosure schedule to K&E.

On November 22, 2024, K&E sent a revised draft of the Merger Agreement to RLF and Baker Botts. The revised draft Merger Agreement, among other things, (a) removed a provision allowing the EnLink Conflicts Committee to make an adverse recommendation change in the event that the EnLink Conflicts Committee determines that the failure to do so would be in the best interest of the EnLink Unaffiliated Unitholders; (b) reinstated a requirement that an adverse recommendation change required the occurrence of an intervening event; (c) removed certain interim operating covenants applicable to ONEOK; (d) proposed that the termination fee payable by EnLink in the event that the Merger Agreement is terminated following an adverse recommendation change by the EnLink Conflicts Committee be an amount equal to 2.5% of EnLink’s equity value; (e) proposed that the mutual expense reimbursement provisions payable by either EnLink or ONEOK in the event that the Merger Agreement is terminated following a material breach by the other party be up to an amount equal to 1.0% of EnLink’s equity value; and (f) otherwise accepted almost all other revisions that the EnLink Conflicts Committee had proposed to the initial draft of the Merger Agreement that K&E had prepared.

On November 23, 2024, representatives of Baker Botts and RLF had a call with EnLink management to discuss the revised draft of the Merger Agreement. Later on November 23, 2024, the EnLink Conflicts Committee held a meeting with representatives of Evercore and RLF. During the meeting, representatives of Evercore reviewed the terms of the proposed transaction with the EnLink Conflicts Committee, noting that the exchange ratio created by ONEOK’s 10-day volume-weighted average price based on ONEOK’s closing price on November 22, 2024 was 0.1412 shares of ONEOK Common Stock for each EnLink Unit, which implied a $16.53 per EnLink Unit price based on ONEOK’s November 22, 2024 closing price. During the meeting, RLF described to the EnLink Conflicts Committee the open issues in the draft of the Merger Agreement and a draft of the joint press release to be issued in connection with the proposed transaction.

On November 23, 2024 and November 24, 2024, representatives of K&E, RLF and Baker Botts exchanged additional comments to the draft Merger Agreement, the EnLink disclosure schedules and the Support Agreement. As a result of these exchanges, the Merger Agreement (i) retained a provision allowing the EnLink Conflicts

Committee to make an adverse recommendation change in the event that the EnLink Conflicts Committee determines in good faith that failure to take such action would be inconsistent with its duties under the EnLink Operating Agreement and applicable law; (ii) provided for a termination fee payable by EnLink in the event that the Merger Agreement is terminated following an adverse recommendation change by the EnLink Conflicts Committee in an amount equal to 2.0% of EnLink’s equity value; and (iii) provided for a mutual expense reimbursement in an amount up to $10 million payable by either EnLink or ONEOK in the event that the Merger Agreement is terminated following a material breach by the other party.

On November 24, 2024, the EnLink Conflicts Committee held a meeting with representatives of Evercore and RLF. During the meeting, the EnLink Conflicts Committee and its advisors discussed the proposed transaction, including the terms and conditions of the Merger Agreement, and RLF presented to the EnLink Conflicts Committee an overview and update with respect to the terms of the Merger Agreement. Also at this meeting, Evercore reviewed its updated financial analysis of the proposed transaction with the EnLink Conflicts Committee and, at the request of the EnLink Conflicts Committee, rendered an oral opinion to the EnLink Conflicts Committee, which was subsequently confirmed by delivery of a written opinion dated November 24, 2024, to the effect that, as of the date of such opinion and subject to the factors, procedures, assumptions, qualifications and limitations set forth therein, the Exchange Ratio is fair, from a financial point of view, to the EnLink Unaffiliated Unitholders. At this meeting, the EnLink Conflicts Committee unanimously (i) determined that the proposed Mergers, on the terms and conditions set forth in the Merger Agreement and the Support Agreement, were in the best interests of EnLink and the EnLink Unaffiliated Unitholders; (ii) approved the Merger Agreement and the Support Agreement and the transactions contemplated thereby, including the Mergers, with such approval constituting “Special Approval” for all purposes under the EnLink Operating Agreement, including, but not limited to, Section 7.9(d) thereof, and the execution, delivery and performance of the Merger Agreement and the Support Agreement and the transactions contemplated thereby, (iii) recommended that the EnLink Board approve the Merger Agreement and the Support Agreement and the transactions contemplated thereby, including the Mergers, and the execution, delivery, and performance of the Merger Agreement and the Support Agreement and the transactions contemplated thereby, including the Mergers, and (iv) recommended that (A) the EnLink Board resolve to direct that the Merger Agreement and the approval of the Mergers be submitted to a vote of the holders of the EnLink Units and (B) the holders of the EnLink Units approve the Merger Agreement and the Mergers.

Further, on November 24, 2024, following the receipt of the recommendation of the EnLink Conflicts Committee, the EnLink Board, by unanimous approval, (i) determined that the proposed transaction, on the terms and conditions sets forth in the Merger Agreement and the Support Agreement, is in the best interests of EnLink and the EnLink unitholders, (ii) approved the Merger Agreement and the Support Agreement, the execution, delivery, and performance of the Merger Agreement and the Support Agreement and the transactions contemplated thereby, (iii) directed that the Merger Agreement and the approval of the Mergers be submitted to a vote of the EnLink unitholders and (iv) resolved to recommend that the EnLink unitholders approve the Merger Agreement.

Subsequently on November 24, 2024, (i) EnLink, the Manager, ONEOK, Merger Sub I and Merger Sub II executed and delivered the Merger Agreement and (ii) ONEOK and EnLink executed and delivered the Support Agreement.

On November 24, 2024, ONEOK and EnLink issued a joint press release announcing the execution of the Merger Agreement.

On November 25, 2024, each of ONEOK and EnLink filed a Current Report on Form 8-K with respect to the Merger Agreement and Support Agreement, and attaching the joint press release and an employee communication.

Recommendation of the EnLink Conflicts Committee and the EnLink Board and their Reasons for the Mergers

The EnLink Board directed the EnLink Conflicts Committee, comprised solely of three independent directors, Ms. Cepak, Ms. Adams and Mr. Echols, who meet the requirements for membership on the EnLink Conflicts Committee set forth in the EnLink Operating Agreement, (i) to make an investigation of the potential transaction and the alternative of maintaining the status quo, as the EnLink Conflicts Committee deems necessary or appropriate, (ii) to review, evaluate, and negotiate (or to supervise and direct the negotiations on behalf of EnLink with respect to) the terms and conditions, and determine the advisability, of the potential transaction and related agreements and arrangements, (iii) to determine whether the potential transaction is in, or not opposed to, the best interests of EnLink, (iv) to determine whether to approve the potential transaction (with such approval constituting “Special Approval” for all purposes under the EnLink Operating Agreement, including, but not limited to, Section 7.9(d) thereof), and to make a recommendation to the EnLink Board whether to approve the potential transaction and, if appropriate, to recommend that the EnLink unitholders approve the potential transaction, it being understood that any potential transaction is subject to (A) the receipt of a proposal from ONEOK and (B) the approval of the EnLink Board and, in accordance with Section 5.6(b) of the Second Amended and Restated Limited Liability Company Agreement of EnLink Midstream Manager, LLC, dated as of July 18, 2018 (as amended or supplemented, the “Manager LLCA”), ONEOK, in its capacity as sole member of the Manager of the potential transaction, and (v) to make any other recommendations to the EnLink Board and/or the EnLink unitholders regarding the potential transaction as the EnLink Conflicts Committee shall determine to be appropriate. The EnLink Conflicts Committee retained Richards, Layton & Finger, P.A. (“RLF”) as its legal counsel, and Evercore as its financial advisor. The EnLink Conflicts Committee oversaw the performance of financial, legal and other due diligence by its advisors, conducted an extensive review and evaluation of the potential transaction and conducted negotiations with ONEOK and its representatives with respect to the Merger Agreement and the Support Agreement and the transactions contemplated thereby.

On November 24, 2024, the EnLink Conflicts Committee considered the benefits of the Merger Agreement and the Support Agreement and the transactions contemplated thereby, including the Mergers, as well as the associated risks, and unanimously (i) determined that the Mergers, on the terms and conditions set forth in the Merger Agreement and the Support Agreement, were in the best interests of EnLink and the EnLink Unaffiliated Unitholders, (ii) approved the Merger Agreement and the Support Agreement and the transactions contemplated thereby, including the Mergers, with such approval constituting “Special Approval” for all purposes under the EnLink Operating Agreement, including, but not limited to, Section 7.9(d) thereof, and the execution, delivery, and performance of the Merger Agreement and the Support Agreement and the transactions contemplated thereby, (iii) recommended that the EnLink Board approve the Merger Agreement and the Support Agreement and the transactions contemplated thereby, including the Mergers, and the execution, delivery, and performance of the Merger Agreement and the Support Agreement and the transactions contemplated thereby, including the Mergers, and (iv) recommended (A) that the EnLink Board resolve to direct that the Merger Agreement and the approval of the Mergers be submitted to a vote of the EnLink unitholders and (B) that the EnLink unitholders approve the Merger Agreement and the Mergers.

The EnLink Board (acting based in part upon the recommendation of the EnLink Conflicts Committee) unanimously (i) determined that the Mergers, on the terms and conditions set forth in the Merger Agreement and the Support Agreement, are in the best interests of EnLink and the EnLink unitholders, (ii) approved the Merger Agreement and the Support Agreement, the execution, delivery, and performance of the Merger Agreement and the Support Agreement and the transactions contemplated thereby, (iii) directed that the Merger Agreement and the approval of the Mergers be submitted to a vote of the EnLink unitholders, and (iv) recommended that the EnLink unitholders approve the Merger Agreement.

The EnLink Conflicts Committee considered the following factors, the order of which does not necessarily reflect their relative significance, to be generally positive or favorable to EnLink and the EnLink Unaffiliated Unitholders in making its determination and approvals and the related recommendation to the EnLink Board:

•        The exchange ratio of 0.1412 shares of ONEOK Common Stock for each EnLink Unit represents an implied value for the EnLink Units of $16.53 per EnLink Unit, which was an implied 25.6% premium to the value of the EnLink Units based upon the closing price of EnLink Units on August 28, 2024 (the unaffected trading price prior to ONEOK’s public announcement of the GIP Interest Acquisition and its intention to pursue a buy-in transaction).

•        The EnLink Conflicts Committee’s belief that the exchange ratio of 0.1412 shares of ONEOK Common Stock for each outstanding EnLink Unit held by the EnLink Unaffiliated Unitholders provides greater value to the EnLink Unaffiliated Unitholders than the long-term value of EnLink as a standalone publicly traded company, after taking into account, among other things, EnLink’s future growth prospects following ONEOK’s purchase of the managing member interest of EnLink.

•        The ONEOK Common Stock that EnLink Unaffiliated Unitholders will receive in the Mergers is more liquid than EnLink Units based on the larger daily trading volume of shares of ONEOK Common Stock, which was trading approximately 10x the dollar volume of EnLink Units on a daily basis as of the time of the EnLink Conflicts Committee’s approval, ONEOK’s broader investor base, and the larger public float of shares of ONEOK Common Stock.

•        The Mergers will result in EnLink Unaffiliated Unitholders becoming equity owners in a combined business with more diversified assets, an investment grade credit rating and more growth opportunities than EnLink on a standalone basis.

•        The holders of shares of ONEOK Common Stock (and the EnLink Unaffiliated Unitholders as a result of receiving shares of ONEOK Common Stock in the First Merger) will benefit from synergies, including reduced SEC filing requirements and a reduction in the number of public company boards.

•        The potential transaction is expected to be immediately accretive to the EnLink Unaffiliated Unitholders with regard to dividends per share of ONEOK Common Stock pro forma for the Mergers versus distributions per EnLink Unit on a standalone basis.

•        The potential transaction is expected generally to be non-taxable to the EnLink Unaffiliated Unitholders.

•        The financial analyses prepared by Evercore during the course of the deliberations and negotiations and the oral opinion of Evercore rendered to the EnLink Conflicts Committee on November 24, 2024 (which was subsequently confirmed in writing by delivery of Evercore’s written opinion addressed to the EnLink Conflicts Committee dated November 24, 2024), to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, qualifications, and conditions described in Evercore’s written opinion, the exchange ratio of 0.1412 shares of ONEOK Common Stock for each outstanding EnLink Unit to be received in the First Merger is fair, from a financial point of view, to the EnLink Unaffiliated Unitholders.

•        The exchange ratio of 0.1412 shares of ONEOK Common Stock for each outstanding EnLink Unit held by the EnLink Unaffiliated Unitholders is fixed and therefore the implied value of the consideration payable to the EnLink Unaffiliated Unitholders will increase in the event that the market price of ONEOK stock increases prior to the closing of the Mergers.

•        The terms and conditions of the Merger Agreement, which were determined through arm’s-length negotiations between the EnLink Conflicts Committee and ONEOK and their respective representatives and advisors.

•        The negotiated terms of the Merger Agreement, principally:

•        Provisions permitting the EnLink Conflicts Committee to change or withdraw its recommendation to the EnLink unitholders in favor of the Mergers if the EnLink Conflicts Committee determines in good faith that failure to take such action would be inconsistent with its duties under the EnLink Operating Agreement and applicable law.

•        Provisions restricting any elimination of the EnLink Conflicts Committee, revocation or diminution of the authority of the EnLink Conflicts Committee and removal of the members of the EnLink Conflicts Committee between signing of the Merger Agreement and closing of the Mergers.

•        Provisions obligating ONEOK to pay the reasonably documented out-of-pocket expenses incurred by EnLink and its affiliates in connection with the Mergers up to a maximum amount of $10.0 million if the Merger Agreement is terminated under certain circumstances.

•        Provisions restricting amendment of the Merger Agreement without the approval of the EnLink Conflicts Committee.

•        The agreement by ONEOK to vote its EnLink Units in favor of the Merger Agreement and the transactions contemplated thereby.

•        The Mergers are not subject to a vote of ONEOK’s stockholders.

•        ONEOK is governed with a C-corporation structure that will provide governance protections and shareholder rights for the EnLink Unaffiliated Unitholders, which they do not have today.

•        Financial and legal advice provided to the EnLink Conflicts Committee during its deliberations and the negotiation of the Mergers, and the EnLink Conflicts Committee’s engagement of financial and legal advisors with knowledge and experience with respect to public merger and acquisition transactions, EnLink’s industry generally, and EnLink in particular, as well as substantial experience advising companies with respect to transactions similar to the Mergers.

The EnLink Conflicts Committee considered the following factors, the order of which does not necessarily reflect their relative significance, to be potentially negative or unfavorable in arriving at its determination and approvals, and the related recommendation to the EnLink Board:

•        The EnLink Conflicts Committee was not authorized to and did not conduct an auction process or other solicitation of interest from third parties for the acquisition of EnLink Units. Since ONEOK indirectly controls EnLink, it was unrealistic to expect an unsolicited third-party acquisition proposal to acquire assets or control of EnLink, and it was unlikely that the EnLink Conflicts Committee could conduct a meaningful process to solicit interest in the acquisition of assets or control of EnLink.

•        EnLink Unaffiliated Unitholders will be foregoing the potential benefits, if any, that could be realized by EnLink on a standalone basis.

•        The exchange ratio of 0.1412 shares of ONEOK Common Stock for each outstanding EnLink Unit held by the EnLink Unaffiliated Unitholders is fixed and therefore the implied value of the consideration payable to the holders of EnLink Unaffiliated Units will decrease in the event that the market price of ONEOK stock decreases prior to the closing of the Mergers.

•        The vote required to approve the Mergers, which is not subject to approval by majority vote of the EnLink Unaffiliated Unitholders.

•        Even if the EnLink Conflicts Committee were to withdraw or change its recommendation to the EnLink unitholders regarding the Mergers, EnLink would still be required to call a unitholder meeting to vote on the approval of the Mergers and ONEOK owns approximately 44% of the outstanding EnLink Units.

•        Certain terms of the Merger Agreement, principally:

•        Provisions obligating EnLink to pay a termination fee to ONEOK equal to $143,978,000 if the Merger Agreement is terminated under certain circumstances.

•        Provisions obligating EnLink to pay the reasonably documented out-of-pocket expenses incurred by ONEOK and its affiliates in connection with the Mergers up to a maximum amount of $10.0 million if the Merger Agreement is terminated under certain circumstances.

•        Provisions restricting the conduct of EnLink’s business during the interim period between signing of the Merger Agreement and closing of the Mergers.

•        Relatively limited interim operating covenants restricting the operation of ONEOK’s business during the period between signing of the Merger Agreement and closing of the Mergers.

•        Potential risks or delay in consummating the Mergers, meaning there can be no assurance that all conditions to the parties’ obligations to complete the Mergers will be satisfied, and thus it is possible that the Mergers may not be completed in a timely manner or at all.

•        Potential risks if the Mergers are not completed, with potential disruption to the business of EnLink and a potential decline in the trading price of EnLink Units.

•        The risk that litigation may occur in connection with the Mergers, and that any such litigation may result in delay, significant costs and a diversion of management’s focus on the conduct of the business of EnLink.

•        EnLink has incurred and will continue to incur transaction costs and expenses in connection with the Mergers, whether or not the Mergers are completed.

•        EnLink and some of the executive officers and directors of the EnLink Board have interests in the Mergers that are different from, or in addition to, the interests of the EnLink Unaffiliated Unitholders generally.

The foregoing discussion of the information and factors considered by the EnLink Conflicts Committee is not intended to be exhaustive, but includes material factors the EnLink Conflicts Committee and the EnLink Board considered. In view of the variety of factors considered in connection with its evaluation of the Mergers and the complexity of these matters, the EnLink Conflicts Committee and EnLink Board did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors considered in making its determination and recommendation. In addition, each of the members of the EnLink Conflicts Committee or the EnLink Board may have given differing weights to different factors. Overall, the EnLink Conflicts Committee and the EnLink Board believed that the positive factors supporting the Merger outweighed the negative factors it considered.

Certain Unaudited Forecasted Financial Information of EnLink

Neither ONEOK nor EnLink, as a matter of course, makes public long-term forecasts or internal projections as to future performance, revenues, production, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with EnLink’s evaluation of the Mergers, EnLink’s management provided to the EnLink Board, ONEOK and the EnLink Conflicts Committee’s financial advisor certain unaudited internal financial forecasts with respect to EnLink on a stand-alone basis prepared by EnLink’s management (the “EnLink Forecasted Financial Information”). The EnLink Forecasted Financial Information was provided by EnLink to Evercore for its use and reliance in connection with its financial analyses and opinion as described in the section entitled “The Mergers — Opinion of EnLink Conflicts Committee’s Financial Advisor.” The inclusion of this EnLink Forecasted Financial Information should not be regarded as an indication that any of EnLink, ONEOK, their respective affiliates, officers, directors, advisors or other representatives or any other recipient of this EnLink Forecasted Financial Information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such projections set forth below should not be relied on as such.

The EnLink Forecasted Financial Information includes non-GAAP financial measures, including Adjusted EBITDA, Net Operating Income, Distributable Cash Flow, and Free Cash Flow After Distributions. Please see the tables below for a description of how EnLink defines these non-GAAP financial measures. EnLink believes that Adjusted EBITDA provides information useful in assessing operating and financial performance across periods, while Net Operating Income, Distributable Free Cash Flow and Free Cash Flow After Distributions each provides a useful measure of available cash generated by operating activities for other investing and financing activities. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, and non-GAAP financial measures used by EnLink may not be comparable to similarly titled measures used by other companies.

This EnLink Forecasted Financial Information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the EnLink Forecasted Financial Information reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of EnLink’s and ONEOK’s managements, including, among others, future results of EnLink, oil and gas industry activity, commodity prices, demand for natural gas and crude oil, general economic and regulatory conditions and other matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” The EnLink Forecasted Financial Information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Neither EnLink, ONEOK, nor their respective affiliates, officers, directors, advisors or other representatives can give assurance that the EnLink Forecasted Financial Information and the underlying estimates and assumptions will be realized. This EnLink Forecasted Financial Information constitutes “forward-looking statements” and actual results may differ materially and adversely from those set forth below.

The EnLink Forecasted Financial Information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The EnLink Forecasted Financial Information included in this proxy statement/prospectus has been prepared by, and is the responsibility of, management of EnLink. Neither KPMG LLP nor PricewaterhouseCoopers LLP has audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying EnLink Forecasted Financial Information and, accordingly, neither KPMG LLP nor PricewaterhouseCoopers LLP expresses an opinion or any other form of assurance with respect thereto. The report of KPMG LLP contained in EnLink’s Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this proxy statement/prospectus, relates to historical financial information of EnLink, and such report does not extend to the EnLink Forecasted Financial Information and should not be read to do so. In addition, the PricewaterhouseCoopers LLP report contained in ONEOK’s Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this proxy statement/prospectus, relates to ONEOK’s previously issued financial statements. Such report does not extend to the EnLink Forecasted Financial Information and should not be read to do so.

The EnLink Forecasted Financial Information does not take into account any circumstances or events occurring after the date it was prepared. Neither EnLink nor ONEOK can give assurance that, had the EnLink Forecasted Financial Information been prepared either as of the date of the Merger Agreement or as of the date of this proxy statement/prospectus, similar estimates and assumptions would be used. Except as required by applicable securities laws, EnLink and ONEOK do not intend to, and disclaim any obligation to, make publicly available any update or other revision to the EnLink Forecasted Financial Information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to be inappropriate, including with respect to the accounting treatment of the Mergers under GAAP, or to reflect changes in general economic or industry conditions. The EnLink Forecasted Financial Information does not take into account all of the possible financial and other effects of the Mergers on EnLink, the effect on EnLink of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Mergers. Further, the EnLink Forecasted Financial Information does not take into account the effect on EnLink of any possible failure of the Mergers to occur. None of EnLink or ONEOK or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any EnLink unitholder or ONEOK shareholder or other person regarding EnLink’s ultimate performance compared to the information contained in the EnLink Forecasted Financial Information or that the EnLink Forecasted Financial Information will be achieved. The inclusion of the EnLink Forecasted Financial Information herein should not be deemed an admission or representation by any of EnLink, ONEOK, their respective affiliates, officers, directors, advisors or other representatives or any other person that it is viewed as material information of EnLink or ONEOK, particularly in light of the inherent risks and uncertainties associated with such forecasts. The EnLink Forecasted Financial Information included below is not being included in this proxy statement/prospectus in order to influence any EnLink unitholder’s decision or to induce any unitholder to vote in favor of any of the proposals at the EnLink Special Meeting, but is being provided solely because it was made available to the EnLink Board, the EnLink Conflicts Committee, the EnLink Conflicts Committee’s financial advisor and the ONEOK Board, as applicable, in connection with the Mergers.

In light of the foregoing, and considering that the EnLink Special Meeting will be held several months after the EnLink Forecasted Financial Information was prepared, as well as the uncertainties inherent in any forecasted information, EnLink unitholders are cautioned not to place undue reliance on such information, and each of EnLink and ONEOK urges you to review EnLink’s and ONEOK’s most recent SEC filings for a description of EnLink’s and ONEOK’s reported financial results included therein. Please see “Where You Can Find More Information.”

The following table sets forth certain prospective financial and operating information regarding EnLink for the fiscal years 2024 through 2028 on a stand-alone basis prepared by EnLink management.

	EnLink Stand-Alone Basis
	2024	2025	2026	2027	2028
	(in millions)(1)
NET OPERATING INCOME(2)	$1,532	$1,581	$1,707	$1,763	$1,777
ADJUSTED EBITDA(3)	$1,363	$1,403	$1,502	$1,546	$1,553
DISTRIBUTABLE CASH FLOW(4)	$928	$971	$1,060	$1,108	$1,143
FREE CASH FLOW AFTER DISTRIBUTIONS(5)	$351	$249	$648	$759	$808

____________

(1)      The EnLink Forecasted Financial Information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the EnLink Special Meeting will be held several months after the EnLink Forecasted Financial Information was prepared, as well as the uncertainties inherent in any forecasted information, EnLink unitholders and ONEOK shareholders are cautioned not to place undue reliance on such information.

(2)      Net operating income is defined as revenue less cost of sales, operating expenses and the relocation of processing facilities.

(3)      Adjusted EBITDA is defined as net income (loss) plus (less) interest expense, net of interest income; depreciation and amortization; impairments; (income) loss from unconsolidated affiliate investments; distributions from unconsolidated affiliate investments; (gain) loss on disposition of assets; (gain) loss on extinguishment of debt; (gain) loss on litigation settlement; unit-based compensation; income tax expense (benefit); unrealized (gain) loss on commodity derivatives; costs associated with the relocation of processing facilities; accretion expense associated with asset retirement obligations; transaction costs; non-cash expense related to changes in the fair value of contingent consideration; (non-cash rent); and (non-controlling interest share of adjusted EBITDA from joint ventures).

(4)      Distributable cash flow is defined as adjusted EBITDA, net to EnLink, plus (less) (interest expense, net of interest income); (maintenance capital expenditures, excluding maintenance capital expenditures that were contributed by other entities and relate to the non-controlling interest share of our consolidated entities); (accrued cash distributions on ENLK Series B Units paid or expected to be paid); (payments to terminate interest rate swaps); non-cash interest (income)/expense; and (current income taxes).

(5)      Free cash flow after distributions is defined as adjusted EBITDA, net to EnLink, plus (less) (growth and maintenance capital expenditures, excluding capital expenditures that were contributed by other entities and relate to the non-controlling interest share of our consolidated entities); (interest expense, net of interest income); (distributions declared on common units); (cash distributions earned by the ENLK Series B Units); (payment to redeem mandatorily redeemable non-controlling interest); (costs associated with the relocation of processing facilities, excluding costs that were contributed by other entities and relate to the non-controlling interest share of our consolidated entities); non-cash interest (income)/expense; (contributions to investment in unconsolidated affiliates); (payments to terminate interest rate swaps); (current income taxes); earnout payments related to certain acquisitions; (non-cash gain associated with a lease modification); and proceeds from the sale of equipment and land.

ONEOK and EnLink do not intend to update or otherwise revise the above EnLink Forecasted Financial Information to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such EnLink Forecasted Financial Information are no longer appropriate, except as may be required by applicable law.

Opinion of EnLink Conflicts Committee’s Financial Advisor

Evercore was retained by the EnLink Conflicts Committee to act as its financial advisor in connection with evaluating the proposed Mergers. On November 24, 2024, at a meeting of the EnLink Conflicts Committee and at the request of the EnLink Conflicts Committee, Evercore rendered its oral opinion to the EnLink Conflicts Committee to the effect that, as of November 24, 2024 and based upon and subject to the assumptions, qualifications, limitations and other matters set forth in its opinion, the Exchange Ratio is fair, from a financial point of view, to the EnLink Unaffiliated Unitholders. Evercore subsequently confirmed its oral opinion in a written opinion dated November 24, 2024.

The full text of the Evercore’s written opinion of Evercore to the EnLink Conflicts Committee, dated as of November 24, 2024, which sets forth, among other things, the assumptions made, procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of the review undertaken by Evercore in rendering its opinion, is attached hereto as Annex B to this proxy statement/prospectus and is incorporated herein by reference. The foregoing summary of Evercore’s opinion is qualified in its entirety by reference to the full text of the opinion included as Annex B. You are urged to read Evercore’s opinion and the summary of Evercore’s opinion below carefully and in their entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the EnLink Conflicts Committee in connection with its evaluation of the fairness of the Exchange Ratio, from a financial point of view, to the EnLink Unaffiliated Unitholders, and did not address any other aspects or implications of the Mergers. Evercore’s opinion should not be construed as creating any fiduciary duty on Evercore’s part to any party and such opinion was not intended to be, and does not constitute, a recommendation to the EnLink Conflicts Committee or to any other persons in respect of the Mergers, including as to how the EnLink Unaffiliated Unitholders should act or vote in respect of the Mergers. The summary of the Evercore opinion set forth herein is qualified in its entirety by reference to the full text of the opinion included as Annex B.

In connection with rendering its opinion and performing its related financial analysis, Evercore, among other things:

•        reviewed certain publicly available business and financial information relating to EnLink and ONEOK that Evercore deemed to be relevant, including publicly available research analysts’ estimates;

•        reviewed certain internal projected financial data relating to EnLink and furnished to Evercore by the management of EnLink, as approved for Evercore’s use by the EnLink Conflicts Committee (the “Forecasts”);

•        discussed with management of EnLink their assessment of the past and current operations of EnLink, the current financial condition and prospects of EnLink and the Forecasts relating to EnLink;

•        discussed with management of ONEOK their assessment of the past and current operations of ONEOK, the current financial condition and prospects of ONEOK and research analysts’ estimated projected financial data as representative of such prospects, as directed by ONEOK and approved for Evercore’s use by the EnLink Conflicts Committee;

•        reviewed the reported prices and the historical trading activity of the EnLink Units and ONEOK Common Stock;

•        performed discounted cash flow analyses of EnLink based on the Forecasts, and performed discounted cash flow analyses of ONEOK Common Stock based on research analysts’ estimated projected financial data, as directed and approved for Evercore’s use by the EnLink Conflicts Committee;

•        performed discounted distributions analyses on EnLink based on the Forecasts, and performed discounted dividend analyses on ONEOK based on research analysts’ estimated projected financial data, as directed and approved for Evercore’s use by the EnLink Conflicts Committee;

•        compared the financial performance of EnLink and ONEOK and their respective stock market trading multiples with those of certain other publicly traded companies and partnerships that Evercore deemed relevant;

•        compared the reported prices and historical trading activities of the EnLink Units with those of publicly traded equity securities of certain other publicly traded companies and partnerships that Evercore deemed relevant;

•        compared the reported prices and historical trading activities of ONEOK Common Stock with those of publicly traded equity securities of certain other publicly traded companies that Evercore deemed relevant;

•        compared the financial performance of EnLink and the valuation multiples relating to the First Merger with the financial terms, to the extent publicly available, of certain other transactions that Evercore deemed relevant;

•        reviewed the financial terms and conditions of the Merger Agreement; and

•        performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and has not assumed responsibility or liability for any independent verification of such information), and has further relied upon the assurances of the managements of ONEOK and EnLink that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, Evercore had assumed with the EnLink Conflicts Committee’s consent that such data has been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of EnLink as to the future financial performance of EnLink. Evercore did not express a view as to the Forecasts or the assumptions on which they are based.

For purposes of Evercore’s analysis and opinion, Evercore assumed, in all respects material to its analysis, that the final executed Merger Agreement would not differ from the draft Merger Agreement reviewed by Evercore, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Mergers will be satisfied without waiver or modification thereof. Evercore had further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Mergers would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on EnLink, ONEOK or the consummation of the Mergers or reduce the contemplated benefits of the Mergers to the EnLink Unaffiliated Unitholders.

Evercore did not conduct a physical inspection of the properties or facilities of EnLink or ONEOK and did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off balance sheet assets and liabilities) of EnLink or ONEOK, nor has Evercore been furnished with any such valuations or appraisals, nor did Evercore evaluate the solvency or fair value of EnLink or ONEOK under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based upon information made available to Evercore as of the date of its opinion and financial, economic, monetary, market, regulatory and other conditions and circumstances as they exist and as could be evaluated on the date of its opinion. It is understood that subsequent developments may affect Evercore’s opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.

Evercore was not asked to pass upon, and did not express an opinion with respect to, any matter other than the fairness to the EnLink Unaffiliated Unitholders, from a financial point of view, of the Exchange Ratio, as of the date of its opinion. Evercore did not express any view on, and its opinion did not address, the fairness of the Mergers to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of EnLink or any other party to the Merger Agreement or any affiliates thereof, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of EnLink or any other party to the Merger Agreement or any affiliates thereof, or any class of such persons, whether relative to the Exchange Ratio or otherwise. Evercore was not asked to, nor did it express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the Mergers, including, without limitation, the structure or form of the Mergers, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Evercore’s opinion did not address the relative merits of the Mergers as compared to other business or financial strategies that might be available to EnLink, nor did it address the underlying business decision of EnLink to engage in the Mergers. Evercore did not express any view on, and its opinion did not address, what the value of ONEOK Common Stock actually will be when issued or the prices at which ONEOK Common Stock will trade at any time, including following announcement or consummation of the Mergers. Evercore’s opinion did not constitute a recommendation to the EnLink Conflicts Committee or to any other persons in respect of the Mergers, including as to how any holder of the EnLink Units should vote or act in respect of the Mergers. Evercore expressed no opinion as to the price at which the EnLink Units will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on EnLink or the Mergers or as to the impact of the Mergers on the solvency or viability of EnLink or the ability of EnLink to pay its obligations when they come due. Evercore is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by ONEOK and its advisors with respect to legal, regulatory, accounting and tax matters.

Set forth below is a summary of the material financial analyses performed by Evercore and reviewed with the EnLink Conflicts Committee on November 24, 2024, in connection with rendering Evercore’s opinion to the EnLink Conflicts Committee. Each analysis was provided to the EnLink Conflicts Committee. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. In connection with arriving at its opinion, Evercore considered all of its analyses as a whole, and the order of the analyses described and the results of these analyses do not represent any relative importance or particular weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on November 24, 2024, and is not necessarily indicative of current market conditions.

Throughout the “Analysis of EnLink” and the “Analysis of ONEOK” below, the term “EBITDA,” as used in connection with Evercore’s various financial analyses, means the relevant company’s estimated earnings before interest, taxes, depreciation and amortization. In the case of EnLink and ONEOK, the term “EBITDA” means adjusted EBITDA, as used by EnLink’s management and defined in the section entitled “Unaudited Financial Projections of EnLink.”

The following summary of financial analyses includes information presented in tabular format. These tables must be read together with the text of each summary in order to fully understand the financial analyses performed by Evercore. The tables alone do not constitute a complete description of the financial analyses performed by Evercore. Considering the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Evercore’s financial analyses.

Analysis of EnLink

Assumptions with Respect to EnLink

Evercore performed a series of financial analyses to derive indicative valuation ranges for the EnLink Units. Financial data for EnLink utilized in the financial analyses described below were based upon, among other things, the unaudited, non-public financial projections for EnLink prepared and furnished by management of EnLink (the “EnLink Financial Projections”). A summary of the EnLink Financial Projections is available in the section entitled “The Mergers — Unaudited Financial Projections of EnLink.” The EnLink Financial Projections were not adjusted by Evercore.

Discounted Cash Flow Analysis

Evercore performed a discounted cash flow analysis of EnLink by valuing the cash flows to be received by EnLink based on the EnLink Financial Projections from 2025 through 2028. Evercore calculated the per unit value range for the EnLink Units by utilizing a range of discount rates based on EnLink’s Weighted Average Cost of Capital (“WACC”), as estimated by Evercore based on a theoretical Capital Asset Pricing Model (“CAPM”) and terminal values based on a range of estimated EBITDA multiples and perpetuity growth rates.

For EnLink’s discounted cash flow analysis, Evercore assumed a range of discount rates of 8.0% to 9.5% based on EnLink’s WACC, a range of EBITDA multiples of 8.5x to 11.0x applied to EnLink’s terminal period EBITDA and a range of perpetuity growth rates of -0.25% to 0.25% applied to EnLink’s terminal period cash flows based on the EnLink Financial Projections, as applicable, to derive a range of enterprise values. Evercore adjusted such enterprise values for projected debt, preferred equity and cash as of December 31, 2024, and divided the resulting equity values by the number of fully-diluted EnLink Units as of December 31, 2024. The discounted cash flow analysis utilizing the EBITDA multiple terminal value methodology resulted in an implied equity value per EnLink Unit range of $15.42 to $22.86. When assuming the closing share price of ONEOK Common Stock on November 22, 2024, this range implies exchange ratios of 0.1317x to 0.1953x, which compares to the Exchange Ratio of 0.1412x. The discounted cash flow analysis utilizing the perpetuity growth rate methodology to calculate terminal value resulted in an implied equity value per EnLink Unit range of $13.92 to $20.08. When assuming the closing share price of OKE on November 22, 2024, this range implies exchange ratios of 0.1189x to 0.1715x, which compares to the Exchange Ratio of 0.1412x.

Public Companies and Partnerships Trading Analysis

Evercore performed a public companies and partnerships trading analysis of EnLink by reviewing and comparing the market values and trading multiples of the following six publicly traded corporations and partnerships that Evercore deemed to have certain business characteristics that are similar to those of EnLink and five publicly traded partnerships that Evercore deemed to have certain business, legal and tax characteristics similar to those of EnLink:

Gathering and Processing Public Companies:

•        Antero Midstream Corporation

•        DT Midstream, Inc.

•        Hess Midstream LP

•        Kinetik Holdings Inc.

•        Targa Resources Corp.

•        Western Midstream Partners, LP

Master Limited Partnerships (“MLPs”):

•        Energy Transfer LP

•        Enterprise Products Partners L.P.

•        Hess Midstream LP

•        MPLX LP

•        Western Midstream Partners, LP

Although the gathering and processing public companies and MLPs were utilized to value the EnLink Units for purposes of this analysis, no corporation or partnership used in the analysis is identical or directly comparable to EnLink. In order to calculate trading multiples, Evercore relied on publicly available filings with the SEC and equity research analyst estimates.

For the gathering and processing public companies and MLPs trading analysis, Evercore calculated the following trading multiples:

•        Enterprise Value/2025 EBITDA, which is defined as market value of equity, plus preferred equity (as applicable), plus noncontrolling interest (as applicable), plus debt and less cash (“Enterprise Value”), divided by estimated EBITDA for the calendar year 2025.

•        Enterprise Value/2026E EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2026.

The mean and median Enterprise Value to EBITDA trading multiples of the gathering and processing public companies and MLPs are set forth below.

Benchmark (Gathering and Processing Public Companies)	Mean	Median
Enterprise Value/2025 EBITDA	10.9x	10.9x
Enterprise Value/2026 EBITDA	10.2x	10.3x
Benchmark (MLPs)	Mean	Median
Enterprise Value/2025 EBITDA	9.3x	9.0x
Enterprise Value/2026 EBITDA	8.9x	8.6x

The table below includes relevant multiple ranges selected by Evercore and utilized in its analysis based on the resulting ranges of Enterprise Value to EBITDA multiples and certain other considerations related to the specific characteristics of EnLink noted by Evercore.

Benchmark	Reference Range
Enterprise Value/2025 EBITDA	8.5x – 11.0x
Enterprise Value/2026 EBITDA	8.0x – 10.5x

After adjusting for projected preferred equity, debt and cash as of December 31, 2024, and dividing by the number of fully-diluted EnLink Units as of December 31, 2024, Evercore determined an implied equity value per EnLink Unit range of $13.44 to $21.05 based on 2025 EBITDA from the EnLink Financial Projections and an implied equity value per EnLink Unit range of $13.64 to $21.78 based on 2026 EBITDA from the EnLink Financial Projections. When assuming the closing share price of ONEOK Common Stock on November 22, 2024, the 2025 EBITDA range implies exchange ratios of 0.1148x to 0.1798x and the 2026 EBITDA range implies exchange ratios of 0.1165x to 0.1861x, which compares to the Exchange Ratio of 0.1412x.

Precedent M&A Transaction Analysis

Evercore also performed a precedent M&A transaction analysis of the EnLink Units utilizing the EnLink Financial Projections by reviewing and comparing precedent M&A transactions that Evercore deemed to have similar characteristics to those of the Mergers.

Evercore reviewed transactions involving corporate midstream transactions announced since February 2021 and selected five transactions, although Evercore noted that none of the selected transactions were directly comparable to the Mergers and none of the entities that participated in the selected transactions were directly comparable to EnLink:

Date Announced	Acquiror/Target (Seller)	EV/NTM EBITDA Multiple
Jan-24	Sunoco LP/NuStar Energy L.P.	9.7x
Aug-23	Energy Transfer LP/Crestwood Equity Partners LP	8.5
May-23	ONEOK, Inc./Magellan Midstream Partners, L.P.	12.2
Oct-21	Crestwood Equity Partners LP/Oasis Midstream Partners LP	7.7
Feb-21	Energy Transfer LP/Enable Midstream Partners, LP	7.7

Evercore noted that the mean and median of the implied Enterprise Value to NTM EBITDA multiples for the selected corporate midstream transactions were 9.2x and 8.5x, respectively.

Based on Evercore’s review of the above precedent transactions, Evercore selected a range of relevant implied multiples of Enterprise Value to EBITDA of 8.0x to 10.0x. Evercore then applied the range of selected multiples to EnLink’s 2025E EBITDA and adjusted for projected preferred equity, debt and cash as of December 31, 2024, and then divided the result by the number of fully-diluted EnLink Units outstanding as of December 31, 2024 which resulted in an implied equity value per EnLink Unit range of $11.92 to $18.01. When assuming the closing share price of ONEOK Common Stock on November 22, 2024, this range implies exchange ratios of 0.1018x to 0.1538x, which compares to the Exchange Ratio of 0.1412x.

Discounted Distributions Analysis

Evercore performed a discounted distributions analysis by valuing the projected cash distributions of EnLink based on the EnLink Financial Projections from 2025 through 2028. Evercore discounted projected distributions using cost of equity discount rates of 10.0% to 12.0% based on CAPM as well as a terminal yield range of 3.0% to 4.5% based on EnLink’s trailing 52-week yield range. The analyses of the projected cash distributions resulted in an implied per EnLink Unit value range of $9.19 to $13.83 based on the EnLink Financial Projections. When assuming the closing share price of OKE on November 22, 2024, this range implies exchange ratios of 0.0785x to 0.1181x, which compares to the Exchange Ratio of 0.1412x.

Analysis of ONEOK

Assumptions with Respect to ONEOK

Evercore performed a series of analyses to derive indicative valuation ranges for ONEOK Common Stock. Evercore performed its analyses utilizing Wall Street Research which reflect input from ONEOK management (the “ONEOK Financial Projections”). No financial projections were provided by ONEOK.

Discounted Cash Flow Analysis

Evercore performed a discounted cash flow analysis of ONEOK by valuing the cash flows to be received by ONEOK based on the ONEOK Financial Projections from 2025 through 2028, which were derived from Wall Street Research. Evercore calculated the per share value range for ONEOK Common Stock by utilizing a range of discount rates based on ONEOK’s WACC, as estimated by Evercore based on CAPM and terminal values based on a range of estimated EBITDA multiples and perpetuity growth rates.

Evercore assumed a range of discount rates of 7.5% to 9.0% based on ONEOK’s WACC, a range of EBITDA multiples of 11.0x to 13.0x applied to ONEOK’s terminal period EBITDA and a range of perpetuity growth rates of 1.25% to 1.75% applied to ONEOK’s terminal period cash flows to derive a range of enterprise values. Evercore adjusted such enterprise values for projected debt, preferred equity, noncontrolling interest and cash as of December 31, 2024 and divided the resulting equity values by the number of projected ONEOK Common Stock outstanding as of December 31, 2024. The discounted cash flow analysis utilizing the EBITDA multiple terminal value methodology resulted in an implied equity value per ONEOK Common Stock range of $110.25 to $144.56. The discounted cash flow analysis utilizing the perpetuity growth rate methodology to calculate terminal value resulted in an implied equity value per ONEOK Common Stock range of $95.51 to $146.63.

Public Companies and Partnerships Trading Analysis

Evercore performed a public companies and partnerships trading analysis of ONEOK by reviewing and comparing the market values and trading multiples of the following five publicly traded corporations and partnerships that Evercore deemed to have certain business characteristics that are similar to those of ONEOK and six publicly traded corporations that Evercore deemed to have certain business, legal and tax characteristics similar to those of ONEOK:

Large-Cap/Diversified Midstream Companies and Partnerships:

•        Energy Transfer LP

•        Enterprise Products Partners L.P.

•        Kinder Morgan, Inc.

•        MPLX LP

•        The Williams Companies, Inc.

Midstream C-Corporations:

•        Antero Midstream Corporation

•        DT Midstream, Inc.

•        Kinder Morgan, Inc.

•        Kinetik Holdings Inc.

•        Targa Resources Corp.

•        The Williams Companies, Inc.

Although the companies and partnerships were utilized to value ONEOK Common Stock for purposes of this analysis, no company or partnership used in the Public Companies and Partnerships Trading Analysis is identical or directly comparable to ONEOK. In order to calculate trading multiples, Evercore relied on publicly available filings with the SEC and equity research analyst estimates.

For the publicly traded corporations and partnerships, Evercore calculated the following trading multiples:

•        Enterprise Value/2025E EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2025.

•        Enterprise Value/2026E EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2026.

The mean and median Enterprise Value to EBITDA trading multiples of the corporations and partnerships are set forth below.

Benchmark (Large-Cap/Diversified)	Mean	Median
Enterprise Value/2025 EBITDA	10.7x	10.1x
Enterprise Value/2026 EBITDA	10.3x	9.7x
Benchmark (C-Corporations)	Mean	Median
Enterprise Value/2025 EBITDA	12.0x	12.3x
Enterprise Value/2026 EBITDA	11.4x	11.5x

The table below includes relevant multiple ranges selected by Evercore based on the resulting ranges of Enterprise Value to EBITDA multiples and certain other considerations related to the specific characteristics of ONEOK noted by Evercore.

Benchmark	Reference Range
Enterprise Value/2025 EBITDA	11.0x – 13.0x
Enterprise Value/2026 EBITDA	10.5x – 12.5x

After adjusting for projected preferred equity, noncontrolling interests, debt and cash as of December 31, 2024, and dividing by the number of projected ONEOK Common Stock outstanding as of December 31, 2024, Evercore determined an implied equity value per ONEOK Common Stock range of $95.17 to $123.64 based on 2025 EBITDA from the OKE Financial Projections and an implied equity value per ONEOK Common Stock range of $102.43 to $133.64 based on 2026 EBITDA from the OKE Financial Projections.

Discounted Dividends Analysis

Evercore performed a discounted dividend analysis by valuing the projected cash dividends of ONEOK based on the OKE Financial Projections, which were derived from Wall Street Research. Evercore discounted projected dividends using cost of equity discount rates of 9.0% to 11.0% based on CAPM as well as a terminal yield range of 3.0% to 5.5% based on ONEOK’s trailing 52-week yield range. This analysis of the projected cash dividends resulted in an implied per ONEOK Common Stock value range of $70.42 to $125.39 based on the ONEOK Financial Projections.

Exchange Ratio Summary

Evercore analyzed the implied exchange ratios resulting from the various valuation methodologies utilized to value the EnLink Units based on the EnLink Financial Projections and ONEOK Common Stock based on the ONEOK Financial Projections. These valuation methodologies included the Discounted Cash Flow Analyses, a Public Companies and Partnerships Trading Analyses and a Discounted Distributions/Dividends Analyses. Evercore compared the low value per EnLink Unit to the high value per ONEOK Common Stock and the high value per EnLink Unit to the low value per ONEOK Common Stock for each respective analysis to derive ranges of implied exchange ratios. The resulting implied exchange ratio range using the Discounted Cash Flow Analyses (EBITDA exit) was 0.1066x to 0.2073x. The resulting implied exchange ratio range using the Discounted Cash Flow Analyses (perpetuity growth) was 0.0949x to 0.2102x. The resulting implied exchange ratio range using the Public Companies and Partnerships Trading Analyses was 0.1087x to 0.2212x based on 2025 EBITDA and 0.1020x to 0.2126x based on 2026 EBITDA. The resulting implied exchange ratio range using the Discounted Distributions/Dividends Analysis was 0.0733x to 0.1964x.

Evercore compared the results of the foregoing analyses to the Exchange Ratio of 0.1412 shares of ONEOK Common Stock for each EnLink Unit and noted that the Exchange Ratio was within the range of the implied exchange ratios for each of the valuation methodologies reviewed by Evercore.

General

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Evercore. In connection with the review of the Mergers, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion to the EnLink Conflicts Committee. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the Exchange Ratio. No company or partnership used in the above analyses as a comparison is directly comparable to EnLink or ONEOK.

Furthermore, Evercore’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the corporations or partnerships used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of EnLink, ONEOK and their respective advisors.

Evercore prepared these analyses solely for the information and benefit of the EnLink Conflicts Committee and for the purpose of providing an opinion to the EnLink Conflicts Committee as to whether, as of the date of the opinion, the Exchange Ratio is fair, from a financial point of view, to the EnLink Unaffiliated Unitholders. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates. The issuance of the opinion was approved by an opinion committee of Evercore.

Except as described above, the EnLink Conflicts Committee imposed no other instruction or limitation on Evercore with respect to the investigations made or the procedures followed by Evercore in rendering its opinion. The terms and conditions of the Mergers and the related terms and conditions of the transaction were determined through negotiations between the EnLink Conflicts Committee and ONEOK management. Evercore did not recommend any specific consideration to the EnLink Conflicts Committee or recommend that any specific consideration constituted the only appropriate consideration in the Mergers. Evercore’s opinion was only one of many factors considered by the EnLink Conflicts Committee in its evaluation of the Mergers and should not be viewed as determinative of the views of the EnLink Conflicts Committee with respect to the Mergers or the Exchange Ratio.

Under the terms of Evercore’s engagement letter with EnLink and the EnLink Conflicts Committee, EnLink has agreed to pay Evercore a fee of $2,000,000 upon rendering its opinion and a closing fee of $700,000 upon the closing of the Mergers. Evercore also received a fee of $300,000 upon execution of its engagement letter with EnLink and the EnLink Conflicts Committee. In addition, EnLink has agreed to reimburse Evercore for its reasonable expenses (including reasonable expenses relating to research, third party data fees and reasonable legal fees, expenses and disbursements) incurred in connection with its engagement and to indemnify Evercore and any of its members, partners, officers, directors, advisors, representatives, employees, agents, or controlling persons, if any, of Evercore or its affiliates against certain liabilities and expenses arising out of its engagement, or to contribute to payments which any of such persons might be required to make with respect to such liabilities.

During the two-year period prior to the date hereof, Evercore and its affiliates have not been engaged to provide financial advisory or other services to EnLink or ONEOK or their affiliates and Evercore has not received any compensation from EnLink or ONEOK or their affiliates during such period. Evercore and its affiliates may provide financial advisory or other services to EnLink and ONEOK or their affiliates in the future, and in connection with any such services Evercore may receive compensation.

Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to EnLink, ONEOK, and/or any of their respective affiliates or persons that are competitors, customers or suppliers of EnLink or ONEOK and/or any of their respective affiliates.

Interests of Certain EnLink Directors and Executive Officers in the Mergers

In considering the recommendations of the EnLink Conflicts Committee and the EnLink Board that EnLink unitholders vote to approve the Merger Agreement and the Mergers contemplated thereby, EnLink unitholders should be aware that certain of EnLink’s directors and executive officers may have interests in the Mergers that are different from, or in addition to, the interests of EnLink unitholders generally. Each of the EnLink Conflicts Committee and the EnLink Board was aware of these additional interests of its directors and executive officers and considered these potential interests, among other matters, in evaluating (and, in the case of the EnLink Conflicts Committee, negotiating) the Merger Agreement and the Mergers, in approving the Merger Agreement and in recommending the applicable merger-related proposals.

The following discussion sets forth certain of these interests in the Mergers of each executive officer or non-employee director of Manager.

EnLink Conflicts Committee Fees

Each member of the EnLink Conflicts Committee, consisting of directors who are not directly or indirectly affiliated with, and who are otherwise independent from, ONEOK and who are not members of EnLink’s management, will receive a single payment equal to $120,000, in connection with their services to EnLink with respect to the Mergers (which fee is not conditioned on the consummation of the Mergers); such amount to be paid in lieu of per-meeting fees or retainer fees otherwise payable to the EnLink Conflicts Committee members. The aggregate fees payable to members of the EnLink Conflicts Committee are expected to total $360,000.

Treatment of EnLink Equity Awards

The Merger Agreement provides for the treatment set forth below with respect to the EnLink equity awards that are outstanding immediately prior to the First Merger Effective Time.

EnLink RIU Awards

At the First Merger Effective Time, each EnLink RIU Award, whether vested or unvested, that is outstanding immediately prior to the First Merger Effective Time, will, as of the First Merger Effective Time, be assumed by ONEOK and converted into a time-based restricted stock unit award with respect to ONEOK Common Stock relating to a number of shares of ONEOK Common Stock equal to the number of EnLink Units subject to such EnLink RIU Award immediately prior to the First Merger Effective Time multiplied by the Exchange Ratio, rounded up or down to the nearest whole share of ONEOK Common Stock and otherwise subject to the same terms and conditions (including as to vesting and forfeiture) as were applicable to such EnLink RIU Award immediately prior to the First Merger Effective Time.

EnLink PU Awards

At the First Merger Effective Time, each EnLink PU Award, whether vested or unvested, that is outstanding immediately prior to the First Merger Effective Time, will, as of the First Merger Effective Time, be assumed by ONEOK and converted into a time-based restricted stock unit award with respect to ONEOK Common Stock relating to a number of shares of ONEOK Common Stock with respect to each EnLink PU Tranche as identified in the applicable award agreement equal to the number of EnLink Units subject to such EnLink PU Tranche immediately prior to the First Merger Effective Time (determined as set forth below and, for those individuals who experienced a “Qualifying Termination” or “Retirement” (as such terms are defined in the applicable award agreement) prior to the GIP Interest Acquisition, taking into account any applicable proration provisions) multiplied by the Exchange Ratio, rounded up or down to the nearest whole share of ONEOK Common Stock and otherwise subject to the same terms and conditions (including as to vesting and forfeiture, except any performance-based vesting condition will not apply) as were applicable to such EnLink PU Award immediately prior to the First Merger Effective Time. For purposes of determining the number of EnLink Units subject to each EnLink PU Tranche, the following shall apply:

•        for each EnLink PU TSR Tranche and each EnLink PU DCF Tranche for which the performance period has closed prior to the closing date, the number of EnLink Units shall be determined based on the actual achievement of the performance criteria attained through the end of the performance period, as previously certified by the EnLink Board or a committee thereof or, if not yet certified, as determined by the EnLink Board in good faith in the ordinary course of business consistent with past practice;

•        for each EnLink PU TSR Tranche and EnLink PU DCF Tranche for which the performance period has commenced but not closed as of the closing date, the number of EnLink Units shall be determined based on the “target” level of performance; and

•        for each EnLink PU TSR Tranche and EnLink PU DCF Tranche for which the performance period has not yet commenced as of the closing date, the number of EnLink Units shall be determined based on the “target” level of performance.

The Merger Agreement further provides that EnLink and ONEOK will take any and all actions reasonably necessary to effectuate the above. This includes ONEOK taking all actions necessary for the reservation, issuance and listing of shares of ONEOK Common Stock as are necessary to effectuate the transactions contemplated by the above. The following sets forth, for each EnLink executive officer who has served at any time since January 1, 2023, other than Alaina K. Brooks, who is omitted because she has separated from the Manager and is not entitled to any compensation or benefits in conjunction with the Mergers, the aggregate number of EnLink Units subject to outstanding EnLink RIU Awards and EnLink PU Awards held by such executive officer and the value of such EnLink RIU Awards and EnLink PU Awards assuming (i) as required under SEC rules, the closing price of an EnLink Unit is $15.79 (the “Estimated Closing Value”), which is equal to the average closing price of an EnLink Unit over the first five business days following the first public announcement of the entry into the Merger Agreement, (ii) a closing date of December 23, 2024 (which is the assumed date of the closing of the Mergers solely for purpose of the disclosure in this section, except we have assumed solely for purposes of the EnLink PU Award performance vesting treatment that the performance periods ending December 31, 2024, will be completed prior to the closing of the Mergers), (iii) the performance vesting treatment applicable to the EnLink PU Awards described below under “Treatment of the EnLink Equity Awards in the Mergers” (except for performance periods ending December 31, 2024, actual performance was calculated as of November 30, 2024, which is the latest practicable date that actual performance could be determined), and (iv) such executive officer remains continuously employed with the Manager or a subsidiary until the closing date of the Mergers.

Name	Unvested RIU Awards (#)	Value of Unvested RIU Awards ($)(1)	Unvested PU Awards (#)(2)	Value of Unvested PU Awards ($)(3)	Total Value of Unvested RIU Awards and PU Awards ($)
Jesse Arenivas	649,098	$10,249,257	893,007	$15,057,155	$25,306,412
Benjamin D. Lamb	271,834	4,292,259	289,076	4,869,191	9,161,450
Walter Pinto	136,869	2,161,162	138,186	2,303,968	4,465,130
Dilanka Seimon	160,484	2,534,042	75,452	1,231,377	3,765,419
Adam Forman	112,731	1,780,022	46,110	752,515	2,532,538

____________

(1)      The estimated value of the EnLink RIU Awards is equal to the sum of the product of (i) the Estimated Closing Value of $15.79 and (ii) the number of units underlying each EnLink RIU Award.

(2)      EnLink PU Awards may vest up to 200% of the units covered by the award. EnLink PU Awards are shown in this table at the level of performance determined using the relevant assumptions described below under “Treatment of the EnLink Equity Awards in the Mergers.”

(3)      The estimated value of the EnLink PU Awards is equal to the sum of (i) the product of (A) the Estimated Closing Value of $15.79 and (B) the number of units underlying each EnLink PU Award, determined using the relevant performance vesting treatment described below under “Treatment of the EnLink Equity Awards in the Mergers” (except for performance periods ending December 31, 2024, actual performance was calculated as of November 30, 2024, which is the latest practicable date that actual performance could be determined) and (ii) the associated distribution equivalents earned through the assumed closing date.

The following sets forth, for each EnLink non-management director who has served at any time since January 1, 2023, other than Kyle D. Vann, who retired from the EnLink Board and is not entitled to any compensation or benefits in conjunction with the Mergers, and William J. Brilliant, Benjamin M. Daniel, and Scott E. Telesz, who were affiliated with Global Infrastructure Management, LLC, and Pierce H. Norton II, Walter S. Hulse III, and Lyndon C. Taylor, who are affiliated with ONEOK, and each of whom did not or does not receive compensation in respect of their service as a director because they were or are affiliated with the owner of the Manager during their service, the aggregate number of EnLink Units subject to outstanding EnLink RIU Awards held by such director and the value of such EnLink RU Awards assuming (i) a closing price equal to the Estimated Closing Value, (ii) a closing date of December 23, 2024 and (iii) the director remains continuously in service with EnLink until such date. None of the EnLink directors hold EnLink PU Awards.

Name	RIU Awards (#)		Value of RIU Awards ($)(1)
Leldon E. Echols	10,469		$165,306
Deborah G. Adams	10,469		165,306
Tiffany Thom Cepak	22,011	(2)	366,140

____________

(1)      The estimated value of the EnLink RIU Awards is equal to the sum of the product of (i) the Estimated Closing Value of $15.79 and (ii) the number of units underlying each EnLink RIU Award.

(2)      Includes the EnLink Units underlying Ms. Cepak’s EnLink RIU Awards that she deferred under the Director Deferred Compensation Plan.

None of the EnLink RIU Awards or EnLink PU Awards held by EnLink’s executive officers or directors (as applicable) settle solely by reason of the occurrence of the closing. As the EnLink RIU Awards and EnLink PU Awards are being converted directly into awards based on ONEOK Common Stock using the Exchange Ratio, no monetary value is being received by EnLink’s executive officers and directors solely in connection with the conversion of their respective EnLink RIU Awards or EnLink PU Awards. However, pursuant to the underlying award agreements, the vesting of any unvested EnLink RIU Awards and EnLink PU Awards held by an executive officer or director would accelerate (including when converted into time-based restricted stock unit awards relating to shares of ONEOK Common Stock in connection with the Mergers) in the event an executive officer’s retirement or termination of employment by EnLink without “cause” or by the executive officer for “good reason” on or following the closing date or the director’s termination of service on or following the closing date, with the “double-trigger” full acceleration provisions applying because the GIP Interest Acquisition was a “change in control” for purposes of the EnLink RIU Awards and EnLink PU Awards. Additionally, one of EnLink’s directors, Ms. Cepak, has deferred EnLink RIU Awards under the EnLink Midstream, LLC Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”), which such deferred EnLink RIU Awards will not be paid out solely as a result of the Mergers but would commence payout within 60 days of Ms. Cepak’s termination of service and be payable in accordance with her election or, if such termination occurs within one year of the GIP Interest Acquisition, which was a “change of control” under the Director Deferred Compensation Plan, payable in a lump sum.

Change in Control Agreements

All of our executive officers have entered into change in control agreements (the “Change in Control Agreements”) with EnLink Midstream Operating, LP (the “Operating Partnership”). Under the Change in Control Agreements, if, within a period that begins 120 days prior to and ends 24 months following a “change in control” (as defined in the Change in Control Agreement), which occurred upon the consummation of the GIP Interest Acquisition, an officer’s employment is terminated without “cause” (as defined in the Change in Control Agreement) or is terminated by the officer for “good reason” (as defined in the Change in Control Agreement) (each, a “Qualifying Termination”), such officer will be entitled to the following (in addition to any accrued but unpaid benefits):

•        a one-time lump sum payment equal to (i) the Severance Multiplier (as defined below) times the sum of (A) the officer’s base salary and (B) target bonus, plus (ii) an amount equal to the cost to the officer under COBRA to extend his or her medical insurance benefits for the COBRA Period (as defined below). For purposes of this benefit, the Severance Multiplier is 3 for Mr. Arenivas and 2.5 for all other executive officers. For purposes of this benefit, the COBRA Period is 36 for Mr. Arenivas and 30 for all other executive officers;

•        a prorated amount of the officer’s target bonus for the calendar year in which the termination occurs; and

•        outplacement services for up to 12 months (if the officer satisfies the Severance Conditions (as defined below)) or 60 days (if the employee does not satisfy the Severance Conditions), in an amount up to $50,000.

For purposes of the Change in Control Agreements, “cause” generally means any one or more of the following: (i) a material violation by the officer of the Operating Partnership’s Code of Business Conduct and Ethics or any trading or other policy applicable to employees of the Operating Partnership (which may include, but is not limited to, matters specifically mentioned below in this definition of “cause”); (ii) willful engagement in serious or material misconduct or illegal conduct by the officer; (iii) a failure by the officer to perform the duties assigned to him or her that continues following notice from the Operating Partnership to the officer of such failure; (iv) the officer is formally charged, indicted or convicted of a felony or a misdemeanor involving moral turpitude; (v) the officer has engaged in acts or omissions constituting dishonesty, breach of fiduciary obligation, gross misconduct, gross negligence, intentional wrongdoing, or misfeasance; (vi) the officer has failed to comply with any valid, legal, and material directive of the Operating Partnership or the EnLink Board; (vii) the officer has engaged in embezzlement, misappropriation, or fraud, whether or not related to the officer’s employment with the Operating Partnership; (viii) a material breach by the officer of any material obligation under the Change in Control Agreement or any other written agreement between the officer and the Company Group (as defined in the Change in Control Agreement); or (ix) the officer has acted intentionally or in bad faith in a manner that results or could be reasonably expected to result in a material detriment to the assets, business, prospects or reputation of any member of the Company Group.

For purposes of the Change in Control Agreements, “good reason” generally means any one or more of the following without the officer’s consent: (i) a material reduction in the officer’s base annual salary; (ii) a material adverse change in the officer’s authority, duties or responsibilities (other than temporarily while the officer is physically or mentally incapacitated or as required by applicable law); (iii) a material breach by the Operating Partnership of any material provision of the Change in Control Agreement (or by a member of the Company Group of any material provision or any other written agreement between the officer and the Company Group member regarding his or her services thereto); or (iv) the Operating Partnership requires that the officer move his or her principal place of employment to a location that is thirty (30) or more miles from his or her current principal place of employment and the new location is farther from his or her primary residence. An officer may not terminate his or her employment for “good reason” unless (A) the officer provides the Operating Partnership written notice of the event within thirty (30) days of the occurrence of the event, (B) the Operating Partnership fails to remedy the event within thirty (30) days following its receipt of the notice, and (C) the officer terminates his or her employment with the Operating Partnership within ninety (90) days (or sixty (60) days in the case of Benjamin Lamb) following the Operating Partnership’s receipt of written notice.

The severance benefits described above are subject to the officer’s (i) execution without revocation of a general release of claims in favor of the Company Group and (ii) execution of a certification of compliance with the officer’s obligation to return confidential information (the “Severance Conditions”).

For the quantification of the estimated value of the severance payments and benefits described above that would be payable to EnLink’s named executive officers, see the table below under “— Merger-Related Compensation.”

Annual Bonuses

Each executive officer shall be eligible to receive, subject to continued employment through the payment date, the following bonuses: (i) any unpaid annual bonus for fiscal year 2024, in an amount determined based on the level of attainment of the applicable performance measures under the EnLink annual bonus plan, as reasonably determined by the EnLink Board consistent with past practice, and paid in accordance with the terms of such EnLink annual bonus plan and (ii) an annual bonus for fiscal year 2025 in an amount determined based on the level of attainment of the performance measures under the annual bonus plan of ONEOK or one of its affiliates (which bonus will not be prorated).

Potential 280G Mitigation Actions

The Mergers will not be a “change in ownership” or “change in effective control” of EnLink for purposes of Code Section 280G. However, the GIP Interest Acquisition was a “change in effective control” of EnLink for purposes of Code Section 280G. Accordingly, in connection with the GIP Interest Acquisition, given the timing of the GIP Interest Acquisition was not yet determined (and could have occurred in 2025), the EnLink Board approved the following potential 280G mitigation actions, which the Merger Agreement provides that EnLink will implement: (i) for all executive officers other than Benjamin Lamb, the acceleration of EnLink RIU Awards that would otherwise vest on January 1, 2025 to vest on December 27, 2024, and (ii) for all executive officers, the payment of annual bonuses at the target amount on December 13, 2024, in each case, subject to clawback on a voluntary termination of employment prior to the date the award would have otherwise vested. In addition, all executive officers other than Benjamin Lamb entered into 280G gross-up agreements with the selling entities in the GIP Interest Acquisition pursuant to which they will receive a gross-up payment to make them whole for any excise taxes incurred by them under Code Section 4999, subject to an aggregate cap of $5,000,000, in connection with the GIP Interest Acquisition but not in connection with any other transaction (the “280G Gross-Up Payments”).

Quantification of Potential Payments to EnLink’s Named Executive Officers in Connection with the Mergers

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the estimated amounts of compensation that are based on or otherwise relate to the Mergers and that may be payable to those individuals (comprising EnLink’s existing executive officers) who were listed in the “Summary Compensation Table” that was set out in EnLink’s most recent securities filing for which disclosure was required under Item 402(c) of Regulation S-K (its 2023 annual report on Form 10-K), other than Alaina K. Brooks, who is omitted because she has separated from the Manager and is not entitled to any compensation or benefits in conjunction with the Mergers.

See the section above entitled “— Interests of Certain EnLink Directors and Executive Officers in the Mergers” for further information about the compensation disclosed in the table below. The amounts set out below assume (i) the Mergers occur on December 23, 2024, which is the assumed date of the closing of the Mergers solely for purposes of the disclosures in this section (except we have assumed solely for purposes of the EnLink PU Award performance vesting treatment that the performance periods ending December 31, 2024, will be completed prior to the closing of the Mergers), (ii) a price equal to the Estimated Closing Value of $15.79, (iii) the performance vesting treatment applicable to the EnLink PU Awards described below under “Treatment of the EnLink Equity Awards in the Mergers” (except for performance periods ending December 31, 2024, actual performance was calculated as of November 30, 2024, which is the latest practicable date that actual performance could be determined), (iv) the annual base salary, annual target bonus opportunity, and medical, dental, and vision plan coverage elections for each of the named executive officers remains unchanged from as of the date hereof, (v) none of EnLink’s named executive officers receives any additional equity-based awards following the date hereof and none of their equity awards that are outstanding as of the date hereof vest prior to the closing of the Mergers, (vi) each of EnLink’s named executive officer experiences a Qualifying Termination immediately following the Effective Time (or, solely with respect to the pro-rated target bonus portion of the severance payment, on December 31 of the year of closing, so that the full amount of the named executive officer’s target annual bonus is included), (vii) each named executive officer receives outplacement services up to the maximum amount of $50,000, (viii) the amount of the annual bonuses in respect of 2024 do not relate to the Mergers because such amount is based on the level of attainment of the performance measures under the applicable bonus plan and the amount of the annual bonus in respect of 2024 and 2025 is expected to be greater than the target amount paid early in December 2024 in connection with the potential Code Section 280G mitigation actions, (ix) each of EnLink’s named executive officers complies with the Severance Conditions and any other requirements in order to receive such payments and benefits, and (x) solely for purposes of these calculations, no named executive officer will receive “excess parachute payments” within the meaning of Code Section 280G, and accordingly, no 280G Gross-Up Payment will be made in connection with the Mergers.

These amounts are estimates that might become payable to the named executive officers, and the estimates are based on multiple assumptions that may or may not prove correct. Some of the assumptions are based on information not currently available and as a result the actual amounts received by a named executive officer may differ in material respects from the amounts set forth below.

Merger-Related Compensation

Name	Cash ($)(1)	Equity ($)(2)	Total ($)
Jesse Arenivas	$6,524,516	$25,306,412	$31,830,928
Benjamin D. Lamb	3,543,143	9,161,450	12,704,593
Walter Pinto	3,079,120	4,465,130	7,544,249
Dilanka Seimon	3,050,097	3,765,419	6,815,516
Adam Forman	2,762,223	2,532,538	5,294,761

____________

(1)      Cash.    Represents the (i) lump sum cash severance payment, (ii) target bonus, and (iii) outplacement service payments payable under the Change in Control Agreements upon a Qualifying Termination (i.e., double-trigger) during the period that begins 120 days prior to and ends 24 months following a “change in control” as described above in the section entitled “— Change in Control Agreements.” The estimated amount of each component of the cash severance payment is shown in the following table:

Name	Lump-Sum Cash Severance Payment ($)	Target Bonus ($)	Outplacement Services ($)	Total ($)
Jesse Arenivas	$5,474,516	$1,000,000	$50,000	$6,524,516
Benjamin D. Lamb	2,921,143	572,000	50,000	3,543,143
Walter Pinto	2,547,080	482,040	50,000	3,079,120
Dilanka Seimon	2,532,097	468,000	50,000	3,050,097
Adam Forman	2,291,023	421,200	50,000	2,762,223

____________

(2)      Equity.    Represents the potential value that each named executive officer could receive in connection with accelerated vesting and settlement (after being converted into time-based restricted stock unit awards relating to shares of ONEOK Common Stock) of EnLink RIU Awards and EnLink PU Awards (including the associated distribution equivalents earned on the EnLink Units underlying the EnLink PU Awards through the assumed closing date) upon a Qualifying Termination or Retirement (i.e., double-trigger) at any point during the period following a “change in control” as more fully described above in the section entitled “— Treatment of EnLink Equity Awards” (except for performance periods ending December 31, 2024, actual performance was calculated as of November 30, 2024, which is the latest practicable date that actual performance could be determined).

The estimated amount of each such payment is set forth in the table below:

Name	Value of EnLink RIUs ($)	Value of EnLink PUs ($)	Total ($)
Jesse Arenivas	$10,249,257	$15,057,155	$25,306,412
Benjamin D. Lamb	4,292,259	4,869,191	9,161,450
Walter Pinto	2,161,162	2,303,968	4,465,130
Dilanka Seimon	2,534,042	1,231,377	3,765,419
Adam Forman	1,780,022	752,515	2,532,538

Indemnification and Insurance

The Merger Agreement provides that the executive officers and directors of Manager and its subsidiaries will have the right to indemnification and continued coverage under directors’ and officers’ liability insurance policies for at least six years following the Effective Time. Please see the section entitled “The Merger Agreement — Directors’ and Officers’ Insurance and Indemnification.”

Treatment of the EnLink Equity Awards in the Mergers

EnLink equity awards that are outstanding immediately prior to the First Merger Effective Time will be subject to the following treatment at the First Merger Effective Time:

•        each EnLink RIU Award, whether vested or unvested, that is outstanding immediately prior to the First Merger Effective Time, will, as of the First Merger Effective Time, be assumed by ONEOK and converted into a time-based restricted stock unit award with respect to ONEOK Common Stock relating to a number of shares of ONEOK Common Stock equal to the number of EnLink Units subject to such EnLink RIU Award immediately prior to the First Merger Effective Time multiplied by the Exchange Ratio, rounded up or down to the nearest whole share of ONEOK Common Stock and otherwise subject to the same terms and conditions (including as to vesting and forfeiture) as were applicable to such EnLink RIU Award immediately prior to the First Merger Effective Time; and

•        each EnLink PU Award, whether vested or unvested, that is outstanding immediately prior to the First Merger Effective Time, will, as of the First Merger Effective Time, be assumed by ONEOK and converted into a time-based restricted stock unit award with respect to ONEOK Common Stock relating to a number of shares of ONEOK Common Stock with respect to each EnLink PU Tranche as identified in the applicable award agreement equal to the number of EnLink Units subject to such EnLink PU Tranche immediately prior to the First Merger Effective Time (determined as set forth below and, for those individuals who experienced a “Qualifying Termination” or “Retirement” (as such terms are defined in the applicable award agreement) prior to the GIP Interest Acquisition, taking into account any applicable proration provisions) multiplied by the Exchange Ratio, rounded up or down to the nearest whole share of ONEOK Common Stock and otherwise subject to the same terms and conditions (including as to vesting and forfeiture, except any performance-based vesting condition will not apply) as were applicable to such EnLink PU Award immediately prior to the First Merger Effective Time. For purposes of determining the number of EnLink Units subject to each EnLink PU Tranche, the following shall apply:

•        for each EnLink PU TSR Tranche and each EnLink PU DCF Tranche for which the performance period has closed prior to the closing date, the number of EnLink Units shall be determined based on the actual achievement of the performance criteria attained through the end of the performance period, as previously certified by the EnLink Board or a committee thereof or, if not yet certified, as determined by the EnLink Board in good faith in the ordinary course of business consistent with past practice;

•        for each EnLink PU TSR Tranche and EnLink PU DCF Tranche for which the performance period has commenced but not closed as of the closing date, the number of EnLink Units shall be determined based on the “target” level of performance; and

•        for each EnLink PU TSR Tranche and EnLink PU DCF Tranche for which the performance period has not yet commenced as of the closing date, the number of EnLink Units shall be determined based on the “target” level of performance.

The Merger Agreement further provides that EnLink and ONEOK will take any and all actions reasonably necessary to effectuate the above. This includes ONEOK taking all actions necessary for the reservation, issuance and listing of shares of ONEOK Common Stock as are necessary to effectuate the transactions contemplated by the above.

Accounting Treatment of the Mergers

In accordance with accounting principles generally accepted in the United States and in accordance with FASB’s ASC 810 — Consolidation, ONEOK will account for the Mergers as an equity transaction, as ONEOK controls EnLink both before and after the Mergers. Therefore, no gain or loss will be recognized in ONEOK’s consolidated income statement. In addition, the tax effects of the Mergers are reported as balance sheet adjustments consistent with ASC 740 — Income Taxes.

Regulatory Approvals

The completion of the Mergers is subject to antitrust review in the United States. In connection with the GIP Interest Acquisition, ONEOK filed under the HSR Act and any applicable waiting periods for the Mergers have been completed. The expiration or early termination of any HSR Act waiting period would not preclude the FTC and the DOJ from challenging the Mergers on antitrust grounds or from seeking to preliminarily or permanently enjoin the proposed Mergers.

Dividend Policy

Although ONEOK has paid cash dividends on ONEOK Common Stock in the past, the ONEOK Board may determine not to declare dividends in the future or may reduce the amount of dividends paid in the future. Following the closing of the Mergers, ONEOK expects to continue its dividend strategy. Under this strategy, ONEOK plans to continue to pay, on a quarterly basis, a fixed dividend amount to its shareholders. The declaration and payment of any future dividend will remain at the full discretion of the ONEOK Board and will depend on various factors, some of which are beyond ONEOK’s control, including its working capital needs, its ability to borrow, the restrictions contained in its indentures and credit facility, its debt-service requirements and the cost of acquisitions, if any. For additional information regarding risks associated with ONEOK’s dividends, please see the section entitled “Risk Factors — Declaration, payment and amounts of dividends, if any, distributed to ONEOK shareholders following the Mergers will be uncertain.”

Listing of ONEOK Common Stock; Delisting and Deregistration of EnLink Units

Prior to the completion of the Mergers, ONEOK will cause the shares of ONEOK Common Stock issued pursuant to and in accordance with the Merger Agreement to be approved for listing (subject, if applicable, to notice of issuance) for trading on the NYSE. If the Mergers are completed, the EnLink Units will cease to be listed on the NYSE and will be deregistered under the Exchange Act as promptly as practicable after the First Merger Effective Time, and EnLink will no longer be required to file periodic reports with the SEC pursuant to the Exchange Act.

No Appraisal Rights

Appraisal rights are statutory rights that, if applicable under law, enable shareholders of a corporation or unitholders of a limited liability company, as applicable, to dissent from a merger and to demand that such corporation or limited liability company pay the fair value for their shares or units as determined by a court in a judicial proceeding instead of receiving the consideration offered to such shareholders or unitholders in connection with the transaction. Under the DLLCA, the EnLink unitholders are not entitled to appraisal rights or dissenters’ rights in connection with the Mergers.

No dissenters’ or appraisal rights will be available with respect to the Mergers or the other transactions contemplated by the Merger Agreement.

THE MERGER AGREEMENT

The following description sets forth the principal terms of the Merger Agreement, which is attached as Annex A and incorporated by reference into this proxy statement/prospectus. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this description, which is summary by nature. This description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement. You are encouraged to read the Merger Agreement carefully and in its entirety, as well as this proxy statement/prospectus, before making any decisions regarding any of the proposals described in this proxy statement/prospectus. This section is only intended to provide you with information regarding the terms of the Merger Agreement. Neither ONEOK nor EnLink intends that the Merger Agreement will be a source of business or operational information about ONEOK or EnLink. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this proxy statement/prospectus and in the public filings ONEOK and EnLink make with the SEC, as described in the section entitled “Where You Can Find More Information.”

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary of terms are included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about ONEOK and EnLink contained in this proxy statement/prospectus or in the public reports of ONEOK and EnLink filed with the SEC may supplement, update or modify the factual disclosures about ONEOK and EnLink contained in the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement, as of a specific date. In addition, these representations, warranties and covenants were made solely for the benefit of the parties to the Merger Agreement and may be qualified and subject to important limitations agreed to by ONEOK and EnLink in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with a principal purpose of allocating risk between parties to the Merger Agreement rather than the purpose of establishing these matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to shareholders and unitholders and reports and documents filed with the SEC and, in some cases, were qualified by the matters contained in the confidential disclosures that ONEOK and EnLink each delivered in connection with the Merger Agreement, which disclosures were not reflected in the Merger Agreement itself. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement/prospectus or in the respective public filings made by ONEOK and EnLink with the SEC.

Additional information about ONEOK and EnLink may be found elsewhere in this proxy statement/prospectus or incorporated by reference herein. Please see the section entitled “Where You Can Find More Information.”

Structure of the Mergers

Pursuant to the Merger Agreement, and in accordance with the DLLCA, (i) at the First Merger Effective Time, Merger Sub I will merge with and into EnLink, the separate existence of Merger Sub I will cease and EnLink will survive and continue to exist and (ii) promptly following the First Merger, but in any event on the same day as the First Merger and as part of the same overall transaction as the First Merger, at the Effective Time, EnLink, as the surviving entity in the First Merger, will merge with and into Merger Sub II, the separate existence of EnLink will cease and Merger Sub II shall survive and continue to exist as a direct, wholly-owned subsidiary of ONEOK. Following the Mergers, EnLink Units will be delisted from the NYSE and will be deregistered under the Exchange Act as promptly as practicable after the First Merger Effective Time and will cease to be publicly traded.

Completion and Effectiveness of the Mergers

The closing of the Mergers will take place on the second business day after the conditions set forth in the Merger Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions), or such other time as ONEOK and EnLink will mutually agree.

At the closing, (i) EnLink will cause a certificate of merger, executed in accordance with the relevant provisions of the EnLink Operating Agreement and the DLLCA (the “Certificate of First Merger”), to be duly filed with the Secretary of State of the State of Delaware prior to the Effective Time and (ii) following the First Merger Effective Time, Merger Sub II will cause a certificate of merger, executed in accordance with the relevant provisions of the limited liability company agreement of Merger Sub II and the DLLCA (the “Certificate of Second Merger”), to be duly filed with the Secretary of State of the State of Delaware. The First Merger will become effective at such time as the Certificate of First Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later date or time as may be agreed by ONEOK and EnLink in writing and specified in the Certificate of First Merger. The Second Merger will become effective at such time as the Certificate of Second Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later date or time as may be agreed by ONEOK and EnLink in writing and specified in the Certificate of Second Merger.

Merger Consideration

At the First Merger Effective Time, by virtue of the Mergers and without any further action on the part of ONEOK, Merger Sub I, EnLink or any holder of securities thereof:

•        all Excluded Units will automatically be canceled and cease to exist without any conversion thereof and no consideration will be delivered in exchange therefor; and

•        subject to certain terms of the Merger Agreement, each EnLink Unit issued and outstanding as of immediately prior to the First Merger Effective Time (other than Excluded Units) will automatically be converted into and will thereafter represent the right to receive from ONEOK 0.1412 duly authorized and validly issued shares of ONEOK Common Stock.

The number of shares of ONEOK Common Stock into which each EnLink Unit will be converted as specified in the second bullet above (as such number may be adjusted in accordance with the terms of the Merger Agreement) is referred to as the Merger Consideration, and such ratio is referred to as the Exchange Ratio.

Without limiting the parties’ respective obligations under certain parts of the Merger Agreement, if, during the period between the date of the Merger Agreement and the First Merger Effective Time, any change in the outstanding EnLink Units or shares of ONEOK Common Stock occurs as a result of any unit or share dividend, subdivision, reclassification, recapitalization, split, split-up, unit or share distribution, combination, exchange of units or shares or similar transaction, the Merger Consideration and any other similarly dependent item will be equitably adjusted to eliminate the effect of such event on the Merger Consideration or any such other amounts payable pursuant to the Merger Agreement and provide ONEOK, Merger Subs and the EnLink unitholders the same economic effect as contemplated by the Merger Agreement prior to such action.

No certificates or scrip of ONEOK Common Stock representing fractional shares of ONEOK Common Stock or book-entry credit of the same will be issued upon the surrender of EnLink Units, and such fractional interests will not entitle the owner thereof to vote or to have any rights as a holder of ONEOK Common Stock. The Exchange Ratio is fixed (subject to adjustments in accordance with the terms of the Merger Agreement), which means that it will not change between now and the First Merger Effective Time, regardless of changes in the market price of ONEOK Common Stock and EnLink Units. Any EnLink unitholder who would otherwise be entitled to receive a fraction of a share of ONEOK Common Stock pursuant to the Mergers (after taking into account all EnLink Units held immediately prior to the First Merger Effective Time by such holder) will, in lieu of such fraction of a share and upon surrender of such holder’s EnLink Unit Certificate formerly representing any EnLink Unit (other than an Excluded Unit) or each Book-Entry Common Unit, be paid in cash the dollar amount as specified in the Merger Agreement.

At the First Merger Effective Time, the units in Merger Sub I issued and outstanding immediately prior to the First Merger Effective Time will be converted into a number of EnLink Units, as the surviving entity in the First Merger, equal to the number of EnLink Units converted into the right to receive the Merger Consideration.

At the Effective Time, by virtue of the Second Merger, (i) each membership interest of EnLink, as the surviving entity in the First Merger, issued and outstanding immediately prior to the Effective Time (including the Manager’s interest) will be converted into one (1) duly authorized, validly issued, fully paid and non-assessable unit of Merger Sub II and (ii) each limited liability company interest of Merger Sub II that is outstanding immediately prior to the Effective Time will be unaffected by the Second Merger and will remain outstanding as a unit of Merger Sub II, as the Surviving Entity in the Second Merger.

Treatment of EnLink Equity Awards

EnLink equity awards that are outstanding immediately prior to the First Merger Effective Time will be subject to the following treatment at the First Merger Effective Time:

•        each EnLink RIU Award, whether vested or unvested, that is outstanding immediately prior to the First Merger Effective Time, will, as of the First Merger Effective Time, be assumed by ONEOK and converted into a time-based restricted stock unit award with respect to ONEOK Common Stock relating to a number of shares of ONEOK Common Stock equal to the number of EnLink Units subject to such EnLink RIU Award immediately prior to the First Merger Effective Time multiplied by the Exchange Ratio, rounded up or down to the nearest whole share of ONEOK Common Stock and otherwise subject to the same terms and conditions (including as to vesting and forfeiture) as were applicable to such EnLink RIU Award immediately prior to the First Merger Effective Time; and

•        each EnLink PU Award, whether vested or unvested, that is outstanding immediately prior to the First Merger Effective Time, will, as of the First Merger Effective Time, be assumed by ONEOK and converted into a time-based restricted stock unit award with respect to ONEOK Common Stock relating to a number of shares of ONEOK Common Stock with respect to each EnLink PU Tranche as identified in the applicable award agreement equal to the number of EnLink Units subject to such EnLink PU Tranche immediately prior to the First Merger Effective Time (determined as set forth below and, for those individuals who experienced a “Qualifying Termination” or “Retirement” (as such terms are defined in the applicable award agreement) prior to the GIP Interest Acquisition, taking into account any applicable proration provisions) multiplied by the Exchange Ratio, rounded up or down to the nearest whole share of ONEOK Common Stock and otherwise subject to the same terms and conditions (including as to vesting and forfeiture, except any performance-based vesting condition will not apply) as were applicable to such EnLink PU Award immediately prior to the First Merger Effective Time. For purposes of determining the number of EnLink Units subject to each EnLink PU Tranche, the following shall apply:

•        for each EnLink PU TSR Tranche and each EnLink PU DCF Tranche for which the performance period has closed prior to the closing date, the number of EnLink Units shall be determined based on the actual achievement of the performance criteria attained through the end of the performance period, as previously certified by the EnLink Board or a committee thereof or, if not yet certified, as determined by the EnLink Board in good faith in the ordinary course of business consistent with past practice;

•        for each EnLink PU TSR Tranche and EnLink PU DCF Tranche for which the performance period has commenced but not closed as of the closing date, the number of EnLink Units shall be determined based on the “target” level of performance; and

•        for each EnLink PU TSR Tranche and EnLink PU DCF Tranche for which the performance period has not yet commenced as of the closing date, the number of EnLink Units shall be determined based on the “target” level of performance.

The Merger Agreement further provides that EnLink and ONEOK will take any and all actions reasonably necessary to effectuate the above. This includes ONEOK taking all actions necessary for the reservation, issuance and listing of shares of ONEOK Common Stock as are necessary to effectuate the transactions contemplated by the above.

Exchange of Units

Exchange Agent

Prior to the closing date, ONEOK will select an exchange agent reasonably acceptable to EnLink for the purpose of exchanging EnLink Unit Certificates and Book-Entry Common Units for the Merger Consideration and paying any dividends or other distributions to which a holder of EnLink Units is entitled and any cash in lieu of any fractional shares to which such holder is entitled. On or prior to the closing date, ONEOK will deposit with the Exchange Agent, in trust for the benefit of the EnLink unitholders whose EnLink Units are converting into the right to receive the Merger Consideration at the First Merger Effective Time, ONEOK Common Stock (which will be uncertificated and registered in book-entry form), payable upon due surrender of the EnLink Unit Certificates (or affidavits of loss in lieu thereof with respect to such EnLink Unit Certificate) or Book-Entry Common Units. The shares of ONEOK Common Stock so deposited with the Exchange Agent, together with (i) any dividends or distributions received by the Exchange Agent with respect to such shares and (ii) cash to be paid in lieu of any fractional shares of ONEOK Common Stock, are referred to collectively as the “Exchange Fund.” The Exchange Agent will, pursuant to irrevocable instructions delivered by ONEOK at or prior to the First Merger Effective Time, deliver the Merger Consideration contemplated to be issued or paid pursuant to the terms of the Merger Agreement out of the Exchange Fund.

Exchange Procedures

Each holder of EnLink Units whose EnLink Units have been converted into the right to receive the Merger Consideration, upon delivery to the Exchange Agent of a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto, and surrender of EnLink Unit Certificates (or affidavit of loss in lieu thereof with respect to certificated EnLink Units) or Book-Entry Common Units and such other documents as may reasonably be required by the Exchange Agent (including with respect to Book-Entry Common Units), will be entitled to receive in exchange therefor (i) the number of shares of ONEOK Common Stock representing, in the aggregate, the whole number of shares of ONEOK Common Stock that such holder has the right to receive, as provided in the Merger Agreement, and (ii) a check in the amount of (A) the cash in lieu of any fractional shares and (B) such dividends or other distributions as such holder has the right to receive pursuant to the Merger Agreement. Any and all shares of ONEOK Common Stock delivered will be uncertificated and will be registered in book-entry form. The Merger Consideration and such other amounts as reflected in the immediately preceding sentence will be paid as promptly as practicable after receipt by the Exchange Agent of the EnLink Unit Certificate (or affidavit of loss in lieu thereof with respect to certificated EnLink Units) or any applicable documentation with respect to the surrender of Book-Entry Common Units, and letter of transmittal in accordance with the foregoing. No interest will be paid or accrued on any Merger Consideration, cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of EnLink Unit Certificates and Book-Entry Common Units. Until so surrendered, each such EnLink Unit Certificate and Book-Entry Common Unit will, after the First Merger Effective Time, represent for all purposes only the right to receive such Merger Consideration and such other amounts.

Lost, Stolen, or Destroyed Certificates

If any EnLink Unit Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such EnLink Unit Certificate to be lost, stolen or destroyed and, if required by ONEOK, the posting by such person of a bond, in such reasonable amount as ONEOK may direct, as indemnity against any claim that may be made against it with respect to such EnLink Unit Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed EnLink Unit Certificate the Merger Consideration to be paid in respect of the EnLink Units represented by such EnLink Unit Certificate and pay cash in lieu of any fractional shares and any dividends and other distributions.

Fractional Shares

No certificates or scrip of ONEOK Common Stock representing fractional shares of ONEOK Common Stock or book-entry credit of the same will be issued upon the surrender of EnLink Units outstanding immediately prior to the First Merger Effective Time, and such fractional interests will not entitle the owner thereof to vote or to have any rights as a holder of shares of ONEOK Common Stock. Each holder of EnLink Units converted in the Mergers who would otherwise have been entitled to receive a fraction of a shares of ONEOK Common Stock (after taking into account all EnLink Units exchanged by such holder) will receive, in lieu thereof, cash (without interest and rounded up to the nearest whole cent) in an amount equal to the product of (i) the average of the closing sale price of a share of ONEOK Common Stock as reported on the NYSE for the ten (10) consecutive full trading days (in which shares of ONEOK Common Stock are traded on the NYSE) ending at the close of trading on the full trading day immediately preceding (and not including) the closing date and (ii) the fraction of a share of ONEOK Common Stock that such holder would otherwise be entitled to receive under the Merger Agreement. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, ONEOK will cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms of the Merger Agreement. Payment of such cash consideration in lieu of issuing fractional shares of ONEOK Common Stock was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to ONEOK that would otherwise be caused by the issuance of fractional shares of ONEOK Common Stock.

Dividends and Distributions

No dividends or other distributions with respect to shares of ONEOK Common Stock issued in the First Merger will be paid to the holder of any unsurrendered EnLink Unit Certificate or Book-Entry Common Units until the holder thereof surrenders such EnLink Unit Certificate or Book-Entry Common Units in accordance with the Merger Agreement. Subject to the effect of escheat, tax or other applicable law, there shall be paid, without interest, to the record holder of the shares of ONEOK Common Stock, if any, issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of any such shares of ONEOK Common Stock with a record date after the First Merger Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) following such surrender, at the appropriate payment date, the dividends or other distributions payable with respect to such shares of ONEOK Common Stock with a record date after the First Merger Effective Time but with a payment date subsequent to such surrender.

For purposes of dividends or other distributions in respect of shares of ONEOK Common Stock, all shares of ONEOK Common Stock to be issued pursuant to the First Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the First Merger Effective Time. To the extent applicable, each EnLink Unit immediately prior to the First Merger Effective Time shall have continued rights to receive any distribution, without interest, with respect to such EnLink Units with a record date occurring prior to the First Merger Effective Time that may have been declared by the Manager or made by EnLink with respect to the Common Units in accordance with the terms of the EnLink Operating Agreement and the Merger Agreement, as applicable, and that remain unpaid as of the First Merger Effective Time.

Termination of the Exchange Fund

Any portion of the Exchange Fund that remains unclaimed by EnLink unitholders whose EnLink Units converted into the right to receive the Merger Consideration twelve months after the First Merger Effective Time will be returned to ONEOK, upon demand, and any such holder who has not exchanged his, her or its EnLink Units for the Merger Consideration in accordance with the Merger Agreement prior to that time will thereafter look only to ONEOK for delivery of the Merger Consideration, the payment of cash in lieu of any fractional shares payable pursuant to the Merger Agreement and the payment of any dividends and other distributions pursuant to the Merger Agreement in respect of such holder’s EnLink Units.

Withholding Rights

Each of ONEOK, Merger Sub I, EnLink, as the surviving entity in the First Merger, and the Exchange Agent (and, in each case, any applicable withholding agent acting on its behalf) are entitled to deduct and withhold from any amounts otherwise payable pursuant to the Merger Agreement such amounts, if any, as are required to be deducted or withheld therefrom under the Code, or under any provision of applicable state, local or foreign tax law (and to the extent any deduction or withholding is required, such deduction or withholding may be taken in cash or ONEOK Common Stock, as determined by ONEOK). To the extent any amounts are so deducted or withheld and paid over to the appropriate governmental authority, such amounts will be treated for the purposes of the Merger Agreement as having been paid to the person in respect of which such deduction or withholding was made.

No Liability

None of ONEOK, either of the Merger Subs, EnLink and Manager is liable to any EnLink unitholder for any Merger Consideration or other amount duly delivered to a public official pursuant to applicable abandoned property laws.

No Interest

The Merger Agreement provides that no interest shall be paid or accrued on any Merger Consideration, cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of EnLink Unit Certificates and Book-Entry Common Units.

Unit Certificates and Transfer Books

From and after the First Merger Effective Time:

•        there shall be no further registration on the books of EnLink of transfers of EnLink Units converted into the right to receive the Merger Consideration. If, after the First Merger Effective Time, EnLink Unit Certificates or Book-Entry Common Units are presented to the Exchange Agent or ONEOK, they will be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in the Merger Agreement; and

•        the holders of EnLink Unit Certificates or Book-Entry Common Units representing EnLink Units converted into the right to receive the Merger Consideration which were outstanding immediately prior to the First Merger Effective Time will cease to have any rights with respect to such EnLink Units, except as otherwise provided in the Merger Agreement or by applicable law.

Adjustments to Exchange Ratio

If between the date of the Merger Agreement and the First Merger Effective Time, any change in the outstanding EnLink Units or outstanding ONEOK Common Stock occurs as a result of any unit or share dividend, subdivision, reclassification, recapitalization, split, split-up, unit or share distribution, combination, exchange of units or shares or similar transaction, the Merger Consideration and any other similarly dependent item will be equitably adjusted to eliminate the effect of such event on the Merger Consideration or any such other amounts payable pursuant to the Merger Agreement and provide ONEOK, Merger Subs and the EnLink unitholders the same economic effect as contemplated by the Merger Agreement prior to such event.

Representations and Warranties

The Merger Agreement contains general representations and warranties made by each of ONEOK and, where applicable, Merger Subs, on the one hand, and EnLink and, where applicable, Manager, on the other, to the other party or parties, as applicable, regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the Mergers. These representations and warranties are in many respects subject to materiality, knowledge and other similar qualifications contained in the Merger Agreement and expire at the Effective Time. The representations and warranties of each of ONEOK and, where applicable, Merger Subs, on the one hand, and EnLink and Manager on the other, were made solely for the benefit of the other party or parties, as applicable. In addition, those representations and warranties were intended not as statements of actual fact, but rather as a way of allocating risk between the parties, were modified by the confidential disclosure schedules attached to the Merger Agreement, were subject to the materiality standards described in the Merger Agreement (which may differ from what may be viewed as material by you) and were made only as of the date of the Merger Agreement and the closing date or another date as is specified in the Merger Agreement. Information concerning the subject matter of these representations or warranties may have changed since the date of the Merger Agreement. ONEOK and

EnLink will provide additional disclosure in their SEC reports to the extent that they are aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the Merger Agreement and will update such disclosure as required by federal securities laws.

EnLink and Manager, as applicable, made a number of representations and warranties to ONEOK, including representations and warranties related to the following matters:

•        the organization, qualification to do business and good standing of EnLink and its subsidiaries;

•        the capital structure of EnLink and its subsidiaries;

•        the authority of EnLink, and the governmental and regulatory approvals necessary, to enter into the Merger Agreement and consummate the transactions contemplated thereby, and the absence of any loss, or creation of any lien, or violation of the organizational documents of EnLink and its subsidiaries or any applicable laws resulting from the consummation of the transactions contemplated by the Merger Agreement;

•        EnLink and its subsidiaries’ SEC filings and the financial statements contained therein;

•        EnLink’s internal controls over financial reporting and disclosure controls and procedures;

•        the absence of undisclosed liabilities for EnLink and its subsidiaries since September 30, 2024;

•        the conduct of EnLink and its subsidiaries’ business and the absence of certain adverse changes or events since December 31, 2023;

•        litigation, investigations, claims or judgments against EnLink or its subsidiaries;

•        EnLink and its subsidiaries’ compliance with laws and permits;

•        the accuracy of the information supplied by EnLink, Manager and EnLink’s subsidiaries for this document and the registration statement of which it is a part;

•        EnLink and its subsidiaries’ taxes, tax returns, tax status and other tax matters;

•        EnLink and its subsidiaries’ material contracts and the absence of a material breach of such contracts;

•        EnLink and its subsidiaries’ employee benefit plans and other employee benefits matters;

•        certain employment and labor matters related to EnLink and its subsidiaries;

•        EnLink and its subsidiaries’ environmental liabilities;

•        EnLink and its subsidiaries’ owned and leased real property and rights-of-way;

•        EnLink and its subsidiaries’ intellectual property;

•        the receipt by the EnLink Conflicts Committee of an opinion from Evercore as to the fairness, from a financial point of view, of the Exchange Ratio to the EnLink Unaffiliated Unitholders, as of the date of such opinion and based upon and subject to the assumptions, qualifications, limitations and other matters set forth therein;

•        investment banker, broker or finder fees in connection with the consummation of the Mergers;

•        EnLink and its subsidiaries’ insurance policies;

•        certain regulatory matters, including regulatory status, related to EnLink and its subsidiaries;

•        certain regulatory matters related to EnLink and its subsidiaries, including under the Investment Company Act of 1940, as amended; and

•        the absence of any additional ONEOK or Merger Subs representations or warranties beyond those in the Merger Agreement.

ONEOK also made a number of representations and warranties to EnLink, including representations and warranties related to the following matters:

•        the organization, qualification to do business and good standing of ONEOK and its subsidiaries;

•        the equity interests of ONEOK and capital structure of Merger Subs;

•        the authority of ONEOK and Merger Subs, and the governmental and regulatory approvals necessary, to enter into the Merger Agreement and consummate the transactions contemplated thereby, and the absence of any loss, or creation of any lien, or violation of the organizational documents of ONEOK and its subsidiaries, or any applicable laws resulting from the consummation of the transactions contemplated by the Merger Agreement;

•        the inapplicability of any state’s takeover laws;

•        ONEOK and its subsidiaries’ SEC filings and the financial statements contained therein;

•        ONEOK’s internal controls over financial reporting and disclosure controls and procedures;

•        the absence of undisclosed liabilities for ONEOK and its subsidiaries since December 31, 2023;

•        the conduct of ONEOK and its subsidiaries’ business and the absence of certain adverse changes or events since December 31, 2023;

•        litigation, investigations, claims or judgments against ONEOK or its subsidiaries;

•        ONEOK and its subsidiaries’ compliance with laws and permits;

•        the accuracy of the information supplied by ONEOK or its subsidiaries for this document and the registration statement of which it is a part;

•        ONEOK and its subsidiaries’ taxes, tax returns, tax status and other tax matters;

•        ONEOK and its subsidiaries’ material contracts and the absence of a material breach of such contracts;

•        ONEOK and its subsidiaries’ employee benefit plans and other employee benefits matters;

•        certain employment and labor matters related to ONEOK and its subsidiaries;

•        ONEOK and its subsidiaries’ environmental liabilities;

•        ONEOK and its subsidiaries’ owned and leased real property and rights-of-way;

•        ONEOK and its subsidiaries’ intellectual property;

•        investment banker, broker or finder fees in connection with the consummation of the Mergers;

•        ONEOK and its subsidiaries’ insurance policies;

•        certain regulatory matters related to ONEOK and its subsidiaries, including under the Investment Company Act of 1940, as amended;

•        certain regulatory matters, including regulatory status, related to ONEOK and its subsidiaries;

•        ONEOK’s ownership of EnLink Units; and

•        the absence of any additional EnLink representations or warranties beyond those in the Merger Agreement.

Definition of Material Adverse Effect

Many of the representations and warranties of ONEOK, Merger Subs, EnLink and Manager are qualified by a material adverse effect standard. For purposes of the Merger Agreement, “material adverse effect,” with respect to either ONEOK, Merger Subs, EnLink or Manager, is defined to mean any change, condition, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations, of either (i) ONEOK and its subsidiaries, taken as a whole, or (ii) EnLink and its subsidiaries, taken as a whole, as the case may be, in either case; provided, however, that any adverse changes, conditions, effects, events or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a material adverse effect:

(A)    changes, conditions, effects, events or occurrences generally affecting the United States or global economy, the financial, credit, debt, securities or other capital markets or political, legislative or regulatory conditions or changes in the industries in which ONEOK, Merger Subs, EnLink or Manager, as applicable, operates;

(B)    the announcement (in accordance with the terms of the Merger Agreement) or the existence of, compliance with the express terms of or the performance under, the Merger Agreement or the transactions contemplated thereby (including the impact thereof on the relationships, contractual or otherwise, of the applicable party and its subsidiaries with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the Mergers or any of the other transactions contemplated by the Merger Agreement);

(C)    any change in the market price or trading volume of the equity securities of the applicable party (it being understood and agreed that the foregoing shall not preclude any other party to the Merger Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of material adverse effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect);

(D)    acts of war (whether or not declared), military actions, any act of sabotage, terrorism or other hostilities (or the escalation of the foregoing) or any hurricane, cyclone, tornado, earthquake, flood, tsunami, natural disaster, act of God or other force majeure events;

(E)    the outbreak and ongoing effects of contagious disease, epidemic or pandemic, or any worsening of such matters, or any declaration of martial law, quarantine or similar directive, policy or guidance or law or other action by any governmental authority in response thereto;

(F)    changes in any applicable laws or regulations applicable to ONEOK, Merger Subs, EnLink or Manager, or applicable accounting regulations or principles or the interpretation thereof;

(G)    changes, effects, events or occurrences generally affecting the prices of oil, natural gas, Refined Products, condensates or NGLs, or other commodities or for the applicable party’s raw material inputs and end products;

(H)    any failure by the applicable party to meet any internal or external projections, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing shall not preclude any other party to the Merger Agreement from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of material adverse effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect);

(I)     with respect to ONEOK only, any effect to the extent resulting from a change, condition, effect, event or occurrence that has a Material Adverse Effect on EnLink and its subsidiaries; and

(J)     (i) any change, condition, effect, event or occurrence which resulted from any ONEOK directive or (ii) any taking of any action at the request, approval or consent of ONEOK (in the case of EnLink), or EnLink (in the case of ONEOK);

provided, however, that changes, effects, events or occurrences referred to in subclauses (A), (D), (E), (F), and (G) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a material adverse effect if and to the extent such changes, effects, events or occurrences has had or would reasonably be expected to have a disproportionate adverse effect on ONEOK or EnLink, as the case may be, and its subsidiaries, taken as a whole, as compared to other companies of similar size operating in the industries in which such party and its subsidiaries operate.

Covenants

The Merger Agreement contains additional agreements between the parties relating to the following matters, among other things:

•        making certain public announcements regarding the terms of the Merger Agreement or the transactions contemplated thereby;

•        taking steps as may be required to cause any dispositions of EnLink Units or acquisitions of ONEOK Common Stock resulting from the Merger Agreement transactions to be exempt under Rule 16b-3 under the Exchange Act;

•        the listing on the NYSE of the ONEOK Common Stock to be issued as consideration in connection with the Mergers; and

•        that EnLink will establish a record date for, duly call, give notice of, convene and hold a special meeting of its unitholders as promptly as reasonably practicable after the registration statement on Form S-4, of which this document forms a part, is declared effective under the Securities Act.

Conduct of Business Pending the Mergers

EnLink

EnLink has agreed that, during the period from the date of the Merger Agreement until the earlier of the First Merger Effective Time and the termination of the Merger Agreement, subject to specified exceptions, each of EnLink and the Manager shall, and shall cause each of their respective subsidiaries to, conduct its businesses:

•        in the ordinary course consistent with past practice; and

•        in compliance with the EnLink Midstream Interim Period Restricted Actions, dated as of October 15, 2024 (as may be amended or supplemented, or as any actions thereunder may be waived or approved by the applicable representative of ONEOK, from time to time). The EnLink Midstream Interim Period Restricted Actions restricts EnLink’s ability to take certain actions, including, among other things, (i) make capital expenditures, (ii) create or incur indebtedness, (iii) merge or consolidate with other businesses, and (iv) enter into or amend rights under material contracts.

EnLink has further agreed that during the period from the date of the Merger Agreement until the earlier of the First Merger Effective Time and the termination of the Merger Agreement, subject to specified exceptions, EnLink shall not, and shall not permit any of its subsidiaries to:

•        declare, authorize, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any of EnLink’s or ENLK’s capital stock, other than (i) the declaration and payment of regular quarterly distributions to EnLink unitholders not in excess of $0.1325 per unit per quarter, (ii) the declaration and payment of distributions in cash or in kind to the holders of the ENLK Series B Units, in accordance with the ENLK Partnership Agreement, and as approved by the board of directors of the ENLK GP, and (iii) any distributions paid by EnLink or a subsidiary of EnLink to EnLink or another subsidiary of EnLink in the ordinary course of business;

•        adopt a plan or agreement of complete or partial liquidation, dissolution or restructuring or a plan or agreement of reorganization under any bankruptcy or similar law;

•        fail to maintain any material right-of-way and other material real property other than in the ordinary course of business consistent with past practice;

•        split, combine, divide, subdivide, reverse split, reclassify, recapitalize or effect any other similar transaction with respect to the capital stock or other equity interests of EnLink or any of its subsidiaries; or

•        agree, in writing or otherwise, to take any of the foregoing actions, or take any action or agree, in writing or otherwise, to take any action, including proposing or undertaking any merger, consolidation or acquisition, in each case, that would reasonably be expected to prohibit, prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Mergers or the other transactions contemplated by the Merger Agreement.

ONEOK

ONEOK has agreed that, during the period from the date of the Merger Agreement until the First Merger Effective Time, subject to specified exceptions, ONEOK shall not, and shall not permit any of its subsidiaries to:

•        amend ONEOK’s or any of its subsidiaries’ organizational documents (whether by merger, consolidation, conversion or otherwise) in any manner that would reasonably be expected to (i) prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Mergers or the other transactions contemplated by the Merger Agreement, or (ii) adversely affect (A) the value of the Merger Consideration to be obtained by the EnLink Unaffiliated Unitholders upon the consummation of the Mergers or (B) terms of the ONEOK Common Stock in any material respect;

•        declare, authorize, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any of ONEOK’s capital stock, other than regular quarterly cash dividends on the ONEOK Common Stock in the ordinary course of business consistent with past practice and other than dividends or distributions with a record date after the First Merger Effective Time; provided, however, that nothing in the Merger Agreement prohibits ONEOK from increasing the quarterly cash dividend on ONEOK Common Stock;

•        split, combine, divide, subdivide, reverse split, reclassify, recapitalize or effect any other similar transaction with respect to any of ONEOK’s capital stock or other equity interests; provided, however, that nothing contained in the Merger Agreement prohibits ONEOK from making repurchases of ONEOK Common Stock pursuant to ONEOK’s publicly disclosed share repurchase program;

•        solely with respect to ONEOK or any of its material subsidiaries, adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization, or enter into a letter of intent or agreement in principle with respect thereto, other than consolidations, restructurings or reorganizations solely among ONEOK and its subsidiaries or among ONEOK’s subsidiaries;

•        directly or indirectly purchase, acquire or otherwise become beneficial owner of (or direct EnLink to repurchase, redeem or otherwise acquire) any additional EnLink Units; or

•        agree, in writing or otherwise, to take any of the foregoing actions, or take any action or agree, in writing or otherwise, to take any action, including proposing or undertaking any merger, consolidation or acquisition, in each case, that would reasonably be expected to prohibit, prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Mergers or the other transactions contemplated by the Merger Agreement.

ONEOK has also agreed that, until the Effective Time or the earlier termination of the Merger Agreement, unless otherwise approved by the EnLink Board and the EnLink Conflicts Committee, ONEOK will not (i) amend, modify or revoke the Support Agreement, or (ii) directly or indirectly (A) other than to a ONEOK Entity (as defined in the Support Agreement) that agrees to be bound by the Support Agreement, sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by distribution, by operation of law or otherwise), either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition of (by merger, by distribution, by operation of law or otherwise), any EnLink Units owned by ONEOK as of the date of the Merger Agreement, (B) deposit any EnLink Units into a voting trust or enter into a voting agreement or arrangement or grant any proxy, consent or power of attorney with respect thereto that is inconsistent with this paragraph, or (C) agree (regardless of whether in writing or orally) to take any of the actions referred to in the foregoing clauses (A) or (B).

No Change of Recommendation by EnLink

The EnLink Board or EnLink Conflicts Committee may at any time prior to obtaining the approval of the Merger Proposal by EnLink unitholders, withdraw, modify or qualify, or propose to publicly withdraw, modify or qualify its recommendation with respect to the Merger Proposal (an “EnLink adverse recommendation change”) if (and only if):

•        the EnLink Board or EnLink Conflicts Committee, after consultation with EnLink’s financial advisors and outside legal counsel, determines in good faith that a failure to take such action would be inconsistent with its duties under the EnLink Operating Agreement and applicable law;

•        the EnLink Board or the EnLink Conflicts Committee provides ONEOK at least three days’ prior written notice specifying in reasonable detail the reasons for its intention to take such action with respect to an EnLink adverse recommendation change; and

•        after providing such notice and prior to making such EnLink adverse recommendation change, the EnLink Board or the EnLink Conflicts Committee shall negotiate in good faith with ONEOK during the notice period (to the extent that ONEOK desires to negotiate) to make such revisions to the terms of the Merger Agreement, so that the failure to effect such EnLink adverse recommendation change would not be inconsistent with EnLink’s duties under the EnLink Operating Agreement and applicable law.

Efforts to Close the Mergers

ONEOK, on the one hand, and each of EnLink and Manager, on the other hand, will cooperate with the other and use and cause their respective subsidiaries to use its reasonable best efforts to:

•        take, or cause to be taken, all appropriate actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to the closing to be satisfied as promptly as practicable (and in any event no later than the Outside Date) and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Merger Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents;

•        obtain promptly (and in any event no later than the Outside Date) all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any governmental authority or third party necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement; and

•        defend any proceedings challenging the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement or seek to have lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by the Merger Agreement.

ONEOK and EnLink have also agreed to, and agreed to cause their respective subsidiaries to, use its reasonable best efforts to:

•        cooperate in all respects with each other party in connection with any filing or submission with a governmental authority in connection with the transactions contemplated by the Merger Agreement, including by providing the other party a reasonable opportunity to review and comment thereon, and in connection with any investigation or other inquiry by or before a governmental authority relating to the transactions contemplated by the Merger Agreement, including any proceeding initiated by a private person; and

•        promptly inform the other party of (and supply to the other party) any written communication received by such party from, or given by such party to any governmental authority and any material written communication received or given in connection with any proceeding by a private person, in each case regarding any of the transactions contemplated by the Merger Agreement. ONEOK and EnLink agree to take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to the Merger Agreement in a manner so as to preserve the applicable privilege.

Proxy Statement/Registration Statement; Unitholders’ Meeting

ONEOK and EnLink agreed that as promptly as practicable following the date of the Merger Agreement, ONEOK and EnLink will jointly prepare and EnLink will file with the SEC a proxy statement and EnLink and ONEOK will jointly prepare and ONEOK will file with the SEC a registration statement on Form S-4, in which the proxy statement will be included as a prospectus.

ONEOK and EnLink will use their respective commercially reasonable efforts to have the registration statement declared effective under the Securities Act as promptly as practicable after its filing and keep the registration statement effective for so long as necessary to consummate the transactions contemplated by the Merger Agreement. EnLink will use its commercially reasonable efforts to cause the proxy statement/prospectus to be mailed to the EnLink unitholders as promptly as practicable after the registration statement is declared effective under the Securities Act.

No filing of, or amendment or supplement to, including by incorporation by reference, the registration statement or the proxy statement will be made by EnLink, ONEOK or any of their subsidiaries, without providing the other party a reasonable opportunity to review and comment thereon.

Each of ONEOK and EnLink will notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the proxy statement, the registration statement or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the proxy statement/prospectus, the registration statement or the transactions contemplated by the Merger Agreement and (ii) all orders of the SEC relating to the registration statement. If at any time prior to the First Merger Effective Time any information relating to EnLink or ONEOK, or any of their respective affiliates, officers or directors, is discovered by ONEOK or EnLink that should be set forth in an amendment or supplement to either the registration statement or this proxy statement/prospectus, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information will promptly notify the other party to the Merger Agreement and an appropriate amendment or supplement describing such information will be promptly filed with the SEC and, to the extent required by applicable law, disseminated to the EnLink unitholders.

Directors’ and Officers’ Insurance and Indemnification

The parties have agreed that from and after the First Merger Effective Time, solely to the extent that EnLink or the Manager or any applicable subsidiary thereof would be permitted to indemnify an indemnified person immediately prior to the First Merger Effective Time, ONEOK and EnLink, as the surviving entity in the First Merger, jointly and severally agree to (i) indemnify and hold harmless against any reasonable costs or expenses, judgments, fines, losses, claims, damages or liabilities, penalties and amounts paid in settlement in connection with any actual or threatened proceeding, and, upon receipt by ONEOK of an undertaking by or on behalf of the indemnified person to repay such amount if it shall be determined in a final and non-appealable judgment entered by a court of competent jurisdiction that the indemnified person is not entitled to be indemnified nor be provided advancement of expenses with respect to each of the foregoing to, all indemnified persons to the fullest extent permitted under applicable law and (ii) honor the provisions regarding elimination of liability of officers and directors, indemnification of officers, directors and employees and advancement of expenses contained in the organizational documents of EnLink and the Manager immediately prior to the First Merger Effective Time, and ensure that the organizational documents of EnLink and the Manager or any of their respective successors or assigns (including Merger Sub II) shall, for a period of six years following the First Merger Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers and employees of EnLink and the Manager than are presently set forth in such organizational documents.

The parties have agreed that for six years from the First Merger Effective Time, ONEOK will maintain in effect ONEOK’s current directors’ and officers’ liability insurance policies covering acts or omissions occurring at or prior to the First Merger Effective Time with respect to indemnified persons (provided that ONEOK may substitute therefor policies with reputable carriers of at least the same coverage containing terms and conditions that are no less favorable to the indemnified persons); provided, however, that in no event shall ONEOK be required to expend more than an amount equal to 300% of current annual premiums paid by ONEOK for such insurance. If ONEOK in its sole discretion elects, then, in lieu of the obligations of ONEOK under the Merger Agreement, ONEOK may (but shall be under no obligation to), prior to the First Merger Effective Time, purchase a “tail policy” with respect to acts or omissions occurring or alleged to have occurred prior to the First Merger Effective Time that were committed or alleged to have been committed by such indemnified persons in their capacity as such. If a “tail policy” is purchased, Merger Sub II will, and ONEOK will cause Merger Sub II to, maintain such policies in full force and effect, and continue to honor the obligations thereunder.

ONEOK shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any indemnified person in enforcing the indemnity and other related obligations provided for in the Merger Agreement.

Public Disclosure

EnLink and ONEOK agreed that the initial press release with respect to the execution of the Merger Agreement would be a joint press release, reasonably agreed upon by ONEOK and EnLink. Except in connection with an EnLink adverse recommendation change, if any, no party will issue any other press release or make any other public announcement concerning the Merger Agreement or the transactions contemplated hereby (to the extent not previously issued or made in accordance with the Merger Agreement) (other than as may be required by applicable law or pursuant to the rules of the NYSE, in which event the party making the public announcement or press release shall, to the extent practicable, notify the other parties in advance of such public announcement or press release) without the prior approval of the other parties, which approval shall not be unreasonably withheld, delayed or conditioned.

Stock Exchange Listing

The ONEOK Common Stock deliverable to the EnLink Unitholders as contemplated by the Merger Agreement will have been approved for listing on the NYSE, subject to official notice of issuance.

Employee Matters

ONEOK has agreed that it will or will cause its affiliates, until the one-year anniversary of the closing date (or until employment terminates, if sooner) (the “Continuation Period”), to provide individuals who are employees of EnLink, Manager or their respective subsidiaries immediately prior to the closing and who remain employed with ONEOK or its affiliates immediately following the closing with (i) annual base salaries (or hourly wages, as applicable), annual cash bonus target opportunities, and annual long-term incentive award target opportunities (as more fully described at the end of this paragraph), in each case that are not less favorable than those provided to such employees immediately prior to the closing; (ii) employee benefits (excluding equity or equity-based benefits (other than with respect to the Continuation Period LTI Awards (as defined and described below)) and change in control, retention, nonqualified deferred compensation, defined benefit retirement and post-termination or retiree health or welfare benefits) that are, in the sole discretion of ONEOK, (A) substantially comparable in the aggregate to the employee benefits (subject to the same exclusions) that were available to such employees immediately prior to the closing under EnLink benefit plans, (B) substantially similar in the aggregate to the employee benefits (subject to the same exclusions) provided to ONEOK’s or its affiliates’ similarly situated employees as of the closing date, or (C) a combination of (A) and (B); and (iii) severance benefits for any such employee who is terminated by ONEOK or its affiliates without cause during the Continuation Period and signs and does not revoke a customary release of claims that include a pro-rated target annual bonus for the year of termination and otherwise are at least as favorable as the greater of the severance benefits provided under the severance policies of EnLink, Manager and their respective subsidiaries as in effect on the date of the Merger Agreement or the severance benefits provided under the applicable severance policy of ONEOK or its affiliates as of the date of termination. The long-term incentive awards described in clause (i) of the first sentence of this paragraph (“Continuation Period LTI Awards”) will be granted to such employees (who remain employees as of the grant date) during a portion of the Continuation Period that falls during the first quarter of an applicable calendar year and will not be granted to the extent they duplicate long-term incentive awards, if any, granted prior to the closing date for the year in which the closing date occurs; provided, however, that, notwithstanding anything to the contrary, (A) ONEOK shall only be required to provide Continuation Period LTI Awards in respect of the year in which the closing date occurs and (B) the size of each such employee’s Continuation Period LTI Award made following the closing may be adjusted by ONEOK based on the such employee’s post-closing role with ONEOK and its subsidiaries so that it is consistent with similarly situated employees of ONEOK and its subsidiaries. Any Continuation Period LTI Awards granted by ONEOK following the closing will have terms and conditions that are the same as those of long-term incentive awards granted by ONEOK to similarly situated employees of ONEOK and its subsidiaries.

EnLink will take the following potential 280G mitigation actions: (i) for all executive officers other than Benjamin Lamb, the acceleration of EnLink RIU Awards that would otherwise vest on January 1, 2025 to vest on December 27, 2024, and (ii) for all executive officers, the payment of annual bonuses at the target amount on December 13, 2024, in each case, subject to clawback on a voluntary termination of employment prior to the date the award would have otherwise vested.

With respect to each such employee who begins to participate in a benefit plan of ONEOK or its affiliates, ONEOK will, or will cause its affiliate to, cause the applicable ONEOK benefit plan to credit each such employee for purposes of eligibility, vesting, and level of benefits under any paid-time off or severance policies or plans, with the service that is credited under the corresponding EnLink benefit plan in which such employee participates immediately prior to the closing date (including service with predecessor employers, to the extent such service is credited under such EnLink benefit plan), provided, however, that the ONEOK benefit plan may exclude any such prior service credit that would result in a duplication of benefits. With respect to each such employee who begins to participate in a ONEOK benefit plan, ONEOK will, or will cause its affiliates to, use commercially reasonable efforts to (i) cause each such employee to be eligible to participate in the applicable ONEOK benefits plans which provide medical, dental, prescription drug, or vision benefits without any waiting periods or any pre-existing condition exclusions and without regard to any evidence of insurability, actively-at-work or similar requirements and (ii) to give credit for all co-payments, deductibles, out-of-pocket costs and similar expenses paid by each such employee and such employee’s eligible dependents under a comparable benefit plan in which such employee participates immediately prior to the closing date and during the plan year of such ONEOK benefit plan in which the closing date occurs. ONEOK shall, or shall cause its affiliates to, recognize and credit each employee with the unused vacation time, sick leave, paid time off and other leave accrued by such employee as of immediately prior to the closing date.

Each such employee who participates in an EnLink benefit plan that is an annual bonus plan in respect of fiscal year 2024 shall be eligible to receive, subject to continued employment through the payment date, the following bonuses: (i) any unpaid annual bonus for fiscal year 2024, in an amount determined based on the level of attainment of the applicable performance measures under the EnLink annual bonus plan, as reasonably determined by the EnLink Board consistent with past practice, and paid in accordance with the terms of such EnLink annual bonus plan and (ii) an annual bonus for fiscal year 2025 in an amount determined based on the level of attainment of the performance measures under the annual bonus plan of ONEOK or one of its affiliates (which bonus will not be prorated).

Section 16 Matters

Prior to the First Merger Effective Time, ONEOK and EnLink have agreed to take all such steps as may be required to cause any dispositions of EnLink Units (including derivative securities thereof) or acquisitions of ONEOK Common Stock (including derivative securities thereof) resulting from the transactions contemplated by the Merger Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the EnLink, or will become subject to such reporting requirements with respect to ONEOK, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Treatment of Indebtedness

As of September 30, 2024, EnLink had no borrowings outstanding and $14.6 million in outstanding letters of credit under the EnLink Revolving Facility. As of September 30, 2024, EnLink had $260.0 million in outstanding borrowings under the EnLink AR Facility. Unless the EnLink Revolving Facility or the EnLink AR Facility are terminated or amended prior to or at the Effective Time, consummation of the Mergers would constitute a covenant breach and result in an event of default under the EnLink Revolving Facility and the EnLink AR Facility. The Merger Agreement requires Manager to cause EnLink and any of its applicable subsidiaries to deliver to ONEOK, at least one business day prior to the closing date, (i) the fully executed customary payoff letters in form reasonably acceptable to ONEOK and (ii) the final forms of all other payoff documentation in authorized form, to the extent applicable. In connection with the Mergers, ONEOK shall pay or cause to be paid the amounts set forth in such payoff letter.

As of September 30, 2024, EnLink had approximately $2.5 billion in senior notes outstanding and ENLK has approximately $2.1 billion in senior notes outstanding. In connection with the First Merger, EnLink, as the surviving company, will assume ENLK’s outstanding notes and, in connection with the Second Merger, ONEOK will assume EnLink’s outstanding notes, including ENLK’s outstanding notes assumed in the First Merger.

For a description of the EnLink Revolving Facility, EnLink AR Facility, EnLink’s senior notes and ENLK’s senior notes, see EnLink’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed with the SEC on November 8, 2024, which is incorporated by reference into this proxy statement/prospectus.

Treatment of ENLK Series B Units

The First Merger will constitute a Series B Change of Control (as such term is defined in the ENLK Partnership Agreement (as defined below)). Accordingly, immediately prior to the First Merger Effective Time, all outstanding ENLK Series B Units will be redeemed for cash or exchanged for EnLink Units in accordance with the terms of the Eleventh Amended and Restated Agreement of Limited Partnership of EnLink Midstream Partners, LP, dated as of September 8, 2023 (the “ENLK Partnership Agreement”). The Merger Agreement provides that EnLink and ONEOK shall reasonably cooperate with each other with respect to such Series B Change of Control and that EnLink shall cause ENLK’s election under the ENLK Partnership Agreement to either redeem for cash or exchange the Series B Preferred Units for EnLink Units to be made at ONEOK’s sole discretion.

Conditions to the Completion of the Mergers

Each party’s obligation to effect the Mergers is subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the closing date of the following conditions:

•        the approval of the Merger Proposal in accordance with applicable law and the organizational documents of EnLink by the EnLink unitholders;

•        no applicable law injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by the Merger Agreement or making the consummation of the transactions contemplated by the Merger Agreement illegal;

•        the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, has become effective under the Securities Act and no stop order suspending the effectiveness of the registration statement has been issued by the SEC, and no proceedings for that purpose have been initiated or threatened by the SEC;

•        the shares of ONEOK Common Stock deliverable to the EnLink unitholders as contemplated by the Merger Agreement have been approved for listing on the NYSE, subject to official notice of issuance; and

•        the receipt by EnLink on the closing date, but before the First Merger Effective Time, of an opinion, in form and substance reasonably satisfactory to EnLink and ONEOK, from nationally recognized tax counsel, dated as of the closing date, concluding that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income tax purposes, the Mergers, taken together, should qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

In addition, ONEOK’s, Merger Sub I’s and Merger Sub II’s obligation to effect the Mergers is subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the closing date of the following conditions:

•        the representations and warranties of EnLink and Manager as follows:

•        the representations and warranties of EnLink and Manager regarding capitalization and certain representations regarding authority and voting requirements (as set forth in Sections 4.2, 4.3(a) and 4.3(c) of the Merger Agreement) will be true and correct in all respects as of the date of the Merger Agreement and at and as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for any de minimis breaches; and

•        all other representations and warranties of EnLink and Manager will be true and correct at and as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for where the failure of such representations and warranties to be true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on EnLink.

•        EnLink and Manager’s performance in all material respects with all obligations required to be performed by them under the Merger Agreement at or prior to the closing date; and

•        ONEOK having received a certificate signed on behalf of EnLink and Manager by an executive officer of Manager certifying the matters of the immediately preceding bullets.

EnLink’s obligation to effect the Mergers is subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the closing date, of the following conditions:

•        the representations and warranties of ONEOK and Merger Subs as follows:

•        the representations and warranties of ONEOK regarding capitalization and certain representations regarding authority and ONEOK Board approval (as set forth in Sections 5.2, 5.3(a) and 5.3(c) of the Merger Agreement) will be true and correct in all respects as of the date of the Merger Agreement and at and as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for any de minimis breaches; and

•        all other representations and warranties of ONEOK will be true and correct at and as of the closing date, as if made at and as of such time, except for where the failure of such representations and warranties to be true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on ONEOK.

•        ONEOK’s and Merger Subs’ performance in all material respects with all obligations required to be performed by them under the Merger Agreement at or prior to the closing date; and

•        EnLink having received a certificate signed on behalf of ONEOK by an executive officer of ONEOK certifying the matters of the immediately preceding bullets.

Termination of the Merger Agreement

The Merger Agreement can be terminated in the following circumstances:

•        Mutual Agreement.    Mutual agreement of ONEOK and EnLink, authorized by the EnLink Conflicts Committee and ONEOK Board.

•        Outside Date.    Termination by either party, if the Mergers have not closed by May 23, 2025.

•        Final Injunction or Other Law.    Termination by either party, if a permanent injunction has been issued or other law has been enacted prohibiting or making illegal the Mergers.

•        Unitholder Rejection.    Termination by either party, if EnLink unitholders fail to approve the Merger Proposal at the EnLink Special Meeting.

•        Change of Recommendation.    Termination by ONEOK, prior to EnLink unitholder approval of the Merger Proposal, if the EnLink Conflicts Committee changes its recommendation to the EnLink unitholders to vote for the Merger Proposal pursuant to an EnLink adverse recommendation change.

•        Breach of Representations or Covenants.    Termination by either party, if the other party has breached its representations or covenants in a way that causes a closing condition to fail.

Payment of Expenses

In the event of termination of the Merger Agreement by ONEOK due to an uncured breach by EnLink or Manager, EnLink has agreed to reimburse ONEOK for all of its reasonable documented out-of-pocket expenses in connection with the Merger Agreement and the transactions contemplated thereby, up to $10.0 million. In the event of termination of the Merger Agreement by EnLink due to an uncured breach by ONEOK or the Merger Subs, ONEOK has agreed to reimburse EnLink for all of its reasonable documented out-of-pocket expenses in connection with the Merger Agreement and the transactions contemplated thereby, up to $10.0 million.

Termination Fee

EnLink has agreed to pay ONEOK $143,978,000 if ONEOK validly terminates the Merger Agreement prior to the approval of the Merger Proposal by EnLink unitholders because the EnLink Conflicts Committee has made an EnLink adverse recommendation change.

Amendment; Supplement; Waiver

At any time prior to the First Merger Effective Time, the Merger Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the approval of the Merger Proposal by EnLink unitholders, by written agreement of the parties hereto, by action taken or authorized by the ONEOK Board and the EnLink Board; provided, however, that the EnLink Board may not take or authorize any such action unless such action has been approved by the EnLink Conflicts Committee; provided, further, that following receipt of the approval of the Merger Proposal by EnLink unitholders, there shall be no amendment or change to the provisions of the Merger Agreement which by applicable law or stock exchange rule would require further approval by the EnLink unitholders without such approval. Notwithstanding the foregoing, no failure or delay by EnLink, the Manager, the EnLink Conflicts Committee, ONEOK or either of the Merger Subs in exercising any right under the Merger Agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right under the Merger Agreement.

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT OF ONEOK AND MAGELLAN

On September 25, 2023, ONEOK acquired all of Magellan Midstream Partners, L.P.’s (“Magellan”) outstanding common units in a cash-and-stock transaction, pursuant to the Agreement and Plan of Merger, dated May 14, 2023, by and among ONEOK, Otter Merger Sub, LLC and Magellan (the “Magellan Acquisition”). Each common unit of Magellan was exchanged for a fixed ratio of 0.667 shares of ONEOK Common Stock and $25.00 of cash, for a total consideration of $14.1 billion (collectively, the “Magellan Merger Consideration”). A total of approximately 135 million shares of ONEOK Common Stock were issued, with a fair value of approximately $9.0 billion as of the closing date of the Magellan Acquisition. ONEOK funded the cash portion of this acquisition with an underwritten public offering of $5.25 billion senior unsecured notes.

The following unaudited pro forma combined statement of income (the “Pro Forma Income Statement”) has been prepared to illustrate the estimated effects of Magellan Acquisition in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Based on this guidance, the Pro Forma Income Statement has been prepared from the respective historical consolidated financial statements of ONEOK and significant acquired and disposed businesses, which only includes the impact of the Magellan Acquisition. In addition, Release No 33-10786 replaced the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present in the notes the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Other transactions as a result of the Magellan Acquisition and considered material are included in the Pro Forma Income Statement as “Other Transaction Accounting Adjustments.” ONEOK has elected not to present Management’s Adjustments and only presents Transaction Accounting Adjustments and Other Transaction Accounting Adjustments in the Pro Forma Income Statement and notes thereto. The Pro Forma Income Statement for the year ended December 31, 2023, is presented as if the Magellan Acquisition had been completed on January 1, 2023.

The Pro Forma Income Statement has been developed from and should be read in conjunction with the audited consolidated financial statements of ONEOK included in its Annual Report on Form 10-K for the year ended December 31, 2023.

The Pro Forma Income Statement has been prepared to reflect adjustments to ONEOK’s historical consolidated financial information that are directly attributable to the Magellan Acquisition and factually supportable. Accordingly, the Pro Forma Income Statement reflects the following:

Transaction Accounting Adjustments

•        Adjustment of depreciation and amortization related to the step up of depreciable assets to estimated fair value;

•        Elimination of historical transactions between ONEOK and Magellan that would be treated as intercompany transactions after the Magellan Acquisition;

•        Application of ONEOK’s statutory tax rate to Magellan’s historical pre-tax income; and

•        Certain reclassifications to conform Magellan’s and ONEOK’s historical consolidated financial information.

Other Transaction Accounting Adjustments

•        ONEOK’s debt financing costs related to funding the cash portion of the Magellan Merger Consideration, including related fees.

The Pro Forma Income Statement has been updated to reflect the final fair values. The Pro Forma Income Statement is presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have occurred had the Magellan Acquisition occurred on the date indicated. Further, the Pro Forma Income Statement does not purport to project the future operating results or financial position of the combined company subsequent to the Magellan Acquisition. ONEOK’s actual results of operations subsequent to the Magellan Acquisition may differ materially from this Pro Forma Income Statement.

As ONEOK has elected not to present Management’s Adjustments, the notes to the Pro Forma Income Statement exclude projected synergies expected to be achieved as a result of the Magellan Acquisition, as well as any associated costs that may be required to achieve the identified synergies. Further, the Pro Forma Income Statement does not reflect the effect of any regulatory actions that may impact the results of the combined company following the Magellan Acquisition.

ONEOK, Inc. and Subsidiaries
Unaudited Pro Forma Statement of Income
Year ended December 31, 2023

	Historical		Reclass Adjustments (a)	Transaction Accounting Adjustments		Other Transaction Accounting Adjustments		Pro Forma Combined
	ONEOK	Magellan
	(Millions of dollars,except per share data)
Revenues
Commodity sales	$15,614	$—	$986	$(108)	(b)	$—		$16,492
Services	2,063	—	1,458	(14)	(b)	—		3,507
Transportation and terminals revenue	—	1,441	(1,441)	—		—		—
Product sales revenue	—	986	(986)	—		—		—
Affiliate management fee revenue	—	17	(17)	—		—		—
Total revenues	17,677	2,444	—	(122)		—		19,999
Cost of sales and fuel (exclusive of items shown separately below)	11,929	—	879	(62)	(b)(g)	—		12,746
Cost of product sales	—	817	(817)	—		—		—
Operations and maintenance	1,319	—	535	(12)	(f)	—		1,842
Operating	—	476	(476)	—		—		—
Depreciation and amortization	769	163	—	76	(c)(d)	—		1,008
General and administrative	—	236	(236)	—		—		—
General taxes	216	—	71	—		—		287
Transaction costs	158	—	44	(44)	(h)	—		158
Earnings of non-controlled entities	—	61	(61)	—		—		—
Other operating (income) expense, net	(786)	(5)	—	—		—		(791)
Operating income	4,072	818	(61)	(80)		—		4,749
Equity in net earnings from investments	202	—	61	(1)	(e)	—		262
Gain on disposition of assets	—	1	(1)	—		—		—
Interest income	—	4	(4)	—		—		—
Other income (expense), net	89	(2)	5	—		—		92
Interest expense (net of capitalized interest of $45)	(866)	(166)	2	(27)	(i)	(243)	(k)	(1,300)
Interest capitalized		2	(2)	—		—		—
Income (loss) before income taxes	3,497	657	—	(108)		(243)		3,803
Income taxes	(838)	(4)	—	(126)	(j)(l)	56	(l)	(912)
Income from continuing operations attributable to ONEOK	$2,659	$653	$—	$(234)		$(187)		$2,891
Basic EPS	$5.49							$5.97
Diluted EPS	$5.48							$5.96
Average shares (millions)
Basic	$484.3							$484.3
Diluted	$485.4							$485.4

The accompanying notes are an integral part of the Pro Forma Income Statement.

NOTES TO THE UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

A.          BASIS OF PRESENTATION

The ONEOK historical financial information has been derived from ONEOK’s Annual Report on Form 10-K for the year ended December 31, 2023. The Magellan historical financial information has been derived from Magellan’s financial reporting records for the period ended September 25, 2023. Certain historical consolidated financial information has been reclassified to conform Magellan’s and ONEOK’s financial statement presentation. The Pro Forma Income Statement should be read in conjunction with the historical consolidated financial statements and related notes thereto of ONEOK and Magellan.

The Magellan Acquisition and related adjustments are described in the accompanying notes. All material adjustments have been made that are necessary to present fairly the Pro Forma Income Statement, in accordance with Article 11 of Regulation S-X of the SEC. The Pro Forma Income Statement does not purport to represent what the combined company’s results of operations would have been if the transactions had actually occurred on the date indicated, nor are they indicative of ONEOK’s future results of operations. Actual results may differ materially from the assumptions and estimates reflected in the Pro Forma Income Statement.

ONEOK has determined that no significant adjustments are necessary to conform Magellan’s historical consolidated financial information to the accounting policies used by ONEOK. As a result, the Pro Forma Income Statement presented assumes there are no differences in accounting policies. However, as discussed in Note B, certain reclassifications have been made to conform Magellan’s and ONEOK’s historical presentation.

ONEOK’s historical consolidated financial information included in the Pro Forma Income Statement for the year ended December 31, 2023, includes a non-recurring operational gain of $779 million ($600 million, net of taxes) related to the receipt of insurance proceeds following a fire that occurred in 2022 at ONEOK’s 210 MBbl/d Medford, Oklahoma, natural gas liquids fractionation facility. The gain is recorded within other operating (income) expense, net and is further discussed in ONEOK’s Annual Report on Form 10-K for the year ended December 31, 2023.

B.          PRO FORMA ADJUSTMENTS

The Pro Forma Income Statement has been adjusted to reflect reclassifications to conform ONEOK’s and Magellan’s financial statement presentations. Adjustments included in the “Transaction Accounting Adjustments” column reflect the impact of the Magellan Acquisition. Adjustments included in the “Other Transaction Accounting Adjustments” column reflect financing associated with the Magellan Acquisition. Both of these columns include an estimated tax impact of the pro forma adjustments.

(a)     The following reclassifications have been made to conform Magellan’s and ONEOK’s financial statement presentations:

Pro Forma Income Statement for the year ended December 31, 2023:

•        To reclassify $986 million of product sales revenue to commodity sales;

•        To reclassify $1,441 million of transportation and terminals revenues and $17 million of affiliate management fee revenue to services;

•        To reclassify $817 million of cost of product sales and $62 million of operating costs, primarily representing fuel and utilities costs, to cost of sales and fuel;

•        To reclassify $301 million of operating costs and $234 million of general and administrative costs to operations and maintenance;

•        To reclassify $69 million of operating costs and $2 million of general and administrative costs to general taxes;

•        To reclassify $44 million of operating costs to transaction costs;

•        To reclassify $61 million of earnings of non-controlled entities included in operating income to equity in net earnings from investments, below operating income;

•        To reclassify $1 million of gain on disposition of assets and $4 million of interest income to other income (expense), net; and

•        To reclassify $2 million of interest capitalized to interest expense, net of capitalized interest.

(b)    Reflects the elimination of historical transactions between ONEOK and Magellan that are treated as intercompany transactions after the Magellan Acquisition.

(c)     Reflects the increase to depreciation expense of $39 million resulting from the increase in the basis of Magellan’s property, plant and equipment. ONEOK utilized an estimated useful life of 42 years and the straight line method to amortize the increase in basis. The estimated useful life is based on ONEOK’s expectation of the assets’ useful lives.

(d)    Reflects the increase in amortization expense of $37 million, resulting from the recognized intangible assets acquired. ONEOK utilized the straight line method of amortization for purposes of the Pro Forma Income Statement and an average useful life of 23 years.

(e)     Reflects adjustment related to the amortization of equity method basis differences for Magellan’s investments in unconsolidated affiliates. ONEOK has assessed that basis differences are attributable to property, plant and equipment and contract-based customer relationship intangible assets and utilized a useful life of 42 years to amortize the basis differences.

(f)     Reflects the adjustment for reduction in compensation expense resulting from the conversion of Magellan’s equity awards to ONEOK equity awards at the closing date of the Magellan Acquisition, as this does not include the severance cost of awards that immediately vested upon closing of the Magellan Acquisition. These awards will vest in shares of ONEOK Common Stock. The Pro Forma Income Statement for the year ended December 31, 2023, includes a reduction of $12 million in expenses. The adjustment is attributable to the difference between Magellan’s historical share-based compensation expense included in Magellan’s historical results and the share-based compensation expense related to the fair value of the replacement awards issued as part of the Magellan Acquisition. The excess in fair value of the replacement share-based awards is recognized ratably over post-combination service periods presented, utilizing the term of Magellan’s vesting period.

(g)    Reflects the adjustment to increase cost of sales and fuel by $60 million ($46 million net of tax), to adjust Magellan’s inventory to fair value, as the inventory is expected to be sold within one year of the acquisition date.

(h)    Reflects the removal of Magellan’s non-recurring transaction costs of $44 million ($34 million, net of tax) related to the Magellan Acquisition, including fees paid for financial advisory, legal and other professional services.

(i)     Reflects a net increase to interest expense of $27 million, related to the amortization of the discount resulting from the fair value remeasurement of Magellan’s debt.

(j)     Reflects the tax effect of Magellan’s historical pre-tax income at ONEOK’s blended federal and state statutory rate of 23%.

(k)    Reflects an increase to interest expense, including amortization of debt issuance costs, of $243 million, associated with the issuance of new senior fixed-rate notes used to fund the cash portion of the consideration. The increased interest expense relates to the issuance of new senior unsecured notes and assumes issuance occurred on January 1, 2023.

(l)     Reflects the tax effect of the Transaction Accounting Adjustments and Other Transaction Accounting Adjustments at the blended federal and state statutory rate of 23%.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of U.S. federal income tax consequences to U.S. holders (as defined below) of the Mergers and of owning and disposing of shares of ONEOK Common Stock received in the Mergers. This discussion is limited to U.S. holders that hold their EnLink Units, and will hold their shares of ONEOK Common Stock received in the Mergers, as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based upon the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions in effect as of the date of this proxy statement/prospectus, all of which are subject to change at any time, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion. No ruling has been, or is expected to be, sought from the IRS with respect to any of the tax consequences discussed below. As a result, there can be no assurances that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

This discussion does not address tax consequences that may be relevant to particular U.S. holders in light of their individual circumstances, including, without limitation:

•        banks, financial institutions or insurance companies;

•        real estate investment trusts;

•        regulated investment companies or mutual funds;

•        “controlled foreign corporations” or “passive foreign investment companies”;

•        dealers and brokers in stocks and securities or currencies;

•        traders in securities that use a mark-to-market method of tax accounting;

•        tax-exempt entities;

•        certain former citizens or long-term residents of the United States;

•        persons that received EnLink Units as compensation for the performance of services;

•        holders of options, restricted units or bonus units granted under any EnLink benefit plan;

•        persons that hold EnLink Units or ONEOK Common Stock as part of a hedge, straddle, appreciated financial position, conversion or other “synthetic security” or integrated investment or risk reduction transaction for U.S. federal income tax purposes;

•        S-corporations or other pass-through entities (or investors in S-corporations or other pass-through entities);

•        persons whose “functional currency” is not the U.S. dollar;

•        “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; or

•        persons subject to special tax accounting rules as a result of any item of gross income with respect to the EnLink Units or ONEOK Common Stock being taken into account in an applicable financial statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds EnLink Units, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partner and the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds EnLink Units, and any partners in such partnership, are strongly urged to consult their tax advisors regarding the tax consequences of the Mergers and of owning and disposing of shares of ONEOK Common Stock received in the Mergers.

The tax consequences of the Mergers to any EnLink unitholder that is not a U.S. holder are not discussed in this proxy statement/prospectus. Such holders are strongly urged to consult their own tax advisors regarding the tax consequences of the Mergers and of owning and disposing of shares of ONEOK Common Stock received in the Mergers, in each case, in light of their specific circumstances.

Moreover, this discussion does not address any tax consequences arising under the net investment income tax or the alternative minimum tax, nor does it address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to income taxes.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of EnLink Units or shares of ONEOK Common Stock received in the Mergers that is for U.S. federal income tax purposes:

•        a citizen or resident of the United States;

•        a corporation (or other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust if such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or if (i) a court within the United States is able to exercise primary supervision over its administration and (ii) one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND IS NOT A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS OR THE RECEIPT, OWNERSHIP AND DISPOSITION OF SHARES OF ONEOK COMMON STOCK RECEIVED IN THE MERGERS. EACH ENLINK UNITHOLDER IS STRONGLY URGED TO CONSULT WITH AND RELY SOLELY UPON ITS OWN TAX ADVISOR AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGERS AND THE RECEIPT, OWNERSHIP AND DISPOSITION OF SHARES OF ONEOK COMMON STOCK RECEIVED IN THE MERGERS, TAKING INTO ACCOUNT ITS OWN PARTICULAR CIRCUMSTANCES.

Tax Consequences of the Mergers to U.S. Holders

Tax Characterization of the Mergers

Assuming that the Mergers are completed as currently contemplated, ONEOK and EnLink intend for the Mergers, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to EnLink’s and ONEOK’s obligations to complete the Mergers that EnLink receive an opinion from Baker Botts L.L.P., EnLink’s counsel, or another nationally recognized tax counsel reasonably acceptable to EnLink and ONEOK (or if any such counsel is unable to deliver such an opinion, Kirkland & Ellis LLP, ONEOK’s counsel) that the Mergers, taken together, should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The opinion will be based on representations from each of ONEOK and EnLink and on customary factual assumptions, as well as certain covenants and undertakings by ONEOK and EnLink. If any of such representations, assumptions, covenants or undertakings is or becomes incorrect, incomplete or inaccurate or is violated, the validity of the opinion described above may be affected and the U.S. federal income tax consequences of the Mergers could differ materially from those described below. An opinion of counsel represents such counsel’s best legal judgment but is not binding on the IRS or any court, so there can be no certainty that the IRS will not challenge the conclusion reflected in the opinion or that a court will not sustain such a challenge. Neither ONEOK nor EnLink intend to obtain a ruling from the IRS with respect to the qualification of the Mergers, taken together, as a “reorganization” within the meaning of Section 368(a) of the Code.

In order for the Mergers, taken together, to qualify as a “reorganization” under Section 368(a) of the Code, certain requirements, including the “continuity of interest” requirement as described in U.S. Treasury Regulations Section 1.368-1(e), must be satisfied. For the “continuity of interest” requirement to be satisfied, a proprietary interest in EnLink must be preserved, which, under regulatory guidance, generally would be the case if at least

40% of the total consideration received by EnLink unitholders in the purported “reorganization” consists of ONEOK Common Stock. Considered in isolation, the Mergers, taken together, will meet the “continuity of interest” requirement because the sole consideration to be received by EnLink unitholders pursuant to the First Merger is shares of ONEOK Common Stock (except for cash in lieu of a fractional share of ONEOK Common Stock). However, on October 15, 2024, ONEOK acquired, in exchange for cash, approximately 43.8% of the EnLink Units outstanding as of the Record Date pursuant to the GIP Interest Acquisition. If the GIP Interest Acquisition is considered part of the same transaction that includes the Mergers for purposes of determining whether the Mergers, taken together, qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then whether the “continuity of interest” requirement is satisfied may depend on the applicability of the “signing date rule” as described in U.S. Treasury Regulations Section 1.368-1(e)(2). If the “signing date rule” applies, the value of the ONEOK Common Stock received by EnLink unitholders pursuant to the First Merger will be determined as of the last business day prior to the execution of the Merger Agreement on November 24, 2024. If the merger consideration is valued as of such date, then more than 40% of the consideration received by EnLink unitholders (including, for this purpose, the consideration received pursuant to the GIP Interest Acquisition and pursuant to the First Merger) will be in the form of ONEOK Common Stock, and the “continuity of interest” requirement will be satisfied.

While there is some uncertainty as to whether the “signing date rule” applies under the particular circumstances surrounding the Mergers and the GIP Interest Acquisition, it is the opinion of Baker Botts L.L.P. that the “signing date rule” should apply and, thus, that the Mergers, taken together, should qualify as a “reorganization” under Section 368(a) of the Code. However, if the “signing date rule” does not apply, then the value of the ONEOK Common Stock received by EnLink unitholders pursuant to the First Merger will be valued as of the closing date. Because the fair market value of ONEOK Common Stock as of the closing date cannot be determined until such time, if the “signing date rule” does not apply, it cannot be determined until the closing date whether the Mergers, taken together, will qualify as a “reorganization” pursuant to Section 368(a) of the Code. However, even if the fair market value of the ONEOK Common Stock is determined as of the closing date, the “continuity of interest” requirement will be satisfied unless the value of such stock declines significantly from its value as of the last business day prior to the execution of the Merger Agreement on November 24, 2024. The following discussion, as it relates to U.S. holders, assumes that the Mergers, taken together, will qualify as a “reorganization” under Section 368(a) of the Code.

U.S. Federal Income Tax Consequences of the Mergers to U.S. Holders

Assuming that the Mergers, taken together, are treated as described above in “— Tax Characterization of the Mergers,” the material U.S. federal income tax consequences of the Mergers to U.S. holders will be as follows:

•        a U.S. holder generally will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of EnLink Units for shares of ONEOK Common Stock pursuant to the First Merger, except with respect to any cash received in lieu of fractional shares of ONEOK Common Stock (as discussed below);

•        the aggregate tax basis of the shares of ONEOK Common Stock received by a U.S. holder in the First Merger (including any fractional share of ONEOK Common Stock deemed received and exchanged for cash, as discussed below) will equal the aggregate adjusted tax basis of such U.S. holder’s EnLink Units exchanged for such ONEOK Common Stock; and

•        the holding period of a U.S. holder in the ONEOK Common Stock received in exchange for EnLink Units (including any fractional share of ONEOK Common Stock deemed received and exchanged for cash, as discussed below) will include the holding period of the EnLink Units.

If a U.S. holder acquired different blocks of EnLink Units at different times or at different prices, such U.S. holder’s basis and holding period in its EnLink Units may be determined separately with reference to each block of EnLink Units. Any such U.S. holder should consult its tax advisor regarding the tax bases and holding periods of the particular shares of ONEOK Common Stock received pursuant to the First Merger.

A U.S. holder that receives cash in lieu of a fractional share of ONEOK Common Stock generally will be treated as having received the fractional share pursuant to the First Merger, and then as having sold to ONEOK that fractional share of ONEOK Common Stock in exchange for cash. As a result, a U.S. holder of EnLink Units generally will recognize gain or loss equal to the difference, if any, between the amount of cash received and the tax basis allocated to such fractional share of ONEOK Common Stock, unless the receipt of cash has the effect of a distribution of a dividend under the tests set forth in Section 302 of the Code, in which case, such cash received would be treated as a dividend to the extent of such U.S. holder’s ratable share of earnings and profits as determined for U.S. federal income tax purposes. Gain or loss recognized with respect to cash received in lieu of a fractional share of ONEOK Common Stock generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the Mergers, such U.S. holder’s holding period for the fractional share of ONEOK Common Stock received pursuant to the First Merger is greater than one year. For U.S. holders that are non-corporate holders, long-term capital gains generally will be taxed at a U.S. federal income tax rate that is lower than the rate for ordinary income or for short-term capital gains. The deductibility of capital losses is subject to limitations.

Tax Consequences to U.S. Holders of Owning and Disposing of Shares of ONEOK Common Stock Received in the Mergers

Distributions on Shares of ONEOK Common Stock

For U.S. federal income tax purposes, distributions of cash by ONEOK to a U.S. holder with respect to shares of ONEOK Common Stock received in the Mergers will generally be included in such U.S. holder’s income as dividend income to the extent of ONEOK’s current or accumulated “earnings and profits” as determined under U.S. federal income tax principles. A portion of the cash distributed to ONEOK shareholders by ONEOK after the Mergers may exceed ONEOK’s current and accumulated earnings and profits. Distributions of cash in excess of ONEOK’s current and accumulated earnings and profits will be treated as a non-taxable return of capital reducing a U.S. holder’s adjusted tax basis in such U.S. holder’s shares of ONEOK Common Stock and, to the extent the distribution exceeds such U.S. holder’s adjusted tax basis, as capital gain from the sale or exchange of such shares of ONEOK Common Stock. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by an individual U.S. holder may be taxed at the lower applicable long-term capital gains rate if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes.

Sale, Exchange, Certain Redemptions or Other Taxable Dispositions of Shares of ONEOK Common Stock

Upon the sale, exchange, certain redemptions or other taxable dispositions of shares of ONEOK Common Stock received in the Mergers, a U.S. holder will generally recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any other property received upon such taxable disposition of shares of ONEOK Common Stock and (ii) the U.S. holder’s adjusted tax basis in such shares of ONEOK Common Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in the shares of ONEOK Common Stock disposed of is more than twelve months at the time of such taxable disposition. Long-term capital gains of non-corporate taxpayers are generally taxed at reduced rates. Capital losses recognized by a U.S. holder may offset capital gains and, in the case of individuals, no more than $3,000 of ordinary income. Capital losses recognized by U.S. holders that are corporations may only be used to offset capital gains.

Information Reporting and Backup Withholding

Information returns may be required to be filed with the IRS in connection with the Mergers and in connection with distributions made with respect to, or dispositions of, shares of ONEOK Common Stock received in the Mergers. A U.S. holder may be subject to U.S. backup withholding on payments made pursuant to the Mergers or on distributions made with respect to, or on payments made pursuant to dispositions of, shares of ONEOK Common Stock received in the Mergers unless such holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. Any amount withheld under the U.S. backup withholding rules is not an additional tax and will generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability provided that the U.S. holder timely furnishes the required information to the IRS.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INTENDED ONLY AS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO A PARTICULAR U.S. HOLDER. ALL U.S. HOLDERS ARE STRONGLY ENCOURAGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGERS AND OF THE OWNERSHIP AND DISPOSITION OF ONEOK COMMON STOCK RECEIVED IN THE MERGERS, INCLUDING ANY TAX REPORTING REQUIREMENTS AND THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, U.S. STATE OR LOCAL, NON-U.S. OR OTHER TAX LAWS AND OF POTENTIAL CHANGES IN SUCH LAWS.

COMPARISON OF RIGHTS OF ENLINK UNITHOLDERS AND ONEOK SHAREHOLDERS

If the Mergers are completed, EnLink unitholders will receive shares of ONEOK Common Stock.

EnLink is a Delaware limited liability company subject to the DLLCA, while ONEOK is an Oklahoma corporation subject to the OGCA. If the Mergers are completed, the rights of EnLink unitholders who become ONEOK shareholders through the exchange of units and the rights of ONEOK shareholders will be governed by the OGCA, the ONEOK Charter and the Amended and Restated By-Laws of ONEOK, dated as of February 22, 2023 (the “ONEOK Bylaws”).

The following description summarizes certain material differences between the rights of EnLink unitholders and the rights of ONEOK shareholders. This does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. EnLink unitholders should read carefully the relevant provisions of the OGCA, the ONEOK Charter, the ONEOK Bylaws, as well as the EnLink Operating Agreement and the Manager LLCA. Copies of the documents referred to in this summary may be obtained as described under “Where You Can Find More Information.”

EnLink	ONEOK
OUTSTANDING UNITS; AUTHORIZED CAPITAL

EnLink’s authorized equity interests consist of the EnLink Units.

As of the close of business on December 27, 2024, the latest practicable date prior to the date of this proxy statement/prospectus, EnLink had 457,173,071 EnLink Units issued and outstanding.

The EnLink Operating Agreement authorizes EnLink to issue an unlimited number of additional membership interests, other equity securities, options, rights, warrants, appreciation rights, tracking, profit and phantom interests and other derivative instruments for any purpose at any time and from time to time and on such terms and conditions as shall be established by the Manager in its discretion, all without the approval of the unitholders.

Prior to the First Merger Effective Time, each outstanding ENLK Series B Unit will be redeemed for cash or converted into EnLink Units pursuant to the terms of the ENLK Partnership Agreement.

ONEOK is authorized to issue 1,200,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share.

As of the close of business on December 27, 2024, the latest practicable date prior to the date of this proxy statement/prospectus, ONEOK had 609,713,834 shares of ONEOK Common Stock issued, of which 582,953,291 were outstanding, and 20,000 shares of preferred stock issued and outstanding, which number of shares of ONEOK Common Stock does not include the shares of ONEOK Common Stock expected to be issued in the Mergers.

The authorized but unissued shares of ONEOK Common Stock are available for future issuance without shareholder approval, unless required by the ONEOK organizational documents, by the rules of the NYSE or by applicable law. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

Pursuant to the terms of the Merger Agreement, each EnLink Unit will be converted into the right to receive 0.1412 shares of ONEOK Common Stock. In addition, in connection with the closing of the Mergers, ONEOK expects to issue approximately 41.0 million shares of ONEOK Common Stock to the EnLink unitholders.

RIGHTS OF PREFERRED STOCK

In accordance with Delaware law and the provisions of the EnLink Operating Agreement, the Manager may issue additional membership interests with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of membership interests).

The ONEOK Board is authorized, subject to limitations prescribed by law, to provide for issuance of shares of preferred stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series, and any qualifications, limitations or restrictions thereof.

EnLink	ONEOK
VOTING RIGHTS

Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of EnLink Units on the record date will be entitled to notice of, and to vote at, meetings of EnLink’s unitholders and to act upon matters for which the holders of EnLink Units have the right to vote or act. Each EnLink unitholder is entitled to one vote for each EnLink Unit on all matters submitted to a vote of the EnLink unitholders.

Each record holder of an EnLink Unit has a vote according to their percentage interest in EnLink, although additional interests having special voting rights could be issued. Please read “Issuance of Additional Interests.”

If at any time any person or group, other than the Manager and its affiliates, or a direct or a subsequently approved transferee of the Manager or its affiliates, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes.

At every annual or special meeting of shareholders of the ONEOK, every holder of ONEOK Common Stock shall be entitled to one vote, in person or by proxy, for each share of ONEOK Common Stock standing in his or her name on the books of ONEOK.

The holders of ONEOK Common Stock do not have cumulative voting rights.

QUORUM

The holders of a majority of the EnLink Units of the class or classes for which a meeting has been called (including membership interests deemed owned by the Manager) represented in person or by proxy shall constitute a quorum at a meeting of unitholders of such class or classes unless any such action by the unitholder requires approval by holders of a greater percentage interest, in which case the quorum shall be such greater percentage.

The unitholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough unitholders to leave less than a quorum, if any action taken (other than adjournment) is approved by members holding the required percentage interest specified in the EnLink Operating Agreement.

Subject to the provisions of the OGCA or the ONEOK Charter, a majority of the shares of stock of ONEOK entitled to vote, the holders of which shall be present in person or represented by proxy, shall constitute a quorum for any meeting of ONEOK shareholders or any adjournment thereof.

In the absence of a quorum at any meeting or any adjournment thereof, the holders of a majority of the shares entitled to vote thereat who are present in person or by proxy or, if none of the holders of any shares entitled to vote thereat are present, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

SPECIAL MEETINGS OF UNITHOLDERS AND SHAREHOLDERS

Special meetings of unitholders may be called by the Manager or by unitholders owning 20% or more of the outstanding units of the class or classes for which a meeting is proposed. Unitholders can call a special meeting by delivering to the Manager one or more requests in writing stating that the signing unitholders wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called.

The ONEOK Bylaws provide special meetings of the shareholders may be called at any time by a majority of the members of the ONEOK Board. ONEOK shareholders may not call special meetings.

At any special meeting of the shareholders, no business shall be transacted and no corporate action shall be taken other than as stated in the notice of meeting (or any supplement thereto).

EnLink	ONEOK

Unitholders shall not vote on matters that would cause the unitholders to be deemed to be taking part in the management and control of the business and affairs of EnLink so as to jeopardize the unitholders’ limited liability under the DLLCA or the law of any other state in which EnLink is qualified to do business.

NOTICE OF MEETINGS OF UNITHOLDERS AND SHAREHOLDERS

Record Date

For purposes of determining the unitholders entitled to notice of or to vote at a meeting of the unitholders or to give approvals without a meeting as provided in the EnLink Operating Agreement, the Manager may set a record date, which shall not be less than ten (10) nor more than sixty (60) days before (i) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any national securities exchange on which the EnLink Units are listed or admitted to trading or U.S. federal securities laws, in which case the rule, regulation, guideline or requirement of such exchange or U.S. federal securities laws shall govern) or (ii) in the event that approvals are sought without a meeting, the date by which unitholders are requested in writing by the Manager to give such approvals.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new record date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than forty-five (45) days.

Notice of Unitholder Meetings

Notice of a meeting shall be given to the record holders of the class or classes of EnLink Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with the EnLink Operating Agreement. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication. Notice of a meeting shall be given not less than ten (10) days nor more than sixty (60) days prior to the date of such meeting.

Attendance of a unitholder at a meeting shall constitute a waiver of notice of the meeting, except when the unitholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Record Date

Pursuant to the ONEOK Bylaws, in order that ONEOK may determine the shareholders entitled to notice of, or to vote at any meeting of shareholders or any adjournment thereof, the ONEOK Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.

If no record date is fixed by the directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of such meeting; provided, however, that the ONEOK Board may fix a new record date for the adjourned meeting.

Notice of Shareholder Meetings

Pursuant to the ONEOK Bylaws, whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which such special meeting is called.

Unless otherwise provided for in the OGCA, as in effect at the time, or in ONEOK’s Charter, as in effect at the time, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of ONEOK. An affidavit of the secretary or an assistant secretary or of the stock transfer agent of the ONEOK that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

EnLink	ONEOK

Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall have waived such notice, and such notice shall be deemed waived by any shareholder who shall have submitted a written waiver of notice or who shall have attended such meeting in person or by proxy, except a shareholder who shall have attended such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

UNITHOLDER AND SHAREHOLDER RIGHTS PLANS
EnLink does not currently have a unitholder rights plan in effect.	ONEOK does not currently have a shareholder rights plan in effect.
UNITHOLDER AND SHAREHOLDER INSPECTION RIGHTS; UNITHOLDER AND SHAREHOLDER LISTS

A unitholder shall have the right, for a purpose reasonably related, as determined by the Manager, to such unitholder’s interest as a unitholder of EnLink, upon reasonable written demand stating the purpose of such demand and at such unitholder’s own expense obtain:

•   true and full information regarding the status of the business and financial condition of EnLink;

•   a current list of the name and last known business, residence or mailing address of each record holder; and

•   a copy of the EnLink Operating Agreement and EnLink’s certificate of formation and all amendments thereto, together with copies of the executed copies of all powers of attorney pursuant to which the EnLink Operating Agreement, EnLink’s certificate of formation and all amendments thereto have been executed.

The Manager may keep confidential from the unitholders, for such period of time as the Manager deems reasonable, (i) any information that the Manager reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Manager believes (A) is not in the best interests of EnLink and its subsidiaries, (B) could damage EnLink and its subsidiaries or (C) that any of EnLink or its subsidiaries is required by law or by agreement with any third party to keep confidential (other than agreements with affiliates of EnLink the primary purpose of which is to circumvent these obligations).

Under Section 1065 of the OGCA, a shareholder, in person or by attorney or other agent, upon written demand under oath stating the purpose thereof, has a right during the usual hours of business to inspect ONEOK’s stock ledger, a list of its shareholders and its other books and records and a subsidiary’s books and records (under certain circumstances). If ONEOK refuses to permit such inspection or fails to reply to the request within five business days of the demand, the shareholder may apply to the district court for an order to compel such inspection.

Pursuant to the ONEOK Bylaws, the Secretary of ONEOK shall cause to be prepared and made, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the entire duration thereof, and may be inspected by any shareholder who is present for any purpose germane to the meeting.

EnLink	ONEOK
NUMBER OF DIRECTORS; TERM

Number of Directors

The Manager LLCA provides that the number of directors constituting the EnLink Board will be between three (3) and twelve (12), unless otherwise fixed from time to time pursuant to action by the sole member, ONEOK (in such capacity, the “Sole Member”).

Number of Directors

The ONEOK Charter provides that the number of Directors of ONEOK shall be not less than nine (9) nor more than twenty-one (21) persons and shall be fixed from time to time by the ONEOK Board. Directors shall be elected at each annual meeting of shareholders of the corporation.

The EnLink Board must maintain at least three (3) directors meeting the independence and experience requirements of any national securities exchange on which any units or other partnership securities are listed or quoted.

There are currently seven (7) members of the EnLink Board.

Term

Each director shall continue in office until the removal of such director in accordance with the provisions of the Manager LLCA or until the earlier of such director’s death or resignation.

There are currently 10 members of the ONEOK Board.

Term

The ONEOK Bylaws provide that at each annual meeting of shareholders of ONEOK, directors shall be elected for a term expiring at the next succeeding annual meeting of shareholders. Each director shall serve until the director’s term expires in accordance with the ONEOK Bylaws or until the director’s prior resignation, death, disqualification or removal from office.

ELECTION OF DIRECTORS
Under the Manager LLCA, members of the EnLink Board shall be elected or appointed by the Sole Member. The Sole Member may from time to time appoint one or more observers to the EnLink Board.

The ONEOK Bylaws provide that, with respect to the election of directors at any meeting of the shareholders, each nominee shall be elected by the affirmative vote of a majority of the votes cast with respect to that director’s election by the shareholders present in person or by proxy at the meeting and entitled to vote for the election of directors, provided that a quorum is present and, provided further, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which (i) the secretary of ONEOK receives a notice that a shareholder has nominated a person for election to the ONEOK Board in compliance with the advance notice requirements for shareholder nominees for director set forth in Section 3.03(c) and (d) of the ONEOK Bylaws and, as applicable, Section 3.18 of the ONEOK Bylaws and (ii) such nomination has not been withdrawn by such shareholder on or before the tenth (10th) day before ONEOK first issues its notice of meeting for such meeting to the shareholders. The vote at any meeting of the shareholders on any matter need not be by written ballot, except election of directors, unless so directed by the presiding officer of the meeting. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by the shareholder’s proxy, if there be such a proxy, and it shall state the number of shares voted.

EnLink	ONEOK
FILLING VACANCIES ON THE BOARD OF DIRECTORS

Under the Manager LLCA, a director will hold office until removed in accordance with the terms of the Manager LLCA or until the earlier of death or resignation of such director. Any vacancies may be filled by the Sole Member.

Pursuant to the ONEOK Charter, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies in the ONEOK Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director, or by the shareholders at their next annual meeting or at any special meeting of shareholders called for that purpose. Each director so chosen shall hold office until the next annual meeting of shareholders of ONEOK or until his earlier death, resignation or removal.

WITHDRAWAL OR REMOVAL OF MANAGER; REMOVAL OF DIRECTORS

The EnLink Operating Agreement provides that if an event of withdrawal occurs, the withdrawing Manager shall give notice to the unitholders within thirty (30) days after such occurrence.

Withdrawal of the Manager from EnLink upon the occurrence of an event of withdrawal shall not constitute a breach of the EnLink Operating Agreement if the Manager gives ninety (90) days’ advance notice of such withdrawal to the EnLink unitholders. If the Manager gives a notice of withdrawal pursuant to the EnLink Operating Agreement, a unit majority may, prior to the date of such withdrawal, elect a successor Manager.

The Manager may be removed if such removal is approved by the EnLink unitholders holding at least two-thirds (66 2/3%) of the outstanding units (including units held by the Manager and its affiliates) voting as a single class.

The ONEOK Charter and ONEOK Bylaws provide that, subject to the rights of the holders of any series of preferred stock then outstanding, any director or the entire ONEOK Board may be removed from office at any time, with or without cause, by the holders of a majority of the voting power of all outstanding ONEOK Common Stock and shares of any other class of capital stock of ONEOK then entitled to vote generally in the election of directors (“Voting Shares”).

DIRECTOR NOMINATIONS BY UNITHOLDERS AND SHAREHOLDERS
Not applicable.

The ONEOK Bylaws provide that, except as may be otherwise provided in the ONEOK Charter with respect to the right of holders of preferred stock of ONEOK to nominate and elect a specified number of directors in certain circumstances, nominations of persons for election to the ONEOK Board may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors (i) by or at the direction of the ONEOK Board or a committee thereof, or (ii) by any shareholder of ONEOK (x) who is a shareholder of record on the date of the giving of the notice and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting or special meeting, (y) who complies with the notice procedures set forth in the ONEOK Bylaws and (z) with respect to qualifying nominations of a Shareholder Nominee (as defined below) pursuant to a Proxy Access Notice (as defined below) at an annual meeting of shareholders, complies with the ONEOK Bylaws.

EnLink	ONEOK

In addition, no individual nominated by a shareholder pursuant to clause (ii) above shall be eligible for election as a director unless the individual complies with the information requirements contained in the ONEOK Bylaws. Such nominations, other than those made pursuant to Section 3.18 of the ONEOK Bylaws or by or at the direction of the ONEOK Board or a committee thereof, shall be made pursuant to timely notice in writing to the secretary of ONEOK. To be timely, a shareholder’s notice must be received at the principal office of ONEOK (a) in the case of an annual meeting, not less than one hundred twenty (120) calendar days, and not more than one hundred fifty (150) calendar days, before the first anniversary of the date that ONEOK’s proxy statement was released to shareholders in connection with the previous year’s annual meeting; provided, however, that if the date of the meeting is changed by more than thirty (30) days from the first anniversary date of the previous year’s meeting, notice by a shareholder must be received no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of such date was made and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of such date was made. In no event shall the adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period for the giving of a shareholder’s notice as described above.

Proxy Access Nomination

Pursuant to the ONEOK Bylaws, if ONEOK receives a timely director nomination notice that satisfies the requirements of Section 3.03 of the ONEOK Bylaws in connection with an annual meeting of shareholders delivered by one or more shareholders who, at the time the request is delivered and through the date of such annual meeting of shareholders, satisfy the ownership and other requirements of Section 3.03 and Section 3.18 (such shareholder or shareholders, the “Eligible Shareholder”), and who at the time of providing the notice required by Section 3.03 also provides a notice (a “Proxy Access Notice”) expressly electing to have its nominee(s) in its notice pursuant to Section 3.03 (each such nominee, a “Shareholder Nominee”) included in ONEOK’s proxy statement pursuant to Section 3.18 with respect to such annual meeting of shareholders, ONEOK shall include in its proxy statement for such annual meeting of shareholders: (i) the name of such qualifying Shareholder

EnLink	ONEOK

Nominee(s) identified in such timely notice; (ii) the information concerning the Shareholder Nominee and the Eligible Shareholder that, as determined by ONEOK, is required to be disclosed in a proxy statement filed by ONEOK pursuant to the proxy rules of the SEC or other applicable law; and (iii) if the Eligible Shareholder so elects, a written statement for inclusion in ONEOK’s proxy statement for the meeting, not to exceed 500 words, in support of the candidacy of each Shareholder Nominee. For the avoidance of doubt, and any other provision of the ONEOK Bylaws notwithstanding, (i) ONEOK may in its sole discretion solicit against, and include in the proxy statement and any other proxy materials its own statements or other information relating to, any Eligible Shareholder and/or Shareholder Nominee, including any information provided to ONEOK with respect to the foregoing and (ii) ONEOK shall not be required to include a Shareholder Nominee in its proxy statement or other proxy materials for an annual meeting (nor allow any such nomination to be made or vote on such nominee to be taken) if a compliant Proxy Access Notice has not been timely received or if the requirements of the ONEOK Bylaws have not been met.

To be timely, a Proxy Access Notice must be received at the principal office of ONEOK not less than one hundred twenty (120) calendar days, and not more than one hundred fifty (150) calendar days, before the first anniversary of the date that ONEOK’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period for the giving of a Proxy Access Notice pursuant to Section 3.18 of the ONEOK Bylaws.

ONEOK shall also include in its form of proxy and ballot the name of qualifying Shareholder Nominee(s) included in ONEOK’s proxy statement pursuant to Section 3.18 of ONEOK’s Bylaws.

The maximum number of Shareholder Nominees appearing in ONEOK’s proxy statement with respect to an annual meeting of shareholders shall not exceed the Permitted Number. For purposes hereof, the “Permitted Number” shall be equal to the greater of (i) two (2) and (ii) the closest whole number that does not exceed 20% of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered pursuant to and in accordance with Section 3.18 of ONEOK’s Bylaws with respect to the applicable annual meeting of shareholders (such date, the “Final Proxy Access Nomination Date”); provided, however, that the Permitted Number shall be reduced, but not below zero, by (i) the

EnLink	ONEOK

number of Shareholder Nominees that were submitted by Eligible Shareholder(s) for inclusion in ONEOK’s proxy statement with respect to the applicable annual meeting of shareholders pursuant to Section 3.18 but either are subsequently withdrawn or that the ONEOK Board decides to nominate as nominees of the ONEOK Board or otherwise appoint to the ONEOK Board, (ii) the number of directors in office or director candidates who previously were Shareholder Nominees at either of the two prior annual meetings of shareholders (including any Shareholder Nominees the ONEOK Board decided to nominate or appoint as contemplated by clause (i) above and whom the ONEOK Board determines to nominate for election or re-election as a director in connection with such annual meeting of shareholders) and (iii) the number of directors in office or director candidates that in either case will be included in ONEOK’s proxy statement with respect to such annual meeting as an unopposed (by ONEOK) nominee pursuant to an agreement, arrangement or other understanding with a shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock, by such shareholder or group of shareholders, from ONEOK), other than any such director referred to in this clause (iii) who was elected, as a nominee of the ONEOK Board, at both of the two annual meetings of shareholders immediately preceding the applicable annual meeting, but only to the extent the Permitted Number will not be less than one after giving effect to the reduction set forth in this clause (iii).

SHAREHOLDER PROPOSALS
Not applicable.

The ONEOK Bylaws provide that at an annual meeting of the shareholders, a matter (other than nominations of directors governed by the ONEOK Bylaws) may only be considered if it is brought before the meeting: (i) pursuant to ONEOK’s notice of meeting; (ii) by or at the discretion of the ONEOK Board; or (iii) by any shareholder of ONEOK who is a shareholder of record at the time of giving the notice provided for in the ONEOK Bylaws, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in Section 2.11 of the ONEOK Bylaws.

Nothing in the ONEOK Bylaws will be deemed to affect the rights of shareholders to request inclusion of proposals in ONEOK’s proxy statement pursuant to Rule 14a-8 of the ONEOK Exchange Act.

For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of ONEOK. To be timely, a shareholder’s notice must be received at the principal office of ONEOK not less than one hundred twenty (120) calendar days, and not

EnLink	ONEOK

more than one hundred fifty (150) calendar days, before the first anniversary of the date that ONEOK’s proxy statement was released to shareholders in connection with the previous year’s annual meeting; provided, however, that if the date of the meeting is changed by more than thirty (30) days from the first anniversary date of the previous year’s meeting, notice by a shareholder must be received no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of such date was made. In no event shall the postponement or adjournment of an annual meeting, or the public disclosure of the postponement or adjournment of an annual meeting, commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder notice shall set forth as to each matter the shareholder proposes to bring before the meeting:

•   a brief description of and the reasons for proposing such matter at the meeting;

•   with respect to the shareholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made: (A) the name and address, as they appear on ONEOK’s books, of such shareholder, and the name and address of such beneficial owner, if any; (B) the class or series and number of shares of ONEOK which are owned beneficially or of record by such person and any affiliates or associates of such person; (C) the name of each nominee holder of shares of all stock of ONEOK owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of ONEOK held by each such nominee holder; (D) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of ONEOK and (E) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of ONEOK) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of ONEOK;

EnLink	ONEOK

•   a representation that the shareholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting;

•   any material interest of such shareholder of record, the beneficial owner, if any, on whose behalf the proposal is made or any affiliate or associate of any of the foregoing, in such proposal;

•   a description of all agreements, arrangements and understandings between such shareholder, the beneficial owner, if any, on whose behalf the proposal is made or any affiliate or associate of any of the foregoing, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and

•   all other information that would be required to be disclosed by such shareholder or the beneficial owner, if any, on whose behalf the proposal is made as a participant in a solicitation of proxies for the election of directors in a contested election, or would be otherwise required to be disclosed in connection with such solicitation, in each case pursuant to Regulation 14A under the Exchange Act.

The foregoing information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose all such information as of the record date.

Notwithstanding anything in the ONEOK Bylaws to the contrary, no business shall be proper at a meeting unless brought before it in accordance with the procedures set forth above. Further, a shareholder shall also comply with all applicable requirements of the Exchange Act, as amended, and the rules and regulations thereunder with respect to the matters set forth in the ONEOK Bylaws.

Each of the ONEOK Board, the chairman of the ONEOK Board or the presiding officer of the meeting shall have the power to determine whether business proposed to be brought before a meeting was properly brought or proposed in accordance with the ONEOK Bylaws. The chairman of the ONEOK Board or the individual designated as presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures proscribed herein, and, if the chairman of the ONEOK Board or the presiding officer of the meeting should so determine, then any such business shall not be transacted.

EnLink	ONEOK

Notwithstanding anything provided in the ONEOK Bylaws to the contrary, the procedures for submission of shareholder proposals have not expanded, altered or affected in any manner whatever, the rights or limitations that may exist regarding the ability of a shareholder of ONEOK to submit a proposal for consideration by shareholders of ONEOK under Oklahoma or federal law.

UNITHOLDER AND SHAREHOLDER ACTION BY WRITTEN CONSENT

Pursuant to the EnLink Operating Agreement, if authorized by the Manager, any action that may be taken at a meeting of the unitholders may be taken without a meeting if consents in writing setting forth the action so taken are signed by holders of the number of EnLink Units necessary to authorize or take that action at a meeting.

Prompt notice of the taking of action without a meeting shall be given to the unitholders who have not approved in writing. The Manager may specify that any written ballot submitted to the unitholders for the purpose of taking any action without a meeting shall be returned to EnLink within the time period, which shall be not less than twenty (20) days, specified by the Manager. If a ballot returned to EnLink does not vote all of the units held by the unitholders, EnLink shall be deemed to have failed to receive a ballot for the membership interests that were not voted. If approval of the taking of any action by the unitholders is solicited by any person other than by or on behalf of the Manager, the written approvals shall have no force and effect unless and until (i) they are deposited with EnLink in care of the Manager and (ii) an opinion of counsel is delivered to the Manager to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (A) will not cause the unitholders to be deemed to be taking part in the management and control of the business and affairs of EnLink so as to jeopardize the unitholders’ limited liability, and (B) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of EnLink and the members.

The OGCA provides that, unless otherwise provided for in a company’s certificate of incorporation, any action required by the provisions of the OGCA to be taken at any annual or special meeting of shareholders of a corporation or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted and delivered to the appropriate address.

The ONEOK Charter provides that, unless otherwise specifically provided in the ONEOK Charter (including any certificate of designation with respect to any class or series of preferred stock), any action required or permitted to be taken by the shareholders of ONEOK must be effected by a vote of the shareholders at a duly called annual meeting or special meeting called for that purpose and may not be effected by any consent in writing of such shareholders.

AMENDMENT OF GOVERNING DOCUMENTS

Operating Agreement

General.    Amendments to the EnLink Operating Agreement may be proposed only by the Manager. In order to adopt a proposed amendment, other than those amendments discussed below that do not require unitholder approval, the Manager must seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the EnLink unitholders to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by at least a majority of outstanding EnLink Units.

Certificate of Incorporation

Under Section 1077 of the OGCA, a company’s certificate of incorporation may be amended upon a resolution of the board of directors and, subject to certain exceptions, approved by:

•   the holders of a majority of the outstanding stock entitled to vote; and

•   a majority of the outstanding stock of each class entitled to a class vote.

EnLink	ONEOK

Prohibited Amendments.    No amendment may be made that would:

•   enlarge the obligations of (including requiring any holder of a class or membership interests to make additional capital contributions to EnLink) any unitholder without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to the EnLink Operating Agreement; or

•   enlarge the obligations of, restrict, change, or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to the Manager or any of its affiliates without its consent, which consent may be given or withheld in its sole option.

•   The provision of the EnLink Operating Agreement providing for the requirements to amend such agreement may not be amended without the approval of the holders of at least ninety percent (90%) of the percentage interests of all unitholders voting together as a single class.

No EnLink Unitholder Approval.    The Manager may generally make amendments to the EnLink Operating Agreement without the approval of any member to reflect:

•   a change in EnLink’s name, the location of EnLink’s principal place of business, EnLink’s registered agent or EnLink’s registered office;

The ONEOK Charter provides that, in regard to the Article Seventh of the ONEOK Charter, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding Voting Shares shall be required to amend, repeal, or adopt any provision inconsistent with paragraphs 2, 3, 6, 11, 13 or 14 of the ONEOK Charter.

The affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding Voting Shares of ONEOK, voting together as a single class, shall be required in order to amend, repeal or adopt any provision inconsistent with Article Tenth or Article Eleventh of the ONEOK Charter.

Further, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding equity securities of ONEOK, voting as a class, shall be required in order to amend Article Twelfth of the ONEOK Charter.

Bylaws

The ONEOK Charter provides that the ONEOK Bylaws or any bylaw may be adopted, amended or repealed only by the affirmative vote of not less than a majority of the directors then in office at any regular or special meeting, or by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding Voting Shares, voting as a single class, at any annual meeting or any special meeting called for that purpose.

•   the admission, substitution, withdrawal, or removal of members in accordance with the EnLink Operating Agreement;

•   a change that the Manager determines to be necessary or appropriate for EnLink to qualify or to continue EnLink’s qualification as a limited liability company or other entity in which the unitholders have limited liability under the laws of any state;

•   a change that the Manager determines (i) does not adversely affect the unitholders (including any particular class of membership interests as compared to other classes of membership interests) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the DLLCA) or (B) facilitate the trading of the EnLink Units (including the division of any class or classes of outstanding units into different classes

EnLink	ONEOK

    to facilitate uniformity of tax consequences within such classes of EnLink Units) or comply with any rule, regulation, guideline, or requirement of any national securities exchange on which the EnLink Units are or will be listed or admitted to trading, (iii) to be necessary or appropriate in connection with action taken by the Manager pursuant to the EnLink Operating Agreement or (iv) is required to effect the intent expressed in the registration statement or the intent of the provisions of the EnLink Operating Agreement or is otherwise contemplated by the EnLink Operating Agreement;

•   a change in the fiscal year or taxable period of EnLink and any other changes that the Manager determines to be necessary or appropriate as a result of a change in the fiscal year or taxable period of EnLink including, if the Manager shall so determine, a change in the definition of “Quarter” and the dates on which distributions are to be made by EnLink;

•   an amendment that is necessary, in the opinion of EnLink’s counsel, to prevent EnLink or the Manager or its directors, officers, agents, or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

•   an amendment that in the discretion of the Manager is necessary or appropriate in connection with the creation, authorization or issuance of any class or series of membership interests and derivative instruments, pursuant to the EnLink Operating Agreement;

•   any amendment expressly permitted in the EnLink Operating Agreement to be made by the Manager acting alone;

•   an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the EnLink Operating Agreement;

•   any amendment that, in the discretion of the Manager, is necessary or appropriate for the formation by EnLink of, or EnLink’s investment in, any corporation, partnership or other entity, as otherwise permitted by the EnLink Operating Agreement;

EnLink	ONEOK

•   a merger, conveyance or conversion pursuant to the EnLink Operating Agreement; or

•   any other amendments substantially similar to any of the matters described in the clauses above.

In addition, the Manager may make amendments to the EnLink Operating Agreement without the approval of any unitholder if those amendments, in the discretion of the Manager:

•   do not adversely affect the unitholders of EnLink (including any particular class of membership interests as compared to other classes of membership interests) in any material respect;

•   are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the DLLCA);

•   are necessary or advisable to facilitate the trading of the EnLink Units (including the division of any class or classes of outstanding units into different classes to facilitate uniformity of tax consequences within such classes of EnLink Units) or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the EnLink Units are or will be listed or admitted to trading; or

•   are required to effect the intent expressed in the registration statement or the intent of the provisions of the EnLink Operating Agreement.

Opinion of Counsel and EnLink Member Approval.    Except for the amendments described above under “Amendments to be Adopted Solely by the Managing Member,” which amendments do not require member approval, no other amendments to the EnLink Operating Agreement will become effective without the approval of holders of at least 90% of the outstanding EnLink Units unless EnLink obtains an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of EnLink’s members.

Any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action other than to remove the Manager or call a meeting of the unitholders must be approved by the affirmative vote of members whose aggregate outstanding common units constitute not less than the voting requirement sought

EnLink	ONEOK

to be reduced. Any amendment that would increase the percentage of common units required to remove the Manager or call a meeting of the unitholders must be approved by the affirmative vote of members whose aggregate outstanding EnLink Units constitute not less than the percentage sought to be increased.

INDEMNIFICATION

Under the EnLink Operating Agreement, in most circumstances, EnLink will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•   the Manager;

•   any departing Manager;

•   any person who is or was an affiliate of the Manager or any departing Manager;

•   any person who is or was a manager, managing member, general partner, officer, director, employee, agent, fiduciary or trustee of any EnLink Midstream Group member, a Manager or any departing Manager;

•   any person who is or was serving at the request of a Manager or any departing Manager or any affiliate of a Manager or any departing Manager as an officer, director, employee, manager, managing member, general partner, fiduciary, agent or trustee of another person; or

•   any person designated by Manager because of such person’s status in relation to EnLink or any EnLink subsidiary.

EnLink must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the indemnitees acted in bad faith, or, in the case of a criminal matter, acted with knowledge that the indemnitee’s conduct was unlawful. Any determination, other action, or failure to act by the indemnitee will be considered to be in bad faith only if the indemnitee subjectively believed such determination, other action, or failure was adverse to the interest of EnLink.

Any indemnification under these provisions will only be out of EnLink’s assets. Unless it otherwise agrees in its sole discretion, the Manager will not be personally liable for, or have any obligation to contribute or loan any monies or property to EnLink to enable EnLink to effectuate indemnification. EnLink may purchase insurance against liabilities asserted against and expenses incurred by persons in connection with EnLink’s activities, regardless of whether EnLink would have the power to indemnify the person against liabilities under the EnLink Operating Agreement.

The ONEOK Bylaws provide that ONEOK shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of ONEOK) by reason of the fact that the person is or was a director, officer, employee, or agent of ONEOK, or is or was serving at the request of ONEOK as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise or as a member of any committee or similar body, against expenses (including attorneys’ fees and expenses), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of ONEOK, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, investigation or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of ONEOK, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that the person’s conduct was unlawful.

ONEOK shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of ONEOK to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of ONEOK, or is or was serving at the request of ONEOK as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise against expenses (including attorneys’ fees and expenses) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith in a manner the person reasonably believed to be in or not opposed to the best interests of ONEOK, except that no indemnification shall be made in respect of any

EnLink	ONEOK

claim, issue, or matter as to which such person shall have been adjudged to be liable to ONEOK unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Notwithstanding other provisions of Article VIII of the ONEOK Bylaws, to the extent that a present or former director, officer, employee, or agent of ONEOK has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 8.01 and 8.02 of the ONEOK Bylaws, or in defense of any claim, issue, or matter therein, the person shall be indemnified against expenses (including attorneys’ fees and expenses) actually and reasonably incurred by such person in connection therewith.

Any indemnification under Sections 8.01 or 8.02 (unless ordered by a court) shall be made by ONEOK only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee, or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 8.01 and 8.02. Such determination shall be made (i) by the ONEOK Board by a majority vote of the directors who were not parties to such action, suit, or proceeding, even though less than a quorum; (ii) by a committee of directors designated by a majority vote of directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the shareholders.

Expenses (including attorneys’ fees and expenses) incurred by an officer or director in defending a civil or criminal action, suit, or proceeding shall be paid by ONEOK in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by ONEOK as authorized in Article VIII of the ONEOK Bylaws. Such expenses (including attorneys’ fees and expenses) incurred by former directors or officers or other employees and agents may be so paid under such terms and conditions, if any, as the ONEOK Board may deem appropriate.

EnLink	ONEOK

The indemnification and advancement of expenses provided by, or granted pursuant to, Article VIII of the ONEOK Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to such person’s official capacity and as to action in another capacity while holding such office, it being the policy of ONEOK that indemnification of the persons specified in Sections 8.01 and 8.02 of the ONEOK Bylaws shall be made to the fullest extent permitted by law. The provisions of Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 8.01 or Section 8.02 but whom ONEOK has the power or obligation to indemnify under the provisions of ONEOK Bylaws, or otherwise.

Upon resolution passed by the ONEOK Board, ONEOK may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of ONEOK, or is or was serving at the request of ONEOK as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise or as a member of any committee or similar body, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not ONEOK would have the power to indemnify the person against such liability under the provisions of Article VIII of the ONEOK Bylaws.

The indemnification and advancement of expenses provided by, or granted pursuant to, Article VIII of the ONEOK Bylaws shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

In furtherance and not in limitation of the foregoing provisions of Article VIII of the ONEOK Bylaws, ONEOK shall indemnify the persons referred to hereinabove to the fullest extent permitted by the OGCA, as the same may be amended from time to time.

LIMITATION OF LIABILITY OF DIRECTORS

To the fullest extent permitted by law, a director, acting as such, shall have no duty, responsibility or liability to the Sole Member with respect to any action by the EnLink Board approved by the Sole Member.

The OGCA provides that a corporation may limit or eliminate a director’s personal liability for monetary damages to the corporation or its shareholders for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director’s duty of loyalty to such corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) willful or negligent

EnLink	ONEOK

violation of provisions of Oklahoma law governing payment of dividends and stock purchases or redemptions; or (iv) any transaction from which the director derived an improper personal benefit.

The ONEOK Charter provides that no director shall be personally liable to ONEOK or its shareholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director’s duty of loyalty to ONEOK or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 1053 of the OGCA, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph 13 shall not adversely affect any right to protection of a director of ONEOK existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

CERTAIN BUSINESS COMBINATIONS

A merger, consolidation, or conversion of EnLink requires the prior consent of the Manager. However, the Manager will have no duty or obligation to consent to any merger, consolidation, or conversion and may decline to do so in its sole discretion.

The EnLink Operating Agreement generally prohibits the Manager, without the prior approval of the holders of a majority of the outstanding EnLink Units, from causing EnLink to, among other things, sell, exchange or otherwise dispose of all or substantially all of EnLink’s assets in a single transaction or a series of related transactions. The Manager may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of EnLink’s assets without that approval. The Manager may also sell all or substantially all of EnLink’s assets under a foreclosure or other realization upon those encumbrances without such approval. Finally, the Manager may consummate any merger without the prior approval of EnLink’s members if (i) EnLink is the surviving entity in the transaction, (ii) the Manager has received an opinion of counsel regarding limited liability matters, (iii) the transaction would not result in an amendment to the EnLink Operating Agreement (other than an amendment that the Manager could adopt without the consent of EnLink’s members), (iv) each of the EnLink Units would be an identical unit of EnLink following the transaction, and (v) the membership securities to be issued in the transaction do not exceed 20% of the outstanding membership interests immediately prior to the transaction.

If the conditions specified in the EnLink Operating Agreement are satisfied, the Manager may convert EnLink or any of its subsidiaries into a new limited liability entity or merge EnLink or any of its subsidiaries into, or convey all of EnLink’s assets to, a newly formed

In general, Section 1090.3 of the OGCA, subject to certain exceptions set forth therein, prohibits a Business Combination (as defined below) between a corporation and an interested shareholder within three (3) years of the time such shareholder became an Interested Shareholder (as defined below), unless (i) prior to such time, the board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an Interested Shareholder, (ii) upon consummation of the transaction that resulted in the shareholder becoming an Interested Shareholder, the Interested Shareholder owned at least eighty-five percent (85%) of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (iii) at or subsequent to such time, the Business Combination is approved by the board of directors and authorized by the affirmative vote at a shareholders’ meeting of at least two-thirds (66 2/3%) of the outstanding voting stock of the corporation which is not owned by the interested shareholder.

Section 1090.3 defines a “Business Combination” as a merger, sale or lease of assets, issuance of securities, or other similar transaction. Section 1090.3 defines an “Interested Shareholder” as a person who owns, or is an affiliate or associate of the corporation and within three years prior did own, fifteen percent (15%) or more of such corporation’s outstanding voting stock, and the affiliates and associates of such person.

The ONEOK Charter provides that a Business Combination with or upon a proposal by a Related Person (as defined below) shall require, in addition to such approvals as are required by law, the approval of the business combination by either (a) a majority vote of all of the independent directors or (b) the holders of

EnLink	ONEOK

entity that has no assets, liabilities, or operations, if (i) the sole purpose of that conversion, merger, or conveyance is to effect a mere change in EnLink’s legal form into another limited liability entity, (ii) EnLink has received an opinion of counsel regarding limited liability matters, and (iii) the Manager determines that the governing instruments of the new entity provide the non-managing members and the Manager with substantially the same rights and obligations as contained in the EnLink Operating Agreement. Holders of EnLink Units will not be entitled to dissenters’ rights of appraisal under the EnLink Operating Agreement or applicable Delaware law in the event of a conversion, merger, or consolidation, a sale of substantially all of EnLink’s assets or any other similar transaction or event.

at least two-thirds (66 2/3%) of the shares otherwise entitled to vote as a single class with the ONEOK Common Stock to approve such Business Combination (the “Applicable Shares”), excluding any shares owned by such Related Person; provided, however, that the provisions of Article Tenth of the ONEOK Charter shall not apply to any Related Person who becomes an Related Person pursuant to a single transaction in which such Related Person acquires eighty-five (85%) of the Applicable Shares then outstanding in a single transaction; provided, further, that for the purpose of the immediately preceding proviso, Applicable Shares owned by (i) persons who are directors and also officers of ONEOK and (ii) employee stock plans, shall be excluded.

The ONEOK Charter defines a “Related Person” as any person (other than ONEOK, a subsidiary of ONEOK or any profit sharing, employee stock ownership or other employee benefit plan of ONEOK or a subsidiary of ONEOK or any trustee of or fiduciary with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than ten percent (10%) of the outstanding Voting Shares of ONEOK and any affiliate or associate of any such person.

FORUM SELECTION

Under the EnLink Operating Agreement, the Delaware Court of Chancery (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction) shall be the sole and exclusive forum for the resolution of all claims or complaints arising under or in connection with the EnLink Operating Agreement.

The ONEOK Charter provides that whenever compromise or arrangement is proposed between ONEOK and its creditors or any class of them and/or between ONEOK and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma may, on the application in a summary way of ONEOK or of any creditor or shareholder thereof, or on the application of any receiver or receivers appointed for ONEOK under the provisions of Section 1106 of the OGCA, or on the application of trustees in dissolution or of any receiver or receivers appointed for ONEOK under the provisions of Section 1100 of the OGCA, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of ONEOK, as the case may be, to be summoned in such manner as the said court directs. If holders of liabilities representing three-fourths (3/4) in value of the creditors or class of creditors and/or if holders of shares representing three-fourths (3/4) of the shares held by such shareholders or class of shareholders of ONEOK, as the case may be, agree to any compromise or arrangement and to any reorganization of ONEOK as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of ONEOK, as the case may be, and also on ONEOK.

EnLink	ONEOK

This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act, the Securities Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

APPRAISAL RIGHTS AND DISSENTERS’ RIGHTS

Unitholders are not entitled to appraisal rights under the EnLink Operating Agreement or applicable Delaware law in the event of a merger or consolidation, a sale of substantially all of EnLink’s assets or any other transaction or event.

Under Section 1091 of the OGCA, ONEOK shareholders are not entitled to appraisal or dissenters’ rights in connection with the Mergers. Please see the section entitled “The Mergers — No Appraisal Rights.”

BUSINESS OPPORTUNITIES
Under the EnLink Operating Agreement and subject to its other terms, the members and the indemnities shall have no obligation to present business opportunities to the EnLink.	The ONEOK Charter and the ONEOK Bylaws are silent on business opportunities.

CERTAIN BENEFICIAL OWNERS OF ENLINK UNITS

The following table sets forth information known to EnLink regarding the beneficial ownership of EnLink Units as of the Record Date:

•        each person who is the beneficial owner of more than 5% of the outstanding EnLink Units;

•        each of EnLink’s current named executive officers and directors; and

•        all officers and directors of Manager, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including securities that such he, she or it has the right to acquire within 60 days, including options exercisable within 60 days. Restricted incentive units that do not vest within 60 days of December 23, 2024 are not included in the beneficial ownership percentage. Performance units that are still subject to performance-vesting conditions or that are already performance-vested but do not time-vest within 60 days of December 23, 2024 are not included in the beneficial ownership percentage. Except as described in the footnotes below and subject to applicable community property laws and similar laws, EnLink believes that each person listed above has sole voting and investment power with respect to such shares.

The beneficial ownership of EnLink Units is based on 457,079,545 EnLink Units issued and outstanding as of December 23, 2024, the Record Date.

Unless otherwise indicated, EnLink believes that all persons named in the tables below have sole voting and investment power with respect to all EnLink Units beneficially owned by them.

5% Unitholders	Common Units Beneficially Owned	Percent of Common Units
ONEOK, Inc.(1)	200,340,753	43.8%
ALPS Advisors, Inc.(2)	41,475,283	9.1%
Invesco Ltd.(3)	23,570,976	5.2%

____________

(1)      Based solely on the Schedule 13D/A filed with the SEC on November 26, 2024 by ONEOK. Such filing indicates that ONEOK has sole voting and dispositive power with respect to 200,340,753 EnLink Units. The address of ONEOK is 100 West Fifth Street, Tulsa, Oklahoma 74103.

(2)      As reported on Schedule 13G/A filed with the SEC on February 5, 2024 by ALPS Advisors, Inc. (“AAI”) and Alerian MLP ETF each with an address of 1290 Broadway, Suite 1000, Denver, Colorado 80203. The Schedule 13G/A reports that AAI, an investment adviser registered under the Investment Advisers Act of 1940, as amended, furnishes investment advice to investment companies registered under the Investment Company Act of 1940, as amended (collectively referred to as the “Funds”). In its role as investment advisor, AAI has voting and/or investment power over the EnLink Units that are owned by the Funds, and may be deemed to be the beneficial owner of such EnLink Units held by the Funds. Alerian MLP ETF is an investment company registered under the Investment Company Act of 1940 and is one of the Funds to which AAI provides investment advice. Alerian MLP ETF has shared voting and investment power over 41,475,283 EnLink Units. The EnLink Units reported herein are owned by the Funds and AAI disclaims beneficial ownership of such EnLink Units.

(3)      Based solely on the Schedule 13G/A filed with the SEC on February 9, 2024 by Invesco Ltd. (“Invesco”). Such filing indicates that Invesco has sole voting and dispositive power with respect to 23,570,976 EnLink Units. The address of Invesco is 1555 Peachtree Street NE, Suite 1800, Atlanta, Georgia 30309.

Executive Officers and Directors(1)	Common Units Beneficially Owned		Percent of Common Units
Jesse Arenivas	700,160		*
Benjamin D. Lamb	527,465		*
Walter Pinto	288,041		*
Dilanka Seimon	76,741		*
Leldon E. Echols	182,305		*
Adam S. Forman	35,570		*
Deborah G. Adams	92,280		*
Tiffany Thom Cepak	35,556	(2)	*
Walter S. Hulse III	—		*
Pierce Norton	—		*
Lyndon Taylor	—		*
All directors and executive officers as a group	1,949,693		*

____________

*        Less than 1%.

(1)      Unless otherwise noted, the address of each beneficial owner listed in the table is 1722 Routh Street, Suite 1300, Dallas, Texas 75201.

(2)      Includes the EnLink Units underlying Ms. Cepak’s EnLink RIU Awards that she deferred under the Director Deferred Compensation Plan (all of which are vested or will become vested within 60 days of December 23, 2024) because the GIP Interest Acquisition was a “change in control” thereunder and therefore, pursuant to the terms of the Director Deferred Compensation Plan, Ms. Cepak could trigger delivery of such EnLink Units within 60 days by resigning.

VALIDITY OF COMMON STOCK

The validity of the shares of ONEOK Common Stock offered hereby will be passed upon for ONEOK by GableGotwals, Tulsa, Oklahoma.

EXPERTS

ONEOK

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in “Management’s Report on Internal Control over Financial Reporting”) incorporated in this proxy statement/prospectus by reference to ONEOK, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Magellan because it was acquired by ONEOK in a purchase business combination during 2023) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EnLink

The consolidated financial statements of EnLink Midstream, LLC and subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Magellan Midstream Partners, L.P.

The consolidated financial statements of Magellan Midstream Partners, L.P.’s appearing in Magellan Midstream Partners, L.P.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Magellan Midstream Partners, L.P.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

HOUSEHOLDING OF PROXY MATERIALS

Each registered EnLink unitholder (meaning you own units in your own name on the books of EnLink’s transfer agent, Equiniti Trust Company, LLC) will receive one copy of this proxy statement/prospectus per account, regardless of whether you have the same address as another shareholder of record. SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, commonly called “householding,” provides cost savings for companies. If you hold shares through a broker, some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

EnLink will promptly deliver, upon oral or written request, a separate copy of this proxy statement/prospectus to any EnLink unitholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Brian Brungardt, Director of Investor Relations, at EnLink’s principal executive offices, 1722 Routh St., Suite 1300, Dallas, Texas 75201, or contact EnLink Investor Relations by telephone at (214) 721-9353 or by email at brian.brungardt@enlink.com.

WHERE YOU CAN FIND MORE INFORMATION

ONEOK and EnLink file annual, quarterly and current reports, proxy statements (as applicable) and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including both ONEOK and EnLink, which you can access at www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement/prospectus.

ONEOK has filed with the SEC a registration statement on Form S-4 of which this proxy statement/prospectus forms a part. The registration statement registers the shares of ONEOK Common Stock to be issued to EnLink unitholders in connection with the Mergers. The registration statement, including the attached exhibits and annexes, contains additional relevant information about ONEOK and EnLink, respectively. The rules and regulations of the SEC allow ONEOK and EnLink to omit certain information included in the registration statement from this proxy statement/prospectus.

In addition, the SEC allows ONEOK and EnLink to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information included directly in this proxy statement/prospectus or incorporated by reference subsequent to the date of this proxy statement/prospectus as described below.

This proxy statement/prospectus incorporates by reference the documents listed below that ONEOK and EnLink have previously filed with the SEC. They contain important information about the companies and their financial condition.

ONEOK SEC Filings

•        Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•        Magellan’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•        The portions of the Revised Definitive Proxy Statement on Schedule 14A for the 2024 annual meeting of shareholders that are specifically incorporated by reference into ONEOK’s Annual Report on Form 10-K for the year ended December 31, 2023;

•        Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024;

•        Current Reports on Form 8-K filed on February 22, 2024, March 1, 2024, April 19, 2024, May 10, 2024, May 14, 2024, May 24, 2024, July 18, 2024, July 19, 2024, August 30, 2024, September 16, 2024, September 24, 2024, October 15, 2024, October 17, 2024, October 31, 2024, November 22, 2024 and November 25, 2024 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

•        The description of the ONEOK securities set forth in Exhibit 4.66 of ONEOK’s Annual Report on Form 10-K, filed February 27, 2024, including any amendment or report filed for the purposes of updating such description.

EnLink SEC Filings

•        Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•        Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024;

•        Current Reports on Form 8-K filed on January 16, 2024, May 16, 2024, August 15, 2024, August 29, 2024, September 16, 2024, October 15, 2024, November 25, 2024 and December 26, 2024 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

•        The description of the EnLink securities contained in Exhibit 4.14 to EnLink’s Annual Report on Form 10-K filed on February 21, 2024, and any other amendment or report filed for the purposes of updating such description.

To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.

In addition, ONEOK and EnLink incorporate by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the date of the EnLink Special Meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this proxy statement/prospectus, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

Statements contained in this proxy statement/prospectus regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to the full text of that contract or other document filed as an exhibit with the SEC.

You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above, or from ONEOK or EnLink, as applicable, by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

ONEOK Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

(918) 588-7000

EnLink Midstream, LLC

1722 Routh Street, Suite 1300

Dallas, Texas 75201

(918) 574-7000

To obtain timely delivery of these documents before the EnLink Special Meeting, EnLink unitholders must request the information no later than January 23, 2025 (which is five business days before the date of the EnLink Special Meeting).

You may also obtain certain of these documents at ONEOK’s website, www.oneok.com, and at EnLink’s website, www.enlink.com. Except as expressly provided herein, none of the information contained on or accessible through the websites of ONEOK or EnLink is incorporated by reference into this document.

This document is a prospectus of ONEOK and is a proxy statement of EnLink for the EnLink Special Meeting. Neither ONEOK nor EnLink has authorized anyone to give any information or make any representation about the Mergers or ONEOK or EnLink that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that ONEOK or EnLink has incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

DATED AS OF NOVEMBER 24, 2024

BY AND AMONG

ONEOK, INC.

Elk Merger Sub I, L.L.C.,

Elk Merger Sub II, L.L.C.,

ENLINK MIDSTREAM, LLC,

AND

ENLINK MIDSTREAM MANAGER, LLC

Annex A-i

Annex A-ii

Annex A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of November 24, 2024 (this “Agreement”), is by and among ONEOK, Inc., an Oklahoma corporation (“Parent”), Elk Merger Sub I, L.L.C., a Delaware limited liability company and a direct, wholly-owned Subsidiary of Parent (“Merger Sub I”), Elk Merger Sub II, L.L.C., a Delaware limited liability company and a direct, wholly-owned Subsidiary of Parent (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), EnLink Midstream, LLC, a Delaware limited liability company (the “Company”), and EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of the Company (the “Manager”). Certain capitalized terms used in this Agreement are defined in Article I.

W I T N E S S E T H:

WHEREAS, the Conflicts Committee (the “Manager Conflicts Committee”) of the Board of Directors of the Manager (the “Manager Board”) has (i) determined that the Mergers are in the best interests of the Company and the Company Unaffiliated Unitholders, (ii) approved, and recommended that the Manager Board approve, this Agreement, the Support Agreement, the execution, delivery and performance of this Agreement and the Support Agreement and the transactions contemplated by this Agreement and the Support Agreement, and recommended that the Manager Board submit this Agreement and the Mergers to a vote of the Company Unitholders, and (iii) resolved, and recommended that the Manager Board resolve, to recommend approval of this Agreement and the Mergers by the Company Unitholders;

WHEREAS, the Manager Board (acting based upon the recommendation of the Manager Conflicts Committee) has (i) determined that the Mergers are in the best interests of the Company and the Company Unitholders, (ii) approved this Agreement and the Support Agreement, the execution, delivery and performance of this Agreement and the Support Agreement and the transactions contemplated by this Agreement and the Support Agreement and (iii) directed that this Agreement and the Mergers be submitted to a vote of the Company Unitholders and resolved to recommend approval of this Agreement and the Mergers by the Company Unitholders;

WHEREAS, Parent, as the sole member of Manager, has approved this Agreement and the transactions contemplated hereby, in accordance with the Manager LLC Agreement;

WHEREAS, the Board of Directors of Parent (the “Parent Board”) has (i) determined that the Mergers are in the best interests of Parent and the Parent Stockholders, and declared it advisable to enter into this Agreement, and (ii) approved the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement, including the issuance of Parent Shares pursuant to the Mergers (the “Parent Stock Issuance”);

WHEREAS, for U.S. federal income tax purposes, it is intended that (i) the Mergers, taken together, shall be treated as a single integrated transaction and shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder (the “Intended Tax Treatment”), and (ii) this Agreement constitutes and shall be adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a); and

WHEREAS, the Company has required, as a condition to its willingness to enter into this Agreement, that Parent simultaneously herewith enter into a Support Agreement, dated as of the date hereof (as may be amended, the “Support Agreement”), pursuant to which, among other things, Parent agreed to vote its Common Units in favor of this Agreement, the Mergers, and the other transactions contemplated hereby on the terms and subject to the conditions provided for in the Support Agreement.

Annex A-1

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the parties agree as follows:

Article I

DEFINED TERMS; CONSTRUCTION

Section 1.1  Definitions. As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or other ownership interests, by contract or otherwise; provided, however, that, except where otherwise expressly provided, for the purposes of this Agreement, none of the Manager, the Company and their Subsidiaries, on the one hand, and Parent and all of its other Subsidiaries (including Merger Sub I and Merger Sub II), on the other hand, shall be considered to be Affiliates with respect to each other.

“Antitrust Laws” means the Sherman Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, the Federal Trade Commission Act, as amended, in each case including the rules and regulations promulgated thereunder, and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

“Average Closing Price” means, as of any date, the average of the closing sale prices of a Parent Share as reported on the NYSE for the ten (10) consecutive full trading days (in which such Parent Shares are traded on the NYSE) ending at the close of trading on the full trading day immediately preceding such date.

“Budgets” means the fiscal 2024 and 2025 budgets and capital expenditure plans of the Company, which have been made available to Parent.

“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in Oklahoma City or New York City are authorized or required by applicable Law to be closed.

“Common Unit” has the meaning set forth in the Company Operating Agreement.

“Company Equity Awards” means the Company RIU Awards and the Company PU Awards.

“Company LTIP” means collectively the Company 2014 Long-Term Incentive Plan, as amended and restated, and, with respect to a particular Company Equity Award, the applicable award agreement granted thereunder.

“Company Operating Agreement” means the Second Amended and Restated Operating Agreement of the Company, dated as of January 25, 2019, as amended or supplemented from time to time.

“Company PU Awards” means an award of performance units in respect of Common Units.

“Company PU DCF Tranche” means a Company PU Tranche that vests based on performance metrics tied to the cash flow of the Company.

“Company PU Performance Assumption” means, (i) with respect to a Company PU TSR Tranche and Company PU DCF Tranche for which the performance period has closed prior to the Closing Date, actual achievement of the performance criteria set forth in the applicable award agreement attained through the end of the performance period, as previously certified by the Manager Board or a committee thereof or, if not yet certified, as determined by the Manager Board in good faith in the ordinary course of business consistent with past practice, (ii) with respect to a Company PU TSR Tranche and a Company PU DCF Tranche for which the performance period has commenced but not closed as of the Closing Date, the “target” level of performance, and (iii) with respect to a Company PU TSR Tranche and Company PU DCF Tranche for which the performance period has not yet commenced as of the Closing Date, the “target” level of performance.

Annex A-2

“Company PU TSR Tranche” means a Company PU Tranche that vests based on performance metrics tied to the relative total shareholder return of the Company.

“Company RIU Awards” means an award of restrictive incentive units in respect of Common Units.

“Company Unaffiliated Unitholders” means holders of Common Units other than Parent, the Manager and their respective Affiliates.

“Company Unitholder” means a holder of Common Units.

“Company Unitholder Approval” means the approval of this Agreement and the Mergers at the Company Unitholder Meeting or any adjournment or postponement thereof by the vote of a Unit Majority.

“DLLCA” means the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time.

“Emergency” means any sudden, unexpected or abnormal event which causes, or imminently risks causing, physical damage to or the endangerment of the safety or operational condition of any property, endangerment of health or safety of any Person, or death or injury to any Person, or damage to the environment, in each case, whether caused by war (whether declared or undeclared), acts of terrorism, weather events, epidemics, outages, explosions, regulatory requirements, blockades, insurrections, riots, landslides, earthquakes, storms, hurricanes, lightning, floods, extreme cold or freezing, extreme heat, washouts, force majeure declared by a third party, acts of Governmental Authorities, including, but not limited to, confiscation or seizure, or otherwise.

“EnLink Midstream Interim Period Restricted Actions” means the EnLink Midstream Interim Period Restricted Actions, dated as of October 15, 2024, as may be amended or supplemented, or as any actions thereunder may be waived or approved by the applicable Representative of Parent, from time to time.

“Environmental Laws” means any Law relating to (i) pollution, the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource or environmental media) or workplace health or occupational safety, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as in effect at or prior to the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Existing Company Indebtedness” means indebtedness and related obligations pursuant to (i) that certain Amended and Restated Revolving Credit Agreement, dated as of June 3, 2022 (as amended, restated or otherwise modified from time to time) by and among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer and (ii) that certain Receivables Financing Agreement, dated as of October 21, 2020 (as amended, restated or otherwise modified from time to time) by and among EnLink Midstream Funding, LLC, the lenders from time to time party thereto, PNC Bank, National Association, as administrative agent, EnLink Midstream Operating, LP, as initial servicer and PNC Capital Markets LLC, as structuring agent.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any government, court, arbitrator or arbitral body (public or private), regulatory or administrative agency, commission or authority or other governmental instrumentality, whether federal, state or local, domestic, foreign or multinational.

Annex A-3

“Hazardous Substance” means (i) any substance, material or waste that is listed, defined, designated or classified as hazardous, toxic, radioactive, dangerous or a “pollutant” or “contaminant” or words of similar meaning under any applicable Environmental Law or are otherwise regulated by, or which may give rise to liability or standards of conduct pursuant to, any Governmental Authority and (ii) petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde, foam insulation, per- and polyfluoroalkyl substance, lead, toxic mold or polychlorinated biphenyls.

“Indemnified Person” means any person who is now, or has been or becomes at any time prior to the Effective Time, an officer, director or employee of the Company or any of its Subsidiaries or the Manager and also with respect to any such person, in their capacity as a director, officer, employee, member, trustee or fiduciary of another corporation, foundation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (whether or not such other entity or enterprise is affiliated with the Company) serving at the request of or on behalf of the Company or the Manager or any of their respective Subsidiaries and together with such person’s heirs, executors or administrators.

“knowledge” means the actual knowledge of (i) those persons set forth on Section 1.1 of the Parent Disclosure Schedules with respect to Parent, Merger Sub I and Merger Sub II and (ii) those persons set forth on Section 1.1(a) of the Company Disclosure Schedule with respect to the Manager and the Company.

“Manager LLC Agreement” means that certain Third Amended and Restated Limited Liability Company Agreement of EnLink Midstream Manager, LLC, dated as of October 15, 2024, as amended or supplemented from time to time.

“Managing Member Interest” has the meaning set forth in the Company Operating Agreement.

“Material Adverse Effect” means, when used with respect to a Person, any change, condition, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole; provided, however, that any adverse changes, conditions, effects, events or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a Material Adverse Effect: (i) changes, conditions, effects, events or occurrences generally affecting the United States or global economy, the financial, credit, debt, securities or other capital markets or political, legislative or regulatory conditions or changes in the industries in which such Person operates; (ii) the announcement (in accordance with the terms of this Agreement) or the existence of, compliance with the express terms of or, except specifically for purposes of determining whether there is a breach of the representations and warranties made by the applicable parties in Section 4.3(b) and Section 5.3(b) and the satisfaction of the closing conditions set forth in Sections 7.2(a) and 7.3(a) with respect to such representations and warranties, the performance under, this Agreement or the transactions contemplated hereby (including the impact thereof on the relationships, contractual or otherwise, with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the Mergers or any of the other transactions contemplated by this Agreement); (iii) any change in the market price or trading volume of the equity securities of such Person (it being understood and agreed that the foregoing shall not preclude any other party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect); (iv) acts of war (whether or not declared), military actions, any act of sabotage, terrorism or other hostilities (or the escalation of the foregoing) or any hurricane, cyclone, tornado, earthquake, flood, tsunami, natural disaster, act of God or other force majeure events; (v) the outbreak and ongoing effects of contagious disease, epidemic or pandemic, or any worsening of such matters, or any declaration of martial law, quarantine or similar directive, policy or guidance or Law or other action by any Governmental Authority in response thereto; (vi) changes in any applicable Laws or regulations applicable to such Person or applicable accounting regulations or principles or the interpretation thereof; (vii) changes, effects, events or occurrences generally affecting the prices of oil, natural gas, refined products, condensates or natural gas liquids or other commodities or for such Person’s raw material inputs and end products; (viii) any failure of a Person to meet any internal or external projections, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing shall not preclude any other party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would

Annex A-4

reasonably be expected to be, a Material Adverse Effect); (ix) with respect to Parent only, any effect to the extent resulting from a change, condition, effect, event or occurrence that has a Material Adverse Effect on the Company and its Subsidiaries; (x) (a) any change, condition, effect, event or occurrence which resulted from any Parent Directive or (b) any taking of any action at the request, approval or consent of Parent (in the case of the Company) or the Company (in the case of Parent); provided, however, that changes, effects, events or occurrences referred to in clauses (i), (iv), (v), (vi) and (vii) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Material Adverse Effect if and to the extent such changes, effects, events or occurrences has had or would reasonably be expected to have a disproportionate adverse effect on such Person and its Subsidiaries, taken as a whole, as compared to other companies of similar size operating in the industries in which such Person and its Subsidiaries operate.

“Membership Interest” has the meaning set forth in the Company Operating Agreement.

“MLP” means EnLink Midstream Partners, LP, a Delaware limited partnership.

“MLP Common Units” means the “Common Units” as defined in the MLP Partnership Agreement.

“MLP General Partner” means EnLink Midstream GP, LLC, a Delaware limited liability company.

“MLP Partnership Agreement” means the Eleventh Amended and Restated Agreement of Limited Partnership of EnLink Midstream Partners, LP, dated as of September 8, 2023.

“MLP Series B Preferred Units” means the “Series B Preferred Units” as defined in the MLP Partnership Agreement.

“NYSE” means the New York Stock Exchange.

“OGCA” means the Oklahoma General Corporation Act.

“Organizational Documents” means any charter, certificate of incorporation, articles of association, bylaws, operating agreement, agreement of limited partnership, limited liability company agreement or similar formation or governing documents and instruments.

“Parent Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, or any other plans, programs, policies, agreements or other arrangements providing for cash or equity or equity-based, employment, retention, change of control, health, medical, dental, disability, accident, life insurance, vacation, severance, retirement, pension, savings, termination or other compensation or benefits sponsored, maintained or contributed to, or required to be contributed to, by Parent or any of its Subsidiaries or under which Parent or any of its Subsidiaries have any current or contingent liability or obligation, including on account of any ERISA Affiliate.

“Parent Common Stock” means the common stock of Parent, par value $0.01 per share.

“Parent Shares” means shares of Parent Common Stock.

“Parent Stockholders” means the holders of the outstanding Parent Shares.

“Payoff Documentation” means, collectively, customary payoff letters (the “Payoff Letters”) and all termination and release documentation reasonably necessary to provide for or evidence the release of all Liens, if any, securing the Existing Company Indebtedness including UCC termination statements and any other release documentation, in each case, to the extent applicable.

“Permitted Liens” means, with respect to any Person, (a) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s or other like Liens or purchase money security interests, in each case, arising in the ordinary course of business which are not yet delinquent or which are being contested in good faith by appropriate Proceedings; (b) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (c) Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate Proceedings and for which adequate accruals or reserves have been established in accordance with GAAP; (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations and surety and appeal bonds; (e) Liens created pursuant to construction, operating and

Annex A-5

maintenance agreements, space lease agreements and other similar agreements, in each case having ordinary and customary terms and entered into in the ordinary course of business by such Person and its subsidiaries, which do not materially impair the value or materially and adversely affect the continued ownership, use or operation of the property for the purpose for which the property is currently being used by such Person or its subsidiaries; (f) with respect to any item of real property, title exceptions, defects in title, encumbrances, liens, charges, easements, rights-of-way, covenants, declarations, restrictions, restrictive covenants, revocable interests and other matters, whether or not of record, which do not materially impair the value or materially and adversely affect the continued ownership, use or operation of the property for the purposes for which the property is currently being used by such Person or its subsidiaries or that would be shown by an accurate survey; (g) with respect to the Company and its Subsidiaries, Liens disclosed in any Company SEC Document or otherwise securing liabilities reflected therein (including under the Existing Company Indebtedness) or any indebtedness permitted under Section 6.2(b)(iii), and with respect to Parent and its Subsidiaries, Liens disclosed in any Parent SEC Document or otherwise securing liabilities reflected therein; (h) Liens imposed by the terms and conditions of any Permit held by such Person; (i) with respect to the Common Units and the Company and its Subsidiaries, Liens created by this Agreement, or otherwise created by or in favor of Parent, including due to any examination or inspection of Parent; (j) Liens securing obligations which shall be paid off in full or otherwise discharged at or prior to the Closing, (k) with respect to the Company and its Subsidiaries, Liens securing obligations under capital or finance leases which are to remain outstanding after Closing where all amounts due and owing have been paid current and (l) Liens related to such Person and disclosed in Section 1.1(b) of the Company Disclosure Schedule.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

“Proceeding” means any actual or threatened claim (including a claim of a violation of Law), action, audit, demand, suit, proceeding, investigation or other proceeding at law or in equity or order or ruling, in each case whether civil, criminal, administrative, investigative, arbitral or otherwise and whether or not such claim, action, audit, demand, suit, proceeding, investigation or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action.

“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives.

“Rights” means, with respect to any Person, (a) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such Person (or the managing member of such Person) to issue, transfer or sell, or to cause the issuance, transfer or sale of, any equity interest of such Person or any of its Subsidiaries or any securities convertible into or exchangeable for such equity interests, or (b) contractual obligations of such Person (or the managing member of such Person) to repurchase, redeem or otherwise acquire, or to cause the repurchase, redemption or other acquisition of, any equity interest in such Person or any of its Subsidiaries or any such securities or agreements listed in clause (a) of this definition.

“SEC” means the United States Securities and Exchange Commission.

“Subsidiary” when used with respect to any Person, means any Person of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power (or, in the case of a partnership, more than fifty percent (50%) of the general partner interests) are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such party; provided, however, that, except where otherwise expressly provided, for the purposes of this Agreement, the Company and its Subsidiaries shall not be considered Subsidiaries of Parent.

“Termination Payment” means an amount in cash equal to $143,978,000.

“Unit Majority” has the meaning set forth in the Company Operating Agreement.

Annex A-6

The following terms are defined in the section of this Agreement set forth after such term below:

Term	Section
Affiliate	1.1
Agreement	Preamble
Antitrust Laws	1.1
Assumed PU Award	6.4(b)
Assumed RIU Award	6.4(a)
Average Closing Price	1.1
Balance Sheet Date	4.5(c)
Book-Entry Units	3.1(c)
Budgets	1.1
Business 401(k) Plan	6.5(b)
Business Day	1.1
Certificate	3.1(c)
Certificate of First Merger	2.3(a)
Certificate of Second Merger	2.3(b)
Closing	2.2
Closing Date	2.2
Closing Tax Opinion	7.1(e)
Code	Recitals
Common Unit	1.1
Company	Preamble
Company Adverse Recommendation Change	6.3(a)
Company Benefit Plans	4.12(a)
Company Board Recommendation	6.1(b)
Company Disclosure Schedule	Article IV
Company Environmental Permits	4.14
Company Equity Awards	1.1
Company Expense Reimbursement	8.3(c)
Company Financial Advisor	4.17
Company Intellectual Property	4.16
Company LTIP	1.1
Company Material Adverse Effect	4.1(a)
Company Material Contract	4.11(a)
Company Notice Period	6.3(b)(ii)
Company Operating Agreement	1.1
Company Permits	4.8(b)
Company PU Awards	1.1
Company PU DCF Tranche	1.1
Company PU Performance Assumption	1.1
Company PU Tranche	6.4(b)
Company PU TSR Tranche	1.1
Company SEC Documents	4.5(a)
Company Unaffiliated Unitholders	1.1
Company Unitholder	1.1
Company Unitholder Approval	1.1
Company Unitholder Meeting	6.1(b)
Continuation Period	6.5(a)
Continuation Period LTI Awards	6.5(a)
Continuing Employees	6.5(a)
Contract	4.3(b)

Annex A-7

Term	Section
DLLCA	1.1
Effective Time	2.3(b)
Emergency	1.1
Enforceability Exceptions	4.3(a)
EnLink Midstream Interim Period Restricted Actions	1.1
Environmental Laws	1.1
ERISA	1.1
ERISA Affiliate	1.1
ERISA Effective Date	6.5(b)
Exchange Act	4.4
Exchange Agent	3.2(a)
Exchange Fund	3.2(b)
Exchange Ratio	3.1(a)(i)
Existing Company Indebtedness	1.1
FERC	4.21(a)
First Merger	2.1(a)
First Merger Effective Time	2.3(a)
GAAP	1.1
Governmental Authority	1.1
Hazardous Substance	1.1
ICA	4.21(a)
Indemnified Person	1.1
Intended Tax Treatment	Recitals
knowledge	1.1
Labor Agreement	4.13(a)
Law or Laws	4.8(a)
Liens	4.1(c)
Manager	Preamble
Manager Board	Recitals
Manager Conflicts Committee	Recitals
Manager LLC Agreement	1.1
Managing Member Interest	1.1
Material Adverse Effect	1.1
Maximum Amount	6.9(b)
Membership Interest	1.1
Mergers	2.1
Merger Consideration	3.1(a)(i)
Merger Sub I	Preamble
Merger Sub II	Preamble
MLP	1.1
MLP Common Units	1.1
MLP General Partner	1.1
MLP Partnership Agreement	1.1
MLP Series B Preferred Units	1.1
NGA	4.21(a)
NYSE	1.1
OGCA	1.1
Organizational Documents	1.1
Outside Date	8.1(b)(i)
Parent	Preamble

Annex A-8

Term	Section
Parent 401(k) Plan	6.5(b)
Parent Board	Recitals
Parent Benefit Plan	1.1
Parent Common Stock	1.1
Parent Directive	6.3(a)
Parent Disclosure Schedule	Article V
Parent Environmental Permits	5.14
Parent Expense Reimbursement	8.3(b)
Parent Intellectual Property	5.16
Parent Material Adverse Effect	5.1(a)
Parent Material Contract	5.11(a)
Parent Permits	5.8(b)
Parent Preferred Stock	5.2(a)
Parent SEC Documents	5.5(a)
Parent Shares	1.1
Parent Stock Issuance	Recitals
Parent Stockholders	1.1
Payoff Documentation	1.1
Payoff Letters	1.1
Permits	4.8(b)
Permitted Liens	1.1
Permitted Security Liens	4.1(c)
Person	1.1
Proceeding	1.1
Proxy Statement	4.4
PUHCA	4.21(a)
Registration Statement	4.9
Representatives	1.1
Restraints	7.1(b)
Rights	1.1
rights-of-way	4.15(b)
Sarbanes-Oxley Act	4.5(e)
SEC	1.1
Second Merger	2.1
Securities Act	4.1(c)
Sole Member Approval	5.3(d)
Special Approval	4.3(d)
Subsidiary	1.1
Successor Benefit Plan	6.5(c)
Support Agreement	Recitals
Takeover Laws	5.3(a)
Tax	4.10(g)(i)
Tax Counsel	7.1(e)
Taxes	4.10(g)(i)
Tax Return	4.10(g)(ii)
Termination Payment	1.1
Unit Majority	1.1
WARN Act	4.13(b)
willful breach	8.2

Annex A-9

Section 1.2  Interpretation. Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions:

(a)  the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used;

(b)  examples are not to be construed to limit, expressly or by implication, the matter they illustrate;

(c)  the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation;

(d)  all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings;

(e)  the word “or” is not exclusive and has the inclusive meaning represented by the phrase “and/or”;

(f)  a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

(g)  all references to prices, values or monetary amounts refer to United States dollars;

(h)  wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders;

(i)  this Agreement has been jointly prepared by the parties, and this Agreement will not be construed against any Person as the principal draftsperson of this Agreement or thereof and no consideration may be given to any fact or presumption that any party had a greater or lesser hand in drafting this Agreement;

(j)  each covenant, term and provision of this Agreement will be construed simply according to its fair meaning; prior drafts of this Agreement or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement will not be used as an aid of construction or otherwise constitute evidence of the intent of the parties and no presumption or burden of proof will arise favoring or disfavoring any party hereto by virtue of such prior drafts;

(k)  the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement;

(l)  any reference herein to a particular Section, Article or Schedule means a Section or Article of, or Schedule to, this Agreement unless otherwise expressly stated herein;

(m)  the Schedules attached hereto are incorporated herein by reference and will be considered part of this Agreement;

(n)  unless otherwise specified herein, all accounting terms used herein will be interpreted, and all determinations with respect to accounting matters hereunder will be made, in accordance with GAAP, applied on a consistent basis;

(o)  all references to days mean calendar days unless otherwise provided;

(p)  in the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day;

(q)  all references to time mean Dallas, Texas time; and

(r)  all references to “the date of this Agreement” or “the date hereof” shall mean November 24, 2024.

Annex A-10

Article II

THE MERGERS

Section 2.1  The Mergers. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DLLCA, (a) at the First Merger Effective Time, Merger Sub I shall merge with and into the Company (the “First Merger”), the separate existence of Merger Sub I will cease and the Company shall survive and continue to exist as a Delaware limited liability company and (b) promptly following the First Merger, but in any event on the same day as the First Merger and as part of the same overall transaction as the First Merger, at the Effective Time, the Company, as the surviving entity in the First Merger, shall merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), the separate existence of the Company will cease and Merger Sub II shall survive and continue to exist as a Delaware limited liability company.

Section 2.2  Closing. Subject to the provisions of Article VII, the closing of the Mergers (the “Closing”) shall take place at the offices of Kirkland & Ellis, LLP, 609 Main Street, Houston, Texas 77002 at 10:00 A.M., Houston, Texas time, on the second (2nd) Business Day after the satisfaction or waiver of the conditions set forth in Article VII (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, date and time as the Company and Parent shall agree. The date on which the Closing actually occurs is referred to as the “Closing Date.”

Section 2.3  Effective Times of the Mergers. Subject to the provisions of this Agreement, at the Closing:

(a)  The Company will cause a certificate of merger, executed in accordance with the relevant provisions of the Company Operating Agreement and the DLLCA (the “Certificate of First Merger”), to be duly filed with the Secretary of State of the State of Delaware prior to the Effective Time (defined below). The First Merger will become effective at such time as the Certificate of First Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Certificate of First Merger (the effective time of the First Merger being hereinafter referred to as the “First Merger Effective Time”).

(b)  Merger Sub II will cause a certificate of merger, executed in accordance with the relevant provisions of the limited liability company agreement of Merger Sub II and the DLLCA (the “Certificate of Second Merger”), to be duly filed with the Secretary of State of the State of Delaware after the First Merger Effective Time. The Second Merger will become effective at such time as the Certificate of Second Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Certificate of Second Merger (the effective time of the Second Merger being hereinafter referred to as the “Effective Time”).

Section 2.4  Effects of the Mergers. The First Merger and the Second Merger shall each have the effects set forth in this Agreement, the Company Operating Agreement and the applicable provisions of the DLLCA.

Section 2.5  Organizational Documents of the Surviving Entity.

(a)  At the First Merger Effective Time, (i) the certificate of formation of the Company, as the surviving entity in the First Merger, as in effect immediately prior to the First Merger Effective Time shall remain unchanged and shall be the certificate of formation of the Company from and after the First Merger Effective Time, until duly amended in accordance with applicable Law, and (ii) the limited liability company agreement of the Company, as the surviving entity in the First Merger, as in effect immediately prior to the First Merger Effective Time shall remain unchanged and shall be the limited liability company agreement of the Company from and after the First Merger Effective Time, until duly amended in accordance with applicable Law.

(b)  At the Effective Time, (i) the certificate of formation of Merger Sub II, as the surviving entity in the Second Merger, as in effect immediately prior to the Effective Time shall remain unchanged and shall be the certificate of formation of Merger Sub II from and after the Effective Time, until duly amended in accordance with applicable Law, and (ii) the limited liability company agreement of Merger Sub II, as the surviving entity in the Second Merger, as in effect immediately prior to the Effective Time shall remain unchanged and shall be the limited liability company agreement of Merger Sub II from and after the Effective Time, until duly amended in accordance with applicable Law.

Annex A-11

Section 2.6  Officers and Directors of the Surviving Entities. At the First Merger Effective Time, the officers of Merger Sub I shall be appointed as the officers of the Company, as the surviving entity in the First Merger. At the Effective Time, the officers of Merger Sub II shall be the officers (with the offices indicated in the limited liability company agreement of Merger Sub II) of Merger Sub II, as the surviving entity in the Second Merger.

Article III

MERGER CONSIDERATION; EXCHANGE PROCEDURES

Section 3.1  Merger Consideration.

(a)  Effect of First Merger. Subject to the provisions of this Agreement, at the First Merger Effective Time, by virtue of the First Merger and without any action on the part of Parent, Merger Sub I, the Company, the Manager or any holder of Parent securities or Company securities:

(i)  Conversion of Common Units. Each Common Unit issued and outstanding as of immediately prior to the First Merger Effective Time (except for any Common Units that are owned immediately prior to the First Merger Effective Time by the Company as treasury units, if any, or by the Manager, Parent or Merger Subs) shall be converted into the right to receive 0.1412 of a Parent Share (the “Merger Consideration” and such ratio, the “Exchange Ratio”), which Parent Shares will be duly authorized, validly issued, fully paid, free and clear of all Liens (other than Permitted Security Liens) and non-assessable in accordance with applicable Laws and Parent’s Organizational Documents, subject to adjustment in accordance with Section 3.3.

(ii)  Company Owned Common Units. Notwithstanding anything to the contrary in this Agreement, at the First Merger Effective Time, all Common Units that are owned immediately prior to the First Merger Effective Time by the Company as treasury units, if any, shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange for such canceled Common Units.

(iii)  Parent-Owned Membership Interests. All Membership Interests, including the Managing Member Interest and any Common Units, that are owned immediately prior to the First Merger Effective Time by the Manager, Parent or any other Subsidiary of Parent shall, in each case, remain outstanding as limited liability company interests in the Company, as the surviving entity in the First Merger, unaffected by the First Merger and the Manager shall continue as the sole managing member of the Company, as the surviving entity in the First Merger.

(iv)  Equity of Merger Sub I. The limited liability company interests in Merger Sub I issued and outstanding immediately prior to the First Merger Effective Time shall be converted into a number of Common Units of the Company, as the surviving entity in the First Merger, equal to the number of Common Units converted into the right to receive the Merger Consideration pursuant to Section 3.1(a)(i).

(b)  Effect of Second Merger. Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Second Merger and without any action on the part of Parent, Merger Sub II, the Company, as the surviving entity in the First Merger, the Manager or any holder of securities of the Company or Merger Sub II issued or outstanding either prior to or after the First Merger Effective Time, (i) each membership interest of the Company, as the surviving entity in the First Merger, issued and outstanding immediately prior to the Effective Time (including the Managing Member Interest) shall be converted into one (1) duly authorized, validly issued, fully paid and non-assessable (except as non-assessability may be affected by matters described in Section 18-607 of the DLLCA) unit of Merger Sub II and (ii) each limited liability company interest of Merger Sub II that is outstanding immediately prior to the Effective Time shall be unaffected by the Second Merger and shall remain outstanding as a unit of Merger Sub II, as the surviving entity in the Second Merger.

(c)  Certificates. As of the First Merger Effective Time, all Common Units converted into the right to receive the Merger Consideration pursuant to Section 3.1(a)(i) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the First Merger Effective Time represented any such Common Units (a “Certificate”) or non-certificated Common Units represented in book-entry form immediately prior to the First Merger Effective Time (“Book-Entry Units”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, any dividends or other distributions to which such holder is entitled pursuant to Section 3.2(g) and cash in lieu of any fractional shares to which such holder is entitled pursuant to Section 3.2(h), in each case to be issued or paid in consideration therefor upon surrender of such Certificate or Book-Entry Unit in accordance with Section 3.2(c), without interest.

Annex A-12

Section 3.2  Exchange of Certificates.

(a)  Exchange Agent. Prior to the Closing Date, Parent shall appoint an exchange agent reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of exchanging Certificates and Book-Entry Units for the Merger Consideration and paying any dividends or other distributions to which a Company Unitholder is entitled pursuant to Section 3.2(g) and any cash in lieu of any fractional shares to which such holder is entitled pursuant to Section 3.2(h). As promptly as practicable after the First Merger Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of record of Common Units as of the First Merger Effective Time whose Common Units were converted into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that, with respect to certificated Common Units, the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof pursuant to Section 3.2(i)) to the Exchange Agent) in such customary forms as the Company and Parent may reasonably agree, including, as applicable, instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof pursuant to Section 3.2(i)) and Book-Entry Units to the Exchange Agent in exchange for the Merger Consideration, cash in lieu of any fractional shares payable pursuant to Section 3.2(h) and any dividends or distributions pursuant to Section 3.2(g).

(b)  Deposit. On or prior to the Closing Date, Parent shall cause to be deposited with the Exchange Agent, in trust for the benefit of the Company Unitholders whose Common Units are converting into the right to receive the Merger Consideration at the First Merger Effective Time, Parent Shares (which shares shall be uncertificated and registered in book-entry form), payable upon due surrender of the Certificates (or affidavits of loss in lieu thereof pursuant to Section 3.2(i) with respect to certificated Common Units) or Book-Entry Units pursuant to the provisions of this Article III. Following the First Merger Effective Time, Parent agrees to make available to the Exchange Agent, from time to time as needed, cash or other consideration as applicable sufficient to pay any dividends and other distributions pursuant to Section 3.2(g) and any Parent Shares or cash in lieu of any fractional shares payable pursuant to Section 3.2(h), in each case, that may be payable from time to time following the First Merger Effective Time. All Parent Shares and cash or other consideration payable in respect of any dividends or distributions pursuant to Section 3.2(g) deposited with the Exchange Agent or cash in lieu of any fractional shares as such holders have the right to receive pursuant to Section 3.2(h) shall be referred to in this Agreement as the “Exchange Fund.” The Exchange Agent shall, pursuant to irrevocable instructions delivered by Parent at or prior to the First Merger Effective Time, deliver the Merger Consideration contemplated to be issued or paid pursuant to this Article III out of the Exchange Fund. The Exchange Fund shall not be used for any purpose other than to pay such Merger Consideration, cash in lieu of any fractional shares payable pursuant to Section 3.2(h) and any dividends and other distributions pursuant to Section 3.2(g).

(c)  Exchange. Each Company Unitholder whose Common Units have been converted into the right to receive the Merger Consideration, upon delivery to the Exchange Agent of a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto, and surrender of a Certificate (or affidavit of loss in lieu thereof pursuant to Section 3.2(i) with respect to certificated Common Units) or Book-Entry Units and such other documents as may reasonably be required by the Exchange Agent (including with respect to Book-Entry Units), will be entitled to receive in exchange therefor (i) the number of Parent Shares representing, in the aggregate, the whole number of Parent Shares that such holder has the right to receive in accordance with the provisions of this Article III, and (ii) a check in the amount of (A) the cash in lieu of any fractional shares payable pursuant to Section 3.2(h) and (B) such dividends or other distributions as such holder has the right to receive pursuant to Section 3.2(g). Any and all Parent Shares delivered in accordance with this Section 3.2(c) shall be uncertificated and shall be registered in book-entry form. The Merger Consideration and such other amounts as reflected in the immediately preceding sentence shall be paid as promptly as practicable after receipt by the Exchange Agent of the Certificate (or affidavit of loss in lieu thereof pursuant to Section 3.2(i) with respect to certificated Common Units) or any applicable documentation with respect to the surrender of Book-Entry Units, and letter of transmittal in accordance with the foregoing. No interest shall be paid or accrued on any Merger Consideration, cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates and Book-Entry Units. Until so surrendered, each such Certificate and Book-Entry Unit shall, after the First Merger Effective Time, represent for all purposes only the right to receive such Merger Consideration and such other amounts as contemplated by Section 3.2(g) and Section 3.2(h).

Annex A-13

(d)  Other Payees. If any cash payment is to be made to a Person other than the Person in whose name the applicable surrendered Certificate or Book-Entry Unit is registered, it shall be a condition of such payment that the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Certificate or Book-Entry Unit or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable. If any portion of the Merger Consideration is to be registered in the name of a Person other than the Person in whose name the applicable surrendered Certificate or Book-Entry Unit is registered, it shall be a condition to the registration thereof that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery of the Merger Consideration shall pay to the Exchange Agent any transfer or other similar Taxes required as a result of such registration in the name of a Person other than the registered holder of such Certificate, or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(e)  No Further Transfers. From and after the First Merger Effective Time, there shall be no further registration on the books of the Company of transfers of Common Units converted into the right to receive the Merger Consideration. From and after the First Merger Effective Time, the holders of Certificates or Book-Entry Units representing Common Units converted into the right to receive the Merger Consideration which were outstanding immediately prior to the First Merger Effective Time shall cease to have any rights with respect to such Common Units, except as otherwise provided in this Agreement or by applicable Law. If, after the First Merger Effective Time, Certificates or Book-Entry Units are presented to the Exchange Agent or Parent, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article III.

(f)  Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the Company Unitholders whose Common Units converted into the right to receive the Merger Consideration twelve (12) months after the First Merger Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged his, her or its Common Units for the Merger Consideration in accordance with this Section 3.2 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration, the payment of cash in lieu of any fractional shares payable pursuant to Section 3.2(h) and the payment of any dividends and other distributions pursuant to Section 3.2(g) in respect of such holder’s Common Units. Notwithstanding the foregoing, none of Parent, either of the Merger Subs, the Company and the Manager shall be liable to any Company Unitholder for any Merger Consideration or other amount duly delivered to a public official pursuant to applicable abandoned property Laws. Any Merger Consideration and other amounts remaining unclaimed by the Company Unitholders immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(g)  Dividends and Distributions. No dividends or other distributions with respect to Parent Shares issued in the First Merger shall be paid to the holder of any unsurrendered Certificates or Book-Entry Units until such Certificates or Book-Entry Units are surrendered as provided in this Section 3.2. Subject to the effect of escheat, Tax or other applicable Law, there shall be paid, without interest, to the record holder of the Parent Shares, if any, issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of any such Parent Shares with a record date after the First Merger Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) following such surrender, at the appropriate payment date, the dividends or other distributions payable with respect to such Parent Shares with a record date after the First Merger Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of Parent Shares, all Parent Shares to be issued pursuant to the First Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the First Merger Effective Time. To the extent applicable, each Common Unit immediately prior to the First Merger Effective Time shall have continued rights to receive any distribution, without interest, with respect to such Common Units with a record date occurring prior to the First Merger Effective Time that may have been declared by the Manager or made by the Company with respect to the Common Units in accordance with the terms of the Company Operating Agreement and this Agreement, as applicable, and that remain unpaid as of the First Merger Effective Time.

Annex A-14

(h)  No Fractional Shares. No fractions of a Parent Share will be issued upon the surrender of Common Units outstanding immediately prior to the First Merger Effective Time in accordance with Section 3.2(c), and such fractional interests will not entitle the owner thereof to vote or to have any rights as a holder of any Parent Shares. Notwithstanding any other provision of this Agreement, each Company Unitholder whose Common Units converted into the right to receive the Merger Consideration in the First Merger who would otherwise have been entitled to receive a fraction of a Parent Share (after taking into account all Common Units exchanged by such holder) will receive, in lieu thereof, cash (without interest and rounded up to the nearest whole cent) in an amount equal to the product of (i) the Average Closing Price as of the Closing Date and (ii) the fraction of a Parent Share that such holder would otherwise be entitled to receive pursuant to this Article III. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, Parent will cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms of this Agreement. The parties acknowledge that payment of such cash consideration in lieu of issuing fractional Parent Shares was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to Parent that would otherwise be caused by the issuance of fractional Parent Shares.

(i)  Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the Common Units represented by such Certificate as contemplated by this Article III and pay cash in lieu of any fractional shares payable pursuant to Section 3.2(h) and any dividends and other distributions pursuant to Section 3.2(g).

(j)  Withholding Taxes. Each of Parent, Merger Sub I, the Company, as the surviving entity in the First Merger, and the Exchange Agent (and, in each case, any applicable withholding agent acting on its behalf) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts, if any, as are required to be deducted or withheld with respect to the making of such payment under the Code, or under any provision of applicable state, local or foreign tax Law (and to the extent any deduction or withholding is required, such deduction or withholding may be taken in cash or Parent Shares, as determined by Parent). To the extent any amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such deducted or withheld amounts shall be treated for the purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. If any deduction or withholding is taken in Parent Shares, Parent and the Exchange Agent shall be treated as having sold such consideration for an amount of cash equal to the fair market value of such consideration on behalf of the applicable Company Unitholder at the time of such deemed sale and having paid such cash proceeds to the appropriate taxing authority.

Section 3.3  Adjustments. Notwithstanding any provision of this Article III to the contrary, if between the date of this Agreement and the First Merger Effective Time the number of outstanding Common Units or Parent Shares shall have been changed into a different number of units or shares or a different class or series by reason of any unit or share dividend, subdivision, reclassification, recapitalization, split, split-up, unit or share distribution, combination, exchange of units or shares or similar transaction, the Merger Consideration and any other similar dependent item, as the case may be, shall be appropriately adjusted to reflect fully the effect of such unit or share dividend, subdivision, reclassification, recapitalization, split, split-up, unit or share distribution, combination, exchange of units or shares or similar transaction and to provide the Company Unitholders the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing in this Section 3.3 shall be deemed to permit or authorize any party hereto to affect any such change that it is not otherwise authorized or permitted to undertake pursuant to this Agreement.

Section 3.4  No Dissenters’ Rights. No dissenters’ or appraisal rights shall be available with respect to the Mergers or the other transactions contemplated by this Agreement.

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Article IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MANAGER

Except as disclosed in (a) the Company SEC Documents filed or publicly furnished with the SEC on or after December 31, 2021, and prior to the date of this Agreement (but excluding any disclosure contained in any such Company SEC Documents under the heading “Risk Factors” or “Cautionary Statement about Forward-Looking Statements” or similar heading (other than any factual information contained within such headings, disclosure or statements)) or (b) the disclosure letter delivered by the Company to Parent (the “Company Disclosure Schedule”) prior to the execution of this Agreement (provided, however, that (i) disclosure in any section of such Company Disclosure Schedule shall be deemed to be disclosed with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section notwithstanding the omission of a reference or cross reference thereto and (ii) the mere inclusion of an item in such Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Company Material Adverse Effect), the Company and, with respect to itself where provided for in this Article IV, the Manager each represent and warrant to Parent as follows:

Section 4.1  Organization, Standing and Corporate Power.

(a)  Each of the Company, the Manager and their respective Subsidiaries is a legal entity duly organized, validly existing and in good standing under the applicable Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, and has all requisite partnership, corporate, limited liability company or other applicable entity power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (a “Company Material Adverse Effect”).

(b)  Each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)  All of the outstanding limited liability company interests, partnership interests, shares of capital stock of, or other equity interests in, each material Subsidiary of the Company that are owned directly or indirectly by the Company have been duly authorized and validly issued in accordance with the Organizational Documents of such entity (in each case as in effect on the date of this Agreement and on the Closing Date) and are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such entity) and non-assessable (except as non-assessability may be affected by the Laws of the jurisdiction in which such material Subsidiary is formed) and are owned free and clear of all liens, pledges, charges, mortgages, encumbrances, options, rights of first refusal or other preferential purchase rights, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same (collectively, “Liens”), except as set forth in the Organizational Documents of such material Subsidiary and for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and the “blue sky” Laws of the various States of the United States) (collectively, “Permitted Security Liens”).

Section 4.2  Capitalization.

(a)  As of November 22, 2024, the issued and outstanding equity interests of the Company consisted of (i) 457,073,081 Common Units, (ii) 7,203,879 Common Units issuable pursuant to Company Equity Awards, of which 4,107,837 Common Units are issuable in respect of Company RIU Awards and 3,096,042 Common Units are issuable in respect of Company PU Awards, assuming, as applicable, the maximum level of achievement under the Company PU Awards, (iii) 24,053,173 Common Units that are reserved for the grant of additional awards under the Company LTIP and (iv) the Managing Member Interest that has no rights to ownership, profit or any rights to receive any distributions from operations or the liquidation of the Company. The Manager is the sole managing member of the Company and owns all of the Managing Member Interest free and clear of

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any Lien (other than any Permitted Security Lien), and such Managing Member Interest has been duly authorized and validly issued in accordance with the Organizational Documents of such entity. All outstanding equity interests of the Company are duly authorized, validly issued, fully paid (to the extent required under the Company Operating Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the DLLCA) and free of preemptive rights (except as set forth in the Company Operating Agreement).

(b)  Section 4.2(b) of the Company Disclosure Schedule sets forth, with respect to each outstanding Company Equity Award, (i) the type of award, (ii) the grant date, (iii) the number of units or other equity or equity-based interests subject to such award, and (iv) the vesting schedule and whether such award (or any portion thereof) is vested or unvested. All such equity or equity-based awards were granted under the Company LTIP.

(c)  As of November 22, 2024, the issued and outstanding equity interests of the MLP consisted of (i) 144,358,720 MLP Common Units, all of which are owned directly by the Company, (ii) 27,365,971 MLP Series B Preferred Units and (iii) the sole general partner interest of the MLP, which is owned by the MLP General Partner, a wholly owned Subsidiary of the Company, and has no rights to ownership, profit or any rights to receive any distributions from operations or the liquidation of the MLP.

(d)  As of November 22, 2024, except as set forth above in this Section 4.2 or the applicable Organizational Documents of the Company or any of its Subsidiaries, (i) there are no equity securities of the Company or any of its Subsidiaries issued or authorized and reserved for issuance, (ii) there are no outstanding options, profits interest units, phantom units, restricted units, unit appreciation rights, warrants, preemptive rights, subscriptions, calls or other Rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating the Company or any of its Subsidiaries to issue, transfer or sell any equity interest of the Company or such Subsidiary or any securities convertible into or exchangeable for such equity interests, or any commitment to authorize, issue or sell the same or any such equity securities, except pursuant to this Agreement, and (iii) there are no contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any equity interest in the Company or any of its Subsidiaries or any such securities or agreements listed in clause (ii) of this sentence.

(e)  Except as set forth in Section 4.2(e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the holders of Common Units or any other equity interest on any matter.

(f)  Other than the Support Agreement, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of capital stock or other equity interest of the Company or any of its Subsidiaries.

(g)  There are no equity securities of the Company owned by any Subsidiary of the Company.

Section 4.3  Authority; Noncontravention; Voting Requirements.

(a)  Each of the Company and the Manager has all necessary limited liability company power and authority to execute and deliver this Agreement and, subject to obtaining the Company Unitholder Approval in the case of the Company and the Sole Member Approval in the case of the Manager (which has already been received), to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by each of the Company and the Manager of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized by the Manager Board and approved by each of the Manager Conflicts Committee and the Manager Board and no other limited liability company action on the part of the Company and the Manager is necessary to authorize the execution, delivery and performance by the Company and the Manager of this Agreement and, except for obtaining the Company Unitholder Approval and except for the Sole Member Approval in the case of the Manager (which has already been received), the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and the Manager and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company and the Manager, enforceable against them in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws affecting the enforcement of creditors’ rights and remedies

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generally and by general principles of equity (whether applied in a Proceeding at law or in equity) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (such clauses (i) and (ii), collectively, the “Enforceability Exceptions”).

(b)  Neither the execution and delivery of this Agreement by the Company or the Manager nor the consummation by the Company and the Manager of the transactions contemplated by this Agreement, nor compliance by the Company and the Manager with any of the terms or provisions of this Agreement, will (i) assuming the Company Unitholder Approval is obtained, contravene, conflict with, violate any provision of, result in any breach of, or require the consent of any Person under, the terms, conditions or provisions of the Company Operating Agreement or any of the Organizational Documents of the Company’s material Subsidiaries, or (ii) assuming the authorizations, consents and approvals referred to in Section 4.4 and the Company Unitholder Approval are obtained and the filings referred to in Section 4.4 are made, (x) contravene, violate or conflict with any applicable Law, judgment, writ or injunction of any Governmental Authority, in each case, applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, give rise to a right to receive a change of control payment (or similar payment) under, accelerate the performance required by, or result in the creation of any Lien other than any Permitted Lien upon any of the respective properties or assets of, the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation (each, a “Contract”) or Company Permit, to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens other than Permitted Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)  Except for the Sole Member Approval, which was obtained prior to the execution of this Agreement, the Company Unitholder Approval is the only vote or approval of the holders of any class or series of Membership Interests that is necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement.

(d)  The Manager Conflicts Committee has by unanimous approval (i) determined that the Mergers are in the best interests of the Company and Company Unaffiliated Unitholders, (ii) approved, and recommended that the Manager Board approve, this Agreement, the Support Agreement, the execution, delivery and performance of this Agreement and the Support Agreement and the transactions contemplated by this Agreement and the Support Agreement, and recommended that the Manager Board submit this Agreement and the Mergers to a vote of the Company Unitholders and (iii) resolved, and recommended that the Manager Board resolve, to recommend approval of this Agreement and the Mergers by the Company Unitholders. Such action by the Manager Conflicts Committee constituted “Special Approval” (as defined in the Company Operating Agreement) of this Agreement and the transactions contemplated by this Agreement and the Support Agreement under the Company Operating Agreement.

(e)  The Manager Board (acting based upon the recommendation of the Manager Conflicts Committee), has by unanimous approval (i) determined that the Mergers are in the best interests of the Company and the Company Unitholders, (ii) approved this Agreement and the Support Agreement, the execution, delivery and performance of this Agreement and the Support Agreement and the transactions contemplated by this Agreement and the Support Agreement and (iii) directed that this Agreement and the Mergers be submitted to a vote of the Company Unitholders and resolved to recommend approval of this Agreement and the Mergers by the Company Unitholders.

Section 4.4  Governmental Approvals. Except for (a) filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), the Securities Act, including the filing of the Registration Statement, including a proxy statement/prospectus with the SEC in connection with the Mergers (the “Proxy Statement”), and applicable state securities and “blue sky” laws, (b) the filing of the Certificate of First Merger and the Certificate of Second Merger with the Secretary of State of the State of Delaware, (c) filings required under, and compliance with other applicable requirements of, applicable Antitrust Laws or (d) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, no consents or approvals of, or

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filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by the Company and the Manager and the consummation by the Company and the Manager of the transactions contemplated by this Agreement, other than such other consents, approvals, filings, declarations or registrations that are not required to be obtained or made prior to the consummation of such transactions or, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to (i) prevent or materially impede, interfere with or hinder the consummation of the transactions contemplated by this Agreement or (ii) result in a Company Material Adverse Effect.

Section 4.5  Company SEC Documents; Undisclosed Liabilities; Internal Controls.

(a)  The Company and its Subsidiaries have filed or furnished all reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements required pursuant to the Exchange Act or the Securities Act to be filed or furnished by them with the SEC since December 31, 2021 (collectively and together with all documents filed or publicly furnished on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Company SEC Documents”). The Company SEC Documents, as of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), or, if amended, as finally amended prior to the date of this Agreement, complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)  The consolidated financial statements of the Company included in the Company SEC Documents as of their respective dates (if amended, as of the date of the last such amendment) complied as to form, when filed, in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to the Company and its consolidated Subsidiaries, taken as a whole).

(c)  Except (i) as reflected or otherwise reserved against on the balance sheet of the Company and its consolidated Subsidiaries (including the notes thereto) as of September 30, 2024 (the “Balance Sheet Date”) included in the Company SEC Documents filed by the Company and publicly available prior to the date of this Agreement, (ii) for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice, (iii) for liabilities and obligations that have been discharged or paid in full and (iv) for liabilities and obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated by this Agreement, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether or not accrued or contingent), that would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, other than as have not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)  No Company Subsidiary is required to file reports, forms or other documents with the SEC pursuant to the Exchange Act. As of the date of this Agreement, (i) there are no outstanding or unresolved comments from the staff of the SEC with respect to the Company SEC Documents and (ii) to the knowledge of Company, no enforcement action has been initiated against the Company relating to disclosures contained or omitted from any Company SEC Document.

(e)  The Company makes and keeps books, records, and accounts and has devised and maintains a system of internal controls, in each case, in all material respects, as required pursuant to Section 13(b)(2) under the Exchange Act. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and the applicable listing standards of

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the NYSE. Such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the management of the Manager as appropriate to allow timely decisions regarding required disclosure. The Manager’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) for the year ended December 31, 2023, and such assessment concluded that such controls were effective.

(f)  Since December 31, 2021, the principal executive officer and principal financial officer of the Manager have made all certifications (without qualification or exceptions to the matters certified, except as to knowledge) required by the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct in all material respects, and none of such entities or its officers have received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification.

Section 4.6  Absence of Certain Changes or Events.

(a)  Since December 31, 2023, there has not occurred any change, effect, event or occurrence that, individually or in the aggregate, has resulted, or would reasonably be likely to result, in a Company Material Adverse Effect.

(b)  From December 31, 2023 through the date of this Agreement, the business of the Company and its Subsidiaries has been conducted in the ordinary course of business in all material respects consistent with past practice (except as contemplated by this Agreement).

Section 4.7  Legal Proceedings. (i) Since December 31, 2021, there have been no Proceedings pending or, to the knowledge of the Company, threatened in writing with respect to the Company or any of its Subsidiaries, or Proceedings pending or, to the knowledge of the Company, threatened in writing with respect to any of their respective properties or assets at law or in equity before any Governmental Authority, and (ii) there are no outstanding orders, judgments, decrees or similar rulings of any Governmental Authority against the Company or any of its Subsidiaries, in each case of clauses (i) and (ii), except for those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.8  Compliance With Laws; Permits.

(a)  The operations of the Company and its Subsidiaries are, and for the last three (3) years have been, in compliance with and are not in default under or in violation of any applicable federal, state, local, foreign, tribal or provincial law, statute, act, treaty, ordinance, rule, regulation, code, judgment, order, case, tariff, injunction, decree or agency requirement of or undertaking to any Governmental Authority, including common law (collectively, “Laws” and each, a “Law”), except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)  The Company and its Subsidiaries are in possession of all franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, registrations, exemptions, waivers and orders of any Governmental Authority (“Permits”) necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (collectively, the “Company Permits”), except where the failure to have any of the Company Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company or its Subsidiaries is in conflict with, or in default or violation of, any of such Company Permits, and to the knowledge of the Company, there is no existing circumstance that would reasonably be expected to cause the termination or revocation of any such Company Permit or that would prevent renewal or reissuance of such Company Permit when renewal or reissuance is required, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c)  The representations and warranties contained in this Section 4.8 do not address Tax matters, employee and benefits plan matters, labor matters or environmental matters, which are addressed only in the applicable provisions of Sections 4.5(c), 4.6, 4.10, 4.12, 4.13 and 4.14.

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Section 4.9  Information Supplied. Subject to the accuracy of the representations and warranties of Parent and the Merger Subs set forth in Section 5.9, none of the information supplied (or to be supplied) in writing by or on behalf of the Company and the Manager specifically for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Shares in connection with the First Merger (as amended or supplemented from time to time, the “Registration Statement”) will, at the time the Registration Statement, or any amendment or supplement thereto, is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Proxy Statement will, on the date it is first mailed to Company Unitholders and at the time of the Company Unitholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information supplied by or on behalf of Parent or the Merger Subs for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement.

Section 4.10  Tax Matters.

(a)  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i)  all Tax Returns that were required to be filed by the Company or any of its Subsidiaries have been duly and timely filed (taking into account any extension of time within which to file) and all such Tax Returns are complete and accurate;

(ii)  all Taxes owed by the Company or any of its Subsidiaries, or for which the Company or any of its Subsidiaries could be liable, that are or have become due have been timely paid in full or an adequate reserve for the payment of such Taxes has been established in accordance with GAAP;

(iii)  all Tax withholding and deposit requirements imposed on the Company or any of its Subsidiaries have been satisfied in full in all respects and all such withholding has been remitted to the proper taxing authority;

(i)  there are no Liens on any of the assets of the Company or any of its Subsidiaries in respect of Taxes (other than Permitted Liens);

(ii)  there is no written claim against the Company or any of its Subsidiaries for any Taxes, and no assessment, deficiency, or adjustment has been asserted, proposed, or threatened in writing with respect to any Tax Returns of the Company or any of its Subsidiaries;

(iii)  there are no audits, examinations, investigations or other proceedings active, pending or threatened in writing in respect of Taxes or Tax matters of the Company or any of its Subsidiaries;

(iv)  no written claim has been made in the last three years by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that the Company or any of its Subsidiaries is or may be subject to taxation or required to file Tax Returns in that jurisdiction;

(v)  there is not in force any extension of time (other than customary extensions obtained in the ordinary course of business) with respect to the due date for the filing of any Tax Return of the Company or any of its Subsidiaries or any waiver or agreement for any extension of time for the assessment or payment of any Tax of the Company or any of its Subsidiaries;

(vi)  neither the Company nor any of its Subsidiaries has been a member of an affiliated, combined, consolidated, unitary or similar group with respect to Taxes (including any affiliated group within the meaning of Section 1504 of the Code and any similar group under state, local or non-U.S. Law), other than a consolidated group of which the Company or one of its Subsidiaries is the common parent, or has any liability for the Taxes of any person (other than the Company or any of its Subsidiaries), as a transferee or successor, by contract (other than Taxes arising in ordinary course commercial arrangements not primarily related to Taxes), or otherwise;

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(vii)  neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4;

(viii)  neither the Company nor any of its Subsidiaries was a “distributing corporation” or a “controlled corporation” in a transaction intended to qualify under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code or any similar provision of state, local or non-U.S. Law) within the past two years or as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement; and

(ix)  the Company and its Subsidiaries are in compliance with all escheat and unclaimed property Laws, and neither the Company nor any of its Subsidiaries have any liability to pay over any amount to any Governmental Authority of any cash or other property under escheat or unclaimed property Laws.

(b)  The Company is properly classified as a corporation for U.S. federal income tax purposes and has been properly treated as such since its formation.

(c)  The MLP is properly classified as a partnership for U.S. federal income tax purposes and has been properly treated as such (or as a disregarded entity) since its formation.

(d)  Each of the other Subsidiaries of the Company (other than EnLink Midstream Finance Corporation) is properly classified as a partnership or disregarded entity for U.S. federal income tax purposes and has been properly treated as such since its formation.

(e)  Neither the Company nor any of its Subsidiaries is aware of the existence of any fact, agreement, plan or other circumstance, or has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f)  Notwithstanding anything to the contrary contained elsewhere in this Agreement, this Section 4.10 and, to the extent related to Taxes, Section 4.5(c), Section 4.6 and Section 4.12 contain the sole and exclusive representations and warranties of the Company and the Manager with respect to Tax matters.

(g)  As used in this Agreement, (i) “Tax” or “Taxes” means any and all federal, state, local or foreign or provincial taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and similar charges, in each case, in the nature of a tax imposed by a Governmental Authority, including any and all interest, penalties, additions to tax or additional amounts imposed by a Governmental Authority with respect thereto and (ii) “Tax Return” means any return, report or similar filing (including any attached schedules or supplements) filed or required to be filed with any Governmental Authority with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

Section 4.11  Contracts.

(a)  Except for this Agreement or as filed or publicly furnished with the SEC prior to the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by, as of the date of this Agreement, any Contract (whether written or oral) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to the Company (each Contract that is described in this Section 4.11(a) being a “Company Material Contract”).

(b)  Except as has not had and would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Material Contract is legal, valid and binding on and enforceable against the Company and its Subsidiaries, as applicable, and is in full force and effect, except as such enforcement may be limited by the Enforceability Exceptions, (ii) neither the Company nor any of its Subsidiaries has received written notice of, and to the knowledge of the Company, no event or condition exists which constitutes, or, after notice or lapse of time or both, will constitute, a breach or default on the part of the Company or any of its Subsidiaries, or permit termination, modification or acceleration, under any such Company Material

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Contract and (iii) to the knowledge of the Company, as of the date of this Agreement no other party to any Company Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by any such other party thereunder, or permit termination, modification or acceleration under any Company Material Contract other than in accordance with its terms nor has any other party repudiated any provision of the Company Material Contract.

Section 4.12  Company Benefit Plans.

(a)  Section 4.12(a) of the Company Disclosure Schedule lists all material Company Benefit Plans. With respect to each material Company Benefit Plan, the Manager has made available to Parent complete and accurate copies of (i) such Company Benefit Plan, including any amendment thereto, (ii) a written description of any such Company Benefit Plan if such plan is not set forth in a written document, (iii) each trust, insurance, annuity or other funding Contract related thereto (if any), (iv) the most recent audited financial statements and actuarial or other valuation reports prepared with respect thereto (if any), (v) the most recent Internal Revenue Service determination letter (if any), (vi) the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service with respect thereto (if any) and (vii) all material correspondence to or from any Governmental Authority received in the last three (3) years with respect to any such Company Benefit Plan. For purposes of this Agreement, “Company Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, or any other plans, programs, policies, agreements or other arrangements providing for cash or equity or equity-based, employment, retention, change of control, health, medical, dental, disability, accident, life insurance, vacation, severance, retirement, pension, savings, termination or other compensation or benefits sponsored, maintained or contributed to, or required to be contributed to, by the Company, the Manager or any of their respective Subsidiaries or under which the Company, the Manager or any of their respective Subsidiaries have any current or contingent liability or obligation, including on account of any ERISA Affiliate.

(b)  Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Company Benefit Plan (and any related trust or other funding vehicle) has been maintained, funded, operated and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto, (ii) all contributions, distributions and premium payments required to be made with respect to any Company Benefit Plan have been timely made, or if not yet due, have been properly accrued, and (iii) the Company, the Manager and their respective Subsidiaries are in compliance with ERISA, the Code and all other Laws applicable to the Company Benefit Plans. Any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or is the subject of a favorable opinion or advisory letter from the Internal Revenue Service on which the Company can rely and nothing has occurred since the date of such determination or opinion letter that would reasonably be expected to adversely affect such qualification.

(c)  Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no Company Benefit Plan provides, and none of the Company, the Manager or any of their respective Subsidiaries sponsor, maintain, contribute to, or are required to contribute to, or have any current or contingent liability or obligation with respect to any plan or arrangement which provides for retiree health, medical, life, or other welfare benefits, except pursuant to the continuation coverage requirements of Section 4980B of the Code.

(d)  Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, none of the Company, the Manager or their respective Subsidiaries sponsor, maintain, contribute to or is required to contribute to, or has any liability (including on behalf of or in respect of an ERISA Affiliate) with respect to, any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code or a “multiemployer plan” (as defined in Section 3(37) of ERISA).

(e)  Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) none of the Company, the Manager or any of their respective Subsidiaries have incurred (whether or not assessed) any penalty or Tax under Section 4980B, 4980D, 4980H, 6721 or 6722 of the Code and (ii) there have been no non-exempt “prohibited transactions” (as defined in Section 4975 of the Code or Section 406 of ERISA) or any breaches of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan.

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(f)  Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement could, either alone or in combination with another event, (i) entitle any current or former employee, consultant, officer or other service provider of the Company, the Manager or their respective Subsidiaries to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation, due any such employee, consultant, officer or other service provider, (iii) trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits, (iv) trigger any other material obligation, benefit (including loan forgiveness), requirement or restriction pursuant to any Company Benefit Plan or (v) restrict or limit the right of any of the Company, the Manager or their respective Subsidiaries to administer, amend or terminate any Company Benefit Plan.

(g)  No amount or benefit that would be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any current or former employee, unitholder, director or other individual service provider of the Company, the Manager or their respective Subsidiaries who is a “disqualified individual” within the meaning of Section 280G of the Code could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the transactions contemplated by this Agreement.

(h)  Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Benefit Plan and any award thereunder that constitutes a “non-qualified deferred compensation plan” under Section 409A of the Code has been operated and documented in all respects in compliance with Section 409A of the Code. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no director, officer, employee or other individual service provider of the Company, the Manager or their respective Subsidiaries is entitled to a gross-up, make-whole, reimbursement or indemnification payment with respect to Taxes imposed under Section 409A or Section 4999 of the Code.

(i)  Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Benefit Plan that provides benefits or compensation to any employees or other service providers who reside or provide services primarily outside of the United States has been registered, listed, administrated, funded and maintained in good standing, as applicable, in accordance with its terms and all applicable Laws.

(j)  Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no pending or threatened Proceedings, actions, suits, claims audits or investigations by or on behalf of any Company Benefit Plan, by any employee or beneficiary covered under any Company Benefit Plan or otherwise involving any Company Benefit Plan (other than routine claims for benefits).

(k)  Notwithstanding anything to the contrary contained elsewhere in this Agreement, this Section 4.12 contains the sole and exclusive representations and warranties of the Company and the Manager with respect to employee benefit matters.

Section 4.13  Labor Matters.

(a)  Except as set forth on Section 4.13(a) of the Company Disclosure Schedule, (i) neither the Company nor any Subsidiary of the Company is a party to or bound by any collective bargaining agreement or other Contract with a union, works council, labor organization, or other employee representative (each, a “Labor Agreement”) and there are no Labor Agreements or similar agreements with any labor union, works council, labor organization or employee association, applicable to employees of the Company or any Subsidiary of the Company, and (ii) to knowledge of the Company, there is, and in the past three (3) years there has been, no union organizing effort pending or threatened against the Company or any Subsidiary of the Company. There are, and in the past three (3) years there have been, no existing or, to the knowledge of the Company, threatened strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against or affecting the Company or any Subsidiary of the Company. There is, and in the past three (3) years there has been, no material unfair labor practice, labor dispute or labor arbitration proceeding pending or, to the knowledge of the Company, threatened with respect to any current or former employees of the Company or any Subsidiary of the Company.

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(b)  Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each of its Subsidiaries are, and for the past three (3) years have been, in compliance with all applicable Laws with respect to labor, employment, and employment practices, including all Laws respecting terms and conditions of employment, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), unfair labor practices, health and safety, immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), employment discrimination, harassment, retaliation, restrictive covenants, pay transparency, disability rights or benefits, equal opportunity, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws (“WARN Act”)), workers’ compensation, labor relations, employee leave issues, employee trainings and notices, affirmative action and unemployment insurance.

(c)  Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries have fully and timely paid all wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees and other compensation that have come due and payable to their current or former employees and independent contractors under applicable Laws, Contract or company policy; and (ii) each individual who is providing or within the past three (3) years has provided services to the Company and each of its Subsidiaries and is or was classified and treated as an independent contractor, consultant, leased employee or other non-employee service provider, is and has been properly classified and treated as such for all applicable purposes.

(d)  Except as would not, individually or in the aggregate, reasonably be expected to result in material liability for the Company or any Subsidiary of the Company, the Company and each of its Subsidiaries has investigated all sexual harassment, or other harassment, discrimination, retaliation or policy violation allegations against any officers, directors or employees of the Company or any Subsidiary of the Company that have been formally reported to the Company or any Subsidiary of the Company or of which any of them is otherwise aware and, with respect to each such allegation with potential merit, the Company or the applicable Subsidiary of the Company has taken corrective action to seek to prevent further improper action. To the knowledge of the Company, there are no such allegations of harassment or discrimination, that, if known to the public, would bring the Company or any Subsidiary of the Company into material disrepute.

(e)  Notwithstanding anything to the contrary contained elsewhere in this Agreement, this Section 4.13 contains the sole and exclusive representations and warranties of the Company and the Manager with respect to labor matters.

Section 4.14  Environmental Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) each of the Company and its Subsidiaries is and for the last three (3) years has been in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all Company Permits required to be obtained pursuant to applicable Environmental Laws (“Company Environmental Permits”); (b) all Company Environmental Permits required under applicable Environmental Laws as of the date hereof are in full force and effect and, where applicable, applications for renewal or amendment thereof have been timely filed; (c) no suspension or cancellation of any Company Environmental Permit required under Environmental Law as of the date hereof is pending or threatened in writing; (d) there has been no release, treatment, storage, disposal, arrangement for or permitting the disposal, transportation, or handling of, exposure to or contamination by any Hazardous Substance in any manner that has given or would reasonably be expected to give rise to the Company or any of its Subsidiaries incurring any liability under applicable Environmental Laws; and (e) the Company and its Subsidiaries have not received any written notice, report, order or directive of, and there are no Proceedings pending or threatened in writing against the Company or any of its Subsidiaries or involving any real property currently or formerly owned, operated or leased by or for the Company or any of its Subsidiaries alleging noncompliance with, or liability under, any applicable Environmental Law that has not been fully and finally cured or resolved. The Company and its Subsidiaries have made available to Parent and Merger Subs copies of all material, nonprivileged final environmental reports, audits and assessments conducted in the last three (3) years in its possession or under its reasonable control relating to currently owned, operated or leased facilities or properties, or the operations of the Company and its Subsidiaries. Notwithstanding anything to the contrary contained elsewhere in this Agreement, this Section 4.14 contains the sole and exclusive representations and warranties of the Company and the Manager with respect to environmental matters.

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Section 4.15  Property.

(a)  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Subsidiary of the Company owns and has good and valid title to all of its owned real property and good and valid title to all its owned personal property, and has good and valid leasehold interests in all of its leased real properties (other than hydrocarbon interests) free and clear of all Liens other than Permitted Liens, in each case, to an extent sufficient to conduct their respective businesses as currently conducted. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all leases under which the Company or any of its Subsidiaries lease any real or personal property are valid and effective against the Company or any of its Subsidiaries and, to the knowledge of the Company, the counterparties thereto, in accordance with their respective terms and there is not, under any of such leases, any existing material default by the Company or any of its Subsidiaries or, to the knowledge of the Company, the counterparties thereto, or any event which, with notice or lapse of time or both, would become a material default by the Company or any of its Subsidiaries or, to the knowledge of the Company, the counterparties thereto.

(b)  The Company and its Subsidiaries have such consents, easements, rights-of-way, permits or licenses from each Person (collectively, “rights-of-way”) as are sufficient to conduct their businesses as currently conducted, except such rights-of-way that, if not obtained (or which, if obtained, if the same were to expire or be revoked or terminated), would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries has fulfilled and performed all its obligations with respect to such rights-of-way which are required to be fulfilled or performed as of the date of this Agreement (subject to all applicable waivers, modifications, grace periods and extensions) and, to the knowledge of the Company, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for rights reserved to, or vested in, any municipality or other Governmental Authority or any railroad by the terms of any right, power, franchise, grant, license, permit, or by any other provision of any applicable Law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right.

Section 4.16  Intellectual Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or an Affiliate of the Company owns, or is licensed or otherwise possesses adequate rights to use, all material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, domain names, registered and unregistered copyrights, patents or applications and registrations, and trade secrets (collectively, the “Company Intellectual Property”) used in their respective businesses as currently conducted. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) there are no pending or threatened in writing claims by any Person alleging infringement or misappropriation by the Company or any of its Subsidiaries of such Person’s intellectual property, (b) to the knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not infringe or misappropriate any intellectual property rights of any Person, (c) neither the Company nor any of its Subsidiaries has made any claim of a violation or infringement, or misappropriation by others of its rights to or in connection with the Company Intellectual Property, and (d) to the knowledge of the Company, no Person is infringing or misappropriating any Company Intellectual Property.

Section 4.17  Opinion of Financial Advisor. The Manager Conflicts Committee has received the opinion of Evercore Group L.L.C. (the “Company Financial Advisor”) to the effect that, as of the date of such opinion and based upon and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Exchange Ratio is fair, from a financial point of view, to the Company Unaffiliated Unitholders.

Section 4.18  Brokers and Other Advisors. Except for the Company Financial Advisor, the fees and expenses of which will be paid by the Company, no broker, investment banker or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or commission, or the reimbursement of expenses, in connection with the Mergers or the other transactions contemplated by this Agreement based on arrangements made by or on behalf of the Manager Conflicts Committee for which Parent or the Company or any of its Subsidiaries would be responsible.

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Section 4.19  Insurance. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (a) the businesses and assets of the Company and its Subsidiaries are covered by, and insured under, insurance policies underwritten by reputable insurers that include coverages and related limits and deductibles that the Company believes are customary in the natural gas gathering, processing, treating, transportation and storage industries and natural gas liquids marketing industry, (b) all such insurance policies are in full force and effect and all premiums due and payable on such policies have been paid, and (c) no notice of cancellation of, material premium increase of, or indication of an intention not to renew, any such insurance policy has been received by the Company or any of its Subsidiaries other than in the ordinary course of business.

Section 4.20  Investment Company Act. The Company is not, nor immediately after the Closing will be, subject to regulation under the Investment Company Act of 1940, as amended.

Section 4.21  Regulatory Status.

(a)  Except as set forth on Section 4.21(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries is not (i) a natural gas company under the Natural Gas Act, 15 U.S.C. §§ 717-717W, and the regulations promulgated by the Federal Energy Regulatory Commission (“FERC”) thereunder (“NGA”), (ii) a common carrier pipeline under the Interstate Commerce Act, 49 U.S.C. § 1, et seq. (1988) (“ICA”), (iii) a utility, gas service company, gas company, or any similar entity however described under the laws of any state or local jurisdiction and the regulations promulgated thereunder, or (iv) a holding company or a gas utility company as defined in the Public Utility Holding Company Act of 2005, 42 U.S.C. §§ 16451-16453, and the regulations promulgated by the FERC thereunder (“PUHCA”).

(b)  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, all filings required to be made by the Company and any Subsidiary during the three (3) years preceding the date hereof, with (i) FERC under the NGA, ICA, PUHCA or any implementing regulations, (ii) the Department of Transportation, (iii) the Department of Energy, (iv) the Federal Communications Commission, or (v) any applicable state commission or department, as the case may be, have been made, including all forms, statements, reports, notices, agreements and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs and related documents, and all such filings complied, as of their respective dates, and, as amended or supplemented, with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder.

Section 4.22  No Other Representations or Warranties. Except for the representations and warranties set forth in this Article IV, neither the Company nor any other Person makes or has made any express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or the Merger Subs in connection with the Mergers or the other transactions contemplated by this Agreement. Each of Parent, Merger Sub I and Merger Sub II acknowledges and agrees that, without limiting the generality of the foregoing, such party has not relied upon and neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, the Merger Subs or any other Person resulting from the distribution to Parent or the Merger Subs (including their respective Representatives), or Parent’s or the Merger Subs’ (or such Representatives’) use of, any such information, including any information, documents, projections, forecasts or other materials made available to Parent or the Merger Subs in expectation of the Mergers, unless any such information is the subject of an express representation or warranty set forth in this Article IV.

Article V

REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUBS

Except as disclosed in (a) the Parent SEC Documents filed or publicly furnished with the SEC on or after December 31, 2021, and prior to the date of this Agreement (but excluding any disclosure contained in any such Parent SEC Documents under the heading “Risk Factors” or “Cautionary Statement about Forward-Looking Statements” or similar heading (other than any factual information contained within such headings, disclosure or statements)), or (b) the disclosure letter delivered by Parent to the Company (the “Parent Disclosure Schedule”) prior to the execution of this Agreement (provided, however, that (i) disclosure in any section of such Parent Disclosure Schedule shall be deemed to be disclosed with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section notwithstanding the

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omission of a reference or cross reference thereto and (ii) the mere inclusion of an item in such Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Parent Material Adverse Effect), Parent represents and warrants to the Company as follows:

Section 5.1  Organization, Standing and Corporate Power.

(a)  Each of Parent and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the applicable Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, and has all requisite partnership, corporate, limited liability company or other applicable entity power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent (“Parent Material Adverse Effect”).

(b)  Each of Parent and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c)  All of the outstanding partnership interests, limited liability company interests, shares of capital stock of, or other equity interests in, each material Subsidiary of Parent that are owned directly or indirectly by Parent have been duly authorized and validly issued in accordance with the Organizational Documents of such entity (in each case as in effect on the date of this Agreement and on the Closing Date) and are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such entity) and non-assessable (except as non-assessability may be affected by the Laws of the jurisdiction in which such material Subsidiary is formed) and are owned free and clear of all Liens other than Permitted Security Liens.

Section 5.2  Capitalization.

(a)  As of the date of this Agreement, the authorized equity interests of Parent consist of 100,000,000 shares of preferred stock, par value $0.01 per share, 20,000 of which have been designated Series E Non-Voting Perpetual Preferred Stock, par value $0.01 per share (the “Parent Preferred Stock”), and 1,200,000,000 Parent Shares. As of November 21, 2024, there were (i) 584,251,368 Parent Shares issued and outstanding, (ii) 25,462,466 Parent Shares held in treasury, (iii) 20,000 shares of Parent Preferred Stock, (iv) no shares of Parent Preferred Stock held in treasury, (v) 1,870,298 shares subject to restricted stock units granted and outstanding under Parent’s equity plans, (vi) 2,739,695 Parent Shares subject to outstanding performance stock units granted and outstanding under Parent’s equity plans (assuming maximum performance) and (vii) 12,580,819 Parent Shares reserved for issuance pursuant to Parent’s equity plans. All outstanding equity securities of Parent are, and all Parent Shares issuable pursuant to Parent’s restricted stock units and performance stock units, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, free and clear of all Liens (other than Permitted Security Liens), fully paid and nonassessable and free of preemptive rights.

(b)  As of November 22, 2024, except as set forth above in this Section 5.2 and set forth in Parent’s equity plans or grant documents issued thereunder, (i) there are no equity securities of Parent issued or authorized and reserved for issuance, (ii) there are no outstanding options, profits interest units, phantom units, restricted units, unit appreciation rights, warrants, preemptive rights, subscriptions, calls or other Rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating Parent to issue, transfer or sell any equity interest of Parent or any securities convertible into or exchangeable for such equity interests, or any commitment to authorize, issue or sell the same or any such equity securities, except pursuant to this Agreement, and (iii) there are no contractual obligations of Parent to repurchase, redeem or otherwise acquire any other equity interest in Parent or any such securities or agreements listed in clause (ii) of this sentence.

(c)  When issued pursuant to the terms of this Agreement, all Parent Shares constituting any part of the Merger Consideration will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

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(d)  All of the issued and outstanding limited liability company interests of Merger Sub I and Merger Sub II are beneficially owned by Parent. The Merger Subs were formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Except for obligations and liabilities incurred in connection with its formation and the transactions contemplated by this Agreement, the Merger Subs have not and will not have incurred, directly or indirectly, any obligations or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 5.3  Authority; Noncontravention; Voting Requirements.

(a)  Each of Parent, Merger Sub I and Merger Sub II has all necessary corporate or limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by Parent and the Merger Subs of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized and approved by each of Merger Sub I, Merger Sub II, Parent as the sole member of each of the Merger Subs and Parent, and no other corporate or limited liability company action on the part of Parent or the Merger Subs is necessary to authorize the execution, delivery and performance by Parent or the Merger Subs of this Agreement and the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by each of Parent, Merger Sub I and Merger Sub II and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of each of Parent, Merger Sub I and Merger Sub II, enforceable against each of them in accordance with its terms, except as such enforcement may be limited by the Enforceability Exceptions. The Parent Board has taken all necessary action so that any takeover, anti-takeover, moratorium, “fair price”, “control share” or similar Law applicable to Parent or any of its Subsidiaries (including the restrictions on “business combinations” with an “interested stockholder” (each as defined in Section 18-1090.3 of the OGCA) under Section 18-1090.3 of the OGCA) (“Takeover Laws”) do not, and will not, apply to this Agreement and the consummation of the transactions contemplated this Agreement, including the Mergers and the Parent Stock Issuance.

(b)  Neither the execution and delivery of this Agreement by Parent and the Merger Subs, nor the consummation by Parent and the Merger Subs of the transactions contemplated by this Agreement, nor compliance by Parent and the Merger Subs with any of the terms or provisions of this Agreement, will (i) contravene, conflict with, violate any provision of, result in any breach of, or require the consent of any Person under, the terms, conditions or provisions of the Organizational Documents of Parent or any of Parent’s material Subsidiaries, or (ii) assuming the authorizations, consents and approvals referred to in Section 5.4 and the filings referred to in Section 5.4 are made, (A) contravene, violate or conflict with any applicable Law, judgment, writ or injunction of any Governmental Authority, in each case, applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, give rise to a right to receive a change of control payment (or similar payment) under, accelerate the performance required by, or result in the creation of any Lien other than any Permitted Lien upon any of the respective properties or assets of, Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract or Parent Permit to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens other than Permitted Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c)  The Parent Board, at a meeting duly called and held, has (i) determined that it is in the best interests of Parent and the Parent Stockholders, and declared it advisable, to enter into this Agreement, and (ii) approved the execution, delivery and performance of this Agreement and the Support Agreement and the transactions contemplated by this Agreement, including the Parent Stock Issuance, and the Support Agreement.

(d)  Parent, as the sole member of the Manager, has approved this Agreement and the transaction contemplated hereby, in accordance with the Manager LLC Agreement (the “Sole Member Approval”).

Section 5.4  Governmental Approvals. Except for (a) filings required under, and compliance with other applicable requirements of, the Exchange Act, the Securities Act, including the filing of the Registration Statement with the SEC and applicable state securities and “blue sky” laws, (b) the filing of the Certificate of First Merger and the Certificate of Second Merger with the Secretary of State of the State of Delaware, (c) filings required under, and

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compliance with other applicable requirements of, applicable Antitrust Laws or (d) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by Parent and the Merger Subs and the consummation by Parent and the Merger Subs of the transactions contemplated by this Agreement, other than such other consents, approvals, filings, declarations or registrations that are not required to be obtained or made prior to the consummation of such transactions or, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to (i) prevent or materially impede, interfere with or hinder the consummation of the transactions contemplated by this Agreement or (ii) result in a Parent Material Adverse Effect.

Section 5.5  Parent SEC Documents; Undisclosed Liabilities; Internal Controls.

(a)  Parent and its Subsidiaries have filed or furnished all reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements required pursuant to the Exchange Act or the Securities Act to be filed or furnished by them with the SEC since December 31, 2021 (collectively and together with all documents filed or publicly furnished on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Parent SEC Documents”). The Parent SEC Documents, as of their respective effective dates (in the case of the Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Parent SEC Documents), or, if amended, as finally amended prior to the date of this Agreement, complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)  The consolidated financial statements of Parent included in the Parent SEC Documents as of their respective dates (if amended, as of the date of the last such amendment) complied as to form, when filed, in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to Parent and its consolidated Subsidiaries, taken as a whole).

(c)  Except (i) as reflected or otherwise reserved against on the balance sheet of Parent and its consolidated Subsidiaries (including the notes thereto) as of the Balance Sheet Date included in the Parent SEC Documents filed by Parent and publicly available prior to the date of this Agreement, (ii) for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice, (iii) for liabilities and obligations that have been discharged or paid in full and (iv) for liabilities and obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated by this Agreement, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether or not accrued or contingent), that would be required to be reflected or reserved against on a consolidated balance sheet of Parent prepared in accordance with GAAP or the notes thereto, other than as have not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d)  No Parent Subsidiary is required to file reports, forms or other documents with the SEC pursuant to the Exchange Act. As of the date of this Agreement, (i) there are no outstanding or unresolved comments from the staff of the SEC with respect to the Parent SEC Documents and (ii) to the knowledge of Parent, no enforcement action has been initiated against Parent relating to disclosures contained or omitted from any Parent SEC Document.

(e)  Parent makes and keeps books, records, and accounts and has devised and maintains a system of internal controls, in each case, in all material respects, as required pursuant to Section 13(b)(2) under the Exchange Act. Parent has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and the applicable listing standards of the NYSE.

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Such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure. Parent’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2023, and such assessment concluded that such controls were effective.

(f)  Since December 31, 2021, the principal executive officer and principal financial officer of Parent have made all certifications (without qualification or exceptions to the matters certified, except as to knowledge) required by the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct in all material respects, and none of such entities or its officers have received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification.

Section 5.6  Absence of Certain Changes or Events.

(a)  Since December 31, 2023, there has not occurred any change, effect, event or occurrence that, individually or in the aggregate, has resulted, or would reasonably be likely to result, in a Parent Material Adverse Effect.

(b)  From December 31, 2023 through the date of this Agreement, the business of Parent and its Subsidiaries has been conducted in the ordinary course of business in all material respects consistent with past practice (except as contemplated by this Agreement).

Section 5.7  Legal Proceedings. (i) Since December 31, 2021, there have been no Proceedings pending or, to the knowledge of Parent, threatened in writing with respect to Parent or any of its Subsidiaries or Proceedings pending or, to the knowledge of Parent, threatened in writing with respect to any of their respective properties or assets at law or in equity before any Governmental Authority, and (ii) there are no outstanding orders, judgments, decrees or similar rulings of any Governmental Authority against Parent or any of its Subsidiaries, in each case of clauses (i) and (ii) except for those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.8  Compliance With Laws; Permits.

(a)  The operations of Parent and its Subsidiaries are, and for the last three (3) years have been, in compliance with and are not in default under or in violation of any applicable Law, except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)  Parent and its Subsidiaries are in possession of all Permits necessary for Parent and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (collectively, the “Parent Permits”), except where the failure to have any of the Parent Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. None of Parent or its Subsidiaries is in conflict with, or in default or violation of, any of such Parent Permits, and to the knowledge of Parent, there is no existing circumstance that would reasonably be expected to cause the termination or revocation of any such Parent Permit or that would prevent renewal or reissuance of such Parent Permit when renewal or reissuance is required, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(c)  The representations and warranties contained in this Section 5.8 do not address Tax matters, employee and benefits plan matters, labor matters or environmental matters, which are addressed only in the applicable provisions of Sections 5.5(c), 5.6, 5.10, 5.12, 5.13 and 5.14.

Section 5.9  Information Supplied. Subject to the accuracy of the representations and warranties of the Company and the Manager set forth in Section 4.9, none of the information supplied (or to be supplied) in writing by or on behalf of Parent specifically for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement, or any amendment or supplement thereto, is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to

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state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Proxy Statement will, on the date it is first mailed to Company Unitholders and at the time of the Company Unitholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to information supplied by or on behalf of the Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement.

Section 5.10  Tax Matters.

(a)  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(i)  all Tax Returns that were required to be filed by Parent or any of its Subsidiaries have been duly and timely filed (taking into account any extension of time within which to file) and all such Tax Returns are complete and accurate;

(ii)  all Taxes owed by Parent or any of its Subsidiaries, or for which Parent or any of its Subsidiaries could be liable, that are or have become due have been timely paid in full or an adequate reserve for the payment of such Taxes has been established in accordance with GAAP;

(iii)  all Tax withholding and deposit requirements imposed on Parent or any of its Subsidiaries have been satisfied in full in all respects and all such withholding has been remitted to the proper taxing authority;

(iv)  there are no Liens on any of the assets of Parent or any of its Subsidiaries in respect of Taxes (other than Permitted Liens);

(v)  there is no written claim against Parent or any of its Subsidiaries for any Taxes, and no assessment, deficiency, or adjustment has been asserted, proposed, or threatened in writing with respect to any Tax Returns of Parent or any of its Subsidiaries;

(vi)  there are no audits, examinations, investigations or other proceedings active, pending or threatened in writing in respect of Taxes or Tax matters of Parent or any of its Subsidiaries;

(vii)  no written claim has been made in the last three years by a Governmental Authority in a jurisdiction where Parent or any of its Subsidiaries does not file a Tax Return that Parent or any of its Subsidiaries is or may be subject to taxation or required to file Tax Returns in that jurisdiction;

(viii)  there is not in force any extension of time (other than customary extensions obtained in the ordinary course of business) with respect to the due date for the filing of any Tax Return of Parent or any of its Subsidiaries or any waiver or agreement for any extension of time for the assessment or payment of any Tax of Parent or any of its Subsidiaries;

(ix)  neither Parent nor any of its Subsidiaries has been a member of an affiliated, combined, consolidated, unitary or similar group with respect to Taxes (including any affiliated group within the meaning of Section 1504 of the Code and any similar group under state, local or non-U.S. Law), other than a consolidated group of which Parent or one of its Subsidiaries is the common parent, or has any liability for the Taxes of any person (other than Parent or any of its Subsidiaries), as a transferee or successor, by contract (other than Taxes arising in ordinary course commercial arrangements not primarily related to Taxes), or otherwise;

(x)  neither Parent nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4;

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(xi)  neither Parent nor any of its Subsidiaries was a “distributing corporation” or a “controlled corporation” in a transaction intended to qualify under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code or any similar provision of state, local or non-U.S. Law) within the past two years or as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement; and

(xii)  Parent and its Subsidiaries are in compliance with all escheat and unclaimed property Laws, and neither Parent nor any of its Subsidiaries have any liability to pay over any amount to any Governmental Authority of any cash or other property under escheat or unclaimed property Laws.

(b)  Merger Sub II is a direct, wholly-owned Subsidiary of Parent and is classified as an entity disregarded as separate from Parent for U.S. federal income tax purposes (and applicable state and local Tax purposes) and no election has been or will be filed or made (and no other action has been or will be taken) to change such classification.

(c)  Neither Parent nor any of its Subsidiaries is aware of the existence of any fact, agreement, plan or other circumstance, or has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(d)  Notwithstanding anything to the contrary contained elsewhere in this Agreement, this Section 5.10 and, to the extent related to Taxes, Section 5.5(c), Section 5.6 and Section 5.12 contain the sole and exclusive representations and warranties of Parent with respect to Tax matters.

Section 5.11  Contracts.

(a)  Except for this Agreement or as filed or publicly furnished with the SEC prior to the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to or bound by, as of the date of this Agreement, any Contract (whether written or oral) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to Parent (each Contract that is described in this Section 5.11(a) being a “Parent Material Contract”).

(b)  Except as has not had and would not reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect, (i) each Parent Material Contract is legal, valid and binding on and enforceable against Parent and its Subsidiaries, as applicable, and is in full force and effect, except as such enforcement may be limited by the Enforceability Exceptions, (ii) neither Parent nor any of its Subsidiaries has received written notice of, and to the knowledge of Parent, no event or condition exists which constitutes, or, after notice or lapse of time or both, will constitute, a breach or default on the part of Parent or any of its Subsidiaries, or permit termination, modification or acceleration, under any such Parent Material Contract and (iii) to the knowledge of Parent, as of the date of this Agreement, no other party to any Parent Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by any such other party thereunder, or permit termination, modification or acceleration under any Parent Material Contract other than in accordance with its terms nor has any other party repudiated any provision of the Parent Material Contract.

Section 5.12  Parent Benefit Plans.

(a)  Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) each Parent Benefit Plan (and any related trust or other funding vehicle) has been maintained, funded, operated and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto, (ii) all contributions, distributions and premium payments required to be made with respect to any Parent Benefit Plan have been timely made, or if not yet due, have been properly accrued, and (iii) Parent and its Subsidiaries are in compliance with ERISA, the Code and all other Laws applicable to the Parent Benefit Plans. Any Parent Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or or is the subject of a favorable opinion or advisory letter from the Internal Revenue Service on which Parent can rely and nothing has occurred since the date of such determination or opinion letter that would reasonably be expected to adversely affect such qualification.

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(b)  Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, no Parent Benefit Plan provides, and none of Parent or any of its Subsidiaries sponsor, maintain, contribute to, or are required to contribute to, or have any current or contingent liability or obligation with respect to any plan or arrangement which provides for retiree health, medical, life, or other welfare benefits, except pursuant to the continuation coverage requirements of Section 4980B of the Code.

(c)  Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, none of Parent or any of its Subsidiaries sponsor, maintain, contribute to or is required to contribute to, or has any liability (including on behalf of or in respect of an ERISA Affiliate) with respect to, any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code or a “multiemployer plan” (as defined in Section 3(37) of ERISA).

(d)  Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) none of Parent or any of its Subsidiaries have incurred (whether or not assessed) any penalty or Tax under Section 4980B, 4980D, 4980H, 6721 or 6722 of the Code and (ii) there have been no non-exempt “prohibited transactions” (as defined in Section 4975 of the Code or Section 406 of ERISA) or any breaches of fiduciary duty (as determined under ERISA) with respect to any Parent Benefit Plan.

(e)  Except with respect to employees or other individual service providers of the Company and its Subsidiaries, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement could, either alone or in combination with another event, (i) entitle any current or former employee, consultant, officer or other service provider of Parent or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation, due any such employee, consultant, officer or other service provider, (iii) trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits, (iv) trigger any other material obligation, benefit (including loan forgiveness), requirement or restriction pursuant to any Parent Benefit Plan or (v) restrict or limit the right of any of Parent or any of its Subsidiaries to administer, amend or terminate any Parent Benefit Plan.

(f)  No amount or benefit that would be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any current or former employee, unitholder, director or other individual service provider of Parent or any of its Subsidiaries who is a “disqualified individual” within the meaning of Section 280G of the Code could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the transactions contemplated by this Agreement.

(g)  Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, each Parent Benefit Plan and any award thereunder that constitutes a “non-qualified deferred compensation plan” under Section 409A of the Code has been operated and documented in all respects in compliance with Section 409A of the Code. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, no director, officer, employee or other individual service provider of Parent or any of its Subsidiaries is entitled to a gross-up, make-whole, reimbursement or indemnification payment with respect to Taxes imposed under Section 409A or Section 4999 of the Code.

(h)  Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, each Parent Benefit Plan that provides benefits or compensation to any employees or other service providers who reside or provide services primarily outside of the United States has been registered, listed, administrated, funded and maintained in good standing, as applicable, in accordance with its terms and all applicable Laws.

(i)  Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, there are no pending or threatened Proceedings, actions, suits, claims audits or investigations by or on behalf of any Parent Benefit Plan, by any employee or beneficiary covered under any Parent Benefit Plan or otherwise involving any Parent Benefit Plan (other than routine claims for benefits).

(j)  Notwithstanding anything to the contrary contained elsewhere in this Agreement, this Section 5.12 contains the sole and exclusive representations and warranties of Parent with respect to employee benefit matters.

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Section 5.13  Labor Matters.

(a)  Except as set forth on Section 5.13(a) of the Parent Disclosure Schedule, (i) neither Parent nor any Subsidiary of Parent is a party to or bound by any Labor Agreement and there are no Labor Agreements or similar agreements with any labor union, works council, labor organization or employee association, applicable to employees of Parent or any Subsidiary of Parent, and (ii) to knowledge of Parent, there is, and in the past three (3) years there has been, no union organizing effort pending or threatened against Parent or any Subsidiary of Parent. There are, and in the past three (3) years there have been, no existing or, to the knowledge of Parent, threatened strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against or affecting Parent or any Subsidiary of Parent. There is, and in the past three (3) years there has been, no material unfair labor practice, labor dispute or labor arbitration proceeding pending or, to the knowledge of Parent, threatened with respect to any current or former employees of Parent or any Subsidiary of Parent.

(b)  Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, Parent and each of its Subsidiaries are, and for the past three (3) years have been, in compliance with all applicable Laws with respect to labor, employment, and employment practices, including all Laws respecting terms and conditions of employment, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), unfair labor practices, health and safety, immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), employment discrimination, harassment, retaliation, restrictive covenants, pay transparency, disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act), workers’ compensation, labor relations, employee leave issues, employee trainings and notices, affirmative action and unemployment insurance.

(c)  Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) Parent and each of its Subsidiaries have fully and timely paid all wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees and other compensation that have come due and payable to their current or former employees and independent contractors under applicable Laws, Contract or Parent policy; and (ii) each individual who is providing or within the past three (3) years has provided services to Parent and each of its Subsidiaries and is or was classified and treated as an independent contractor, consultant, leased employee or other non-employee service provider, is and has been properly classified and treated as such for all applicable purposes.

(d)  Except as would not, individually or in the aggregate, reasonably be expected to result in material liability for Parent or any Subsidiary of Parent, Parent and each of its Subsidiaries has investigated all sexual harassment, or other harassment, discrimination, retaliation or policy violation allegations against any officers, directors or employees of Parent or any Subsidiary of Parent that have been formally reported to Parent or any Subsidiary of Parent or of which any of them is otherwise aware and, with respect to each such allegation with potential merit, Parent or the applicable Subsidiary of Parent has taken corrective action to seek to prevent further improper action. To the knowledge of Parent, there are no such allegations of harassment or discrimination, that, if known to the public, would bring Parent or any Subsidiary of Parent into material disrepute.

(e)  Notwithstanding anything to the contrary contained elsewhere in this Agreement, this Section 5.13 contains the sole and exclusive representations and warranties of Parent with respect to labor matters.

Section 5.14  Environmental Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (a) each of Parent and its Subsidiaries is and for the last three (3) years has been in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all Parent Permits required to be obtained pursuant to applicable Environmental Laws (“Parent Environmental Permits”); (b) all Parent Environmental Permits required under applicable Environmental Laws as of the date hereof are in full force and effect and, where applicable, applications for renewal or amendment thereof have been timely filed; (c) no suspension or cancellation of any Parent Environmental Permit required under Environmental Law as of the date hereof is pending or threatened in writing; (d) there has been no release, treatment, storage, disposal, arrangement for or permitting the disposal, transportation, or handling of, exposure to or contamination by any Hazardous Substance in any manner that has given or would reasonably be expected to give rise to Parent or any of its Subsidiaries incurring any liability under applicable Environmental Laws; and (e) Parent and its Subsidiaries have not received any written notice, report, order or directive of, and there are no Proceedings pending or threatened in writing against Parent or any of its Subsidiaries or involving any real property currently or formerly owned, operated or leased by or for Parent or

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any of its Subsidiaries alleging noncompliance with, or liability under, any applicable Environmental Law that has not been fully and finally cured or resolved. Notwithstanding anything to the contrary contained elsewhere in this Agreement, this Section 5.14 contains the sole and exclusive representations and warranties of Parent with respect to environmental matters.

Section 5.15  Property.

(a)  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent or a Subsidiary of Parent owns and has good and valid title to all of its owned real property and good and valid title to all its owned personal property, and has good and valid leasehold interests in all of its leased real properties (other than hydrocarbon interests) free and clear of all Liens other than Permitted Liens, in each case, to an extent sufficient to conduct their respective businesses as currently conducted. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, all leases under which Parent or any of its Subsidiaries lease any real or personal property are valid and effective against Parent or any of its Subsidiaries and, to the knowledge of Parent, the counterparties thereto, in accordance with their respective terms and there is not, under any of such leases, any existing material default by Parent or any of its Subsidiaries or, to the knowledge of Parent, the counterparties thereto, or any event which, with notice or lapse of time or both, would become a material default by Parent or any of its Subsidiaries or, to the knowledge of Parent, the counterparties thereto.

(b)  The Parent and its Subsidiaries have such rights-of-way as are sufficient to conduct their businesses as currently conducted, except such rights-of-way that, if not obtained (or which, if obtained, if the same were to expire or be revoked or terminated), would not, individually or in the aggregate, have a Parent Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each of Parent and its Subsidiaries has fulfilled and performed all its obligations with respect to such rights-of-way which are required to be fulfilled or performed as of the date of this Agreement (subject to all applicable waivers, modifications, grace periods and extensions) and, to the knowledge of Parent, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for rights reserved to, or vested in, any municipality or other Governmental Authority or any railroad by the terms of any right, power, franchise, grant, license, permit, or by any other provision of any applicable Law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right.

Section 5.16  Intellectual Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent or an Affiliate of Parent owns, or is licensed or otherwise possesses adequate rights to use, all material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, domain names, registered and unregistered copyrights, patents or applications and registrations, and trade secrets (collectively, the “Parent Intellectual Property”) used in their respective businesses as currently conducted. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) there are no pending or threatened in writing claims by any Person alleging infringement or misappropriation by Parent or any of its Subsidiaries of such Person’s intellectual property, (b) to the knowledge of Parent, the conduct of the business of Parent and its Subsidiaries does not infringe or misappropriate any intellectual property rights of any Person, (c) neither Parent nor any of its Subsidiaries has made any claim of a violation or infringement, or misappropriation by others of its rights to or in connection with the Parent Intellectual Property, and (d) to the knowledge of Parent, no Person is infringing or misappropriating any Parent Intellectual Property.

Section 5.17  Brokers and Other Advisors. Except for Goldman Sachs & Co. LLC, Barclays Capital Inc. and Citigroup Global Markets Inc., the fees and expenses of which will be paid by Parent, no broker, investment banker or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or commission, or the reimbursement of expenses, in connection with the Mergers or the other transactions contemplated by this Agreement based on arrangements made by or on behalf of Parent or any of its Subsidiaries for which the Company or any of its Subsidiaries would be responsible.

Section 5.18  Insurance. Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, (a) the businesses and assets of Parent and its Subsidiaries are covered by, and insured under, insurance policies underwritten by reputable insurers that include coverages and related limits and deductibles that Parent believes are customary in the natural gas gathering, processing, treating, transportation and storage industries and

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natural gas liquids marketing industry, (b) all such insurance policies are in full force and effect and all premiums due and payable on such policies have been paid, and (c) no notice of cancellation of, material premium increase of, or indication of an intention not to renew, any such insurance policy has been received by Parent or any of its Subsidiaries other than in the ordinary course of business.

Section 5.19  Investment Company Act. Parent is not, nor immediately after the Closing will be, subject to regulation under the Investment Company Act of 1940, as amended.

Section 5.20  Regulatory Status. Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, all filings required to be made by Parent and any Subsidiary during the three (3) years preceding the date hereof, with (a) FERC under the NGA, ICA, PUHCA or any implementing regulations, (b) the Department of Transportation, (c) the Department of Energy, (d) the Federal Communications Commission, or (e) any applicable state commission or department, as the case may be, have been made, including all forms, statements, reports, notices, agreements and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs and related documents, and all such filings complied, as of their respective dates, and, as amended or supplemented, with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder.

Section 5.21  Ownership of Common Units. Parent and its Subsidiaries, taken together, are the beneficial owners of 200,340,753 Common Units, which represent all Common Units held of record or beneficially by Parent or any of its Subsidiaries as of the date of this Agreement.

Section 5.22  No Other Representations or Warranties. Except for the representations and warranties set forth in this Article V, neither Parent nor any other Person makes or has made any express or implied representation or warranty with respect to Parent and the Merger Subs or with respect to any other information provided to the Company in connection with the Mergers or the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company has not relied upon and neither Parent nor any other Person will have or be subject to any liability or other obligation to the Company or the Manager or any other Person resulting from the distribution to the Company (including their Representatives), or the Company’s or the Manager’s (or such Representatives’) use of, any such information, including any information, documents, projections, forecasts or other materials made available to the Company and the Manager in expectation of the Mergers, unless any such information is the subject of an express representation or warranty set forth in this Article V.

Article VI

ADDITIONAL COVENANTS AND AGREEMENTS

Section 6.1  Preparation of the Registration Statement and the Proxy Statement; Company Unitholder Meeting.

(a)  As promptly as practicable following the date of this Agreement, the Company and Parent shall jointly prepare and the Company shall file with the SEC the Proxy Statement and the Company and Parent shall jointly prepare and Parent shall file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and keep the Registration Statement effective for so long as necessary to consummate the transactions contemplated by this Agreement. The Company shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company Unitholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. No filing of, or amendment or supplement to, including by incorporation by reference, the Registration Statement or the Proxy Statement will be made by any party without providing the other party a reasonable opportunity to review and comment thereon. If at any time prior to the First Merger Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, is discovered by the Company or Parent that should be set forth in an amendment or supplement to either the Registration Statement or the Proxy Statement, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the Company Unitholders. The parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement, the Registration

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Statement or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement, the Registration Statement or the transactions contemplated by this Agreement and (ii) all orders of the SEC relating to the Registration Statement.

(b)  The Company shall, as promptly as practicable following the date on which the Registration Statement is declared effective under the Securities Act, establish a record date for, duly call, give notice of, convene and hold a special meeting of the Company Unitholders (the “Company Unitholder Meeting”) for the purpose of obtaining the Company Unitholder Approval. Subject to Section 6.3, the Company shall, through the Manager Board and the Manager Conflicts Committee, recommend to the Company Unitholders approval of this Agreement (collectively, the “Company Board Recommendation”) and use commercially reasonable efforts to obtain from the Company Unitholders the Company Unitholder Approval. The Proxy Statement shall include, subject to Section 6.3, the Company Board Recommendation. Without limiting the generality of the foregoing, but subject to Section 6.3 (including the termination rights referenced therein), the Company’s obligations pursuant to the first sentence of this Section 6.1(b) shall not be affected by the withdrawal or modification by the Manager Conflicts Committee or the Manager Board of the Company Board Recommendation or any other action by the Manager Conflicts Committee or the Manager Board with respect to this Agreement or the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company may postpone or adjourn the Company Unitholder Meeting (i) to solicit additional proxies for the purpose of obtaining the Company Unitholder Approval, (ii) for the absence of quorum, (iii) to the extent reasonably necessary to ensure that any supplement or amendment to the Proxy Statement that the Manager Conflicts Committee has determined after consultation with outside legal counsel is necessary under applicable Law is provided to the Company Unitholders within the minimum amount of time reasonably practicable prior to the Company Unitholder Meeting, and (iv) if the Company has delivered any notice contemplated by Section 6.3(b) and the time periods contemplated by Section 6.3(b) have not expired; provided, however, that in each case, the Company shall not be permitted to postpone or adjourn the Company Unitholder Meeting to a date after the date that is two (2) Business Days prior to the Outside Date.

(c)  Unless this Agreement is validly terminated in accordance with Article VIII, the Company shall submit this Agreement to the Company Unitholders for approval at the Company Unitholder Meeting even if the Manager Board or the Manager Conflicts Committee shall have effected a Company Adverse Recommendation Change.

Section 6.2  Conduct of Business.

(a)  Except (v) as provided in this Agreement, (w) as set forth in the Company Disclosure Schedule, (x) as required by applicable Law, (y) as provided in any Company Material Contract in effect as of the date of this Agreement (including the Company Operating Agreement) or (z) pursuant to a Parent Directive or as otherwise consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the earlier of the First Merger Effective Time and the termination of this Agreement pursuant to Article VIII, each of the Manager and the Company shall, and shall cause each of their respective Subsidiaries to, conduct its business (i) in the ordinary course of business consistent with past practice and (ii) in compliance with the EnLink Midstream Interim Period Restricted Actions.

(b)  Except (v) as provided in this Agreement, (w) as set forth in the Company Disclosure Schedule, (x) as required by applicable Law, (y) as provided in any Company Material Contract in effect as of the date of this Agreement or (z) pursuant to a Parent Directive or as otherwise consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the earlier of the First Merger Effective Time and the termination of this Agreement pursuant to Article VIII, the Company shall not, and shall not permit any of its Subsidiaries to:

(i)  subject to Section 6.13(a), declare, authorize, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any of the Company’s or the MLP’s capital stock, other than (A) the declaration and payment of regular quarterly distributions to holders of Common Units not in excess of $0.1325 per unit per quarter, (B) the declaration and payment of distributions in cash or in kind to the holders of the MLP Series B Preferred Units, in accordance with the MLP Partnership Agreement, and as approved by the board of directors of the MLP General Partner, in its capacity as the general partner of the MLP, and (C) any distributions paid by the Company or a Subsidiary of the Company to the Company or another Subsidiary of the Company in the ordinary course of business;

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(ii)  adopt a plan or agreement of complete or partial liquidation, dissolution or restructuring or a plan or agreement of reorganization under any bankruptcy or similar Law;

(iii)  fail to maintain any material right-of-way and other material real property other than in the ordinary course of business consistent with past practice;

(iv)  split, combine, divide, subdivide, reverse split, reclassify, recapitalize or effect any other similar transaction with respect to the capital stock or other equity interests of the Company or any of its Subsidiaries; or

(v)  agree, in writing or otherwise, to take any of the foregoing actions, or take any action or agree, in writing or otherwise, to take any action, including proposing or undertaking any merger, consolidation or acquisition, in each case, that would reasonably be expected to prohibit, prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Mergers or the other transactions contemplated by this Agreement.

(c)  Except (w) as provided in this Agreement, (x) as set forth in the Parent Disclosure Schedule, (y) as required by applicable Law, or (z) as consented to in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the First Merger Effective Time, Parent shall not, and shall not permit any of its Subsidiaries to:

(i)  amend Parent’s or any of its Subsidiaries’ Organizational Documents (whether by merger, consolidation, conversion or otherwise) in any manner that would reasonably be expected to (A) prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Mergers or the other transactions contemplated by this Agreement, or (B) adversely affect (1) the value of the Merger Consideration to be obtained by the Company Unaffiliated Unitholders upon the consummation of the Merger or (2) terms of the Parent Common Stock in any material respect;

(ii)  declare, authorize, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any of Parent’s capital stock, other than regular quarterly cash dividends on the Parent Common Stock in the ordinary course of business consistent with past practice and other than dividends or distributions with a record date after the First Merger Effective Time; provided, however, that nothing contained herein shall prohibit Parent from increasing the quarterly cash dividend on Parent Common Stock;

(iii)  split, combine, divide, subdivide, reverse split, reclassify, recapitalize or effect any other similar transaction with respect to any of Parent’s capital stock or other equity interests; provided, however, that nothing contained herein shall prohibit Parent from making repurchases of Parent Common Stock pursuant to Parent’s publicly disclosed share repurchase program;

(iv)  solely with respect to Parent or any of its material Subsidiaries, adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization, or enter into a letter of intent or agreement in principle with respect thereto, other than consolidations, restructurings or reorganizations solely among Parent and its Subsidiaries or among Parent’s Subsidiaries;

(v)  directly or indirectly purchase, acquire or otherwise become beneficial owner of (or direct the Company to repurchase, redeem or otherwise acquire) any additional Common Units; or

(vi)  agree, in writing or otherwise, to take any of the foregoing actions, or take any action or agree, in writing or otherwise, to take any action, including proposing or undertaking any merger, consolidation or acquisition, in each case, that would reasonably be expected to prohibit, prevent or in any material respect hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Mergers or the other transactions contemplated by this Agreement.

(d)  Until the Effective Time or the earlier termination of this Agreement, unless otherwise approved by the Manager Board and the Manager Conflicts Committee, Parent shall not (i) amend, modify or revoke the Support Agreement, or (ii) directly or indirectly (A) other than to a ONEOK Entity (as defined in the Support Agreement) that agrees to be bound by the Support Agreement, sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by distribution, by operation of Law or otherwise), either voluntarily or involuntarily, or enter into any Contract, option or other arrangement or

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understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition of (by merger, by distribution, by operation of Law or otherwise), any Common Units owned by Parent as of the date hereof, (B) deposit any Common Units into a voting trust or enter into a voting agreement or arrangement or grant any proxy, consent or power of attorney with respect thereto that is inconsistent with this Section 6.2(d), or (C) agree (regardless of whether in writing or orally) to take any of the actions referred to in the foregoing clauses (A) or (B).

Section 6.3  Recommendation of First Merger.

(a)  Except as permitted by this Section 6.3, the Company and the Manager, acting through the Manager Board or the Manager Conflicts Committee or otherwise, shall not, and shall cause their respective Subsidiaries and the foregoing shall use their reasonable best efforts to cause their respective Representatives not to, directly or indirectly (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the Company Board Recommendation or (ii) fail to include the Company Board Recommendation in the Proxy Statement (the taking of any such action in subclause (i) and (ii) being referred to as a “Company Adverse Recommendation Change”). Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by the Company’s or the Manager’s Representatives, other than any violation caused by or at the direction of Parent or any of its Affiliates or Representatives (a “Parent Directive”) or any act or failure to act by Parent or any of its Affiliates or Representatives, shall be deemed to be a breach of this Section 6.3 by the Company and the Manager.

(b)  Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Company Unitholder Approval, and subject to compliance in all material respects with this Section 6.3(b), the Manager Board or the Manager Conflicts Committee may make a Company Adverse Recommendation Change:

(i)  if the Manager Board or the Manager Conflicts Committee, as applicable, after consultation with its financial advisors and outside legal counsel, determines in good faith that failure to take such action would be inconsistent with its duties under the Company Operating Agreement and applicable Law;

(ii)  if the Manager Board or the Manager Conflicts Committee, as applicable, has provided prior written notice to Parent at least three (3) days in advance of its intention to take such action with respect to a Company Adverse Recommendation Change and specifying in reasonable detail the reasons therefor unless at the time such notice is otherwise required to be given there are less than three (3) days prior to the Company Unitholder Meeting, in which case the Manager Board or the Manager Conflicts Committee, as applicable, shall provide as much notice as is practicable (the period inclusive of all such days, the “Company Notice Period”); and

(iii)  if, during the Company Notice Period, the Manager Board or the Manager Conflicts Committee, as applicable, has negotiated, and has used its reasonable best efforts to cause its financial advisors and outside legal counsel to negotiate, with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that the failure to effect such Company Adverse Recommendation Change would not be inconsistent with its duties under the Company Operating Agreement and applicable Law; provided, however, that the Manager Board or the Manager Conflicts Committee, as applicable, shall take into account all changes to the terms of this Agreement proposed by Parent in determining whether the failure to effect such Company Adverse Recommendation Change would not be inconsistent with its duties under Company Operating Agreement and applicable Law.

Section 6.4  Equity Awards.

(a)  Each Company RIU Award, whether vested or unvested, that is outstanding immediately prior to the First Merger Effective Time, shall, as of the First Merger Effective Time, be assumed by Parent and converted into a time-based restricted stock unit award with respect to Parent Shares (each an “Assumed RIU Award”) relating to a number of Parent Shares equal to the product obtained by multiplying (i) the number of Common Units subject to such Company RIU Award immediately prior to the First Merger Effective Time by (ii) the Exchange Ratio, rounded up or down to the nearest whole Parent Share. Each Assumed RIU Award shall otherwise be subject to the same terms and conditions (including as to vesting and forfeiture) as were applicable to the Company RIU Award immediately prior to the First Merger Effective Time.

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(b)  Each Company PU Award, whether vested or unvested, that is outstanding immediately prior to the First Merger Effective Time, shall, as of the First Merger Effective Time, be assumed by Parent and converted into a time-based restrictive stock unit award with respect to Parent Shares (each an “Assumed PU Award”) relating to a number of Parent Shares with respect to each tranche of the Company PU Award as identified in the applicable award agreement (a “Company PU Tranche”) equal to the product obtained by multiplying (i) the number of Common Units subject to such Company PU Tranche immediately prior to the First Merger Effective Time (determined based on the applicable Company PU Performance Assumption and, for those individuals who experienced a “Qualifying Termination” or “Retirement” (as such terms are defined in the applicable award agreement) prior to October 15, 2024, taking into account any applicable proration provisions), by (ii) the Exchange Ratio, rounded up or down to the nearest whole Parent Share. Each Assumed PU Award shall otherwise be subject to the same terms and conditions (including as to vesting and forfeiture, except, for clarity, any performance-based vesting condition shall not apply) as were applicable to the Company PU Award immediately prior to the First Merger Effective Time. For the avoidance of doubt, the parties acknowledge that a “Change in Control” (as defined in the applicable award agreement) occurred with respect to the outstanding Company PU Awards and Company RIU Awards on October 15, 2024.

(c)  The Company and Parent shall take any and all actions reasonably necessary to effectuate the transactions contemplated by this Section 6.4. If, as of the First Merger Effective Time, Parent does not have reserved for issuance a sufficient number of Parent Shares for delivery with respect to the Assumed RIU Awards and Assumed PU Awards to be issued by it in accordance with this Section 6.4, Parent shall take all action necessary to reserve for issuance such number of Parent Shares. As of the First Merger Effective Time, Parent shall have on file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to Parent Shares subject to the Assumed RIU Awards and Assumed PU Awards and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Assumed RIU Awards and Assumed PU Awards remain outstanding.

Section 6.5  Employee Matters.

(a)  With respect to those individuals who are employees of the Company, the Manager or their respective Subsidiaries immediately prior to the Closing and who remain employed with Parent or its Affiliates (which, for purposes of this Section 6.5 shall include the Company, the Manager and their respective Subsidiaries) immediately following the Closing (the “Continuing Employees”), Parent or an Affiliate of Parent shall, until the one-year anniversary of the Closing Date (or until employment terminates, if sooner) (the “Continuation Period”), (i) continue to provide the Continuing Employees with annual base salaries (or hourly wages, as applicable), annual cash bonus target opportunities, and annual long-term incentive award target opportunities, in each case that are not less favorable than those provided to the Continuing Employees immediately prior to the Closing (subject to the remainder of this Section 6.5(a) with respect to the annual long-term incentive award target opportunities); (ii) provide the Continuing Employees with employee benefits (excluding equity or equity-based benefits (other than with respect to the Continuation Period LTI Awards set forth in this Section 6.5(a)) and change in control, retention, nonqualified deferred compensation, defined benefit retirement and post-termination or retiree health or welfare benefits) that are, in the sole discretion of Parent, (A), in the aggregate, substantially comparable to the employee benefits (subject to the same exclusions) that were available to Continuing Employees immediately prior to the Closing under the Company Benefit Plans set forth on Section 4.12(a) of the Company Disclosure Schedule, (B) substantially similar in the aggregate to the employee benefits (subject to the same exclusions) provided to Parent’s or its Affiliate’s similarly situated employees as of the Closing Date, or (C) a combination of (A) and (B); and (iii) provide severance benefits for any Continuing Employee who is terminated by Parent or its Affiliates without cause during the Continuation Period and signs and does not revoke a customary release of claims that include a pro-rated target annual bonus for the year of termination and otherwise are at least as favorable as the greater of the severance benefits provided under the severance policies of the Company, the Manager and their respective Subsidiaries as in effect on the date hereof and set forth on Section 4.12(a) of the Company Disclosure Schedule or the severance benefits provided under the applicable severance policy of Parent or its Affiliates as of the date of termination. The long-term incentive awards described in subclause (i) of this Section 6.5(a) (“Continuation Period LTI Awards”) will be granted to Continuing Employees (who remain Continuing Employees as of the grant date) during a portion of the Continuation Period that falls during the first quarter of an applicable calendar year and will not be granted to the extent they duplicate long-term incentive awards, if any, granted prior to the Closing Date for the year in which the Closing Date occurs; provided, however, that, notwithstanding anything to the contrary herein, (x) Parent shall only be required to provide Continuation Period LTI Awards as described in this Section 6.5(a) in respect of the year in

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which the Closing Date occurs and (y) the size of each Continuing Employee’s Continuation Period LTI Award made following the Closing may be adjusted by Parent based on the Continuing Employee’s post-Closing role with Parent and its Subsidiaries so that it is consistent with similarly situated employees of Parent and its Subsidiaries. Any Continuation Period LTI Awards granted by Parent following the Closing will have terms and conditions that are the same as those of long-term incentive awards granted by Parent to similarly situated employees of Parent and its Subsidiaries. The Company shall take the actions set forth on Section 6.5(a) of the Company Disclosure Schedule, as applicable.

(b)  If requested by Parent in writing at least ten days prior to the Closing Date, the Company shall both (i) terminate any Company Benefit Plan qualified under Section 401(a) of the Code and containing a Code Section 401(k) cash or deferred arrangement (each, a “Business 401(k) Plan”) and (ii) fully vest each Continuing Employee in his or her account balance in such Business 401(k) Plan, in each case, effective at least one day prior to the Closing Date (the “ERISA Effective Date”). If Parent makes a request as provided in the immediately preceding sentence, prior to the ERISA Effective Date, the Company shall provide Parent with executed resolutions of the Manager Board authorizing such termination and amending any such Business 401(k) Plan commensurate with its termination to the extent necessary to comply with all applicable Laws. In the event that the Business 401(k) Plan is terminated as set forth in this Section 6.5(b), with respect to each Continuing Employee who participated in the Business 401(k) Plan, Parent shall use commercially reasonable efforts to (i) cause a plan that includes a cash or deferred arrangement qualified under Section 401(k) of the Code (the “Parent 401(k) Plan”) to permit and accept rollover contributions of the account balances of such Continuing Employee and (ii) cause the Parent 401(k) Plan to permit and accept as rollover contributions outstanding loan notes made by such Continuing Employee that are held as assets of the Business 401(k) Plan immediately prior to the Closing, and Parent shall permit the Continuing Employee who made such loan note to continue to repay the underlying loan in accordance with the terms in effect immediately prior to the Closing.

(c)  With respect to each Continuing Employee who begins to participate in a benefit plan of Parent or its Affiliates (a “Successor Benefit Plan”), Parent shall, or shall cause its Affiliate to, cause the applicable Successor Benefit Plan (but excluding any Successor Benefit Plan that is subject to Section 412 of the Code or Title IV of ERISA, any retiree health or life insurance plan) to credit each Continuing Employee for purposes of eligibility, vesting, and level of benefits under any paid-time off or severance policies or plans, with the service that is credited under the corresponding Company Benefit Plan in which such Continuing Employee participates immediately prior to the Closing Date (including service with predecessor employers, to the extent such service is credited under such Company Benefit Plan); provided, however, that the Successor Benefit Plan may exclude any such prior service credit that would result in a duplication of benefits. With respect to each Continuing Employee who begins to participate in a Successor Benefit Plan, Parent shall, or shall cause its Affiliate to, use commercially reasonably efforts to (i) cause each such Continuing Employee to be eligible to participate in the applicable Successor Benefit Plans which provide medical, dental, prescription drug or vision benefits without any waiting periods or any pre-existing condition exclusions and without regard to any evidence of insurability, actively-at-work or similar requirements and (ii) to give credit for all co-payments, deductibles, out-of-pocket costs and similar expenses paid by each Continuing Employee and such Continuing Employee’s eligible dependents under a comparable benefit plan in which such Continuing Employee participates immediately prior to the Closing Date and during the plan year of such Successor Benefit Plan in which the Closing Date occurs. Parent shall, or shall cause its Affiliate to, recognize and credit each Continuing Employee with the unused vacation time, sick leave, paid time off and other leave accrued by such Continuing Employee as of immediately prior to the Closing Date. The Company shall provide Parent or its Affiliate, as applicable, with all data and information reasonably requested in writing by Parent or such Affiliate to enable Parent or such Affiliate to comply with this Section 6.5(c).

(d)  Each Continuing Employee who participates in a Company Benefit Plan that is an annual bonus plan in respect of fiscal year 2024 shall be eligible to receive, subject to continued employment through the payment date, the following bonuses: (i) any unpaid annual bonus for fiscal year 2024, in an amount determined based on the level of attainment of the applicable performance measures under the Company Benefit Plan, as reasonably determined by the Manager Board consistent with past practice, and paid in accordance with the terms of such Company Benefit Plan, and (ii) an annual bonus for fiscal year 2025 in an amount determined based on the level of attainment of the performance measures under the annual bonus plan of Parent or one of its Affiliates, which bonus, for the avoidance of doubt, will not be prorated.

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(e)  Nothing in this Section 6.5 amends, or will be deemed to establish, amend, or prevent the amendment or termination of, any Company Benefit Plan or any other benefit or compensation plan, program or arrangement. No provision of this Agreement shall be construed as a guarantee of continued employment for any employee for any period of time or to prohibit Parent or any of its Affiliates from terminating the employment of any Continuing Employee at any time after the Closing. Nothing in this Section 6.5 shall create any third-party beneficiary rights or remedies in any Continuing Employee or any other Person.

Section 6.6  Efforts.

(a)  Subject to the terms and conditions of this Agreement, Parent, on the one hand, and each of the Company and the Manager, on the other hand, shall cooperate with the other and use and shall cause their respective Subsidiaries to use its reasonable best efforts to (i) take, or cause to be taken, all appropriate actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable (and in any event no later than the Outside Date) and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtain promptly (and in any event no later than the Outside Date) all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the transactions contemplated by this Agreement and (iii) defend any Proceedings challenging this Agreement or the consummation of the transactions contemplated by this Agreement or seek to have lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

(b)  Each of the parties hereto shall, and shall cause their respective Subsidiaries to, use its reasonable best efforts to (i) cooperate in all respects with each other party in connection with any filing or submission with a Governmental Authority in connection with the transactions contemplated hereby, including by providing the other party a reasonable opportunity to review and comment thereon, and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the transactions contemplated hereby, including any Proceeding initiated by a private Person, and (ii) promptly inform the other party of (and supply to the other party) any written communication received by such party from, or given by such party to any Governmental Authority and any material written communication received or given in connection with any Proceeding by a private Person, in each case regarding any of the transactions contemplated hereby. The parties shall take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 6.6 in a manner so as to preserve the applicable privilege.

Section 6.7  Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Except in connection with a Company Adverse Recommendation Change, if any, no party shall issue any other press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby (to the extent not previously issued or made in accordance with this Agreement) (other than as may be required by applicable Law or pursuant to the rules of the NYSE, in which event the party making the public announcement or press release shall, to the extent practicable, notify the other parties in advance of such public announcement or press release) without the prior approval of the other parties, which approval shall not be unreasonably withheld, delayed or conditioned.

Section 6.8  [Reserved].

Section 6.9  Indemnification and Insurance.

(a)  From and after the First Merger Effective Time, solely to the extent that the Company or the Manager or any applicable Subsidiary thereof would be permitted to indemnify an Indemnified Person immediately prior to the First Merger Effective Time, Parent and the Company, as the surviving entity in the First Merger, jointly and severally agree to (i) indemnify and hold harmless against any reasonable costs or expenses (including reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Proceeding,

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including any Proceeding relating to a claim for indemnification or advancement brought by an Indemnified Person), judgments, fines, losses, claims, damages or liabilities, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) in connection with any actual or threatened Proceeding, and, upon receipt by Parent of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined in a final and non-appealable judgment entered by a court of competent jurisdiction that the Indemnified Person is not entitled to be indemnified nor be provided advancement of expenses with respect to each of the foregoing to, all Indemnified Persons to the fullest extent permitted under applicable Law and (ii) honor the provisions regarding elimination of liability of officers and directors, indemnification of officers, directors and employees and advancement of expenses contained in the Organizational Documents of the Company and the Manager immediately prior to the First Merger Effective Time, and ensure that the Organizational Documents of the Company and the Manager or any of their respective successors or assigns (including Merger Sub II) shall, for a period of six years following the First Merger Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers and employees of the Company and the Manager than are presently set forth in such Organizational Documents. Any right of an Indemnified Person pursuant to this Section 6.9(a) shall not be amended, repealed, terminated or otherwise modified at any time in a manner that would adversely affect the rights of such Indemnified Person as provided herein, and shall be enforceable by such Indemnified Person and their respective heirs and representatives against Parent and the Manager and their respective successors and assigns.

(b)  Parent shall maintain in effect, for six (6) years from the First Merger Effective Time, Parent’s current directors’ and officers’ liability insurance policies covering acts or omissions occurring at or prior to the First Merger Effective Time with respect to Indemnified Persons (provided that Parent may substitute therefor policies with reputable carriers of at least the same coverage containing terms and conditions that are no less favorable to the Indemnified Persons); provided, however, that in no event shall Parent be required to expend pursuant to this Section 6.9(b) more than an amount equal to 300% of current annual premiums paid by Parent for such insurance (the “Maximum Amount”). In the event that, but for the proviso to the immediately preceding sentence, Parent would be required to expend more than the Maximum Amount, Parent shall obtain the maximum amount of such insurance as is available for the Maximum Amount. If Parent in its sole discretion elects, then, in lieu of the obligations of Parent under this Section 6.9(b), Parent may (but shall be under no obligation to), prior to the First Merger Effective Time, purchase a “tail policy” with respect to acts or omissions occurring or alleged to have occurred prior to the First Merger Effective Time that were committed or alleged to have been committed by such Indemnified Persons in their capacity as such. If a “tail policy” is purchased, Merger Sub II shall, and Parent shall cause Merger Sub II to, maintain such policies in full force and effect, and continue to honor the obligations thereunder.

(c)  The rights of any Indemnified Person under this Section 6.9 shall be in addition to any other rights such Indemnified Person may have under the Organizational Documents of the Company and the Manager, any indemnification agreements, or the DLLCA. The provisions of this Section 6.9 shall survive the consummation of the transactions contemplated by this Agreement for a period of six (6) years and are expressly intended to benefit each of the Indemnified Persons and their respective heirs and Representatives; provided, however, that in the event that any claim or claims for indemnification or advancement set forth in this Section 6.9 are asserted or made within such six (6)-year period, all rights to indemnification and advancement in respect of any such claim or claims shall continue until disposition of all such claims. If Parent and/or the Manager, or any of their respective successors or assigns (i) consolidates with or merges into any other Person, or (ii) transfers or conveys all or substantially all of their businesses or assets to any other Person, then, in each such case, to the extent necessary, a proper provision shall be made so that the successors and assigns of Parent and/or the Manager shall assume the obligations of Parent and the Manager set forth in this Section 6.9.

(d)  Parent shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Person in enforcing the indemnity and other obligations provided in this Section 6.9.

(e)  The obligations of Parent and Merger Sub II under this Section 6.9 shall not be terminated, amended or modified in any manner so as to adversely affect any Indemnified Person (including their successors, heirs and legal representatives) to whom this Section 6.9 applies without the consent of such Indemnified Person. It is expressly agreed that, notwithstanding any other provision of this Agreement that may be to the contrary, (i) the Indemnified Persons to whom this Section 6.9 applies shall be third-party beneficiaries of this Section 6.9, and (ii) this Section 6.9 shall survive consummation of the Mergers and shall be enforceable by such Indemnified Persons and their respective successors, heirs and legal representatives against Parent and the Merger Sub II and their respective successors and assigns.

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Section 6.10  Fees and Expenses. All fees and expenses incurred in connection with the transactions contemplated by this Agreement including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated by this Agreement, shall be the obligation of the respective party incurring such fees and expenses, except Parent and the Company shall each bear and pay one half of the expenses incurred in connection with the filing, printing and mailing of the Registration Statement and Proxy Statement.

Section 6.11  Section 16 Matters. Prior to the First Merger Effective Time, Parent and the Company shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Common Units (including derivative securities with respect to Common Units) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.12  Listing and Deregistration. Parent shall cause the Parent Common Stock to be issued pursuant to and in accordance with this Agreement to be approved for listing (subject, if applicable, to notice of issuance) for trading on the NYSE prior to the Closing. The Company will cooperate with Parent and use commercially reasonable efforts to take, or cause to be taken, all actions and all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable (a) the termination of trading of the Common Units on the Closing Date and the delisting of the Common Units from the NYSE and (b) the deregistration of the Common Units under the Exchange Act as promptly as practicable after the First Merger Effective Time. If Parent is required to file any quarterly or annual report pursuant to the Exchange Act by a filing deadline that is imposed by the Exchange Act and which falls on a date within the fifteen (15) days following the Closing Date, the Company shall make available to Parent, at least ten (10) Business Days prior to the Closing Date, a substantially final draft of any such annual or quarterly report reasonably likely to be required to be filed during such period.

Section 6.13  Distributions or Dividends. After the date of this Agreement until the First Merger Effective Time:

(a)  if permitted by applicable Law and the Company Operating Agreement, the Manager shall determine and declare, and cause the Company to pay regular quarterly cash distributions to the holders of Common Units consistent with past practice, including with respect to the timing of record dates and payment dates in an amount not less than $0.1325 per unit per quarter; and

(b)  the Company shall coordinate with Parent regarding the declaration of any distributions in respect of Common Units and the record dates and payment dates relating thereto, it being the intention of the parties that holders of Common Units shall not, without Parent’s written consent, receive, for any quarter, distributions both in respect of Common Units and also dividends in respect of Parent Common Stock that they receive in exchange therefor in the First Merger, but that they shall receive for any such quarter either: (i) only distributions in respect of Common Units or (ii) only dividends in respect of Parent Common Stock that they receive in exchange therefor in the First Merger.

Section 6.14  Manager Conflicts Committee. Prior to the earlier of the First Merger Effective Time and the termination of this Agreement, Parent shall not and it shall not permit any of its Subsidiaries to, and it shall not and shall not permit any of its Subsidiaries to take any action intended to cause the Manager to, without the consent of a majority of the then existing members of the Manager Conflicts Committee, eliminate the Manager Conflicts Committee, revoke or diminish the authority of the Manager Conflicts Committee or remove or cause the removal of any director of the Manager that is a member of the Manager Conflicts Committee either as a director or as a member of such committee. For the avoidance of doubt, this Section 6.14 shall not apply to the filling, in accordance with the provisions of the Manager LLC Agreement, of any vacancies caused by the resignation, death or incapacity of any such director.

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Section 6.15  Performance by the Manager. The Manager shall cause the Company and its Subsidiaries to comply with the provisions of this Agreement. Notwithstanding the foregoing, it is understood and agreed that actions or inactions by the Company and the Manager and their respective Subsidiaries shall not be deemed to be breaches or violations or failures to perform by Parent or its Subsidiaries of any of the provisions of this Agreement unless such action or inaction was or was not taken at the direction of or on the recommendation of, or with respect to the Company and the Manager and their respective Subsidiaries and subject to Section 6.2(b), with the consent of, Parent.

Section 6.16  Cooperation with Debt and Equity Financing.

(a)  From and after the date of this Agreement, the Manager shall, and the Manager shall cause the Company and each of its Subsidiaries and use commercially reasonable efforts to cause its and their representatives (including their auditors) to, use its respective commercially reasonable efforts to provide all customary cooperation (including providing reasonably available financial and other information regarding the Company and its Subsidiaries for use in marketing and offering documents and to enable Parent to prepare pro forma financial statements) as reasonably requested by Parent to assist Parent in the arrangement of any bank debt financing or any capital markets debt or equity financing, any repayment or refinancing of debt contemplated by this Agreement (including by delivering Payoff Documentation in a form that is reasonably satisfactory to Parent) or required in connection with the transactions contemplated by this Agreement and any other amounts required to be paid in connection with the consummation of the Mergers; it being understood that the arrangement of any bank debt financing or any capital markets debt or equity financing or the repayment or refinancing of any debt shall not be a condition to Parent’s or the Merger Subs’ obligations to effect the Mergers.

(b)  Notwithstanding anything in Section 6.16(a) to the contrary, in fulfilling its obligations pursuant to Section 6.16(a), none of the Manager, the Company, the Subsidiaries of the Company or their respective Representatives shall be required to (i) take any action that it determines in good faith would unreasonably interfere with the ongoing operations of the Company or any of its Subsidiaries, (ii) take any action that would conflict with, violate or result in a breach of or default under (A) any Organizational Document of the Manager, the Company or any of the Subsidiaries of the Company or (B) any Contract or Law to which the Manager, the Company or any of the Subsidiaries of the Company or any of their respective assets or properties are bound (including any action to the extent it could cause any representation or warranty in this Agreement to be breached, cause any condition to the Closing set forth in Article VII to fail to be satisfied or otherwise cause any breach of this Agreement), (iii) create, provide, update or have audited or reviewed any financial (or other) information that (x) is not produced in the ordinary course of business or (y) cannot be produced or provided without unreasonable cost or expense, (iv) provide access to or disclose information that the Manager or the Company reasonably determines would jeopardize any attorney-client privilege of, or conflict with any confidentiality requirements applicable to, any of the Manager, the Company or any of the Subsidiaries of the Company or their Representatives (provided, that the Company and the Manager shall, and shall cause their respective Subsidiaries and Representatives to, use commercially reasonable efforts to allow for cooperation in a manner that does not result in the events set out in this clause (iv)), (v) enter into any definitive agreement in connection with any financing, the effectiveness of which is not conditioned upon the Closing or (vi) incur any liability or obligation (including any indemnification obligation) in connection with any financing. Nothing in Section 6.16(a) shall require any officer or Representative of the Manager, the Company or any of the Subsidiaries of the Company to deliver any certificate or take any other action under Section 6.16(a) that could reasonably be expected to result in personal liability to such officer or Representative. The Manager, the Company, the Subsidiaries of the Company and their respective Representatives shall not be required to deliver any legal opinions or solvency certificates in connection with any financing by the Parent or any of its Subsidiaries.

(c)  In no event shall the Manager, the Company or any of the Subsidiaries of the Company or their Representatives be required to bear any cost or expense or pay any fee (other than reasonable and documented out-of-pocket costs and expenses for which they are promptly reimbursed or indemnified) in connection with any action taken pursuant to Section 6.16(a). Parent shall be responsible for all reasonable and documented out-of-pocket fees and expenses related to the actions contemplated by Section 6.16(a). Accordingly, notwithstanding anything to the contrary herein, Parent shall promptly, upon written request by the Manager or the Company, reimburse the Company, as applicable, for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the cooperation of the Manager, the Company or any of the Subsidiaries of the Company or their Representatives contemplated by Section 6.16(a).

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(d)  Notwithstanding anything to the contrary herein, the condition set forth in Section 7.2(b) as it applies to the Company’s obligations under Section 6.16(a), shall be deemed satisfied unless (i) the Company has failed to satisfy its obligations under Section 6.16(a) in any material respect, (ii) Parent has notified the Company of such failure in writing a reasonably sufficient amount of time prior to the Closing Date to afford the Company a reasonable opportunity to cure such failure and (iii) such failure has been a proximate cause of Parent’s failure to receive the proceeds of any financing.

(e)  Parent shall indemnify and hold harmless the Manager, the Company and their respective Subsidiaries and Representatives from and against any and all losses or damages actually suffered or incurred by them directly in connection with the arrangement of any such bank debt financing or any capital markets debt or equity financing (other than to the extent related to information provided by the Manager, the Company or their respective Representatives) or the obligations of the Manager, the Company and their respective Subsidiaries and Representatives under Section 6.16(a).

(f)  At least one (1) Business Day prior to the Closing, the Manager shall, and shall cause the Company and any of its applicable Subsidiaries to, deliver to Parent (i) the fully executed Payoff Letters in form reasonably acceptable to Parent and (ii) the final forms of all other Payoff Documentation in authorized form, to the extent applicable.

Section 6.17  Tax Matters.

(a)  The parties intend that the Mergers, taken together, qualify for the Intended Tax Treatment and the parties shall (and shall cause their respective Affiliates (including, with respect to Parent, the Manager, the Company and their respective Subsidiaries after the Closing) to) file and retain such information as is required under Treasury Regulations Section 1.368-3, file all Tax Returns consistent with the Intended Tax Treatment and not take any position for any Tax purposes (whether on any Tax Return, in any audit, examination or other Proceeding with respect to Taxes or otherwise) that is inconsistent with the Intended Tax Treatment, except as otherwise required by a “determination” within the meaning of Section 1313(a) of the Code (or any corresponding provision of state or local Tax Law) or a change in applicable Law occurring after the date hereof. Each of Parent, Merger Sub I, Merger Sub II and the Company will (and will cause its respective Affiliates (including, with respect to Parent after the Closing, the Manager, the Company and their respective Subsidiaries) to) use commercially reasonable efforts to cause the Mergers, taken together, to qualify for the Intended Tax Treatment, and not take, or knowingly fail to take, any actions that would, or would reasonably be expected to, prevent or impede the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. Each of Parent, Merger Sub I, Merger Sub II and the Company will notify the other parties promptly after becoming aware of any reason to believe that the Mergers, taken together, may not qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Each of Parent, Merger Sub I, Merger Sub II, the Manager and the Company will (and will cause its respective Affiliates to) use reasonable best efforts and will cooperate with one another to obtain (i) the Closing Tax Opinion and (ii) at the request of Parent or the Company, any other opinion(s) of counsel to be issued in connection with (A) the consummation of the transactions contemplated by this Agreement and/or (B) the declaration of the effectiveness of the Registration Statement by the SEC, in each case, regarding the U.S. federal income tax treatment of the transactions contemplated by this Agreement, which cooperation shall include, for the avoidance of doubt, the delivery by Parent, Merger Sub I, Merger Sub II and the Company of duly executed certificates containing such representations, warranties and covenants as may be reasonably necessary or appropriate to enable such counsel to render any such opinion(s), in each case, at such time as Tax Counsel shall reasonably request.

(b)  The parties acknowledge and agree that, for purposes of determining whether the Mergers satisfy the “continuity of interest” requirement under Treasury Regulations Section 1.368-1(e) (barring a modification of this Agreement after the date hereof that, pursuant to Treasury Regulations Section 1.368-1(e)(2)(ii)(B), requires otherwise), the value of the Parent Shares to be received by the holders of Common Units pursuant to the Mergers is intended to be determined by applying the “signing date rule” under Treasury Regulations Section 1.368-1(e)(2)(i) and Revenue Procedure 2018-12, 2018-6 IRB 349, as of the last Business Day prior to the date hereof and the parties shall, and shall cause their respective Affiliates (including, with respect to Parent after the Closing, the Manager, the Company and their respective Subsidiaries) to, not take any position for Tax purposes inconsistent therewith, unless a contrary position is required by a “determination” within the meaning of Section 1313(a) of the Code (or any corresponding outcome under state or local Tax Law) or a change in applicable Law occurring after the date hereof.

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(c)  This Agreement is intended to constitute, and is hereby adopted as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

Section 6.18  Securityholder Litigation. The Company and Manager shall give Parent the opportunity to participate in the defense or settlement of any securityholder litigation against the Company and the Manager and/or their directors (as applicable) relating to the transactions contemplated by this Agreement; provided that the Company and the Manager shall in any event control such defense and/or settlement and shall not be required to provide information if doing so would be reasonably expected to violate the confidentiality obligations of such party or threaten the loss of any attorney-client privilege or other applicable legal privilege.

Section 6.19  MLP Series B Preferred Units. The Company and Parent shall reasonably cooperate with each other with respect to the Series B Change of Control (as defined in the MLP Partnership Agreement) that shall occur in connection with the Closing, and the Company shall cause the MLP to deliver the related Series B Change of Control Exchange Election Notice (as defined in the MLP Partnership Agreement) pursuant to and in accordance with the MLP Partnership Agreement; provided, however, that the Company hereby agrees that the MLP’s election in such Series B Change of Control Exchange Election Notice to exchange the MLP Series B Preferred Units for either Series B Change of Control Units (as defined in the MLP Partnership Agreement) or the applicable cash amount set forth in the MLP Partnership Agreement shall be made at Parent’s sole and absolute discretion, and the Company shall use commercially reasonable efforts to take or cause to be taken any actions reasonably requested by Parent to facilitate the redemption of the MLP Series B Preferred Units pursuant to and in accordance with the terms of the MLP Partnership Agreement and such Series B Change of Control Election Notice.

Article VII

CONDITIONS PRECEDENT

Section 7.1  Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligations of each party hereto to effect the Mergers shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)  Company Unitholder Approval. The Company Unitholder Approval shall have been obtained in accordance with applicable Law and the Organizational Documents of the Company.

(b)  No Injunctions or Restraints. No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by this Agreement or making the consummation of the transactions contemplated by this Agreement illegal.

(c)  Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no Proceedings for that purpose shall have been initiated or threatened by the SEC.

(d)  Stock Exchange Listing. The Parent Common Stock deliverable to the Company Unitholders as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

(e)  Tax Opinion. The Company shall have received, on the Closing Date, but before the First Merger Effective Time, an opinion, in form and substance reasonably satisfactory to the Company and Parent (the “Closing Tax Opinion”), from Baker Botts L.L.P. or another nationally recognized tax counsel reasonably acceptable to the Company and Parent (or if any such counsel is unable to deliver such opinion, Kirkland & Ellis LLP) (“Tax Counsel”), dated as of the Closing Date, concluding that, on the basis of facts, representations and assumptions set forth or referred to in such Closing Tax Opinion, for U.S. federal income tax purposes, the Mergers, taken together, should qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

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Section 7.2  Conditions to Obligations of Parent and Merger Subs to Effect the Mergers. The obligations of Parent and each of the Merger Subs to effect the Mergers are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)  Representations and Warranties. (i) The representations and warranties of the Company and the Manager contained in Section 4.2, Section 4.3(a) and Section 4.3(c) shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for any de minimis breaches; and (ii) all other representations and warranties of the Company and the Manager set forth herein shall be true and correct at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth in any individual representation or warranty, other than in Sections 4.5, 4.6 and 4.9 and the definition of Company Material Contract in Section 4.11) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company and the Manager by an executive officer of the Manager to such effect.

(b)  Performance of Obligations of the Company and Manager. The Company and the Manager shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. Parent shall have received a certificate signed on behalf of the Company and the Manager by an executive officer of the Manager to such effect.

Section 7.3  Conditions to Obligation of the Company to Effect the Mergers. The obligation of the Company to effect the Mergers is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)  Representations and Warranties. (i) The representations and warranties of Parent contained in Section 5.2, Section 5.3(a) and Section 5.3(c) shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for any de minimis breaches; and (ii) all other representations and warranties of Parent set forth herein shall be true and correct at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth in any individual representation or warranty), other than in Sections 5.5, 5.6 and 5.9 does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

(b)  Performance of Obligations of Parent and Merger Subs. Each of Parent, Merger Sub I and Merger Sub II shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

Article VIII

TERMINATION

Section 8.1  Termination. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the First Merger Effective Time:

(a)  by the mutual written consent of (i) the Company, duly authorized by the Manager Conflicts Committee, and (ii) Parent, duly authorized by the Parent Board;

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(b)  by either of the Company (duly authorized by the Manager Conflicts Committee) or Parent (duly authorized by the Parent Board):

(i)  if the Closing shall not have been consummated on or before May 23, 2025 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available (A) to the Company or Parent if the failure to satisfy such condition was due to the failure of, in the case of the Company, the Company or the Manager and, in the case of Parent, Parent or the Merger Subs, to perform and comply in all material respects with the covenants and agreements to be performed or complied with by it pursuant to this Agreement or the Support Agreement prior to the Closing (except where such failure to perform or comply occurred as the result of actions or failure to act by the Company or the Manager pursuant to a Parent Directive) or (B) to the Company or Parent if, in the case of Parent, the Company or the Manager and, in the case of the Company, Parent or Merger Subs, has filed (and is then pursuing) an action seeking specific performance as permitted by Section 9.9;

(ii)  if any Restraint having the effect set forth in Section 7.1(b) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to the Company or Parent if such Restraint was due to the failure of, in the case of the Company, the Company or the Manager (in each case, other than pursuant to a Parent Directive) and, in the case of Parent, Parent or Merger Subs, to perform any of its obligations under this Agreement or the Support Agreement; or

(iii)  if the Company Unitholder Meeting and any postponements or adjournments thereof shall have concluded and the Company Unitholder Approval shall not have been obtained;

(c)  by Parent (duly authorized by the Parent Board):

(i)  if the Manager Conflicts Committee shall have made a Company Adverse Recommendation Change prior to the Company Unitholder Meeting; or

(ii)  if (other than pursuant to a Parent Directive) the Company or the Manager shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of the Company or the Manager set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (B) is incapable of being cured, or is not cured, by the Company or the Manager within thirty (30) days following receipt of written notice from Parent of such breach or failure; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(ii) if Parent or the Merger Subs are then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the Support Agreement; or

(d)  by the Company (duly authorized by the Manager Conflicts Committee), if Parent or the Merger Subs shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Parent and the Merger Subs set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (B) is incapable of being cured, or is not cured, by Parent within thirty (30) days following receipt of written notice from the Company of such breach or failure; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if the Company or the Manager is then in material breach (other than pursuant to a Parent Directive) of any of its representations, warranties, covenants or agreements contained in this Agreement.

Section 8.2  Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall be given to the other party or parties, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions in Section 6.10, this Section 8.2, Section 8.3 and Article IX, all of which shall survive termination of this Agreement), and, except as otherwise provided in this Section 8.2, there shall be no liability on

Annex A-50

the part of any of Parent, the Merger Subs or the Company, the Manager or their respective directors, officers and Affiliates; provided, however, that no such termination shall relieve any party hereto from (a) with respect to the Company, its obligation to pay the Termination Payment or Parent Expense Reimbursement if, as and when required pursuant to Section 8.3, (b) with respect to Parent, its obligation to pay the Company Expense Reimbursement if, as and when required pursuant to Section 8.3, (c) any liability for any failure to consummate the Mergers and the other transactions contemplated by this Agreement when required pursuant to this Agreement or (d) any liability for intentional fraud or a willful breach of any covenant or other agreement contained in this Agreement. For purposes of this Section 8.2, “willful breach” shall mean a material breach of this Agreement that is a consequence of a deliberate act or a deliberate failure to act by the breaching party with the knowledge that the taking of such act (or the failure to take such act) would (x) cause a material breach of this Agreement and (y) prevent or materially delay the Closing. Notwithstanding the foregoing, in no event shall the Manager or the Company have any liability for any matter set forth in the proviso of the preceding sentence for any action taken or omitted to be taken by the Manager, the Company, any of their respective Subsidiaries or any of their respective Representatives pursuant to a Parent Directive.

Section 8.3  Termination Payment; Expense Reimbursement.

(a)  If this Agreement is validly terminated by Parent pursuant to Section 8.1(c)(i) (Company Adverse Recommendation Change), then the Company shall, within three (3) Business Days after such termination, pay to Parent, by wire transfer of immediately available funds to an account designated by Parent, the Termination Payment.

(b)  In the event of termination of this Agreement by Parent pursuant to Section 8.1(c)(ii) (Company or Manager Uncured Breach), then the Company shall promptly, but in no event later than two (2) Business Days after receipt of an invoice (with supporting documentation) therefor from Parent, pay Parent’s designee all of the reasonable documented out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants) incurred by Parent and its Affiliates in connection with this Agreement and the transactions contemplated hereby up to a maximum amount of $10,000,000 (the “Parent Expense Reimbursement”).

(c)  In the event of termination of this Agreement by the Company pursuant to Section 8.1(d) (Parent or the Merger Subs Uncured Breach), then Parent shall promptly, but in no event later than two (2) Business Days after receipt of an invoice (with supporting documentation) therefor from the Company, pay the Company’s designee all of the reasonable documented out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants) incurred by the Company and its Affiliates in connection with this Agreement and the transactions contemplated hereby up to a maximum amount of $10,000,000 (the “Company Expense Reimbursement”).

(d)  In no event shall (i) (A) the Company be required to pay the Termination Payment or the Parent Expense Reimbursement or (B) Parent be required to pay the Company Expense Reimbursement, in each case, on more than one occasion; or (ii) Parent be entitled to receive both the Termination Payment and the Parent Expense Reimbursement in connection with a termination of this Agreement pursuant to which such amounts are payable.

(e)  The parties acknowledge that payment of the Termination Payment, the Parent Expense Reimbursement and the Company Expense Reimbursement if, as and when required pursuant to this Section 8.3, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate Parent or the Company in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Mergers, which amount would otherwise be impossible to calculate with precision, and shall constitute the sole and exclusive remedy with respect thereto, except as expressly set forth in Section 8.2.

Annex A-51

Article IX

MISCELLANEOUS

Section 9.1  No Survival, Etc. The representations, warranties and agreements in this Agreement (including, for the avoidance of doubt, any schedule, instrument or other document delivered pursuant to this Agreement) shall terminate at the First Merger Effective Time or, except as otherwise provided in Section 8.2, upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that the agreements set forth in Article I, Article II, Article III and Section 6.10 and Section 6.17 and any other agreement in this Agreement that contemplates performance after the First Merger Effective Time shall survive the First Merger Effective Time.

Section 9.2  Amendment or Supplement. At any time prior to the First Merger Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Unitholder Approval, by written agreement of the parties hereto, by action taken or authorized by the Parent Board and the Manager Board; provided, however, that the Manager Board may not take or authorize any such action unless such action has been approved by the Manager Conflicts Committee; provided, further, that following receipt of the Company Unitholder Approval, there shall be no amendment or change to the provisions of this Agreement which by applicable Law or stock exchange rule would require further approval by the Company Unitholders without such approval.

Section 9.3  Manager Board Consent. Unless otherwise expressly set forth in this Agreement, whenever a determination, decision, approval or consent of the Company or Manager is required pursuant to this Agreement, such determination, decision, approval or consent must be authorized by the Manager Board; provided, however, that the Manager Board may not take or authorize any such action without the prior written consent of the Manager Conflicts Committee.

Section 9.4  Extension of Time, Waiver, Etc. At any time prior to the First Merger Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto, (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions or (d) make or grant any consent under this Agreement; provided, however, that the Manager Board may not take or authorize any such action without the prior written consent of the Manager Conflicts Committee. Notwithstanding the foregoing, no failure or delay by the Company, the Manager, the Manager Conflicts Committee, Parent or either of the Merger Subs in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 9.5  Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties, except that either of the Merger Subs may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any wholly-owned Subsidiary of Parent, but no such assignment shall relieve Parent or the Merger Subs of any of their obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 9.5 shall be null, void and ineffective.

Section 9.6  Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Annex A-52

Section 9.7 Entire Understanding; No Third-Party Beneficiaries. This Agreement, the Support Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule and any certificates delivered by any party pursuant to this Agreement (a) constitute the entire agreement and understanding, and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and thereof and (b) shall not confer upon any Person other than the parties hereto any rights (including third-party beneficiary rights or otherwise) or remedies hereunder, except for, in the case of clause (b), the provisions of Section 6.9 and Section 9.12.

Section 9.8  Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.

(b)  Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 9.8, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c)  EACH PARTY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 9.9  Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 9.9 in the Delaware Court of Chancery or any federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (a) either party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.9, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Annex A-53

Section 9.10  Notices. All notices and other communications hereunder must be in writing and will be deemed duly given if delivered personally or by email transmission, or mailed through a nationally recognized overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as specified by like notice, provided, however, that notices of a change of address will be effective only upon receipt thereof):

If to Parent or Merger Subs, to:

ONEOK, Inc.

100 W. Fifth Street

Tulsa, Oklahoma 74103

Attention:  Lyndon Taylor, Chief Legal Officer

Email:        Lyndon.Taylor@oneok.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention:  Sean T. Wheeler, P.C.

               Debbie P. Yee, P.C.

               Camille Walker Meissner

Email:       sean.wheeler@kirkland.com

               debbie.yee@kirkland.com

               camille.walker@kirkland.com

If to the Company or the Manager, to:

EnLink Midstream Manager, LLC

1722 Routh Street, Suite 1300

Dallas, Texas 75201

Attention: General Counsel

Email: legal@enlink.com

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

2001 Ross Avenue, Suite 1100

Dallas, Texas 75201

Attention:  M. Preston Bernhisel

               Sarah J. Dodson

Email:        preston.bernhisel@bakerbotts.com

               sarah.dodson@bakerbotts.com

Notices will be deemed to have been received (a) on the date of receipt if (i) delivered by hand or nationally recognized overnight courier service or (ii) upon receipt of an appropriate confirmation by the recipient when so delivered by email (to such email specified above or another email or emails as such Person may subsequently designate by notice given hereunder only if followed by overnight or hand delivery) or (b) on the date five (5) Business Days after dispatch by certified or registered mail.

Annex A-54

Section 9.11  Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

Section 9.12  Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, financing source, lender, agent, attorney, representative or affiliate of any party hereto or of any of their respective Affiliates (unless such Affiliate is expressly a party to this Agreement) shall have any liability (whether in contract or in tort or otherwise) for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated by this Agreement; provided, however, that nothing in this Section 9.12 shall limit any liability of the parties to this Agreement for breaches of the terms and conditions of this Agreement or the Support Agreement.

[Signature page follows]

Annex A-55

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PARENT:
ONEOK, INC.
By:	/s/ Pierce H. Norton II
Name:	Pierce H. Norton II
Title:	President and Chief Executive Officer

MERGER SUB I:
Elk Merger Sub I, L.L.C.
By:	/s/ Pierce H. Norton II
Name:	Pierce H. Norton II
Title:	Authorized Signatory

MERGER SUB II:
Elk Merger Sub II, L.L.C.
By:	/s/ Pierce H. Norton II
Name:	Pierce H. Norton II
Title:	Authorized Signatory

[SIGNATURE PAGE TO THE AGREEMENT AND PLAN OF MERGER]

Annex A-56

COMPANY:
ENLINK MIDSTREAM, LLC
By:	ENLINK MIDSTREAM MANAGER, LLC, its managing member
By:	/s/ Benjamin D. Lamb
Name:	Benjamin D. Lamb
Title:	Executive Vice President and Chief Financial Officer

MANAGER:
ENLINK MIDSTREAM MANAGER, LLC
By:	/s/ Benjamin D. Lamb
Name:	Benjamin D. Lamb
Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO THE AGREEMENT AND PLAN OF MERGER]
Annex A-57

Annex B

OPINION OF ENLINK CONFLICTS COMMITTEE’S FINANCIAL ADVISOR

November 24, 2024

The Conflicts Committee of the Board of Directors

EnLink Midstream Manager, LLC, the managing member of EnLink Midstream, LLC

1722 Routh Street, Suite 1300

Dallas, Texas 75201

Members of the Conflicts Committee of the Board of Directors:

We understand that ONEOK, Inc., an Oklahoma corporation (the “Acquiror”), and Elk Merger Sub I, L.L.C., a Delaware limited liability company and a direct, wholly-owned subsidiary of the Acquiror (“Merger Sub I”), propose to enter into an Agreement and Plan of Merger, dated as of November 24, 2024 (the “Agreement”), with Elk Merger Sub II, L.L.C., a Delaware limited liability company and a direct, wholly-owned subsidiary of the Acquiror (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), EnLink Midstream, LLC, a Delaware limited liability company (the “Company”), and EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of the Company (the “Manager”), whereby Merger Sub I will merge with and into the Company (the “First Merger”) with the Company surviving, and promptly following the First Merger, but in any event on the same day as the First Merger and as part of the same overall transaction as the First Merger, the Company, as the surviving entity in the First Merger, will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II surviving and continuing to exist as a Delaware limited liability company. As a result of the Mergers, each issued and outstanding common unit of the Company (the “Common Units”) as of immediately prior to the First Merger (except for any Common Units that are owned immediately prior to the First Merger by the Company as treasury units, if any, or by the Manager, Acquiror or Merger Subs) will be converted into the right to receive 0.1412 of a share of common stock of the Acquiror, par value $0.01 per share (the “Acquiror Common Stock”) (such consideration, the “Merger Consideration” and such ratio, the “Exchange Ratio”). The terms and conditions of the Mergers are more fully set forth in the Agreement.

The Conflicts Committee of the Board of Directors of the Manager (the “Conflicts Committee”) has asked us whether, in our opinion, the Exchange Ratio pursuant to the Agreement is fair, from a financial point of view, to the holders of Common Units other than Acquiror, the Manager and their respective affiliates (the “Company Unaffiliated Unitholders”).

In connection with rendering our opinion, we have, among other things:

(i)         reviewed certain publicly available business and financial information relating to the Company and the Acquiror that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)        reviewed certain internal projected financial data relating to the Company and furnished to us by the management of the Company, as approved for our use by the Conflicts Committee (the “Forecasts”);

(iii)       discussed with management of the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company and the Forecasts relating to the Company;

(iv)       discussed with management of the Acquiror their assessment of the past and current operations of the Acquiror, the current financial condition and prospects of the Acquiror and research analysts’ estimated projected financial data as representative of such prospects, as directed by the Acquiror and approved for our use by the Conflicts Committee;

(v)        reviewed the reported prices and the historical trading activity of the Common Units and the Acquiror Common Stock;

Annex B-1

(vi)       performed discounted cash flow analyses of the Company based on the Forecasts, and performed discounted cash flow analyses of the Acquiror Common Stock based on research analysts’ estimated projected financial data, as directed and approved for our use by the Conflicts Committee;

(vii)      performed discounted distribution analyses on the Company based on the Forecasts, and performed discounted dividend analyses on the Acquiror based on research analysts’ estimated projected financial data, as directed and approved for our use by the Conflicts Committee;

(viii)      compared the financial performance of the Company and the Acquiror and their respective stock market trading multiples with those of certain other publicly traded companies and partnerships that we deemed relevant;

(ix)        compared the reported prices and historical trading activities of the Common Units with those of publicly traded equity securities of certain other publicly traded companies and partnerships that we deemed relevant;

(x)         compared the reported prices and historical trading activities of the Acquiror Common Stock with those of publicly traded equity securities of certain other publicly traded companies that we deemed relevant;

(xi)        compared the financial performance of the Company and the valuation multiples relating to the First Merger with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

(xii)       reviewed the financial terms and conditions of the Agreement1; and

(xiii)      performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the managements of the Acquiror and the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, we have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. We express no view as to the Forecasts or the assumptions on which they are based.

For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Agreement will not differ from the draft Agreement reviewed by us,2 that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Mergers will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Mergers will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company, the Acquiror or the consummation of the Mergers or reduce the contemplated benefits of the Mergers to the Company Unaffiliated Unitholders.

We have not conducted a physical inspection of the properties or facilities of the Company or the Acquiror and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company or

____________

1        Reviewed the financial terms and conditions of a draft, dated November 24, 2024 of the Agreement.

2        Reviewed the financial terms and conditions of a draft, dated November 24, 2024 of the Agreement.

Annex B-2

the Acquiror, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated by us on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the Company Unaffiliated Unitholders, from a financial point of view, of the Exchange Ratio, as of the date hereof. We do not express any view on, and our opinion does not address, the fairness of the Mergers to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Acquiror or the Company, or any class of such persons, whether relative to the Exchange Ratio or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Mergers, including, without limitation, the structure or form of the Mergers, or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Agreement. Our opinion does not address the relative merits of the Mergers as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Mergers. We do not express any view on, and our opinion does not address, what the value of the Acquiror Common Stock actually will be when issued or the prices at which the Acquiror Common Stock will trade at any time, including following announcement or consummation of the Mergers. Our opinion does not constitute a recommendation to the Conflicts Committee or to any other persons in respect of the Mergers, including as to how any holder of units of the Common Units should vote or act in respect of the Mergers. We are not expressing any opinion as to the prices at which shares of Common Units will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company or the Mergers or as to the impact of the Mergers on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Acquiror and its advisors with respect to legal, regulatory, accounting and tax matters.

We have acted as financial advisor to the Conflicts Committee in connection with the Mergers and have received an initial fee for our services and will receive an additional fee for our services, a portion of which is payable upon rendering this opinion and a portion of which is contingent upon the consummation of the Mergers. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to the Company and we have not received any compensation from the Company during such period. In addition, during the two-year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to the Acquiror and we have not received any compensation from the Acquiror during such period. We may provide financial advisory or other services to the Acquiror and the Company in the future, and in connection with any such services we may receive compensation.

Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Acquiror, the Company, potential parties to the Mergers and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the Acquiror or the Company.

Annex B-3

Our financial advisory services and this opinion are provided for the information and benefit of the Conflicts Committee (in its capacity as such) in connection with its evaluation of the proposed Mergers. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Company Unaffiliated Unitholders.

Very truly yours,
EVERCORE GROUP L.L.C.
By:	/s/ Raymond B. Strong III
Raymond B. Strong III
Senior Managing Director

Annex B-4

Annex C

Execution Version

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT, dated as of November 24, 2024 (this “Agreement”), is entered into by and between ONEOK, Inc., an Oklahoma corporation (“Parent”), and EnLink Midstream, LLC, a Delaware limited liability company (the “Company”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in Section 1.

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Parent, the Company, Elk Merger Sub I, L.L.C., a Delaware limited liability company and a direct, wholly-owned Subsidiary of Parent (“Merger Sub I”), Elk Merger Sub II, L.L.C., a Delaware limited liability company and a direct, wholly-owned Subsidiary of Parent (“Merger Sub II”), and EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of the Company (the “Manager”), are entering into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), pursuant to which (and upon the terms and subject to the conditions set forth therein) (a) Merger Sub I shall merge with and into the Company (the “First Merger”), the separate existence of Merger Sub I will cease and the Company shall survive and continue to exist as a Delaware limited liability company and (b) promptly following the First Merger, but in any event on the same day as the First Merger and as part of the same overall transaction as the First Merger, at the Effective Time, the Company, as the surviving entity in the First Merger, shall merge with and into Merger Sub II (together with the First Merger, the “Mergers”), the separate existence of the Company will cease and Merger Sub II shall survive and continue to exist as a Delaware limited liability company;

WHEREAS, as of the date hereof, Parent is the Record Holder of, and has the right to vote and dispose of, 200,340,753 Common Units (the “Existing Units”);

WHEREAS, as a condition and inducement to the Company’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Mergers, Parent is entering into this Agreement; and

WHEREAS, Parent acknowledges that the Company is entering into the Merger Agreement in reliance on the representations, warranties, covenants, and other agreements of Parent set forth in this Agreement and would not enter into the Merger Agreement if Parent did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Parent hereby agree as follows:

1. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Affiliate” has the meaning ascribed thereto in the Merger Agreement.

“Agreement” has the meaning ascribed in the Preamble hereto.

“Business Days” has the meaning ascribed thereto in the Merger Agreement.

“Common Units” has the meaning ascribed thereto in the Company Operating Agreement.

“Company” has the meaning ascribed in the Preamble hereto.

“Company Operating Agreement” means the Second Amended and Restated Operating Agreement of the Company, dated as of January 25, 2019, as amended or supplemented from time to time.

“Company Unitholder” means a holder of Common Units.

“Conflicts Committee” has the meaning ascribed thereto in the Company Operating Agreement.

Annex C-1

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Covered Unitholder” means Parent and each such other Person as may later become party to this Agreement as a result of becoming a Record Holder of Covered Units pursuant to Section 7(a), by joinder or otherwise.

“Covered Units” means the Existing Units of which Parent is the Record Holder as of the date hereof, together with any Common Units of which Parent becomes the Record Holder on or after the date hereof (or any Common Units with respect to which any Person as may later become party to this Agreement pursuant to Section 7(a), by joinder or otherwise, if applicable, becomes the Record Holder on or after the date hereof).

“Effective Time” has the meaning ascribed thereto in the Merger Agreement.

“Existing Units” has the meaning ascribed in the Recitals hereto.

“First Merger” has the meaning ascribed in the Recitals hereto.

“First Merger Effective Time” has the meaning ascribed thereto in the Merger Agreement.

“Governmental Authority” has the meaning ascribed thereto in the Merger Agreement.

“Law” has the meaning ascribed thereto in the Merger Agreement.

“Liens” has the meaning ascribed thereto in the Merger Agreement.

“Manager” has the meaning ascribed in the Recitals hereto.

“Managing Member Interest” has the meaning ascribed thereto in the Company Operating Agreement.

“Merger Agreement” has the meaning ascribed in the Recitals hereto.

“Merger Sub I” has the meaning ascribed in the Recitals hereto.

“Merger Sub II” has the meaning ascribed in the Recitals hereto.

“Mergers” has the meaning ascribed in the Recitals hereto.

“ONEOK Entities” means, collectively, Parent, the Manager or any of their respective Controlled Affiliates.

“Parent” has the meaning ascribed in the Preamble hereto.

“Person” has the meaning ascribed thereto in the Merger Agreement.

“Proceeding” has the meaning ascribed thereto in the Merger Agreement.

“Proxy Designee” means a Person designated by the Conflicts Committee by written notice to each of the parties hereto, which notice may simultaneously revoke the designation of any other Person as a Proxy Designee.

“Proxy Statement” has the meaning ascribed thereto in the Merger Agreement.

“Record Holder” has the meaning ascribed thereto in the Company Operating Agreement.

“Subsidiary” has the meaning ascribed thereto in the Merger Agreement.

“Termination Date” has the meaning ascribed in Section 5 hereto.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

Annex C-2

2. Agreement to Vote Covered Units. Prior to the Termination Date, each Covered Unitholder, severally and not jointly, irrevocably and unconditionally agrees that it shall (and further Parent irrevocably and unconditionally agrees that it shall cause the Covered Unitholders to), at any meeting of the Company Unitholders (whether annual or special and whether or not an adjourned or postponed meeting) in connection with the Mergers, however called, appear at such meeting or otherwise cause the Covered Units to be counted as present thereat for purposes of establishing a quorum and vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), in person or by proxy, all Covered Units (i) in favor of the Mergers, the approval of the Merger Agreement and the transactions contemplated thereby and any other matter necessary or desirable for the consummation of the transactions contemplated by the Merger Agreement, including the Mergers, and (ii) against any action, agreement, transaction, or proposal that is intended, would reasonably be expected, or the result of which would reasonably be expected, to impede, interfere with, delay, postpone, discourage, frustrate the purposes of, or adversely affect any of the transactions contemplated by the Merger Agreement, including the Mergers, or this Agreement. Notwithstanding the foregoing, if any Covered Unitholder is the beneficial owner, but not the Record Holder, of any Covered Units, such beneficial owner agrees to take all actions necessary to cause the Record Holder and any nominees to vote (or execute a consent with respect to) all of such Covered Units in accordance with this Section 2. From and after the date hereof until the Termination Date, except with respect to Transfers permitted by Section 7(a), Parent will continue to hold, and shall have the right to exercise, all voting rights related to the Covered Units.

3. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) FROM AND AFTER THE DATE HEREOF UNTIL THE TERMINATION DATE, EACH COVERED UNITHOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY GRANTS TO, AND APPOINTS, Pierce H. Norton II, AND ANY OTHER PROXY DESIGNEE (AS DEFINED ABOVE), EACH OF THEM INDIVIDUALLY, SUCH COVERED UNITHOLDER’S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE (OR EXERCISE A WRITTEN CONSENT WITH RESPECT TO) THE COVERED UNITS SOLELY IN ACCORDANCE WITH SECTION 2. THIS PROXY IS IRREVOCABLE (UNTIL THE TERMINATION DATE AND EXCEPT AS TO ANY PROXY DESIGNEE WHOSE DESIGNATION AS A PROXY DESIGNEE IS REVOKED BY THE CONFLICTS COMMITTEE) AND COUPLED WITH AN INTEREST AND EACH COVERED UNITHOLDER SHALL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY OTHER PROXY PREVIOUSLY GRANTED BY SUCH COVERED UNITHOLDER WITH RESPECT TO THE COVERED UNITS (AND EACH COVERED UNITHOLDER HEREBY REPRESENTS TO COMPANY THAT ANY SUCH OTHER PROXY IS REVOCABLE AND HEREBY REVOKES ANY SUCH OTHER PROXIES). EACH COVERED UNITHOLDER HEREBY AFFIRMS THAT THE IRREVOCABLE PROXY SET FORTH IN THIS SECTION 3 IS GIVEN IN CONNECTION WITH THE MERGER AGREEMENT, AND THAT SUCH IRREVOCABLE PROXY IS GIVEN TO SECURE THE PERFORMANCE OF THE DUTIES OF SUCH COVERED UNITHOLDER UNDER THIS AGREEMENT.

(b) The proxy granted in this Section 3 shall automatically expire upon the termination of this Agreement in accordance with Section 5.

4. No Inconsistent Agreements. Each of the Covered Unitholders hereby represents, covenants, and agrees that, except as contemplated by this Agreement, it (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Units and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Units, in either case, which is inconsistent with such Covered Unitholder’s obligations pursuant to this Agreement.

5. Termination. This Agreement shall terminate upon the earliest of (a) the First Merger Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, and (c) the mutual written agreement of the parties hereto to terminate this Agreement (provided that any decision on behalf of the Company to terminate this Agreement pursuant to this clause (c) shall be made only by the Conflicts Committee) (such earliest date being referred to herein as the “Termination Date”); provided that the provisions set forth in Sections 12 to 20 shall survive the termination of this Agreement; provided further that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement. Upon termination of this Agreement in accordance with the foregoing provisions of this Section 5, none of the Covered Unitholders shall have any further obligations or liabilities hereunder, except as provided in the immediately preceding sentence.

Annex C-3

6. Representations and Warranties of each Covered Unitholder. The Covered Unitholders jointly and severally hereby represent and warrant to the Company as follows:

(a) Such Covered Unitholder is the Record Holder of, and has good and valid title to, its Covered Units, free and clear of all Liens, other than as created by this Agreement, the Merger Agreement or arising under applicable securities Laws. Such Covered Unitholder has voting power, power of disposition, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Units. As of the date hereof, other than the Existing Units and the Managing Member Interest, no ONEOK Entity or any other entity under the Control of Parent is the Record Holder of, and no ONEOK Entity or any other entity under the Control of ONEOK beneficially owns, any (i) units or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for units or voting securities of the Company, or (iii) options or other rights to acquire from the Company any units, voting securities or securities convertible into or exchangeable for units or voting securities of the Company.

(b) Except with respect to Transfers of Covered Units permitted by Section 7(a), Parent is the owner of the Existing Units.

(c) Such Covered Unitholder is duly formed, organized, or incorporated, validly existing, and in good standing under the laws of the State of its formation, organization, or incorporation, as applicable, or such other laws of its jurisdiction of formation, organization, or incorporation, as applicable, and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by such Covered Unitholder, the performance by such Covered Unitholder of its obligations hereunder, and the consummation by such Covered Unitholder of the transactions contemplated hereby have been duly and validly authorized by such Covered Unitholder and no other actions or proceedings on the part of such Covered Unitholder are necessary to authorize the execution and delivery by such Covered Unitholder of this Agreement, the performance by such Covered Unitholder of its obligations hereunder or the consummation by such Covered Unitholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Covered Unitholder and, assuming due authorization, execution, and delivery by the Company, constitutes a legal, valid, and binding obligation of such Covered Unitholder enforceable against such Covered Unitholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(d) (i) No filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Covered Unitholder for the execution, delivery and performance of this Agreement by such Covered Unitholder or the consummation by such Covered Unitholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Covered Unitholder nor the consummation by such Covered Unitholder of the transactions contemplated hereby, nor compliance by such Covered Unitholder with any of the provisions hereof shall (A) conflict with or violate, any provision of the organizational documents of such Covered Unitholder, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of such Covered Unitholder (including the Covered Units) pursuant to, any contract to which such Covered Unitholder is a party or by which such Covered Unitholder or any property or asset of such Covered Unitholder (including the Covered Units) is bound or affected, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Covered Unitholder or any of such Covered Unitholder’s properties or assets except, in the case of clause (B) or (C), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of such Covered Unitholder to perform its obligations hereunder.

(e) As of the date of this Agreement, there is no Proceeding pending against such Covered Unitholder or, to the knowledge of such Covered Unitholder, any other Person or, to the knowledge of such Covered Unitholder, threatened against such Covered Unitholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by the Company of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(f) Such Covered Unitholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Covered Unitholder’s execution and delivery of this Agreement and the representations and warranties of the Covered Unitholders contained herein.

Annex C-4

(g) Each Covered Unitholder acknowledges that it is a sophisticated party with respect to the Covered Units and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and based on such information as such Covered Unitholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.

(h) Each of the Covered Unitholders is an Affiliate of the Manager.

7. Certain Covenants of each Covered Unitholder. Each Covered Unitholder, severally (but not jointly), hereby covenants and agrees as follows, in each case except as otherwise approved in writing by the Conflicts Committee:

(a) Prior to the Termination Date, and except as contemplated hereby, such Covered Unitholder shall not (i) Transfer, or enter into any contract, option, agreement, or other arrangement or understanding with respect to the Transfer of any of the Covered Units or beneficial ownership or voting power thereof or therein (including by operation of law), (ii) grant any proxies or powers of attorney, deposit any Covered Units into a voting trust or enter into a voting agreement with respect to any Covered Units, or (iii) knowingly take any action that would make any representation or warranty of such Covered Unitholder contained herein untrue or incorrect or have the effect of preventing or disabling such Covered Unitholder from performing its obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, each Covered Unitholder may, and Parent may cause the Covered Unitholders to, Transfer any or all of the Covered Units, in accordance with applicable Law, to any of the ONEOK Entities; provided that prior to and as a condition to the effectiveness of such Transfer, (A) each Person to whom any of such Covered Units or any interest in any of such Covered Units is or may be Transferred shall have executed and delivered to the Company a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement as if such Person were a party with the obligations of a Covered Unitholder and (B) such ONEOK Entity is an Affiliate of the Manager. Any Transfer in violation of this provision shall be void.

(b) Prior to the Termination Date, in the event that such Covered Unitholder becomes the Record Holder of, or the power to vote or direct the voting of, any additional Common Units or other voting interests with respect to the Company, such Covered Unitholder shall promptly notify the Company and the Conflicts Committee of such Common Units or voting interests, such Common Units or voting interests shall, without further action of the parties, be deemed Covered Units and subject to the provisions of this Agreement, and the number of Existing Units held by such Covered Unitholder shall be deemed amended accordingly and such Common Units or voting interests shall automatically become subject to the terms of this Agreement.

8. Transfer Agent. Each Covered Unitholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all Covered Units (and that this Agreement places limits on the voting and Transfer of such Covered Units); provided, however, the Company or its counsel shall further notify the Company’s transfer agent to lift and vacate the stop transfer order with respect to the Covered Units on the Termination Date.

9. Disclosure. Each Covered Unitholder hereby authorizes the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement the Covered Unitholders’ identity and ownership of the Covered Units and the nature of such Covered Unitholders’ obligations under this Agreement.

10. Non-Survival of Representations and Warranties. The representations and warranties of each Covered Unitholder contained herein shall not survive the Termination Date or the closing of the transactions contemplated hereby and by the Merger Agreement.

11. Further Assurances. The Company and Parent will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

12. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party hereto and otherwise as expressly set forth herein; provided that the Company may not amend, modify or supplement this Agreement unless such action has been approved in writing by the Conflicts Committee.

Annex C-5

13. Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party; provided that, in the case of the Company, such waiver is approved by the Conflicts Committee.

14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally or by email transmission, or mailed through a nationally recognized overnight courier, postage prepaid, to the parties at the following addresses (or at such other address for a party as specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

(i)     If to Parent or any Covered Unitholder:

ONEOK, Inc.

100 W. Fifth Street

Tulsa, Oklahoma 74103

Attention:	Lyndon Taylor, Chief Legal Officer
Email:	Lyndon.Taylor@oneok.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention:	Sean T. Wheeler, P.C. Debbie P. Yee, P.C. Camille Walker Meissner
Email:	sean.wheeler@kirkland.com debbie.yee@kirkland.com camille.walker@kirkland.com

(ii)    If to the Company or the Manager:

EnLink Midstream Manager, LLC

1722 Routh Street, Suite 1300

Dallas, Texas 75201

Attention:	General Counsel
Email:	legal@enlink.com

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

2001 Ross Avenue, Suite 1100

Dallas, Texas 75201

Attention:	M. Preston Bernhisel Sarah J. Dodson
Email:	preston.bernhisel@bakerbotts.com sarah.dodson@bakerbotts.com

Notices will be deemed to have been received (a) on the date of receipt if (i) delivered by hand or nationally recognized overnight courier service or (ii) upon receipt of an appropriate confirmation by the recipient when so delivered by email (to such email specified above or another email or emails as such Person may subsequently designate by notice given hereunder only if followed by overnight or hand delivery) or (b) on the date five (5) Business Days after dispatch by certified or registered mail.

Annex C-6

15. Entire Agreement. This Agreement and the Merger Agreement (including the Exhibits and Schedules thereto) constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

16. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, with the exception of those rights conferred to the Conflicts Committee in this Agreement.

17. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of all other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that a Covered Unitholder may Transfer any or all of such Covered Unitholder’s Covered Units in accordance with Section 7(a); provided further that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

18. Other Miscellaneous Provisions. The provisions of Sections 1.2, 9.6, 9.8, 9.9, 9.11 and 9.12 of the Merger Agreement shall be incorporated into this Agreement, mutatis mutandis, except for such changes as are required to comply with applicable Law.

19. No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

20. Conflicts Committee. In addition to any other approvals required by the parties under this Agreement, any waiver, amendment, termination or assignment of rights by the Company permitted by this Agreement must be approved by the Conflicts Committee.

[Signature pages follow.]

Annex C-7

IN WITNESS WHEREOF, the Company and Parent have caused to be executed or executed this Agreement as of the date first written above.

COMPANY:
ENLINK MIDSTREAM, LLC
By:	ENLINK MIDSTREAM MANAGER, LLC, its managing member
By:	/s/ Benjamin D. Lamb
Name:	Benjamin D. Lamb
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Support Agreement

Annex C-8

PARENT:
ONEOK, INC.
By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse III
Title:	Chief Financial Officer, Treasurer, and Executive Vice President, Investor Relations and Corporate Development

Signature Page to Support Agreement

Annex C-9

ENLINK MIDSTREAM, LLC 1722 ROUTH STREET, SUITE 1300 DALLAS, TEXAS 75201 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ENLC2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V60435-S04966 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ENLINK MIDSTREAM, LLC Each of the Conflicts Committee and the Board of Directors recommends you vote FOR the following proposals (as listed in the proxy statement): ENLINK MIDSTREAM, LLC 1722 ROUTH STREET, SUITE 1300 DALLAS, TEXAS 75201 1. To approve the Agreement and Plan of Merger, dated as of November 24, 2024 (the “Merger Agreement”), by and among EnLink Midstream, LLC (“EnLink”), ONEOK, Inc. (“ONEOK”), Elk Merger Sub I, L.L.C., a direct, wholly-owned subsidiary of ONEOK, Elk Merger Sub II, L.L.C., a direct, wholly owned subsidiary of ONEOK, and EnLink Midstream Manager, LLC, the managing member of EnLink, as it may be amended from time to time, a copy of which is attached as Annex A to the proxy statement/prospectus, and the Mergers (as defined in the Merger Agreement) contemplated by the Merger Agreement. 2. To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to EnLink’s named executive officers that is based on or otherwise relates to the Mergers. NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V60436-S04966 EnLink Midstream, LLC Special Meeting of Unitholders January 30, 2025 at 10:00 a.m., Central Time THIS PROXY IS SOLICITED ON BEHALF OF THE CONFLICTS COMMITTEE AND THE BOARD OF DIRECTORS The unitholder(s) hereby appoint(s) Benjamin D. Lamb and Adam Forman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the units of EnLink Midstream, LLC that the unitholder(s) is/are entitled to vote at the EnLink Midstream, LLC Special Meeting of Unitholders to be held at 10:00 a.m., Central Time, on January 30, 2025, virtually at www.virtualshareholdermeeting.com/ENLC2025SM and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Conflicts Committee’s and the Board of Directors’ recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters. Continued, and must be signed and dated on the other side